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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nikola Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3711 (Primary Standard Industrial Classification Code No.)	82-4151153 (I.R.S. Employer Identification No.)

4141 E Broadway Road
Phoenix, AZ 85040
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Britton M. Worthen, Esq.
Chief Legal Officer
Nikola Corporation
4141 E Broadway Road
Phoenix, AZ 85040
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stanley F. Pierson, Esq.
Gabriella A. Lombardi, Esq.
Pillsbury Winthrop Shaw Pittman LLP
2550 Hanover Street
Palo Alto, CA 94304
Tel: (650) 233-4500
Fax: (650) 233-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value per share	76,390,000(2)	$57.06(3)	$4,358,813,400	$565,774

Private placement warrants to purchase Common Stock	890,000(4)	—	—	—(5)

Total			$4,358,813,400	$565,774

(1)
Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)
Consists of (i) 53,390,000 shares of Common Stock registered for sale by the selling securityholders named in this registration statement (including shares referred to in the following clause (ii)), (ii) 890,000 shares of Common Stock issuable upon the exercise of 890,000 Private Warrants (as defined below) and (iii) 23,000,000 shares of Common Stock issuable upon the exercise of 23,000,000 Public Warrants (as defined below).

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $57.06, which is the average of the high and low prices of the Common Stock on June 8, 2020 on the Nasdaq Global Select Market.

(4)
Represents the resale of 890,000 Private Warrants to purchase shares of Common Stock that were issued in a private placement, which represent warrants to acquire 890,000 shares of Common Stock.

(5)
In accordance with Rule 457(i), the entire registration fee for the Private Warrants is allocated to the shares of Common Stock underlying the Private Warrants, and no separate fee is payable for the Private Warrants.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION—DATED JUNE 15, 2020

PRELIMINARY PROSPECTUS

Nikola Corporation

Up to 53,390,000 Shares of Common Stock
Up to 23,890,000 Shares of Common Stock Issuable Upon Exercise of Warrants

        This prospectus relates to the issuance by us of up to an aggregate of up to 23,890,000 shares of our common stock, $0.0001 par value per share ("Common Stock"), which consists of (i) up to 890,000 shares of Common Stock that are issuable upon the exercise of 890,000 warrants (the "Private Warrants") originally issued in a private placement in connection with the initial public offering of VectoIQ and (ii) up to 23,000,000 shares of Common Stock that are issuable upon the exercise of 23,000,000 warrants (the "Public Warrants" and, together with the Private Warrants, the "Warrants") originally issued in the initial public offering of VectoIQ. We will receive the proceeds from any exercise of any Warrants for cash.

        This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the "Selling Securityholders") of (i) up to 53,390,000 shares of Common Stock (including up to 890,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 890,000 Private Warrants. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus.

        Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled "Plan of Distribution."

        Our Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively. On June 12, 2020, the closing price of our Common Stock was $64.00 and the closing price for our Public Warrants was $23.02.

        See the section entitled "Risk Factors" beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2020.

        You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

        Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled "Where You Can Find More Information."

        On June 3, 2020 (the "Closing Date"), VectoIQ Acquisition Corp., our predecessor company ("VectoIQ"), consummated the previously announced merger pursuant to that certain Business Combination Agreement, dated March 2, 2020 (the "Business Combination Agreement"), by and among the VectoIQ, VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware ("Merger Sub"), and Nikola Corporation, a Delaware corporation ("Legacy Nikola"). Pursuant to the terms of the Business Combination Agreement, a business combination between the Company and Legacy Nikola was effected through the merger of Merger Sub with and into Legacy Nikola, with Legacy Nikola surviving as the surviving company and as a wholly-owned subsidiary of VectoIQ (the "Merger" and, collectively with the other transactions described in the Business Combination Agreement, the "Business Combination"). On the Closing Date, and in connection with the closing of the Business Combination (the "Closing"), VectoIQ Acquisition Corp. changed its name to Nikola Corporation.

        Unless the context indicates otherwise, references in this prospectus to the "Company," "Nikola," "we," "us," "our" and similar terms refer to Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) and its consolidated subsidiaries (including Legacy Nikola). References to "VectoIQ" refer to our predecessor company prior to the consummation of the Business Combination.

 FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain forward-looking statements that involve risks and uncertainties. These statements relate to future periods, future events or our future operating or financial plans or performance. When used in this prospectus, the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "project," "forecast," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "seeks," "scheduled," or "will," and similar expressions are intended to identify forward-looking statements, and include but are not limited to:

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  our the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

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  our financial and business performance following the Business Combination, including financial projections and business metrics;

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  changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

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  litigation, complaints, product liability claims and/or adverse publicity;

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  the implementation, market acceptance and success of our business model;

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  developments and projections relating to our competitors and industry;

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  the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

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  our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

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  our future capital requirements and sources and uses of cash;

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  our to obtain funding for our operations;

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  our business, expansion plans and opportunities;

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  changes in applicable laws or regulations; and

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  the outcome of any known and unknown litigation and regulatory proceedings.

        These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements, including the following:

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  the outcome of any legal proceedings;

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  our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably following the Business Combination;

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  costs related to the Business Combination;

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  changes in applicable laws or regulations;

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  the effect of the COVID-19 pandemic on our business;

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  our ability to execute our business model, including market acceptance of our planned products and services;

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  our ability to raise capital;

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  the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

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  other risks and uncertainties described in this registration statement, including those under the section entitled "Risk Factors."

        Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

        These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

        You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

        This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading "Risk Factors" and our financial statements.

The Company

        We are a vertically integrated zero-emissions transportation solution provider that designs and manufactures state-of-the-art battery-electric and hydrogen fuel cell electric vehicles, electric vehicle drivetrains, energy storage systems, and hydrogen fueling stations. Our core product offering is centered around our battery-electric vehicle ("BEV") and hydrogen fuel cell electric vehicle ("FCEV") Class 8 semi-trucks. The key differentiator of our business model is our planned network of hydrogen fueling stations. We are offering a revolutionary bundled lease model, which provides customers with the FCEV truck, hydrogen fuel, and maintenance for a fixed price per mile, locks in fuel demand and significantly de-risks infrastructure development.

Background

        Our Company was originally known as VectoIQ Acquisition Corp. On June 3, 2020, VectoIQ consummated the Business Combination with Legacy Nikola pursuant to the Business Combination Agreement dated as of March 2, 2020 among VectoIQ, Legacy Nikola and Merger Sub. In connection with the Closing of the Business Combination, VectoIQ changed its name to Nikola Corporation. Legacy Nikola was deemed to be the accounting acquirer in the Merger based on an analysis of the criteria outlined in Accounting Standards Codification 805. While VectoIQ was the legal acquirer in the Merger, because Legacy Nikola was deemed the accounting acquirer, the historical financial statements of Legacy Nikola became the historical financial statements of the combined company, upon the consummation of the Merger.

        Immediately prior to the effective time of the Merger (the "Effective Time"), each issued and outstanding share of Legacy Nikola preferred stock converted into the equal number of Legacy Nikola common stock. At the Effective Time, each share of Legacy Nikola common stock issued and outstanding immediately prior to the Effective Time, including the converted Legacy Nikola preferred stock, converted into the right to receive 1.901 shares of Common Stock.

        Our Common Stock and Public Warrants are currently listed on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively.

        The rights of holders of our Common Stock and Warrants are governed by our second amended and restated certificate of incorporation (the "Certificate of Incorporation"), our amended and restated bylaws (the "Bylaws") and the Delaware General Corporation Law (the "DGCL"), and, in the case of the Warrants, the Warrant Agreement, dated May 15, 2018, between VectoIQ and the Continental Stock Transfer & Trust Company (the "Warrant Agreement"). See the sections entitled "Description of Securities" and "Selling Securityholders—Certain Relationships with Selling Securityholders."

Corporate Information

        VectoIQ which was incorporated in the State of Delaware in January 2018 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. VectoIQ completed its initial public offering in May 2018. In June 2020, our wholly-owned subsidiary merged with and into Legacy Nikola, with Legacy Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ. In connection with the Merger, we changed our name to Nikola Corporation. Our principal executive offices are located at 4141 E Broadway Road, Phoenix, Arizona 85040. Our telephone number is (480) 666-1038. Our website address is www.nikolamotor.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

 THE OFFERING

Issuer	Nikola Corporation (f/k/a VectoIQ Acquisition Corp.).
Issuance of Common Stock
Shares of Common Stock Offered by us

23,890,000 shares of Common Stock issuable upon exercise of the Warrants, consisting of (i) 890,000 shares of Common Stock that are issuable upon the exercise of 890,000 Private Warrants and (ii) 23,000,000 shares of Common Stock that are issuable upon the exercise of 23,000,000 Public Warrants.

Shares of Common Stock Outstanding Prior to Exercise of All Warrants	360,904,478 shares (as of June 3, 2020).
Shares of Common Stock Outstanding Assuming Exercise of All Warrants	384,794,478 shares (based on total shares outstanding as of June 3, 2020).
Exercise Price of Warrants	$11.50 per share, subject to adjustment as described herein.
Use of Proceeds

We will receive up to an aggregate of approximately $274.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See "Use of Proceeds."

Resale of Common Stock and Warrants
Shares of Common Stock Offered by the Selling Securityholders	53,390,000 shares.
Warrants Offered by the Selling Securityholders	890,000 Private Warrants.
Redemption	The Warrants are redeemable in certain circumstances. See "Description of Securities—Warrants" for further discussion.
Use of Proceeds	We will not receive any proceeds from the sale of shares of Common Stock or Private Warrants by the Selling Securityholders.
Lock-Up Restrictions

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See "Selling Securityholders—Certain Relationships with Selling Securityholders" for further discussion.

Market for Common Stock and Warrants	Our Common Stock and Public Warrants are currently traded on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively.
Risk Factors	See "Risk Factors" and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under "Forward-Looking Statements," you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to the Company's Business and Industry

We are an early stage company with a history of losses, and expect to incur significant expenses and continuing losses for the foreseeable future.

        We incurred a net loss of $88.7 million for the year ended December 31, 2019 and have incurred net losses of approximately $188.5 million from our inception through December 31, 2019. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin significant deliveries of our trucks, which is not expected to begin until 2021 for our Nikola Tre BEV and 2023 for our Nikola Two FCEV, and may occur later. Even if we are able to successfully develop and sell or lease our trucks, there can be no assurance that they will be commercially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of our trucks and our hydrogen station platform, which may not occur.

        We expect the rate at which we will incur losses to be significantly high in future periods as we:

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  design, develop and manufacture our trucks;

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  construct and equip our planned manufacturing plant to produce our trucks in Arizona;

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  modify and equip the Iveco manufacturing plant in Germany to produce our trucks in Europe;

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  build up inventories of parts and components for our trucks;

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  manufacture an available inventory of our trucks;

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  develop and deploy our hydrogen fueling stations;

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  expand our design, development, maintenance and repair capabilities;

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  increase our sales and marketing activities and develop our distribution infrastructure; and

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  increase our general and administrative functions to support our growing operations.

        Because we will incur the costs and expenses from these efforts before we receive any incremental revenues with respect thereto, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

We may be unable to adequately control the costs associated with our operations.

        We will require significant capital to develop and grow our business, including developing and manufacturing our trucks, building our manufacturing plant and building our brand. We expect to incur significant expenses which will impact our profitability, including research and development expenses, raw material procurement costs, leases, sales and distribution expenses as we build our brand and market our trucks and bundled leasing model, and general and administrative expenses as we scale our operations. In addition, we may incur significant costs in connection with our services, including building our hydrogen fueling stations and honoring our maintenance commitments under our bundled lease package. Our ability to become profitable in the future will not only depend on our ability to successfully market our vehicles and other products and services, but also to control our costs. If we are unable to cost efficiently design, manufacture, market, sell, distribute and service our trucks and services, our margins, profitability and prospects would be materially and adversely affected.

Our business model has yet to be tested and any failure to commercialize our strategic plans would have an adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.

        Investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of establishing or entering new markets, organizing operations and undertaking marketing activities. The likelihood of our success must be considered in light of these risks, expenses, complications, delays and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the capital-intensive nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

        You must consider the risks and difficulties we face as an early stage company with a limited operating history. If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We intend to derive substantially all of our revenues from the sale and lease of our vehicle platforms, which are still in the early stages of development. Due to our bundled lease model for our FCEV trucks, our revenues will also depend on the sale of hydrogen fuel at our planned hydrogen fueling stations which we do not expect to be operational until 2022 or later. There are no assurances that we will be able to secure future business with the major trucking companies or with independent truck drivers. We also have a Powersports division and recently announced a passenger truck. While we intend to focus on our commercial trucks and bundled leases, our other business lines may distract management's focus on what we consider our core business.

        It is difficult to predict our future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. In the event that actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

We expect to need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.

        The design, manufacture, lease, sale and servicing of vehicles and related hydrogen fueling stations is capital-intensive. We expect that we will have sufficient capital to fund our planned operations for the next 12 to 18 months. We will need to raise additional capital to scale our manufacturing and roll out our hydrogen refueling stations. We may raise additional funds through the issuance of equity, equity related or debt securities, or through obtaining credit from government or financial institutions. This capital will be necessary to fund our ongoing operations, continue research, development and design efforts, improve infrastructure, introduce new vehicles and build hydrogen fueling stations. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects could be materially adversely affected.

If we fail to manage our future growth effectively, we may not be able to market and sell our vehicles successfully.

        Any failure to manage our growth effectively could materially and adversely affect our business, prospects, operating results and financial condition. We intend to expand our operations significantly. Our future expansion will include:

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  training new personnel;

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  forecasting production and revenue;

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  controlling expenses and investments in anticipation of expanded operations;

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  establishing or expanding design, manufacturing, sales and service facilities; and

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  implementing and enhancing administrative infrastructure, systems and processes.

        We intend to continue to hire a significant number of additional personnel, including design and manufacturing personnel and service technicians for our trucks. Because our trucks are based on a different technology platform than traditional internal combustion engines, individuals with sufficient training in alternative fuel and electric vehicles may not be available to hire, and as a result, we will need to expend significant time and expense training the employees we do hire. Competition for individuals with experience designing, manufacturing and servicing electric vehicles is intense, and we may not be able to attract, integrate, train, motivate or retain additional highly qualified personnel in the future. The failure to attract, integrate, train, motivate and retain these additional employees could seriously harm our business and prospects.

Our bundled lease model may present unique problems that may have an adverse effect on our operating results and business and harm our reputation.

        Our bundled lease model which provides customers with the FCEV truck hydrogen fuel and maintenance for a fixed price per mile is reliant on our ability to achieve a minimum hydrogen fuel efficiency in our FCEV trucks. If we are unable to achieve or maintain this fuel efficiency, we may be forced to provide our bundled lease customers with fuel at prices below-cost or risk damaging our relationships with our customers. Any such scenario would put our bundled lease model in jeopardy and may have a material adverse effect on our business, prospects, operating results and financial condition.

We may face legal challenges in one or more states attempting to sell directly to customers which could materially adversely affect our costs.

        Our business plan includes the direct sale of vehicles to business customers, and potentially, to individual customers. Most, if not all, states require a license to sell vehicles within the state. Many states prohibit manufacturers from directly selling vehicles to customers. In other states, manufacturers must operate a physical dealership within the state to deliver vehicles to customers. As a result, we may not be able to sell directly to customers in each state in the United States.

        We are currently not registered as a dealer in any state. In many states, it is unclear if, as a manufacturer, we will be able to obtain permission to sell and deliver vehicles directly to customers.

For customers residing in states in which we will not be allowed to sell or deliver vehicles, we may have to arrange alternate methods of delivery of vehicles. This could include delivering vehicles to adjacent or nearby states in which we are allowed to directly sell and ship vehicles, and arranging for the customer to transport the vehicles to their home states. These workarounds could add significant complexity, and as a result, costs, to our business.

Our success will depend on our ability to economically manufacture our trucks at scale and build our hydrogen fueling stations to meet our customers' business needs, and our ability to develop and manufacture trucks of sufficient quality and appeal to customers on schedule and at scale is unproven.

        Our future business depends in large part on our ability to execute our plans to develop, manufacture, market and sell our Nikola Tre BEV and Nikola Two FCEV trucks and to deploy the associated hydrogen fueling stations for our FCEV trucks at sufficient capacity to meet the transportation demands of our business customers. We plan to initially commence manufacturing our trucks in Europe through our joint venture with CNH Industrial N.V. ("CNHI") and Iveco S.p.A. ("Iveco" and, collectively with CNHI, "CNHI/Iveco"), which is expected to commence operations in the third quarter of 2020, and in the future at our planned manufacturing plant in Arizona.

        Our continued development of our truck platforms is and will be subject to risks, including with respect to:

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  our ability to secure necessary funding;

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  the equipment we plan to use being able to accurately manufacture the vehicles within specified design tolerances;

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  long- and short-term durability of our hydrogen fuel cell and electric drivetrain technology related components in the day-to-day wear and tear of the commercial trucking environment;

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  compliance with environmental, workplace safety and similar regulations;

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  securing necessary components on acceptable terms and in a timely manner;

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  delays in delivery of final component designs to our suppliers;

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  our ability to attract, recruit, hire and train skilled employees;

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  quality controls, particularly as we plan to commence manufacturing in-house;

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  delays or disruptions in our supply chain; and

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  other delays and cost overruns.

        We have no experience to date in high volume manufacturing of our trucks. We do not know whether we will be able to develop efficient, automated, low-cost manufacturing capabilities and processes, and reliable sources of component supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully mass market our trucks. Even if we are successful in developing our high volume manufacturing capability and processes and reliably source our component supply, we do not know whether we will be able to do so in a manner that avoids significant delays and cost overruns, including as a result of factors beyond our control such as problems with suppliers and vendors, or in time to meet our vehicle commercialization schedules or to satisfy the requirements of customers. Any failure to develop such manufacturing processes and capabilities within our projected costs and timelines could have a material adverse effect on our business, prospects, operating results and financial condition.

We may experience significant delays in the design, manufacture, launch and financing of our trucks, including in the build out of our planned manufacturing plant, which could harm our business and prospects.

        Any delay in the financing, design, manufacture and launch of our trucks, including in the build out of our planned manufacturing plant, could materially damage our brand, business, prospects, financial condition and operating results. Vehicle manufacturers often experience delays in the design, manufacture and commercial release of new products. To the extent we delay the launch of our trucks, our growth prospects could be adversely affected as we may fail to grow our market share. Furthermore, we rely on third party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any delays in providing us with or developing necessary components, we could experience delays in delivering on our timelines.

We will rely on complex machinery for our operations and production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

        We will rely heavily on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our truck manufacturing plant will consist of large-scale machinery combining many components. The manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of the manufacturing plant components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, and seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, results of operations, cash flows, financial condition or prospects.

If our planned manufacturing plant in Arizona becomes inoperable, we will be unable to produce our trucks and our business will be harmed.

        We expect to begin assembly of our trucks at our manufacturing plant in Arizona after completion of the initial phase of the plant in 2021, at the earliest. We expect to produce all of our trucks at our manufacturing plant in Arizona after completion of the second phase of the plant in 2023, at the earliest. Our plant and the equipment we use to manufacture our trucks would be costly to replace and could require substantial lead time to replace and qualify for use. Our plant may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the recent COVID-19 pandemic, which may render it difficult or impossible for us to manufacture our trucks for some period of time. The inability to produce our trucks or the backlog that could develop if our manufacturing plant is inoperable for even a short period of time may result in the loss of customers or harm our reputation. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, if at all.

Our plan to build a network of hydrogen fueling stations will require significant cash investments and management resources and may not meet our expectations with respect to additional sales of our electric vehicles. In addition, we may not be able to open stations in certain states.

        Our plan to build a network of hydrogen fueling stations in the United States will require significant cash investments and management resources and may not meet our expectations with respect to additional sales of our FCEV trucks. This planned construction of hydrogen stations is essential to persuading customers to pay a higher premium for our trucks. While we have constructed a prototype station, we have very limited experience in the actual provision of our refueling solutions to users and providing these services is subject to challenges, which include the logistics of rolling out our network of refueling stations and teams in appropriate areas, inadequate capacity or over capacity in certain areas, security risks, risk of damage to vehicles during charging or refueling and the potential for lack of customer acceptance of our services. We will need to ensure compliance with any regulatory requirements applicable in jurisdictions where our fueling stations will be located, including obtaining any required permits and land use rights, which could take considerable time and expense and is subject to the risk that government support in certain areas may be discontinued. In addition, given our lack of experience building and operating fueling stations, there could be unanticipated challenges which may hinder our ability to provide our bundled lease to customers or make the provision of our bundled leases costlier than anticipated. If we are unable to build, or experience delays in building, our network of hydrogen fueling stations, we may be unable to meet our fueling commitments under our bundled lease arrangements with customers and experience decreased sales or leases of our vehicles, which may negatively impact our business, prospects, financial condition and operating results.

We may not be able to produce or source the hydrogen needed to establish our planned hydrogen fueling stations.

        As a key component of our business model, we intend to establish a series of hydrogen fueling stations, and we intend to include the cost of hydrogen in the purchase price of our trucks. We intend to produce the hydrogen needed for these stations on site through electrolysis. To the extent we are unable to produce the hydrogen, we may be unable to establish these fueling stations and severely limit the usefulness of our trucks, or, if we are still able to establish these stations, we may be forced to sell hydrogen at a loss in order to maintain our commitments. We believe that this hydrogen incentive will be a significant driver for purchases of our trucks, and therefore, the failure to establish and roll out these hydrogen fueling stations in accordance with our expectations would materially adversely affect our business.

Our inability to cost-effectively source the energy requirements to conduct electrolysis at our fueling stations may impact the profitability of our bundled leases by making our hydrogen uneconomical compared to other vehicle fuel sources.

        Our ability to economically produce hydrogen for our FCEV trucks requires us to secure a reliable source of electricity for each of our fueling stations at a price per kilowatt hour that is below the current retail rates in the geographic areas we target. An increase in the price of energy used to generate hydrogen through electrolysis would likely result in a higher cost of fuel for our FCEV trucks as well as increase the cost of distribution, freight and delivery and other operating costs related to vehicle manufacturing. We may not be able to offset these cost increases or pass such cost increases onto customers in the form of price increases, because of our bundled lease model for FCEV trucks, which could have an adverse impact on our results of operations and financial condition.

Reservations for our trucks are cancellable.

        As of December 31, 2019, we had reservations for 14,000 Nikola Two FCEV trucks, all of which are subject to cancellation by the customer until the customer enters into a lease agreement. At times we have indicated that if we are able to sell or lease every truck which has been reserved, we would have $10 billion in projected revenues. Because all of our reservations are cancellable, it is possible that a significant number of customers who submitted reservations for our trucks may cancel those reservations.

        Given the anticipated lead times between customer reservation and delivery of our trucks, there is a heightened risk that customers that have made reservations may not ultimately take delivery of vehicles due to potential changes in customer preferences, competitive developments and other factors. As a result, no assurance can be made that reservations will not be cancelled, or that reservations will ultimately result in the purchase or lease of a vehicle. Any cancellations could harm our financial condition, business, prospects and operating results.

        In addition, the $10 billion in projected revenues is based on a number of assumptions, including a projected purchase price for our trucks. If the purchase price of the trucks ends up being different than anticipated, we may not achieve this level of revenues, even if all of the trucks subject to reservations are sold or leased.

        While we currently have a contract with Anheuser-Busch LLC ("AB"), to lease up to 800 Nikola Two FCEV trucks, if we are unable to deliver our trucks according to the vehicle specifications and delivery timelines set forth in the contract, AB has the right to cancel its order for trucks. Moreover, the AB contract specifies lease terms and rental rates that may be hard for us to meet depending on our ability to develop our trucks and hydrogen network according to current design parameters and cost estimates. Any of these adverse actions related to the AB order could harm our financial condition, business, prospects and operating results.

While we do not currently have any leasing arrangements finalized, in the future we intend to offer a bundled leasing alternative to customers which exposes us to credit risk.

        While we currently intend to offer bundled leasing of our trucks to potential customers through a third-party financing partner, we currently have no agreement in place with any potential financing partner. We can provide no assurance that a third-party financing partner would be able or willing to provide the leasing services on terms that we have stated in our published materials, or to provide financing at all. Furthermore, offering a leasing alternative to customers will expose us to risks commonly associated with the extension of credit. Credit risk is the potential loss that may arise from any failure in the ability or willingness of the customer to fulfil its contractual obligations when they fall due. Competitive pressure and challenging markets may increase credit risk through leases to financially weak customers, extended payment terms and leases into new and immature markets. This could have a material adverse effect on our business, prospects, financial results and results of operations.

We face significant barriers to produce our trucks, and if we cannot successfully overcome those barriers our business will be negatively impacted.

        The trucking industry has traditionally been characterized by significant barriers to entry, including large capital requirements, investment costs of designing and manufacturing vehicles, long lead times to bring vehicles to market from the concept and design stage, the need for specialized design and development expertise, regulatory requirements, establishing a brand name and image and the need to establish sales, leasing, fueling and service locations. If we are not able to overcome these barriers, our business, prospects, operating results and financial condition will be negatively impacted and our ability to grow our business will be harmed.

Our future growth is dependent upon the trucking industry's willingness to adopt BEV and FCEV trucks.

        Our growth is highly dependent upon the adoption by the trucking industry of alternative fuel and electric trucks. If the market for our BEV and FCEV trucks does not develop at the rate or to the extent that we expect, our business, prospects, financial condition and operating results will be harmed. The market for alternative fuel and electric trucks is new and untested and is characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards and uncertain customer demands and behaviors.

        Factors that may influence the adoption of alternative fuel and electric vehicles include:

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  perceptions about BEV or FCEV truck quality, safety, design, performance and cost, especially if adverse events or accidents occur that are linked to the quality or safety of alternative fuel or electric vehicles;

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  perceptions about vehicle safety in general, including the use of advanced technology, such as vehicle electronics, hydrogen fueling and storage and regenerative braking systems;

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  the decline of vehicle efficiency resulting from deterioration over time in the ability of the battery to hold a charge;

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  concerns about the availability of hydrogen stations, including those we plan to develop and deploy, which could impede our present efforts to promote FCEV trucks as a desirable alternative to diesel trucks;

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  improvements in the fuel economy of internal combustion engines;

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  the availability of service for alternative fuel or electric trucks;

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  volatility in the cost of energy, oil, gasoline and hydrogen;

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  government regulations and economic incentives promoting fuel efficiency and alternate forms of energy;

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  the availability of tax and other governmental incentives to purchase and operate alternative fuel and electric trucks or future regulation requiring increased use of nonpolluting trucks;

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  our ability to sell or lease trucks directly to business or customers dependent on state by state unique regulations and dealership laws;

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  the availability of tax and other governmental incentives to sell hydrogen;

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  perceptions about and the actual cost of alternative fuel; and

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  macroeconomic factors.

        Additionally, we may become subject to regulations that may require us to alter the design of our trucks, which could negatively impact customer interest in our products.

If our trucks fail to perform as expected, our ability to develop, market and sell or lease our alternative fuel and electric trucks could be harmed.

        Once production commences, our trucks may contain defects in design and manufacture that may cause them not to perform as expected or may require repair. We currently have no frame of reference by which to evaluate the performance of our trucks upon which our business prospects depend. For example, our trucks will use a substantial amount of software to operate which will require modification and updates over the life of the vehicle. Software products are inherently complex and often contain defects and errors when first introduced.

        There can be no assurance that we will be able to detect and fix any defects in the trucks' hardware or software prior to commencing customer sales. We may experience recalls in the future, which could adversely affect our brand in our target markets and could adversely affect our business, prospects and results of operations. Our trucks may not perform consistent with customers'

expectations or consistent with other vehicles which may become available. Any product defects or any other failure of our trucks to perform as expected could harm our reputation and result in adverse publicity, lost revenue, delivery delays, product recalls, product liability claims and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

Although we hope to be among the first to bring BEV and FCEV class 8 semi-trucks to market, competitors may enter the market before our trucks, which could have an adverse effect on our business.

        We face intense competition in trying to be among the first to bring our BEV and FCEV truck platforms to market, including from companies in our target markets with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, greater brand recognition and a larger number of managerial and technical personnel. If competitor's trucks are brought to market before our trucks, we may experience a reduction in potential market share.

        Many of our current and potential competitors, particularly international competitors, have significantly greater financial, technical, manufacturing, marketing and other resources than we do and may be able to devote greater resources to the design, development, manufacturing, distribution, promotion, sale and support of their products.

        We compete in a rapidly evolving and highly competitive industry, and a number of private and public companies have announced plans to offer BEV and/or FCEV semi-trucks, including companies such as Daimler, Hyundai, Tesla, Toyota and Volvo. Based on publicly available information, a number of these competitors have displayed prototype trucks and have announced target availability and production timelines, while others have launched pilot programs in some markets. In addition, we are aware that one potential competitor, BYD, is currently manufacturing and selling a Class 8 BEV truck. While some competitors may choose to offer BEV trucks, others such as Hyundai have announced they plan to offer FCEV trucks and invest in hydrogen stations for refueling. In addition, our principal competition for our trucks will also come from manufacturers of trucks with internal combustion engines powered by diesel fuel.

        We expect competition in our industry to intensify in the future in light of increased demand and regulatory push for alternative fuel and electric vehicles. We cannot provide assurances that our trucks will be among the first to market, or that competitors will not build hydrogen fueling stations. Even if our trucks are among the first to market, we cannot assure you that customers will choose our vehicles over those of our competitors, or over diesel powered trucks.

Developments in alternative technology improvements in the internal combustion engine may adversely affect the demand for our trucks.

        Significant developments in alternative technologies, such as advanced diesel, ethanol, or compressed natural gas or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect our business and prospects in ways we do not currently anticipate. Other fuels or sources of energy may emerge as customers' preferred alternative to our truck platform. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced alternative fuel and electric trucks, which could result in the loss of competitiveness of our trucks, decreased revenue and a loss of market share to competitors. Our research and development efforts may not be sufficient to adapt to changes in alternative fuel and electric vehicle technology. As technologies change, we plan to upgrade or adapt our trucks and introduce new models in order to continue to provide trucks with the latest technology, in particular battery cell technology.

We have no experience servicing our vehicles. If we are unable to address the service requirements of our customers, our business will be materially and adversely affected.

        Because we do not plan to begin production of our trucks until 2021 at the earliest, we have no experience servicing or repairing our vehicles. Servicing alternative fuel and electric vehicles is different than servicing vehicles with internal combustion engines and requires specialized skills, including high voltage training and servicing techniques. We may decide to partner with a third party to perform some or all of the maintenance on our trucks, and there can be no assurance that we will be able to enter into an acceptable arrangement with any such third-party provider. If we are unable to successfully address the service requirements of our customers, our business and prospects will be materially and adversely affected.

        In addition, the motor vehicle industry laws in many states require that service facilities be available to service vehicles physically sold from locations in the state. While we anticipate developing a service program that would satisfy regulators in these circumstances, the specifics of our service program are still in development, and at some point may need to be restructured to comply with state law, which may impact on our business, financial condition, operating results and prospects.

Future product recalls could materially adversely affect our business, prospects, operating results and financial condition.

        Any product recall in the future may result in adverse publicity, damage our brand and materially adversely affect our business, prospects, operating results and financial condition. In the future, we may voluntarily or involuntarily, initiate a recall if any of our vehicles or electric powertrain components (including the fuel cell or batteries) prove to be defective or noncompliant with applicable federal motor vehicle safety standards. Such recalls involve significant expense and diversion of management attention and other resources, which could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

Insufficient warranty reserves to cover future warranty claims could materially adversely affect our business, prospects, financial condition and operating results.

        Once our trucks are in production, we will need to maintain warranty reserves to cover warranty-related claims. If our warranty reserves are inadequate to cover future warranty claims on our vehicles, our business, prospects, financial condition and operating results could be materially and adversely affected. We may become subject to significant and unexpected warranty expenses. There can be no assurances that then-existing warranty reserves will be sufficient to cover all claims.

If we are unable to attract and retain key employees and hire qualified management, technical and vehicle engineering personnel, our ability to compete could be harmed.

        Our success depends, in part, on our ability to retain our key personnel. The unexpected loss of or failure to retain one or more of our key employees could adversely affect our business. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

        Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.

We are highly dependent on the services of Trevor R. Milton, our Executive Chairman.

        We are highly dependent on the services of Trevor R. Milton, our Executive Chairman, and largest stockholder. Mr. Milton is the source of many, if not most, of the ideas and execution driving Nikola. If Mr. Milton were to discontinue his service to us due to death, disability or any other reason, we would be significantly disadvantaged.

Increases in costs, disruption of supply or shortage of raw materials, particularly lithium-ion battery cells, could harm our business.

        Once we begin commercial production of vehicles, we may experience increases in the cost or a sustained interruption in the supply or shortage of raw materials. Any such increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. We use various raw materials including aluminum, steel, carbon fiber, non-ferrous metals (such as copper), and cobalt. The prices for these raw materials fluctuate depending on market conditions and global demand and could adversely affect our business and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-ion cells. These risks include:

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  the inability or unwillingness of current battery manufacturers to build or operate battery cell manufacturing plants to supply the numbers of lithium-ion cells required to support the growth of the electric vehicle industry as demand for such cells increases;

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  disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

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  an increase in the cost of raw materials, such as cobalt, used in lithium-ion cells.

        Any disruption is the supply of battery cells could temporarily disrupt production of the Nikola Tre BEV truck until a different supplier is fully qualified. Moreover, battery cell manufacturers may refuse to supply electric vehicle manufacturers if they determine that the vehicles are not sufficiently safe. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges and raw material costs. Substantial increases in the prices for our raw materials would increase our operating costs and could reduce our margins if the increased costs cannot be recouped through increased electric vehicle prices. There can be no assurance that we will be able to recoup increasing costs of raw materials by increasing vehicle prices.

Manufacturing in collaboration with partners is subject to risks.

        In 2019, we partnered with Iveco, a subsidiary of CNHI, to manufacture the Nikola Tre truck at the Iveco manufacturing plant in Ulm, Germany through a joint venture with CNHI, which is expected to commence operations in the third quarter of 2020. We currently intend to begin production of the Nikola Tre BEV at the Iveco plant in 2021, with deliveries beginning in the same year. We expect that 40 million Euros will be invested into the manufacturing plant to prepare it for assembly. Collaboration with third parties for the manufacturing of trucks is subject to risks with respect to operations that are outside our control. We could experience delays if our partners do not meet agreed upon timelines or experience capacity constraints. There is risk of potential disputes with partners, and we could be affected by adverse publicity related to our partners whether or not such publicity is related to their collaboration with us. Our ability to successfully build a premium brand could also be adversely affected by perceptions about the quality of our partners' products. In addition, although we are involved in each step of the supply chain and manufacturing process, because we also rely on our partners and third parties to meet our quality standards, there can be no assurance that we will successfully maintain quality standards.

        We may be unable to enter into new agreements or extend existing agreements with manufacturers on terms and conditions acceptable to us and therefore may need to contract with other third parties or significantly add to our own production capacity. There can be no assurance that in such event we would be able to engage other third parties or establish or expand our own production capacity to meet our needs on acceptable terms or at all. The expense and time required to complete any transition, and to assure that vehicles manufactured at facilities of new manufacturers comply with our quality standards and regulatory requirements, may be greater than anticipated. Any of the foregoing could adversely affect our business, results of operations, financial condition and prospects.

We are or may be subject to risks associated with strategic alliances or acquisitions.

        We have entered into, and may in the future enter into additional, strategic alliances, including joint ventures or minority equity investments with various third parties to further our business purpose. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

        When appropriate opportunities arise, we may acquire additional assets, products, technologies or businesses that are complementary to our existing business. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

We are dependent on our suppliers, a significant number of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our vehicles at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

        While we plan to obtain components from multiple sources whenever possible, many of the components used in our vehicles will be purchased by us from a single source, especially with respect to hydrogen fuel cells and batteries. We refer to these component suppliers as our single source suppliers. While we believe that we may be able to establish alternate supply relationships and can obtain or engineer replacement components for our single source components, we may be unable to do so in the short term (or at all) at prices or quality levels that are favorable to us.

        A significant benefit of our joint venture with Iveco is the ability to leverage Iveco's existing assortment of parts, thereby decreasing our purchasing expenses. While this relationship gives us access to use an existing supplier base with the hopes of accelerating procurement of components at favorable prices, there is no guarantee that this will be the case. In addition, we could experience delays if our suppliers do not meet agreed upon timelines or experience capacity constraints.

The battery efficiency of electric trucks will decline over time, which may negatively influence potential customers' decisions whether to purchase our trucks.

        We anticipate the range of our BEV and FCEV vehicles to be up to 400 to 750 miles before needing to refuel, but that range will decline over time as the battery deteriorates. We currently expect a 3% to 4% decline in the battery life per year, which will decrease the range of our trucks over 5 years by approximately 20%. Other factors such as usage, time and stress patterns may also impact the battery's ability to hold a charge, which would decrease our trucks' range before needing to refuel. Such battery deterioration and the related decrease in range may negatively influence potential customer decisions.

Our trucks will make use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

        The battery packs within our trucks will make use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell's release of energy without spreading to neighboring cells, once our trucks are commercially available, a field or testing failure of our vehicles or other battery packs that we produce could occur, which could subject us to lawsuits, product recalls, or redesign efforts, all of which would be time consuming and expensive. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications or any future incident involving lithium-ion cells, such as a vehicle or other fire, even if such incident does not involve our trucks, could seriously harm our business and reputation.

        In addition, once we begin manufacturing our trucks, we will need to store a significant number of lithium-ion cells at our facility. Any mishandling of battery cells may cause disruption to the operation of our facility. While we have implemented safety procedures related to the handling of the cells, a safety issue or fire related to the cells could disrupt our operations. Such damage or injury could lead to adverse publicity and potentially a safety recall. Moreover, any failure of a competitor's electric vehicle or energy storage product may cause indirect adverse publicity for us and our products. Such adverse publicity could negatively affect our brand and harm our business, prospects, financial condition and operating results.

Any unauthorized control or manipulation of our vehicles' systems could result in loss of confidence in us and our vehicles and harm our business.

        Our trucks contain complex information technology systems and built-in data connectivity to accept and install periodic remote updates to improve or update functionality. We have designed, implemented and tested security measures intended to prevent unauthorized access to our information technology networks, our trucks and related systems. However, hackers may attempt to gain unauthorized access to modify, alter and use such networks, trucks and systems to gain control of or to change our trucks' functionality, user interface and performance characteristics, or to gain access to data stored in or generated by the truck. Future vulnerabilities could be identified and our efforts to remediate such vulnerabilities may not be successful. Any unauthorized access to or control of our trucks or their systems, or any loss of customer data, could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to our trucks, systems or data, as well as other factors that may result in the perception that our trucks, systems or data are capable of being "hacked," could negatively affect our brand and harm our business, prospects, financial condition and operating results.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

        We plan to outfit our trucks with in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities for cost-saving preventative maintenance. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems, which we have yet to develop. Our systems will be vulnerable to damage or interruption from, among others, fire, terrorist attacks, natural disasters, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems. Our data centers could also be subject to break-ins, sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems at our data centers could result in lengthy interruptions in our service. In addition, our trucks are highly technical and complex and may contain errors or vulnerabilities, which could result in interruptions in our business or the failure of our systems.

We are subject to substantial regulation and unfavorable changes to, or failure by us to comply with, these regulations could substantially harm our business and operating results.

        Our alternative fuel and electric trucks, and the sale of motor vehicles in general, are subject to substantial regulation under international, federal, state, and local laws. We expect to incur significant costs in complying with these regulations. Regulations related to the electric vehicle industry and alternative energy are currently evolving and we face risks associated with changes to these regulations, including but not limited to:

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  increased subsidies for corn and ethanol production, which could reduce the operating cost of vehicles that use ethanol or a combination of ethanol and gasoline; and

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  increased sensitivity by regulators to the needs of established automobile manufacturers with large employment bases, high fixed costs and business models based on the internal combustion engine, which could lead them to pass regulations that could reduce the compliance costs of such established manufacturers or mitigate the effects of government efforts to promote alternative fuel vehicles.

        To the extent the laws change, our trucks may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our manufacturing facilities.

        Our operations, will be subject to international, federal, state, and/or local environmental laws and regulations, including laws relating to the use, handling, storage, disposal and human exposure to hazardous materials. Environmental and health and safety laws and regulations can be complex, and we expect that we will be affected by future amendments to such laws or other new environmental and health and safety laws and regulations which may require us to change our operations, potentially resulting in a material adverse effect on our business, prospects, financial condition, and operating results. These laws can give rise to liability for administrative oversight costs, cleanup costs, property damage, bodily injury and fines and penalties. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third party damages, suspension of production or a cessation of our operations.

        Contamination at properties we will own and operate, we formerly owned or operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our planned manufacturing facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business prospects and operating results.

We intend to retain certain personal information about our customers and may be subject to various privacy laws.

        We intend to use our trucks' electronic systems to log information about each vehicle's use in order to aid us in vehicle diagnostics, repair and maintenance. Our customers may object to the use of this data, which may increase our vehicle maintenance costs and harm our business prospects. Possession and use of our customers' information in conducting our business may subject us to legislative and regulatory burdens in the United States and the European Union that could require notification of data breaches, restrict our use of such information and hinder our ability to acquire new customers or market to existing customers. Non-compliance or a major breach of our network security and systems could have serious negative consequences for our business and future prospects, including possible fines, penalties and damages, reduced customer demand for our vehicles, and harm to our reputation and brand.

We face risks associated with our international operations, including unfavorable regulatory, political, tax and labor conditions, which could harm our business.

        We face risks associated with our international operations, including possible unfavorable regulatory, political, tax and labor conditions, which could harm our business. We anticipate having international operations and subsidiaries in Germany, Austria, and Italy that are subject to the legal, political, regulatory and social requirements and economic conditions in these jurisdictions. Additionally, as part of our growth strategy, we intend to expand our sales, maintenance and repair services internationally. However, we have no experience to date selling and servicing our vehicles internationally and such expansion would require us to make significant expenditures, including the hiring of local employees and establishing facilities, in advance of generating any revenue. We are subject to a number of risks associated with international business activities that may increase our costs, impact our ability to sell our alternative fuel and electric trucks and require significant management attention. These risks include:

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  conforming our trucks to various international regulatory requirements where our trucks are sold, or homologation;

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  development and construction of our hydrogen refueling network;

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  difficulty in staffing and managing foreign operations;

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  difficulties attracting customers in new jurisdictions;

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  foreign government taxes, regulations and permit requirements, including foreign taxes that we may not be able to offset against taxes imposed upon us in the United States, and foreign tax and other laws limiting our ability to repatriate funds to the United States;

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  fluctuations in foreign currency exchange rates and interest rates, including risks related to any interest rate swap or other hedging activities we undertake;

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  United States and foreign government trade restrictions, tariffs and price or exchange controls;

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  foreign labor laws, regulations and restrictions;

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  changes in diplomatic and trade relationships;

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  political instability, natural disasters, war or events of terrorism; and

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  the strength of international economies.

        If we fail to successfully address these risks, our business, prospects, operating results and financial condition could be materially harmed.

We face risks related to health epidemics, including the recent COVID-19 pandemic, which could have a material adverse effect on our business and results of operations.

        We face various risks related to public health issues, including epidemics, pandemics, and other outbreaks, including the recent pandemic of respiratory illness caused by a novel coronavirus known as COVID-19. The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a global decrease in vehicle sales in markets around the world.

        The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders, and business shutdowns. These measures may adversely impact our employees and operations and the operations of our customers, suppliers, vendors and business partners, and may negatively impact our sales and marketing activities, the construction schedule of our hydrogen fueling stations and our manufacturing plant in Arizona, and the production schedule of our trucks. In addition, various aspects of our business, manufacturing plant and hydrogen fueling station building process, cannot be conducted remotely. These measures by government authorities may remain in place for a significant period of time and they are likely to continue to adversely affect our manufacturing and building plans, sales and marketing activities, business and results of operations.

        The spread of COVID-19 has caused us to modify our business practices (including employee travel, recommending that all non-essential personnel work from home and cancellation or reduction of physical participation in sales activities, meetings, events and conferences), and we may take further actions as may be required by government authorities or that we determine are in the best interests of our employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of our workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, our operations will be impacted.

        The extent to which the COVID-19 pandemic impacts our business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of our customers, suppliers, vendors and business partners to perform, including third party suppliers' ability to provide components and materials used in our trucks. We may also experience an increase in the cost of raw materials used in our commercial production of trucks. Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

        Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could have a material adverse effect on the demand for our trucks. Under difficult economic conditions, potential customers may seek to reduce spending by forgoing our trucks for other traditional options, and cancel reservations for our trucks. Decreased demand for our trucks, particularly in the United States and Europe, could negatively affect our business.

        There are no comparable recent events which may provide guidance as to the effect of the spread of COVID-19 and a pandemic, and, as a result, the ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of COVID-19's impact on our business, our operations, or the global economy as a whole. However, the effects could have a material impact on our results of operations, and we will continue to monitor the situation closely.

The unavailability, reduction or elimination of government and economic incentives could have a material adverse effect on our business, prospects, financial condition and operating results.

        Any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of the electric vehicle or other reasons may result in the diminished competitiveness of the alternative fuel and electric vehicle industry generally or our battery-electric vehicles and fuel cell electric vehicles trucks in particular. This could materially and adversely affect the growth of the alternative fuel automobile markets and our business, prospects, financial condition and operating results.

        While certain tax credits and other incentives for alternative energy production, alternative fuel and electric vehicles have been available in the past, there is no guarantee these programs will be available in the future. If current tax incentives are not available in the future, our financial position could be harmed.

We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply. As a result, our business and prospects may be adversely affected.

        We anticipate applying for federal and state grants, loans and tax incentives under government programs designed to stimulate the economy and support the production of alternative fuel and electric vehicles and related technologies, as well as the sale of hydrogen. For example, we intend to initially build our hydrogen fueling stations in California, in part because of the incentives that are available. We anticipate that in the future there will be new opportunities for us to apply for grants, loans and other incentives from the United States, state and foreign governments. Our ability to obtain funds or incentives from government sources is subject to the availability of funds under applicable government programs and approval of our applications to participate in such programs. The application process for these funds and other incentives will likely be highly competitive. We cannot assure you that we will be successful in obtaining any of these additional grants, loans and other incentives. If we are not successful in obtaining any of these additional incentives and we are unable to find alternative sources of funding to meet our planned capital needs, our business and prospects could be materially adversely affected.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and cause us to incur substantial costs.

        Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our vehicles or components, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe their proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, fuel cells or electronic power management systems may allege infringement of such rights. In response to a determination that we have infringed upon a third party's intellectual property rights, we may be required to do one or more of the following:

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  cease development, sales, or use of vehicles that incorporate the asserted intellectual property;

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  pay substantial damages;

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  obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all; or

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  redesign one or more aspects or systems of our trucks.

        A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

        We also plan to license patents and other intellectual property from third parties, including suppliers and service providers, and we may face claims that our use of this in-licensed technology infringes the intellectual property rights of others. In such cases, we will seek indemnification from our licensors. However, our rights to indemnification may be unavailable or insufficient to cover our costs and losses.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

        Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology.

        The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

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  any patent applications we submit may not result in the issuance of patents;

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  the scope of our issued patents may not be broad enough to protect our proprietary rights;

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  our issued patents may be challenged and/or invalidated by our competitors;

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  the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

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  current and future competitors may circumvent our patents; and

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  our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

        Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

        We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

We may be subject to risks associated with autonomous driving technology.

        Our trucks will be designed with connectivity for future installation of an autonomous hardware suite and we plan to partner with a third-party software provider in the future to implement autonomous capabilities. However, we cannot guarantee that we will be able to identify a third party to provide the necessary hardware and software to enable driverless Level 4 or Level 5 autonomy in an acceptable timeframe, on terms satisfactory to us, or at all. Autonomous driving technologies are subject to risks and there have been accidents and fatalities associated with such technologies. The safety of such technologies depends in part on user interaction and users, as well as other drivers on the roadways, may not be accustomed to using or adapting to such technologies. To the extent accidents associated with our autonomous driving systems occur, we could be subject to liability, negative publicity, government scrutiny and further regulation. Any of the foregoing could materially and adversely affect our results of operations, financial condition and growth prospects.

The evolution of the regulatory framework for autonomous vehicles is outside of our control and we cannot guarantee that our trucks will achieve the requisite level of autonomy to enable driverless systems within our projected timeframe, if ever.

        There are currently no federal U.S. regulations pertaining to the safety of self-driving vehicles; however, the National Highway Traffic and Safety Administration has established recommended guidelines. Certain states have legal restrictions on self-driving vehicles, and many other states are considering them. This patchwork increases the difficulty in legal compliance for our vehicles. In Europe, certain vehicle safety regulations apply to self-driving braking and steering systems, and certain treaties also restrict the legality of certain higher levels of self-driving vehicles. Self-driving laws and regulations are expected to continue to evolve in numerous jurisdictions in the U.S. and foreign countries and may restrict autonomous driving features that we may deploy.

Risks Related to Ownership of the Company's Securities

Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

        As of June 3, after giving effect to the Closing, each of Trevor R. Milton, our Executive Chairman, and Mark A. Russell, our President and Chief Executive Officer, beneficially owns, directly or indirectly, approximately 25.4% and 13.5%, respectively, of our outstanding Common Stock, and our directors and executive officers as a group beneficially own approximately 52.0% of our outstanding Common Stock. As a result, these stockholders will be able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the Certificate of Incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

Sales of a substantial number of shares of our securities in the public market could cause the price of our securities to fall.

        Sales of a substantial number of shares of our securities in the public market or the perception that these sales might occur could depress the market price of our Common Stock and/or Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our Common Stock and Warrants. In addition, the sale of substantial amounts of our Common Stock could adversely impact its price.

        The shares of Common Stock offered by the Selling Securityholders represent approximately 14.5% of our outstanding Common Stock, not including the shares of Common Stock underlying the Warrants. Outstanding Warrants to purchase an aggregate of 23,890,000 shares of our Common Stock will become exercisable in accordance with the terms of the Warrant Agreement. These Warrants will become exercisable on July 3, 2020. The exercise price of these Warrants will be $11.50 per share. To the extent such Warrants are exercised, additional shares of our Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares eligible for resale in the public market. Sales, or the potential sales, of substantial numbers of shares in the public market by the Selling Securityholders, subject to certain restrictions on transfer until the termination of applicable lock-up periods, could increase the volatility of the market price of our Common Stock or adversely affect the market price of our Common Stock.

        As of June 3, 2020, after the completion of the Business Combination, we had outstanding 360,904,478 shares of our Common Stock, and Warrants to purchase 23,890,000 shares of our Common Stock. In addition, 20 million and 4 million shares of Common Stock are available for future issuance under the Nikola Corporation 2020 Stock Incentive Plan (the "2020 Plan") and the Nikola Corporation 2020 Employee Stock Purchase Plan (the "2020 ESPP"), respectively. The sale or the availability for sale of a large number of shares of our Common Stock in the public market could cause the price of our Common Stock to decline.

We have never paid dividends on our capital stock, and we do not anticipate paying dividends in the foreseeable future.

        We have never paid dividends on any of our capital stock and currently intend to retain any future earnings to fund the growth of our business. Any determination to pay dividends in the future will be at the discretion of our board of directors (the "Board") and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant. As a result, capital appreciation, if any, of our Common Stock will be the sole source of gain for the foreseeable future.

Our stock price is volatile, and you may not be able to sell shares of our Common Stock at or above the price you paid.

        The trading price of our Common Stock and Warrants is volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include:

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  actual or anticipated fluctuations in operating results;

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  failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

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  issuance of new or updated research or reports by securities analysts or changed recommendations for our stock or the transportation industry in general;

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  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

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  operating and share price performance of other companies that investors deem comparable to us;

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  our focus on long-term goals over short-term results;

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  the timing and magnitude of our investments in the growth of our business;

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  actual or anticipated changes in laws and regulations affecting our business;

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  additions or departures of key management or other personnel;

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  disputes or other developments related to our intellectual property or other proprietary rights, including litigation;

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  our ability to market new and enhanced products and technologies on a timely basis;

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  sales of substantial amounts of the Common Stock by the Board, executive officers or significant stockholders or the perception that such sales could occur;

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  changes in our capital structure, including future issuances of securities or the incurrence of debt; and

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  general economic, political and market conditions.

        In addition, the stock market in general, and The Nasdaq Stock Market LLC ("Nasdaq") in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company's securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management's attention and resources.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on our business, financial condition and results of operations.

        We face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board (the "PCAOB") and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require us to carry out activities Legacy Nikola has not done previously. For example, we created new board committees and have adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. In addition, we have obtained director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

Our failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to us after the Business Combination is consummated could have a material adverse effect on our business.

        As a public company, we are required to provide management's attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Legacy Nikola as a private company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our securities.

We qualify as an "emerging growth company" within the meaning of the Securities Act, and if we takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

        We qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that are held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of Common Stock in VectoIQ's initial public offering of units, consummated on May 15, 2018 (the "IPO"). In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our securities less attractive because we will rely on these exemptions, which may result in a less active trading market for the Common Stock and Warrants and the price of such securities may be more volatile.

The unaudited pro forma financial information included herein is not indicative of what our actual financial position or results of operations would have been.

        The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Our management has limited experience in operating a public company.

        Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

We may amend the terms of the Warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding Public Warrants.

        The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Warrants with the consent of at least 65% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of a Warrant.

We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making those Warrants worthless.

        The Private Warrants offered hereby will be not redeemable by us so long as they are held by their initial purchasers or their permitted transferees. However, if the Private Warrants are sold to you pursuant to this prospectus and you are not a permitted transferee under the terms of the Private Warrants, we will have the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

Our Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

        Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. In addition, our Certificate of Incorporation and Bylaws will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

        In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federals court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

        This choice of forum provision may limit a stockholder's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

        The trading market for our Common Stock will depend in part on the research and reports that equity research analysts publish about us and our business. We do not control these analysts or the content and opinions included in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our Common Stock. The price of our Common Stock could also decline if one or more equity research analysts downgrade our Common Stock, change their price targets, issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

USE OF PROCEEDS

        All of the Common Stock and Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

        We will receive up to an aggregate of approximately $274.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a "cashless basis," the amount of cash we would receive from the exercise of the Warrants will decrease.

 DETERMINATION OF OFFERING PRICE

        The offering price of the shares of Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Global Select Market under the symbol "NKLAW."

        We cannot currently determine the price or prices at which shares of our Common Stock or Private Warrants may be sold by the Selling Securityholders under this prospectus.

 MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

        Our Common Stock and Public Warrants are currently listed on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively. Prior to the consummation of the Business Combination, our Common Stock and our Public Warrants were listed on the Nasdaq Capital Market under the symbols "VTIQ" and "VTIQW," respectively. As of June 3, 2020 following the completion of the Business Combination, there were 81 holders of record of our Common Stock and 9 holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market.

Dividend Policy

        We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of the Common Stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

        As of March 31, 2020, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved the 2020 Plan and the 2020 ESPP.

        We intend to file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under the 2020 Plan, the 2020 ESPP and the assumed Legacy Nikola Options. Any such Form S-8 registration statement will become effective automatically upon filing. We expect that the initial registration statement on Form S-8 will cover shares of Common Stock underlying the 2020 Plan, the 2020 ESPP and the assumed Legacy Nikola Options. Once these shares are registered, they can be sold in the public market upon issuance, subject to applicable restrictions.

 SELECTED FINANCIAL INFORMATION

        The following selected financial information and other data set forth below should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the related notes thereto contained elsewhere in this prospectus.

        The selected financial information and other data presented below for the years ended December 31, 2017, 2018 and 2019, and the selected consolidated balance sheet and other data as of December 31, 2018 and 2019 have been derived from our audited consolidated financial statements included in this prospectus. The selected financial information and other data presented below for the three months ended March 31, 2020 and 2019, and as of March 31, 2020 have been derived from the Company's unaudited financial statements included in this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2020	2019	2019	2018	2017
			(in thousands)
Statement of Operations Data:
Total revenue	$58	$124	$482	$173	$486
Total costs and expenses	(32,074)	(29,960)	88,477	70,662	17,768

Loss from operations	(32,016)	(29,836)	(87,995)	(70,489)	(17,282)
Other income (expense):
Interest income (expense), net	64	333	1,456	686	(814)
Gain (loss) on Series A redeemable convertible preferred stock warrant liability			(3,339)	3,502	(975)
	—	(593)
Loss on forward contract liability	(1,324)	—	—	—	—
Other income (expense), net	114	1	1,373	6	(59)

Loss from operations before income taxes	(33,162)	(30,095)	(88,505)	(66,295)	(19,130)
Income tax expense (benefit)	1	2	151	(2,002)	(1,574)

Net loss	(33,163)	(30,097)	(88,656)	(64,293)	(17,556)
Premium paid on repurchase of redeemable convertible preferred stock	—	—	(16,816)	(166)	—

Net loss attributable to Common Stockholders, basic and diluted	$(33,163)	$(30,097)	$(105,472)	$(64,459)	$(17,556)

		As of December 31,
	As of March 31, 2020
		2019	2018
		(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$75,515	$85,688	$160,653
Working capital	70,669	74,343	152,509
Total assets	237,970	229,430	221,633
Total liabilities	43,633	33,922	35,393
Total stockholders' deficit	(220,327)	(188,479)	(91,822)

	Three Months Ended March 31,		Years Ended December 31,
	2020	2019	2019	2018	2017
			(in thousands)
Statement of Cash Flows Data:
Net cash used in operating activities	$(22,047)	$(32,162)	$(80,627)	$(54,019)	$(13,576)
Net cash used in investing activities	(1,439)	(9,863)	(39,302)	(15,410)	(2,482)
Net cash provided by financing activities	13,301	—	35,805	211,732	45,592

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements of VectoIQ present the combination of the financial information of VectoIQ and Legacy Nikola adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the historical balance sheet of VectoIQ and the historical balance sheet of Legacy Nikola on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on March 31, 2020. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2020 and the year ended December 31, 2019 combine the historical statements of operations of VectoIQ and Legacy Nikola for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented:

  •
  the merger of Legacy Nikola with and into Merger Sub, a wholly owned subsidiary of VectoIQ, with Legacy Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ;

  •
  the issuance and sale of 52,500,000 shares of Common Stock for a purchase price of $10.00 per share and an aggregate purchase price of $525.0 million in a private placement pursuant to the Subscription Agreements (the "PIPE");

  •
  the issuance of 2,699,784 shares of Legacy Nikola's Series D redeemable convertible preferred stock in exchange for $50.0 million in cash pursuant to the amended Series D preferred stock purchase agreement and 3,887,657 shares of Legacy Nikola's Series D redeemable convertible preferred stock in exchange for $72.0 million in-kind services provided by CNHI/Iveco under the Master Industrial Agreement (the "CNHI Services Agreement");

  •
  the repurchase of 1,499,700 shares of Legacy Nikola's Series B redeemable convertible preferred stock at the price of $16.67 per share for an aggregate purchase price of $25.0 million pursuant to a Series B preferred stock repurchase agreement (the "Repurchase Agreement") with Nimbus Holdings LLC ("Nimbus");

  •
  the exercise of 935,345 Legacy Nikola stock options; and

  •
  the redemption of 7,000,000 shares of Common Stock from M&M Residual, LLC at a purchase price of $10.00 per share.

        The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on VectoIQ's results following the completion of the Business Combination.

        The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

  •
  the accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  the (i) historical condensed unaudited financial statements of VectoIQ as of and for the three months ended March 31, 2020 and (ii) historical audited financial statements of VectoIQ as of and for the year ended December 31, 2019 and the related notes, each of which is incorporated by reference;

  •
  the (i) historical condensed unaudited financial statements of Legacy Nikola as of and for the three months ended March 31, 2020, which is attached as an exhibit to this filing and incorporated by reference and (ii) historical audited financial statements of Legacy Nikola as of and for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

  •
  other information relating to VectoIQ and Legacy Nikola contained in this prospectus, including the Business Combination Agreement.

        Pursuant to VectoIQ's amended and restated certificate of incorporation, the holders of shares of Common Stock prior to the completion of the Business Combination (the "Public Stockholders") were offered the opportunity to redeem, upon the Closing, shares of Common Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account (as defined in the section entitled "Description of Securities"). The unaudited condensed combined pro forma financial statements reflect actual redemption of 2,702 shares of Common Stock at $10.37 per share.

        Notwithstanding the legal form of the Business Combination pursuant to the Business Combination Agreement, the Business Combination is accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, VectoIQ is treated as the acquired company and Legacy Nikola is treated as the acquirer for financial statement reporting purposes. Legacy Nikola has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

  •
  Legacy Nikola's existing shareholders have the greatest voting interest in the combined entity with over 77% voting interest;

  •
  the largest minority voting shareholder of the combined entity is an existing shareholder of Legacy Nikola;

  •
  Legacy Nikola's directors represent eight of the nine board seats for the combined company's board of directors;

  •
  Legacy Nikola's existing shareholders have the ability to control decisions regarding election and removal of directors and officers of the combined entity's executive board of directors; and

  •
  Legacy Nikola's senior management is the senior management of the combined company.

        Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of VectoIQ following the completion of the Business Combination. The unaudited pro forma adjustments represent management's estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2020
(in thousands)

	As of March 31, 2020				As of March 31, 2020
	VectoIQ Acquisition Corp. (Historical)
		Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,150	$75,515	$668,266	(A)	$744,931
Restricted cash	—	4,132	—		4,132
Accounts receivable, net	—	447	—		447
Prepaid in-kind services	—	13,269	72,000	(B)	85,269
Prepaid expenses and other current assets	7	7,842	(4,656)	(E)	3,193

Total current assets	1,157	101,205	735,610		837,972
Cash held in Trust Account	238,378	—	(238,378)	(G)	—
Investments held in Trust account	—	—	—		—
Restricted cash and cash equivalents	—	—	—		—
Long-term deposits	—	14,540	—		14,540
Property and equipment, net	—	54,436	—		54,436
Intangible assets, net	—	62,497	—		62,497
Goodwill	—	5,238	—		5,238
Other assets	—	54	—		54

Total Assets	$239,535	$237,970	$497,232		$974,737

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	139	7,783	(369)	(E)	7,553
Accounts payable due to related parties	—	285	—		285
Accrued expenses and other current liabilities	—	16,253	(3,923)	(J)	12,330
Accrued expenses due to related parties	—	791	—		791
Accrued liabilities	80	—	—		80
Accrued income tax payable	695	—	—		695
Note Payable	422	—	(422)	(L)	—
Forward contract liability	—	1,324	(1,324)	(B)	—
Term note—current	—	4,100	—		4,100

Total current liabilities	1,336	30,536	(6,038)		25,834
Term note	—	—	—		—
Other long-term liabilities	—	12,024	—		12,024
Deferred tax liabilities, net	—	1,073	—		1,073

Total liabilities	1,336	43,633	(6,038)		38,931
Commitments and contingencies
Redeemable convertible preferred stock—subject to possible redemption	—	414,664	(414,664)	(M)	—
Common shares subject to possible redemption	233,199	—	(233,199)	(N)	—
Stockholders' equity (deficit):
Common Stock	1	—	35	(O)	36
Legacy Nikola common stock	—	1	(1)	(Q)	—
Additional paid-in capital	4,999	1,315	1,166,653	(R)	1,172,967
Accumulated deficit	—	(221,643)	(15,554)	(V)	(237,197)

Total stockholders' equity (deficit)	5,000	(220,327)	1,151,133		935,806

Total liabilities and stockholders' equity (deficit)	$239,535	$237,970	$497,232		$974,737

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2020
(in thousands, except share and per share data)

	Three Months Ended March 31, 2020
					Three Months Ended March 31, 2020
	VectoIQ Acquisition Corp. (Historical)
		Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$58	$—		$58
Costs and expenses:
Cost of goods sold	—	43	—		43
Operating expenses
Research and development	—	24,053	—		24,053
Selling, general, and administrative	699	7,978	1,653	(AA)	10,330

Total costs and expenses	699	32,074	1,653		34,426

Loss from operations	(699)	(32,016)	(1,653)		(34,368)
Other income (expense)
Investment income in Trust account	759	—	(759)	(DD)	—
Interest income	—	64	—		64
Loss on forward contract liability	—	(1,324)	1,324	(EE)	—
Other income, net	—	114	—		114

Loss before income taxes	60	(33,162)	(1,088)		(34,190)
Income tax expense	185	1	(228)	(GG)	(42)

Net income (loss)	$(125)	$(33,163)	$(860)		$(34,148)

Weighted average shares outstanding of common stock	29,640,000				360,904,478
Basic and diluted net income (loss) per share	$(0.00)				$(0.09)

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

	Year Ended December 31, 2019
					Year Ended on December 31, 2019
	VectoIQ Acquisition Corp. (Historical)
		Nikola Corporation (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$—	$482	$—		$482
Costs and expenses:
Cost of goods sold	—	271	—		271
Operating expenses
Research and development	—	67,514	—		67,514
Selling, general, and administrative	910	20,692	6,613	(AA)	28,215

Total costs and expenses	910	88,477	6,613		96,000

Loss from operations	(910)	(87,995)	(6,613)		(95,518)
Other income (expense)
Investment income in Trust account	5,033	—	(5,033)	(DD)	—
Interest income	—	1,456	—		1,456
Loss on Series A redeemable convertible preferred stock warrant liability	—	(3,339)	3,339	(FF)	—
Other income, net	—	1,373	—		1,373

Loss before income taxes	4,123	(88,505)	(8,307)		(92,689)
Income tax expense	1,392	151	(1,744)	(GG)	(201)

Net income (loss)	2,731	(88,656)	(6,563)		(92,488)
Premium paid on repurchase of redeemable convertible preferred stock	—	(16,816)	16,816	(HH)	—

Net income (loss) attributable to common stockholders	$2,731	$(105,472)	$10,253		$(92,488)

Weighted average shares outstanding of common stock	29,640,000				360,904,478
Basic and diluted net income (loss) per share	$0.09				$(0.26)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

        The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, VectoIQ is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Nikola issuing stock for the net assets of VectoIQ, accompanied by a recapitalization. The net assets of VectoIQ are stated at historical cost, with no goodwill or other intangible assets recorded.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 and for the three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2019.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2020 has been prepared using, and should be read in conjunction with, the following:

  •
  VectoIQ's unaudited balance sheet as of March 31, 2020 and the related notes, which is incorporated by reference; and

  •
  Legacy Nikola's unaudited balance sheet as of March 31, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

        The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 has been prepared using, and should be read in conjunction with, the following:

  •
  VectoIQ's unaudited statement of operations for the three months ended March 31, 2020 and the related notes, which is incorporated by reference; and

  •
  Legacy Nikola's unaudited statement of operations for the three months ended March 31, 2020 and the related notes, which is attached as an exhibit to this filing and incorporated by reference.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

  •
  VectoIQ's audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference; and

  •
  Legacy Nikola's audited statement of operations for the year ended December 31, 2019 and the related notes, which is incorporated by reference.

        Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

        The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

        The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of VectoIQ and Legacy Nikola.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

        The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. VectoIQ and Legacy Nikola have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

        The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

  (A)
  Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
Proceeds from amended Series D preferred stock purchase agreement	50,000	(B	)
Repurchase of Series B preferred stock	(25,000)	(C	)
Proceeds from exercise of Legacy Nikola stock options	1,871	(D	)
Payment of transaction fees for Legacy Nikola	(6,234)	(E	)
Payment of transaction fees and underwriting fees for VectoIQ	(45,269)	(F	)
Reclassification of cash and investments held in Trust Account	238,378	(G	)
Proceeds from Subscription Agreements	525,000	(H	)
Redemption of Common Stock from M&M Residual, LLC	(70,000)	(I	)
Settlement of accrued expenses related to Administrative Support Agreement	(30)	(K	)
Settlement of VectoIQ related party loan	(422)	(L	)
Redemptions of Common Stock by Public Stockholders	(28)	(W	)

	668,266	(A	)
  (B)
  Reflects the issuance of an additional 2,699,784 and 3,887,657 Series D redeemable convertible preferred stock in exchange for $50.0 million and $72.0 million in-kind services provided by CNHI and Iveco pursuant to the amended Series D preferred stock purchase agreement, including the settlement of the $1.3 million forward contract liability.

  (C)
  Reflects the repurchase of 1,499,700 Series B redeemable convertible preferred stock at the price of $16.67 per share for an aggregate purchase price of $25.0 million pursuant to the Series B preferred stock repurchase agreement.

  (D)
  Reflects the proceeds of approximately $1.8 million for the exercise of 935,345 Legacy Nikola stock options.

  (E)
  Represents transaction costs of approximately $6.6 million incurred by Legacy Nikola in consummating the Business Combination. Of the amount, approximately $0.4 million in cash, $4.7 million in prepaid expenses and other current assets, $3.9 million in accrued expenses and other current liabilities, and $0.4 million in accounts payable related to transaction costs were previously incurred and recorded as of March 31, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

  (F)
  Represents transaction costs and underwriting costs of approximately $45.7 million incurred by VectoIQ in consummating the Business Combination. Of the amount, approximately $0.4 million was previously incurred as of March 31, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are deemed to not have a continuing impact on the results of the post-combination company.

  (G)
  Reflects the reclassification of $238.4 million of cash and investments held in the Trust Account that becomes available following the Business Combination.

  (H)
  Reflects the net proceeds of $525.0 million from the issuance and sale of 52,500,000 shares of Common Stock at $10.00 per share in a private placement pursuant to the Subscription Agreements.

  (I)
  Reflects share redemption of 7,000,000 shares of Common Stock from M&M Residual, LLC at a purchase price of $10.00 per share.

  (J)
  Represents pro forma adjustments to accrued expenses and other current liabilities to reflect the following:

	(in thousands)
Settlement of transaction fees for Legacy Nikola	(3,893)	(E	)
Settlement of accrued expenses pursuant to Administrative Support Agreement	(30)	(K	)

	(3,923)	(J	)
  (K)
  Reflects the settlement of accrued expenses pursuant to the Administrative Support Agreement with VectoIQ's Sponsor, which terminated upon consummation of the Business Combination.

  (L)
  Reflects the settlement of VectoIQ's related party loans upon consummation of the merger.

  (M)
  Reflects the conversion of Legacy Nikola preferred stock into Legacy Nikola common stock.

  (N)
  Reflects the reclassification of $233.2 million of Common Stock subject to possible redemption to permanent equity.

  (O)
  Represents pro forma adjustments to Common Stock balance to reflect the following:

	(in thousands)
Issuance of Common Stock from Subscription Agreements	5	(H	)
Redemption of Common Stock from M&M Residual, LLC	(1)	(I	)
Reclassification of Common Stock subject to redemption	2	(N	)
Recapitalization of Legacy Nikola common stock to Common Stock	29	(P	)
Redemptions of Common Stock by Public Stockholders	—	(W	)

	35	(O	)
  (P)
  Represents recapitalization of Legacy Nikola common stock to Common Stock.

  (Q)
  Represents pro forma adjustments to Legacy Nikola common stock balance to reflect the following:

	(in thousands)
Conversion of Legacy Nikola preferred stock to Legacy Nikola common stock	1	(M	)
Recapitalization of Legacy Nikola common stock to Common Stock	(2)	(P	)

	(1)	(Q	)
  (R)
  Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

	(in thousands)
Issuance of Series D preferred stock pursuant to amended Series D preferred stock purchase agreement	123,324	(B	)
Repurchase of Series B preferred stock	(25,000)	(C	)
Exercise of Legacy Nikola stock options	1,871	(D	)
Payment of transaction fees for Legacy Nikola	(5,940)	(E	)
Payment of transaction fees and underwriting fees for VectoIQ	(45,269)	(F	)
Issuance of Common Stock from Subscription Agreements	524,995	(H	)
Redemption of Common Stock from M&M Residual, LLC	(69,999)	(I	)
Conversion of Legacy Nikola preferred stock to Legacy Nikola common stock	414,663	(M	)
Reclassification of Common Stock subject to redemption	233,197	(N	)
Recapitalization of Legacy Nikola common stock and Common Stock	(27)	(P	)
Acceleration of vesting of Legacy Nikola stock options	8,079	(S	)
Stock compensation expense for non-employee director compensation program	1,400	(T	)
Settlement of stock options pursuant to the Founder Stock Option Plan	5,387	(U	)
Redemptions of Common Stock by Public Stockholders	(28)	(W	)

	1,166,653	(R	)
  (S)
  Represents the amount of compensation cost related to the acceleration of the vesting for certain existing stock options granted.

  (T)
  Represents the stock compensation expense that will be recognized for the non-employee director compensation program. These costs are not included in the unaudited pro forma condensed combined statement of operations as the RSUs granted to non-employee directors vest in full on the first anniversary of the grant date. As such, they are deemed to not have a continuing impact on the results of the post-combination company.

  (U)
  Reflects the settlement of stock options pursuant to Legacy Nikola's Founder Stock Option Plan, effective as of December 31, 2018 (the "Founder Stock Option Plan") upon consummation of the Business Combination.

  (V)
  Represents pro forma adjustments to accumulated deficit balance to reflect the following:

	(in thousands)
Payment of estimated transaction fees for Legacy Nikola	(688)	(E	)
Acceleration of vesting of Legacy Nikola stock options	(8,079)	(S	)
Stock compensation expense for non-employee director compensation program	(1,400)	(T	)
Settlement of stock options pursuant to the Founder Stock Option Plan	(5,387)	(U	)

	(15,554)	(V	)
  (W)
  Represents actual redemption of 2,702 shares of Common Stock for approximately $0.03 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.37 per share. Legacy Nikola common stock not redeemed were rolled over into the combined company's Common Stock.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

        The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 are as follows:

  (AA)
  Represents pro forma adjustment to selling, general, and administrative expenses to reflect the following:

	Three Months Ended March 31, 2020	Year ended December 31, 2019
	(in thousands)
Stock-based compensation expense related to amended and restated employment agreements	1,683	6,733	(BB	)
Elimination of VectoIQ's historical office space and general administrative services	(30)	(120)	(CC	)

	1,653	6,613	(AA	)
  (BB)
  Effective as of the Closing Date, the Company entered into individual amended and restatement employment agreements with certain executive officers. Subject to Board approval, the executive officers are eligible to receive time-vested stock awards consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than a fixed amount based on the assumed stock value of $10.00 per share, subject to continued employment during a three-year cliff vesting schedule. A sensitivity analysis was performed to quantify the impact of a hypothetical increase of 10% on the potential grant date stock value compared to the assumed stock value of $10.00. A 10% increase in stock value would lead to the recognition of an additional $0.2 million and $0.7 million in stock-based compensation expense for the three months ended March 31, 2020, and the year ended December 31, 2019, respectively.

  (CC)
  Represents pro forma adjustment to eliminate historical expenses related to VectoIQ's office space and general administrative services, which terminated upon consummation of the Merger.

  (DD)
  Represents pro forma adjustment to eliminate investment income related to the investment held in the Trust Account.

  (EE)
  Reflects the elimination of the loss on the forward contract liability. The Company settled the liability in April 2020 with the issuance of Series D redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

  (FF)
  Reflects the elimination of the loss on Series A redeemable convertible preferred stock warrant liability. As of December 31, 2019, all of the warrants were exercised into Series A redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

  (GG)
  Reflects income tax effect of pro forma adjustments using the estimated statutory tax rate of 21%.

  (HH)
  Reflects the elimination of the premium paid on repurchase of redeemable convertible preferred stock, which ceased to exist upon the conversion into Common Stock.

3. Loss per Share

        Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

	Three Months Ended March 31, 2020	Year ended December 31, 2019
Pro forma net loss (in thousands)	$(34,148)	$(92,488)
Weighted average shares outstanding—basic and diluted	360,904,478	360,904,478
Net loss per share—basic and diluted(1)	$(0.09)	$(0.26)
Weighted average shares outstanding—basic and diluted
VectoIQ Public Stockholders	22,983,872	22,983,872
Holders of VectoIQ Founder Shares	6,640,000	6,640,000
PIPE Investors	52,500,000	52,500,000
Legacy Nikola stockholders(2)(3)	278,780,606	278,780,606

	360,904,478	360,904,478

(1)
For the purposes of calculating diluted earnings per share, it was assumed that all outstanding VectoIQ Warrants sold in the IPO and the private placement are exchanged for Common Stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(2)
The pro forma shares attributable to Legacy Nikola stockholders is calculated by applying the exchange ratio of 1.901 to the historical Legacy Nikola common stock and preferred stock that was exchanged in the Business Combination, including additional shares that were issued and repurchased subsequent to the historical financial statements of Legacy Nikola, as follows:

    •
    historical Legacy Nikola common stock of 60.2 million shares as of March 31, 2020,

    •
    historical Legacy Nikola Preferred Stock of 84.1 million shares as of March 31, 2020,

    •
    the issuance of additional Series D redeemable preferred stock of 6.6 million shares as described in note 2(B),

    •
    the exercise of 0.9 million Legacy Nikola grantee stock options as described in note 2(D), less

    •
    the repurchase of Series B redeemable preferred stock of 1.5 million shares as described in note 2(C).

    Pro forma shares attributable to Legacy Nikola stockholder was further adjusted for the redemption of 7.0 million shares of Common Stock from M&M Residual, LLC as described in note 2(I).

(3)
The pro forma basic and diluted shares of Legacy Nikola stockholders exclude 41.1 million of unexercised employee stock options, as these are not deemed a participating security and their effect is antidilutive.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information which Nikola's management believes is relevant to an assessment and understanding of Nikola's consolidated results of operations and financial condition. The discussion should be read together with "Selected Financial Information" and the consolidated financial statements and related notes that are included elsewhere in this prospectus. The discussion and analysis should also be read together with our pro forma financial information for the three months ended March 31, 2020 and the year ended December 31, 2019. See the section entitled "Unaudited Pro Forma Condensed Combined Financial Information." This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" or in other parts of this prospectus. Unless the context otherwise requires, references in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" to "we", "us", "our", and the "Company" are intended to mean the business and operations of Nikola and its consolidated subsidiaries.

Overview

        We are a vertically integrated zero-emissions transportation systems provider that designs and manufactures state-of-the-art battery-electric and hydrogen fuel cell electric vehicles, electric vehicle drivetrains, energy storage systems, and hydrogen fueling stations. To date, we have been primarily focused on delivering zero-emission class 8 semi-trucks to the commercial transportation sector in the U.S. and in Europe. Our core product offering includes battery-electric and hydrogen fuel cell electric trucks and hydrogen fuel.

        We operate in three business units: Truck, Energy and Powersports. The Truck business unit is developing and commercializing battery-electric vehicle ("BEV") and hydrogen fuel cell electric vehicle ("FCEV") class 8 trucks that provide environmentally friendly, cost-effective solutions to the short haul and long-haul trucking sector. The Energy business unit is developing and constructing a network of hydrogen fueling stations to meet hydrogen fuel demand for FCEV customers. The Powersports business unit is developing electric vehicle solutions for military and outdoor recreational applications.

        In 2019, Legacy Nikola partnered with Iveco S.p.A ("Iveco"), a subsidiary of CNH Industrial N.V. ("CNHI"), a leading European industrial vehicle manufacturing company. Together, we and Iveco are jointly developing cab over BEV and FCEV trucks for sale in the European market, which will be manufactured through a 50/50 owned joint venture in Europe. In April 2020, Legacy Nikola and Iveco entered into a series of agreements which established the joint venture, Nikola Iveco Europe B.V. The joint venture with Iveco provides us with the manufacturing infrastructure to build BEV trucks for the North American market prior to the completion of our planned greenfield manufacturing facility in Coolidge, Arizona. The operations of the joint venture are expected to commence in the third quarter of fiscal 2020.

        Our plan is to begin construction on our greenfield manufacturing facility in late 2020, and Iveco will contribute technical engineering and production support. Phase 1 of the greenfield manufacturing facility will be completed by the end of 2021, and we expect to start BEV production at the facility in 2022 and FCEV production in 2023.

        To date, Legacy Nikola has financed its operations primarily through private placements of redeemable convertible preferred stock. From the date of incorporation through March 31, 2020, Legacy Nikola has raised aggregate gross proceeds of approximately $435.1 million from the issuance of redeemable convertible preferred stock, both for cash and in-kind contributions of services and intellectual property. Legacy Nikola incurred a net loss of $33.2 million and used $22.0 million in cash to fund its operations during the three months ended March 31, 2020.

        We expect both our capital and operating expenditures will increase significantly in connection with our ongoing activities, as we:

  •
  construct manufacturing facilities and purchases related equipment;

  •
  commercialize our heavy-duty trucks and other products;

  •
  develop hydrogen fueling stations;

  •
  continue to invest in our technology;

  •
  increase our investment in marketing and advertising, sales, and distribution infrastructure for our products and services;

  •
  maintain and improve our operational, financial and management information systems;

  •
  hire additional personnel;

  •
  obtain, maintain, expand, and protects our intellectual property portfolio; and

  •
  operate as a public company.

Comparability of Financial Information

        Our results of operations and statements of assets and liabilities may not be comparable between periods as a result of the Business Combination.

Business Combination and Public Company Costs

        We were originally known as VectoIQ Acquisition Corp. On June 3, 2020, VectoIQ consummated the Merger of its wholly-owned subsidiary Merger Sub, with and into Legacy Nikola, pursuant to the Business Combination Agreement, among VectoIQ, Legacy Nikola and Merger Sub. In connection with the Closing, VectoIQ changed its name to Nikola Corporation.

        Following the Closing, Legacy Nikola was deemed the accounting predecessor of the Merger and will be the successor registrant for SEC purposes, meaning that Legacy Nikola's financial statements for previous periods will be disclosed in our future periodic reports filed with the SEC.

        The Merger is accounted for as a reverse recapitalization. Under this method of accounting, VectoIQ will be treated as the acquired company for financial statement reporting purposes. The most significant change in the successor's future reported financial position and results are an increase in cash and cash equivalents (as compared to Legacy Nikola's consolidated balance sheet at March 31, 2020) as a result of the Business Combination, the PIPE transaction and net proceeds from Series D convertible preferred stock, offset by payments for operations. Total non-recurring transaction costs are approximately $52.3 million, of which Legacy Nikola incurred approximately $6.6 million. In addition, stock options issued by Legacy Nikola's Chief Executive Officer to certain employees were accelerated upon the Closing, which is a non-recurring expense of approximately $3.8 million for the three months ended June 30, 2020. The underlying Legacy Nikola common stock of these stock options are owned by Legacy Nikola's Chief Executive Officer and are considered to be issued by us for accounting purposes. In addition, certain stock options vesting periods were accelerated due to the Merger and Legacy Nikola recorded an additional $8.1 million of expense during the three months ended June 30, 2020. Our unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2020 is contained elsewhere in this prospectus.

        As a consequence of the Merger, we are a Nasdaq-listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors' and officers' liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Key Factors Affecting Operating Results

        We believe that our performance and future success depend on several factors that present significant opportunities for us but also pose risks and challenges, including those set forth in the section entitled "Risk Factors."

Commercial Launch of Nikola heavy duty trucks and other products

        We expect to derive revenue from our BEV trucks in 2021 and FCEV trucks in 2023. Prior to commercialization, we must complete modification or construction of required manufacturing facilities, purchase and integrate related equipment and software, and achieve several research and development milestones. As a result, we will require substantial additional capital to develop our products and services and fund operations for the foreseeable future. Until we can generate sufficient revenue from product sales and hydrogen FCEV leases, we expect to finance our operations through a combination of existing cash on hand as a result of the Business Combination and PIPE, secondary public offerings, debt financings, collaborations, and licensing arrangements. The amount and timing of our future funding requirements will depend on many factors, including the pace and results of our development efforts. Any delays in the successful completion of our manufacturing facility will impact our ability to generate revenue.

Customer Demand

        While not yet commercially available, we have received significant interest from potential customers. Going forward, we expect the size of our committed backlog to be an important indicator of our future performance.

Basis of Presentation

        Currently, we conduct business through one operating segment. All long-lived assets are maintained in, and all losses are attributable to, the United States of America. See Note 2 in the accompanying audited consolidated financial statements for more information about our operating segment.

Components of Results of Operations

Revenues

        To date, we have primarily generated revenues from services related to solar installation projects that are completed in one year or less. Solar installation projects are expected to be discontinued.

        Following the anticipated introduction of our products to the market, we expect the significant majority of our revenue to be derived from direct sales of BEV trucks starting in 2021 and from the bundled leases of FCEV trucks beginning in 2023. Our bundled lease offering is inclusive of the cost of the truck, hydrogen fuel and regularly-scheduled maintenance. We expect the bundled leases to qualify for the "sales-type lease" accounting under GAAP, with the sale of the truck recognized upon the transfer of the title, and hydrogen fuel and maintenance revenues recognized over time as they are being provided to the customer.

Cost of Revenues

        To date, our cost of revenues has included materials, labor, and other direct costs related to solar installation projects.

        Once we have reached commercial production, cost of revenues will include direct parts, material and labor costs, manufacturing overhead, including amortized tooling costs and depreciation of our greenfield manufacturing facility, depreciation of our hydrogen fueling stations, cost of hydrogen production, shipping and logistics costs and reserves for estimated warranty expenses.

Research and Development Expense

        Research and development expenses consist primarily of costs incurred for the discovery and development of our vehicles, which include:

  •
  Fees paid to third parties such as consultants and contractors for outside development;

  •
  Expenses related to materials, supplies and third-party services;

  •
  Personnel-related expenses, including salaries, benefits, and stock-based compensation expense, for personnel in our engineering and research functions;

  •
  Depreciation for prototyping equipment and research and development facilities.

        During the three months ended March 31, 2020 and fiscal year 2019, our research and development expenses were primarily incurred in the development of the BEV and FCEV trucks.

        As a part of its in-kind investment, Iveco is providing us with $100.0 million in advisory services (based on pre-negotiated hourly rates), including project coordination, drawings, documentation support, engineering support, vehicle integration, and product validation support. Those services are expected to be consumed primarily in 2020 and 2021 and will be recorded as research and development expense until we reach commercial production.

        We expect our research and development costs to increase for the foreseeable future as we continue to invest in research and develop activities to achieve our technology and product roadmap goals.

Selling, General, and Administrative Expense

        Selling, general, and administrative expenses consist of personnel-related expenses for our corporate, executive, finance, and other administrative functions, expenses for outside professional services, including legal, audit and accounting services, as well as expenses for facilities, depreciation, amortization, travel, and marketing costs. Personnel-related expenses consist of salaries, benefits, and stock-based compensation.

        We expect our selling, general, and administrative expenses to increase for the foreseeable future as we scale headcount with the growth of our business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Interest Income (Expense), net

        Interest income (expense) consists primarily of interest received or earned on our cash and cash equivalents balances. Interest expense consists of interest paid on our equipment term loan and financing lease.

Gain (loss) on Series A Redeemable Convertible Preferred Stock Warrant Liability

        The gain (loss) on Series A redeemable convertible preferred stock warrant liability includes gains and losses from the remeasurement of our redeemable convertible preferred stock warrant liability. As of December 31, 2019, all of our outstanding redeemable convertible preferred stock warrants were exercised, therefore, going forward, there will not be any impact from the remeasurement of redeemable convertible preferred stock warrants.

Loss on Forward Contract Liability

        The loss on forward contract liability includes losses from the remeasurement of Legacy Nikola's Series D redeemable convertible preferred share forward contract liability. In April 2020, Legacy Nikola fulfilled the forward contract liability and, therefore, subsequent to June 30, 2020, there will not be any impact from the remeasurement of the forward contract liability.

Other Income, net

        Other income consists primarily of other miscellaneous non-operating items, such as government grants, subsidies, and merchandising.

Income Tax Expense

        Our income tax provision consists of an estimate for U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. Due to cumulative losses, we maintain a valuation allowance against U.S. and state deferred tax assets. Cash paid for income taxes, net of refunds during the three months ended March 31, 2020 and during the years ended December 31, 2019, 2018, and 2017 was not material.

Results of Operations

Comparison of Three Months Ended March 31, 2020 to Three Months Ended March 31, 2019

        The following table sets forth Legacy Nikola's historical operating results for the periods indicated:

	Three Months Ended March 31,
	2020	2019	$ Change	% Change
	(dollar amounts in thousands)
Revenues	$58	$124	$(66)	(53.2)%
Cost of revenues	43	62	(19)	(30.6)

Gross profit	15	62	(47)	(75.8)

Operating expenses:
Research and development	24,053	23,397	656	2.8
Selling, general, and administrative	7,978	6,501	1,477	22.7

Total operating expenses	32,031	29,898	2,133	7.1

Loss from operations	(32,016)	(29,836)	(2,180)	(7.3)
Other income (expense):
Interest income, net	64	333	(269)	(80.8)
Loss on Series A redeemable convertible preferred stock warrant liability	—	(593)	593	NM
Loss on forward contract liability	(1,324)	—	(1,324)	NM
Other income, net	114	1	113	NM

Loss before income taxes	(33,162)	(30,095)	(3,067)	(10.2)

Income tax expense	1	2	(1)	NM

Net loss	(33,163)	(30,097)	(3,066)	(10.2)

Net loss per share to common stockholders, basic and diluted	$(0.55)	$(0.50)	$(0.05)	NM

Weighted-average shares used to compute net loss per share to common stockholders, basic and diluted	60,167,749	60,166,667	1,082	NM

Revenues

        Our total revenue decreased by $66 thousand or 53.2% from $124 thousand during the three months ended March 31, 2019 to $58 thousand during the three months ended March 31, 2020. The decrease in revenue was related to a decrease in solar installation services.

Cost of Revenues

        Our cost of revenues decreased by $19 thousand or 30.6% from $62 thousand during the three months ended March 31, 2019 to $43 thousand during the three months ended March 31, 2020, due to a decrease in related revenues.

Research and Development

        Our research and development expenses increased by $0.7 million or 2.8% from $23.4 million during the three months ended March 31, 2019 to $24.1 million during the three months ended March 31, 2020. This increase was primarily from higher personnel costs driven by increased engineering headcount, and depreciation costs primarily driven by the depreciation of the new headquarters facility. This was primarily offset from lower spend on purchased components due to preparation for Nikola World in 2019.

Selling, General, and Administrative

        Our selling, general, and administrative expenses increased by $1.5 million or 22.7% from $6.5 million during the three months ended March 31, 2019 to $8.0 million during the three months ended March 31, 2020. The increase was primarily related to higher personnel expenses driven by growth in headcount and higher general corporate expenses, including depreciation of our new headquarters in Phoenix, Arizona. This was partially offset by a decrease in marketing costs from Nikola World in 2019.

Interest Income, net

        Our interest income, net decreased by $0.2 million or 80.5%, from $0.3 million during the three months ended March 31, 2019 to $0.1 million during the three months ended March 31, 2020. The decrease is primarily due to increased interest expense from Legacy Nikola's financing lease and a decrease in average cash and cash equivalents balance, offset by a higher interest rate earned on deposits.

Loss on Forward Contract Liability

        Our loss on Series D redeemable convertible preferred stock forward contract liability represents the recognized loss from a $1.3 million change in fair value as of March 31, 2020.

Other Income, net

        Our other income, net increased by $0.1 million, from $1 thousand during the three months ended March 31, 2019 to $0.1 million during the three months ended March 31, 2020. The increase was primarily related to subcontracting work performed on government contracts.

Income Tax Expense

        Our income tax expense was immaterial for the three months ended March 31, 2020 and 2019. Legacy Nikola has accumulated net operating losses at the federal and state level and maintain a full valuation allowance against Legacy Nikola's net deferred taxes.

Comparison of Fiscal Year Ended December 31, 2019 to Fiscal Year Ended December 31, 2018

        The following table sets forth our historical operating results for the periods indicated:

	Years Ended December 31,
	2019	2018	$ Change	% Change
	(dollar amounts in thousands, except share and per share data)
Revenues	$482	$173	$309	178.6%
Cost of revenues	271	50	221	442.0

Gross profit	211	123	88	71.5

Operating expenses:
Research and development	67,514	58,374	9,140	15.7
Selling, general, and administrative	20,692	12,238	8,454	69.1

Total operating expenses	88,206	70,612	17,594	24.9

Loss from operations	(87,995)	(70,489)	(17,506)	(24.8)
Other income (expense):
Interest income, net	1,456	686	770	112.2
(Loss) gain on Series A redeemable convertible preferred stock warrant liability	(3,339)	3,502	(6,841)	NM
Other income, net	1,373	6	1,367	NM

Loss before income taxes	(88,505)	(66,295)	(22,210)	(33.5)

Income tax expense (benefit)	151	(2,002)	2,153	NM

Net loss	(88,656)	(64,293)	(24,363)	(37.9)
Premium paid on repurchase of redeemable convertible preferred stock	(16,816)	(166)	(16,650)	NM

Net loss attributable to common stockholders, basic and diluted	$(105,472)	$(64,459)	$(41,013)	NM

Net loss attributable per share to common stockholders, basic and diluted	$(1.75)	$(1.07)	$(0.68)	NM

Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	60,166,799	60,166,667	132	NM %

Revenues

        Our total revenue increased by $0.3 million or 178.6% from $0.2 million in the fiscal year 2018 to $0.5 million in the fiscal year 2019. The increase in revenue was related to an increase in solar installation services.

Cost of Revenues

        Cost of revenues increased by $0.2 million or 442.0% from $0.1 million in the fiscal year 2018 to $0.3 million in the fiscal year 2019. The increase in the cost of revenues was related to an increase in materials used in solar installation projects.

Research and Development

        Research and development expenses increased by $9.1 million or 15.7% from $58.4 million in the fiscal year 2018 to $67.5 million in the fiscal year 2019. The increase was primarily due to an increase of $13.3 million in personnel and travel expenses, offset by a $4.4 million decrease in outside development expenses.

        The increase in personnel costs and travel expenses was primarily driven by our increased engineering headcount year over year as we continue to advance the development and design of our vehicles and invest in our in-house engineering capabilities.

        Outside development expenses and materials expenses were higher in the fiscal year 2018 to support the development and build of the Nikola Two FCEV trucks, along with the mockup builds of the Nikola Tre BEV, and other vehicles, which were all debuted at Nikola World in April 2019. Additionally, in the fiscal year 2019, we have been able to manage our outside research and development spend by building our internal engineering team and expect to continue to do so going forward.

Selling, General, and Administrative

        Selling, general, and administrative expenses increased by $8.5 million or 69.1% from $12.2 million in the fiscal year 2018 to $20.7 million in the fiscal year 2019, primarily due to a one-time payment of $2.1 million related to consulting services on future manufacturing site selection, and higher marketing expenses of $2.7 million primarily related to the Nikola World event held in April 2019. The remaining $3.7 million increase is attributed to higher personnel expenses driven by growth in headcount and higher general corporate expenses, including depreciation of our new headquarters in Phoenix, Arizona.

Interest Income, net

        Interest income, net increased by $0.8 million or 112.2%, from $0.7 million in the fiscal year 2018 to $1.5 million in the fiscal year 2019. The increase was primarily due to the substantial portion of cash and cash equivalents on hand being moved to a higher interest-bearing investment account in the second quarter of 2019.

(Loss) gain on Series A Redeemable Convertible Preferred Stock Warrant Liability

        The (loss) gain on Series A redeemable convertible preferred stock warrant liability decreased $6.8 million due to a $3.5 million gain recorded in fiscal 2018 on 3.0 million Series A redeemable convertible preferred warrants which expired in March 2018 as opposed to a $3.3 million loss recorded in fiscal year 2019 on 720 thousand Series A warrants which were exercised in December 2019.

Other Income, net

        Other income, net increased by $1.4 million, from $6 thousand in the fiscal year 2018 to $1.4 million in the fiscal year 2019. The increase was primarily related to grants received from the state of Arizona, as well as subcontracting work performed on government contracts.

        During fiscal 2019, Legacy Nikola entered into a $3.5 million grant agreement with Arizona Commerce Authority to relocate our headquarters to Arizona, build manufacturing and research and development operations, create jobs, and enter into capital investments within the state. We met the first milestone of the agreement in the fourth quarter of 2019 and received the initial payment of $1.0 million from the state. We will record future payments in other income as they are received.

Income Tax Expense (Benefit)

        Our income tax expense increased by $2.2 million, from a benefit of $2.0 million in the fiscal year 2018 to an expense of $0.2 million in the fiscal year 2019. The increase in tax expense is primarily related to changes in deferred tax liabilities recorded for our intangible assets and goodwill.

Comparison of Fiscal Year Ended December 31, 2018 to Fiscal Year Ended December 31, 2017

        The following table sets forth our historical operating results for the periods indicated:

	Years Ended December 31,
	2018	2017	$ Change	% Change
	(dollar amounts in thousands, except share and per share data)
Revenues	$173	$486	$(313)	(64.4)%
Cost of revenues	50	304	(254)	(83.6)

Gross profit	123	182	(59)	(32.4)

Operating expenses:
Research and development	58,374	11,615	46,759	402.6
Selling, general, and administrative	12,238	5,849	6,389	109.2

Total operating expenses	70,612	17,464	53,148	304.3

Loss from operations	(70,489)	(17,282)	(53,207)	(307.9)
Other income (expense):
Interest income (expense), net	686	(814)	1,500	NM
Gain (loss) on Series A preferred stock warrant liability	3,502	(975)	4,477	NM
Other income (expense), net	6	(59)	65	NM

Loss before income taxes	(66,295)	(19,130)	(47,165)	(246.5)

Income tax benefit	(2,002)	(1,574)	(428)	(27.2)

Net loss	(64,293)	(17,556)	(46,737)	(266.2)
Premium paid on repurchase of redeemable convertible preferred stock	(166)	—	(166)	NM

Net loss attributable to common stockholders, basic and diluted	$(64,459)	$(17,556)	$(46,903)	(266.2)

Net loss attributable per share to common stockholders, basic and diluted	$(1.07)	$(0.29)	$(0.78)	NM

Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	60,166,667	60,053,425	113,242	NM %

Revenues

        Our total revenue decreased by $0.3 million or 64.4%, from $0.5 million in the fiscal year 2017 to $0.2 million in the fiscal year 2018. The decrease in revenue was primarily related to a decrease in solar installation services.

Cost of Revenues

        Cost of revenues decreased by $0.2 million or 83.6%, from $0.3 million in the fiscal year 2017 to $0.1 million in the fiscal year 2018. The decrease in cost of revenues was primarily related to a decrease in materials used in solar installation projects.

Research and Development

        Research and development expenses increased by $46.8 million or 402.6%, from $11.6 million in fiscal year 2017 to $58.4 million in fiscal year 2018. The increase was primarily due to increases of $37.0 million in outside development costs, $7.1 million in material expenses, and $2.5 million in personnel costs.

        The increase in outside development and materials expenses in the fiscal year 2018 was primarily due to the development and build of the Nikola Two FCEV trucks, and other Nikola vehicles, which were debuted at Nikola World in April 2019. The development activities included using third party engineering services to aid in the development of the fuel cell system, powertrain, battery, vehicle controls, and overall vehicle integration.

        The increase in personnel costs was primarily driven by increased headcount year over year as we have continued the internal development of our Nikola Two FCEV truck and Nikola Tre BEV truck, and related components.

Selling, General, and Administrative

        Selling, general, and administrative expenses increased by $6.4 million or 109.2%, from $5.8 million in the fiscal year 2017 to $12.2 million in the fiscal year 2018, primarily driven by an increase of $4.3 million in personnel and travel expenses as a result of higher headcount. The remaining $2.1 million increase is attributed to the rise in professional and legal services and occupancy expenses associated with the relocation of our headquarters from Salt Lake City, Utah to Phoenix, Arizona.

Interest Income (Expense), net

        Interest income (expense), net increased by $1.5 million from interest expense, net of $0.8 million in the fiscal year 2017 to interest income, net of $0.7 million in the fiscal year 2018. The increase was primarily due to an increase in cash and cash equivalents on-hand, associated with Series B and Series C preferred stock financing.

Gain (Loss) on Series A Redeemable Convertible Preferred Stock Warrant Liability

        The gain (loss) on Series A redeemable convertible preferred stock warrant liability increased $4.5 million from $1.0 million loss in fiscal 2017 which was a result of the change in fair value related our Series A redeemable convertible preferred stock warrant liability to $3.5 million gain in fiscal 2018, primarily due to a $2.8 million gain recorded in fiscal 2018 on 3 million Series A warrants which expired in March 2018.

Income Tax Benefit

        Our income tax benefit increased by $0.4 million or 27.2%, from a benefit of $1.6 million in the fiscal year 2017 to the benefit of $2.0 million in the fiscal year 2018. The increase in tax benefit is primarily related to changes in deferred tax liabilities related to our indefinite-lived intangible and goodwill.

Non-GAAP Financial Measures

        In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measure is useful in evaluating operational performance. We use the following non-GAAP financial information to evaluate ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing operating performance.

EBITDA and Adjusted EBITDA

        "EBITDA" is defined as net loss before other non-operating expense or income, income tax expense or benefit, and depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

        Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

        The following table reconciles net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(33,163)	$(30,097)
Interest income, net	(64)	(333)
Income tax expense	1	2
Depreciation and amortization	1,351	196

EBITDA	(31,875)	(30,232)
Stock-based compensation	1,313	1,153
Loss on Series A redeemable convertible preferred stock warrant liability	—	593
Loss on forward contract liability	1,324	—

Adjusted EBITDA	$(29,238)	$(28,486)

        The following table reconciles net loss to EBITDA and Adjusted EBITDA for the years ended December 31, 2019, 2018 and 2017, respectively:

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net loss attributable to common stockholders	$(105,472)	$(64,459)	$(17,556)
Premium paid on repurchase of redeemable convertible preferred stock	16,816	166	—
Net loss	(88,656)	(64,293)	(17,556)
Interest (income) expense, net	(1,456)	(686)	814
Income tax expense (benefit)	151	(2,002)	(1,574)
Depreciation and amortization	2,323	625	412

EBITDA	(87,638)	(66,356)	(17,904)
Stock-based compensation	4,858	3,843	2,657
Loss (gain) on Series A redeemable convertible preferred stock warrant liability	3,339	(3,502)	975

Adjusted EBITDA	$(79,441)	$(66,015)	$(14,272)

Liquidity and Capital Resources

        Since inception, Legacy Nikola has financed its operations primarily from the sales of redeemable convertible preferred stock. As of March 31, 2020, Legacy Nikola's principal sources of liquidity were Legacy Nikola's cash and cash equivalents in the amount of $75.5 million, which are primarily invested in money market funds.

Short-Term Liquidity Requirements

        As of the date of this prospectus, we have yet to generate any material revenues from our business operations. As of March 31, 2020, our current assets were $101.2 million consisting primarily of cash and restricted cash of $79.6 million, and our current liabilities were $30.5 million primarily comprised of accrued expenses, accounts payables and a $4.1 million equipment term note.

        In connection with the June 3, 2020 Business Combination and PIPE transactions we raised gross proceeds of $763.2 million, incurring $52.3 million in transaction fees, for net proceeds of $710.9 million. Net proceeds excludes payments for redemptions of M&M Residual, LLC for $70.0 million and repurchase of Nimbus Series B convertible redeemable preferred shares for $25.0 million.

        As of May 31, 2020, we had a cash and cash equivalents balance of $105.1 million. Based on the cash balance as of May 31, 2020 and proceeds from the Business Combination and PIPE transactions, we believe this will be sufficient to continue to execute our business strategy over the next twelve to eighteen month period by (i) completing the development and industrialization of the Nikola Tre BEV truck, (ii) completing phase one construction of the greenfield manufacturing facility, (iii) completing the construction of a pilot commercial hydrogen station and (iv) hiring of personnel.

        However, actual results could vary materially and negatively as a result of a number of factors, including:

  •
  the costs of building Phase 1 of our greenfield manufacturing facility and equipment;

  •
  the timing and the costs involved in bringing our vehicles to market, mainly the Nikola Tre BEV truck;

  •
  our ability to manage the costs of manufacturing the Nikola Tre BEV trucks;

  •
  the scope, progress, results, costs, timing and outcomes of our research and development for our fuel cell trucks;

  •
  the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities;

  •
  revenues received from sales of the Nikola Tre BEV trucks in 2021;

  •
  the costs of additional general and administrative personnel, including accounting and finance, legal and human resources, as a result of becoming a public company;

  •
  our ability to collect revenues; and

  •
  other risks discussed in the section entitled "Risk Factors."

Long-Term Liquidity Requirements

        The capital raised in the Business Combination will not be sufficient to cover forecasted capital needs and operating expenditures in fiscal year 2022 through fiscal year 2024. Until we can generate sufficient revenue from BEV truck sales and FCEV leases to cover operating expenses, working capital and capital expenditures, we expect to fund cash needs through a combination of equity and debt financing, including lease securitizations. If we raise funds by issuing equity securities, dilution to stockholders may result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of Common Stock. If we raise funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders Common Stock. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of upheaval that could impact the availability and cost of equity and debt financing.

        If adequate funds are not available, we will need to curb our expansion plans or limit our research and development activities, which would have a material adverse impact on our business prospects and results of operations.

For the Three Months Ended March 31, 2020 and 2019

        The following table provides a summary of cash flow data:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net cash used in operating activities	$(22,047)	$(32,162)
Net cash used in investing activities	(1,439)	(9,863)
Net cash provided by financing activities	13,301	—

Cash Flows from Operating Activities

        Our cash flows from operating activities are significantly affected by the growth of Legacy Nikola's business primarily related to research and development and selling, general, and administrative activities. Legacy Nikola's operating cash flows are also affected by Legacy Nikola's working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

        Our net cash used in operating activities was $22.0 million for the three months ended March 31, 2020. The most significant component of Legacy Nikola's cash used during this period was a net loss of

$33.2 million, which included non-cash expenses of $6.7 million for in-kind services, $1.4 million related to depreciation and amortization, $1.3 million related to stock based compensation, and a loss of $1.3 million related to the change in fair value of Legacy Nikola's Series D redeemable convertible preferred stock forward contract liability, and net cash inflows of $0.4 million from changes in operating assets and liabilities.

        Our cash used in operating activities was $32.2 million for the three months ended March 31, 2019. The largest component of Legacy Nikola's cash used during this period was a net loss of $30.1 million, which included non-cash charges of $1.2 million related to stock based compensation, loss of $0.6 million related to the change in fair value of Legacy Nikola's Series A redeemable convertible preferred stock warrant liability, and $0.2 million related to depreciation and amortization expense, and net cash outflows of $4.0 million from changes in operating assets and liabilities primarily driven by a decrease in accounts payable.

Cash Flows from Investing Activities

        We continue to experience negative cash flows from investing activities as we expand our business and builds our infrastructure. Cash flows from investing activities primarily relate to capital expenditures to support our growth. Legacy Nikola net cash used in investing activities is expected to continue to increase substantially as we build out and tools the North American truck manufacturing facility in Coolidge, Arizona and develop the network of hydrogen fueling stations.

        Our net cash used in investing activities was $1.4 million for the three months ended March 31, 2020, which was due to purchases and deposits on capital equipment for research and development testing equipment and software purchases.

        Our net cash used in investing activities was $9.9 million for the three months ended March 31, 2019, which was primarily due to purchases and deposits on capital equipment of $5.8 million and $4.0 million related to the construction of our headquarters.

Cash Flows from Financing Activities

        Through March 31, 2020, Legacy Nikola raised aggregate gross proceeds of approximately $435.1 million, of which $355.1 million was in the form of cash, from sales of redeemable convertible preferred stock. Additionally, in April 2020, Legacy Nikola received cash of $50.0 million in connection with the issuance of its Series D redeemable convertible preferred stock.

        Legacy Nikola's net cash provided by financing activities was $13.3 million for the three months ended March 31, 2020, which was primarily due to proceeds from the issuance of Series D redeemable convertible preferred stock of $13.0 million and proceeds from tenant allowances for the construction of our headquarters of $0.9 million, offset by payments made for future stock issuance costs of $0.4 million and Legacy Nikola's financing lease of $0.2 million.

        Legacy Nikola has no cash financing activities for the three months ended March 31, 2019.

For the Years Ended December 31, 2019, 2018, and 2017

        The following table provides a summary of cash flow data:

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Net cash used in operating activities	$(80,627)	$(54,019)	$(13,576)
Net cash used in investing activities	(39,302)	(15,410)	(2,482)
Net cash provided by financing activities	35,805	211,732	45,592

Cash Flows from Operating Activities

        Our cash flows from operating activities are significantly affected by the growth of our business primarily related to research and development and selling, general, and administrative activities. Our operating cash flows are also affected by our working capital needs to support growth in personnel-related expenditures and fluctuations in accounts payable and other current assets and liabilities.

        Net cash used in operating activities was $80.6 million for the year ended December 31, 2019. The most significant component of our cash used during this period was a net loss of $88.7 million, which included non-cash expenses of $8.0 million for in-kind services, $4.9 million related to stock-based compensation, loss of $3.3 million related to the change in fair value of our Series A redeemable convertible preferred stock warrant liability and $2.3 million related to depreciation and amortization, and net cash outflows of $10.6 million from changes in operating assets and liabilities. The net cash outflows from changes in operating assets and liabilities were primarily the result of a decrease in accounts payable due to related parties of $9.3 million, primarily related to the completion of certain outside development projects and settlement of related liabilities.

        Net cash used in operating activities was $54.0 million for the year ended December 31, 2018. The largest component of our cash used during this period was a net loss of $64.3 million, which included non-cash charges of $3.8 million related to stock-based compensation, gains of $3.5 million related to the change in fair value of our Series A redeemable convertible preferred stock warrant liability, a benefit of $2.0 million related to deferred income taxes, and $0.6 million related to depreciation and amortization expense, and net cash inflows of $11.6 million from changes in operating assets and liabilities. The net cash inflows from changes in operating assets and liabilities were primarily the result of an increase in accounts payable and accrued expenses and other current liabilities of $6.6 million and an increase in accounts payable due to related parties of $8.5 million.

        Net cash used in operating activities was $13.6 million for the year ended December 31, 2017. The largest component of our cash used during this period was a net loss of $17.6 million, which included non-cash charges of $2.7 million related to stock-based compensation, a benefit of $1.6 million related to our deferred income taxes, expense of $1.0 million related to the change in fair value of our Series A redeemable convertible preferred stock warrant liability, $0.4 million in depreciation and amortization expense, and net cash inflows of $1.5 million from changes in operating assets and liabilities.

Cash Flows from Investing Activities

        We continue to experience negative cash flows from investing activities as we expand our business and build our infrastructure. Cash flows from investing activities primarily relate to capital expenditures to support our growth. Net cash used in investing activities is expected to continue to increase substantially as we build out and tool our North American truck manufacturing facility in Coolidge, Arizona and develop the network of hydrogen fueling stations.

        Net cash used in investing activities was $39.3 million for the year ended December 31, 2019, which was primarily due to purchases and deposits on capital equipment of $21.1 million and $18.2 million related to the construction of our headquarters.

        Net cash used in investing activities was $15.4 million for the year ended December 31, 2018, which was primarily due to purchases and deposits on capital equipment of $9.2 million, $3.4 million related to the construction of our headquarters, and the issuance of a note receivable to a related party of $2.5 million.

        Net cash used in investing activities was $2.5 million for the year ended December 31, 2017, which was primarily due to purchases and deposits on capital equipment of $2.0 million and cash paid for acquisitions of $0.5 million.

Cash Flows from Financing Activities

        Through December 31, 2019, we raised aggregate gross proceeds of approximately $401.8 million, of which $341.8 million was in the form of cash, from sales of redeemable convertible preferred stock. Additionally, in January and February 2020, we received cash of $12.3 million in connection with the issuance of our Series D redeemable convertible preferred stock.

        Net cash provided by financing activities was $35.8 million for the year ended December 31, 2019, which was primarily due to proceeds from the issuance of Series D redeemable convertible preferred stock of $65.0 million and proceeds from the exercise of the Series A redeemable convertible preferred stock warrants of $2.2 million, offset by the repurchase of Series B redeemable convertible preferred stock of $31.4 million.

        Net cash provided by financing activities was $211.7 million for the year ended December 31, 2018, which was primarily due to net proceeds from the issuance of Series C redeemable convertible preferred stock of $209.0 million and proceeds from borrowings of $4.1 million related to the term note, offset by the retirement of Series B redeemable convertible preferred stock of $1.4 million.

        Net cash provided by financing activities was $45.6 million for the year ended December 31, 2017, which was primarily due to net proceeds from the issuance of Series B redeemable convertible preferred stock of $44.0 million, proceeds from borrowings of $2.9 million, and proceeds from the exercise of Series A redeemable convertible preferred stock warrant liability of $1.0 million, offset by the repayment of $3.3 million in borrowings.

Contractual Obligations and Commitments

        The following table summarizes our contractual obligations and other commitments as of December 31, 2019, and the years in which these obligations are due:

	Payments Due By period
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(in thousands)
Contractual obligations:
Operating lease obligations	$20,943	$1,739	$3,638	$3,854	$11,712
Purchase obligations	8,659	5,920	2,489	250	—

	$29,602	$7,659	$6,127	$4,104	$11,712

        Purchase obligations include purchase orders and agreements with a total term exceeding one year, to purchase goods or services that are enforceable, legally binding, and where the significant terms and minimum purchase obligations are stipulated.

        In addition, we enter into agreements in the normal course of business with vendors for research and development services and outsourced services, which are generally cancelable upon written notice. These payments are not included in this table of contractual obligations.

        As part of our arrangement with Iveco, once we commence commercial production, we are obligated to pay Iveco a royalty of 1.0% on BEV truck revenues and 1.25% on FCEV truck revenues over a period of seven years. We have not included royalty payments with respect to the licensed Iveco technology in the table above as the timing and amount of such obligations are unknown or uncertain. See Note 6 to our consolidated financial statements for further information.

        For the three months ended March 31, 2020, there have been no material changes to Legacy Nikola's significant contractual obligations.

Waitlist and Reservations

        Potential FCEV customers may reserve slots in our future production schedule by submitting a reservation request on our website. No deposit is required to be paid by the customer. We stopped soliciting FCEV reservations in fiscal 2019 in order to focus on large corporate dedicated customers. We consider the reservation list as an indication of potential demand rather than a product backlog for pending vehicle sales, as customers have not made firm commitments to order and take deliveries of vehicles and may cancel such reservations at any time. As we near commercial production in 2023, we expect to convert existing FCEV reservations into binding orders.

        As of March 31, 2020, Legacy Nikola had approximately 14,000 reservations for FCEV trucks.

        We only accept binding orders on BEV trucks, which are negotiated on a case by case basis.

Off-Balance Sheet Arrangements

        Since the date of Legacy Nikola's incorporation, we have not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

        Our financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

        Actual results may differ from these estimates under different assumptions or conditions. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management's judgments and estimates.

        While our significant accounting policies are described in the notes to our consolidated financial statements, we believe that the following accounting policies are most critical to understanding our financial condition and historical and future results of operations:

  •
  stock-based compensation and common stock valuation; and

  •
  intangible assets.

Stock-Based Compensation and Common Stock Valuation

        We recognize the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. We recognize stock-based compensation costs and reverse previously recognized costs for unvested options in the period forfeitures occur. We determine the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

  •
  Expected Term—We use the simplified method when calculating the expected term due to insufficient historical exercise data.

  •
  Expected Volatility—As our shares are not actively traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

  •
  Expected Dividend Yield—The dividend rate used is zero as we have never paid any cash dividends on Common Stock or Legacy Nikola common stock and do not anticipate doing so in the foreseeable future.

  •
  Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

Common Stock Valuations

        The grant date fair value of Legacy Nikola common stock was determined by Legacy Nikola's board of directors with the assistance of management and an independent third-party valuation specialist. The grant date fair value of Legacy Nikola common stock was determined using valuation methodologies which utilizes certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability (Level 3 inputs). Based on our early stage of development and other relevant factors, we determined that an Option Pricing Model ("OPM") was the most appropriate method for allocating our enterprise value to determine the estimated fair value of Legacy Nikola common stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Specifically, we have historically used the OPM backsolve method to estimate the fair value of Legacy Nikola common stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security, shares of our redeemable convertible preferred stock in this instance.

        As of June 3, 2020, our stock is publicly traded and the fair value of our Common Stock is based on the closing price of our Common Stock on or around the date of grant.

Intangible Assets

        Intangible assets consist of licenses, in-process research and development, and trademarks, and are stated at cost less accumulated amortization. In-process research and development has an indefinite useful life until completion of the related research and development efforts and will subsequently be amortized over an estimated useful life. All other intangible assets have been determined to have finite lives and are amortized on a straight-line basis over their estimated remaining economic lives.

        For intangible assets acquired in a non-monetary exchange, the estimated fair value of the consideration transferred is used to establish their recorded values.

        Significant judgments are required in assessing impairment of intangible assets and include identifying whether events or changes in circumstances require an impairment assessment, estimating future cash flows, determining appropriate discount and growth rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value whether an impairment exists and if so the amount of that impairment.

        In testing indefinite-lived intangible assets for impairment, we first assess qualitative factors to determine if a quantitative impairment test is necessary. Further testing is only required if we determine, based on the qualitative assessment, that it is more likely than not that the indefinite-lived intangible asset's fair value is less than its carrying amount. If we determine based on the qualitative assessment that it is more likely than not that the asset is impaired, an impairment test is performed by comparing the fair value of the indefinite-lived intangible asset to its carrying amount.

        Factors considered which could trigger a further impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or our overall business strategy, and significant industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based on the existence of one or more of the above indicators, recoverability is determined by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair-market value of the asset.

        Definite-lived intangible assets are tested for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. The events and circumstances we monitor and consider include significant decreases in the market price for similar assets, significant adverse changes to the extent and manner in which the asset is used, an adverse change in legal factors or business climate, an accumulation of costs that exceed the estimated cost to acquire or develop a similar asset, and continuing losses that exceed forecasted costs. When the carrying value of an intangible asset is not recoverable based on the existence of one or more of the above indicators, recoverability is determined by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair value of the asset.

Emerging Growth Company Status

        We are an emerging growth company ("EGC"), as defined in the JOBS Act. The JOBS Act permits companies with EGC status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. We have elected to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.

        In addition, we intend to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an EGC, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer's compensation to median employee compensation.

        We will remain an EGC under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the first sale of our Common Stock in our initial public offering, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on which we are deemed to be a "large accelerated filer" under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years. We expect this to occur during fiscal 2020.

Recent Accounting Pronouncements

Note 2 to our unaudited consolidated financial statements and notes thereto, contained elsewhere in this prospectus, provides more information about recent accounting pronouncements, the timing of their adoption, and our assessment, to the extent we have made one, of their potential impact on our financial condition and results of operations.

Internal Control Over Financial Reporting

        In connection with the audit of our financial statements for the year ended December 31, 2017, our independent registered public accounting firm had identified material weaknesses in our internal controls. A material weakness is a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness in our internal control over financial reporting for the year ended and as of December 31, 2017 was as follows:

  •
  We did not maintain adequate processes and controls and accounting expertise to execute, review and approve all aspects of the financial statement close and reporting process. Specifically, we did not maintain adequate controls related to the recording of our stock-based compensation expense or Series A redeemable convertible preferred stock warrants. Additionally, we did not maintain the proper cut-off of expenses.

        Our remediation efforts for these material weaknesses have included:

  •
  We have recruited additional personnel, in addition to utilizing third-party consultants and specialists, to supplement our internal resources.

  •
  We have expanded cross-functional involvement and input into period end expense accruals, as well as implemented process improvements in the procure-to-pay cycle;

  •
  Finally, we have been and continue designing and implementing additional automation and integration in our financially significant systems.

        We plan to continue to assess our internal controls and procedures and intend to take further action as necessary or appropriate to address any other matters we identify.

        No material weaknesses were identified in connection with the audit of our financial statements for the years ended December 31, 2018, and 2019.

Quantitative and Qualitative Disclosures About Market Risk

        We are exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, and foreign currency exchange rates, as well as risks to the availability of funding sources, hazard events, and specific asset risks.

Interest Rate Risk

        The market risk inherent in our financial instruments and our financial position represents the potential loss arising from adverse changes in interest rates. As of December 31, 2019, and March 31, 2020 we had cash and cash equivalents of $85.7 million and $75.5 million, respectively, consisting of interest-bearing money market accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, due to the short-term maturities and the low-risk profile of our investments, an immediate 10% change in interest rates would not have a material effect on the fair market value of our cash and cash equivalents.

Foreign Currency Risk

        There was no material foreign currency risk for the three months ended March 31, 2020 or years ended December 31, 2019, 2018 or 2017.

BUSINESS

Company Overview

Who We Are

        Nikola's vision is to be the zero-emissions transportation industry leader. We plan to realize this vision through world-class partnerships, groundbreaking R&D, and a revolutionary business model.

        According to the Environmental Protection Agency ("EPA") and the European Environment Agency ("EEA"), the transportation industry causes an estimated 25% to 30% of U.S. and EU greenhouse gas ("GHG") emissions. While heavy-duty trucking represents less than 10% of the overall industry, it is responsible for approximately 40% of transportation industry GHG according to the International Council on Clean Transportation ("ICCT"). With ever-expanding e-commerce freight demands, zero-emission vehicles are believed to be one of the only viable options for a sustainable future.

        We are a vertically integrated zero-emissions transportation systems provider that designs and manufactures state-of-the-art battery-electric and hydrogen, fuel cell electric vehicles, electric vehicle drivetrains, energy storage systems, and hydrogen fueling stations. Our core product offering is centered around our battery-electric vehicle ("BEV") and hydrogen fuel cell electric vehicle ("FCEV") Class 8 semi-trucks.

        We operate in three business units: Truck, Energy and Powersports. The Truck Business Unit is developing and commercializing BEV and FCEV Class 8 trucks that provide environmentally friendly, cost-effective solutions to the short-haul, medium-haul and long-haul trucking sector. The Energy Business Unit is developing and constructing a network of hydrogen fueling stations to meet hydrogen fuel demand for our FCEV customers. The Powersports Business Unit is developing electric vehicle solutions for military and outdoor recreational applications.

        The key differentiator of our business model is our planned network of hydrogen fueling stations. Historically, investing in alternative fuel vehicles represented a high risk for both original equipment manufacturers ("OEMs"), and customers due to the uncertainty of the fueling infrastructure. Existing fuel providers have little incentive to develop an alternative fuel infrastructure due to a lack of known demand. The inability to tackle both sides of this equation has prohibited hydrogen from reaching its potential. Nikola's approach aims to solve "the chicken or the egg" problem.

        For FCEV customers, we are offering a revolutionary bundled lease model, which provides truck, hydrogen fuel, and maintenance for a fixed price per mile, over 7 years or 700,000 miles, whichever comes first. Our bundled lease model significantly de-risks infrastructure development by locking in fuel demand from our dedicated route customers prior to the construction of each station. This locked in demand ensures high station utilization from day one.

        We believe our station network will provide a competitive advantage and help accelerate the adoption of our FCEVs. We believe our product portfolio and hydrogen fueling network provides a key strategic advantage that differentiates Nikola from competitors and will allow us to disrupt the estimated $600 billion global heavy-duty commercial vehicle and the related fueling and maintenance ecosystems.

Market

Total Addressable Market

        Nikola's unique bundled lease which includes the FCEV truck, fuel, and maintenance, will allow us to expand our total addressable market significantly when compared to traditional OEMs.

        Globally, the total addressable market ("TAM"), is estimated to be a $600 billion per-year with steady growth expected to continue as e-commerce and global economic growth fuel the need for more heavy-duty trucks.

        Based on data provided by ACT Research, the estimated $600 billion TAM is as follows:

  •
  Global Class 8 Truck Sales Market:  Approximately $118 billion ($36 billion U.S. market, $32 billion EU market, $50 billion rest of world ("ROW"))

  •
  Global Fueling Market:  Approximately $367 billion ($63 billion U.S. market, $93 billion EU market, $211 billion ROW)

  •
  Global Service and Maintenance Market:  Approximately $112 billion ($29 billion U.S. market, $26 billion EU market, $57 billion ROW)

        According to ACT Research, the active Class 8 truck population is expected to grow by approximately 5.0% annually from 2019 to 2023. This growth is supported by annual double-digit growth in e-commerce and a healthy global economic outlook.

Class 8 Market Segmentation

Private Fleet vs. For-Hire Fleet Segmentation

        ACT Research segments the on-highway Class 8 freight market between private and for-hire fleets, representing 53% and 47% of the Class 8 market, respectively. Private fleets, such as Anheuser-Busch ("AB"), Walmart, are almost all regular route operations or "dedicated" routes running point-to-point. The for-hire market, such as JB Hunt, XPO Logistics, can be further broken down into: contract 32%, spot 12%, and dedicated 3%. Dedicated for-hire fleets are mostly outsourced private fleets that run point-to-point.

Length of Haul Segmentation

        ACT breaks down the Class 8 truck market by the length-of-haul. The length-of-haul refers to the distance of an outbound load, and does not account for a return trip.

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  Short-haul less than 100 miles: applications include agricultural and drayage operations.

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  Medium-haul 100-250 miles: applications include Private Fleet Distribution, Less than Truckload operations, and regional for-hire fleets.

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  Long-haul over 250 miles: applications include regular and irregular for-hire fleets, and private fleet regular route operations.

E-commerce Driving Expansion of Freight Moved by Trucks

        According to the Freight Analysis Framework and the U.S. Department of Transportation Statistics, in 2017, approximately 40% of all freight was moved by trucks in the U.S. That number is expected to grow to approximately 45% through 2035, and to approximately 50% through 2045. According to Eurostat, in Europe, approximately 52% of all freight in 2017 was moved by trucks. That number is expected to grow approximately 30% through 2030. According to ACT Research, globally, the active Class 8 truck population is expected to increase from 7.3 million in 2018, to 9.2 million in 2023, as emerging markets drive volume growth.

Shift to Zero-Emission Vehicles

        According to the EPA and the EEA the transportation industry causes an estimated 25% to 30% of U.S. and EU greenhouse gas emissions. While heavy-duty trucking represents less than 10% of the vehicle population, the ICCT estimates it is responsible for approximately 40% of emissions from the transportation industry, making them disproportionate contributors to pollution. Diesel vehicles are a major source of harmful air pollutants and GHG emissions. The associated local air pollution, particulates of oxides of nitrogen and particulate matter emissions, negatively impacts health and quality of life. Additionally, diesel exhaust has been classified as a potential human carcinogen by the EPA and the International Agency for Research on Cancer. Studies done on exposure to high levels of diesel exhaust indicate a greater risk of lung cancer.

        A significant share of global GHG emissions stem from heavy-duty vehicle transportation. We believe zero-emission vehicles are one of the only viable options to reduce emissions in the transportation sector to meet climate, ozone, and regulatory targets. According to the U.S. Emissions Center for Climate and Energy Solutions, in 2017, U.S. GHG emissions totaled 6,457 million metric tons ("MMT") of CO2 equivalents. Medium and heavy-duty vehicles accounted for 7% of total emissions, equal to 431 MMT of CO2 equivalents. The EEA's report on GHG in Europe found that in 2017, EU GHG emissions totaled 4,481 MMT of CO2 equivalents. Heavy-duty vehicles accounted for 5% of total emissions, equal to 224MMT of CO2 equivalents.

        A strong consensus among the largest governments calls for a global push to shift to zero-emission vehicles and the eventual elimination of internal combustion engine ("ICE") vehicles. According to the Center for Climate Protections "Survey on Global Activities to Phase Out ICE Vehicles" report, actions being taken by national and local governments include:

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  The following cities signed the C40 Fossil-Fuel-Free Streets Declaration: Electric buses by 2025, ICE vehicles banned by 2030: Athens, Auckland, Barcelona, Cape Town, Copenhagen, Heidelberg, London, Los Angeles, Madrid, Milan, Mexico City, Paris, Quito and Rome.

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  Additionally, Delhi, Hamburg, Oslo, Oxford, and Tokyo, have all began to implement and propose plans to move towards all zero-emissions vehicles.

Countries Phasing Out ICE Vehicles (specific actions vary by country):

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  Austria: No new ICE vehicles sold after 2020

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  China: End production and sales of ICE vehicles by 2040

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  Costa Rica: Initiate complete phase-out of ICE vehicles by 2021

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  Denmark: 5,000 EVs on the road by 2019, tax incentive in place

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  France: Ban the sale of petrol and diesel cars by 2040

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  Germany: No registration of ICE vehicles by 2030 (passed by legislature); cities can ban diesel cars

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  India: Official target: No new ICE vehicles sold after 2030; Incentive program in place for EV sales

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  Ireland: No new ICE vehicles sold after 2030

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  Israel: No new ICE vehicle imports after 2030

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  Japan: Incentive program in place for EV sales

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  Netherlands: No new ICE vehicles sold after 2030; Phase out begins 2025

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  Norway: Sell only electric and hybrid vehicles starting in 2025

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  Portugal: Official target and incentive in place for EV Sales

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  Scotland: No new ICE vehicles sold after 2032

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  South Korea: EVs account for 30% of auto sales by 2020

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  Spain: Incentive package to promote sales of alternative energy vehicles

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  Sweden: Ban of ICE vehicles in 2030

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  Taiwan: Phase out fossil fuel-powered motorcycles by 2035 and fossil fuel-powered vehicles by 2040. Additionally, the replacement of all government vehicles and public buses with electric versions by 2030.

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  United Kingdom: Ban the sale of petrol and diesel cars starting in 2035—No new ICE vehicles sold

        With such strong sentiment to reduce global GHG emissions from leading governments, OEMs will have to spend significant additional R&D on existing models to remain compliant in the near term, or they will face heavy fines. In the EU, there will be a mandatory 15% reduction in CO2 emissions by 2025, and a 30% reduction target by 2030. There will be a financial penalty for failure to achieve these targets. The level of the penalties is 4,250 Euros and 6,800 Euros per gCO2 / tonne-kilometre ("tkm") in 2025 and 2030, respectively. Conventional diesel technology will most likely not be able to meet the EU targets set for 2025 and 2030. These ambitious CO2 targets are likely "technology-forcing" towards alternative powertrains such as battery-electric and hydrogen fuel cell.

        In addition, consumers are increasingly demanding that corporations take action to reduce their carbon footprint. An article by Nielsen cited that nearly half (48%) of U.S. consumers say they would "definitely" or "probably" change their consumption habits to reduce their impact on the environment, placing reducing emissions high on the agenda for large corporates. For example:

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  Amazon has pledged to become carbon neutral by 2040;

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  BP has pledged to become carbon neutral by 2050;

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  DB Schenker plans to reduce specific CO2 emissions by 30% before 2020 and 50% before 2030, compared to 2006 baseline;

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  DHL set a goal to reduce all logistics-related emissions to zero by 2050;

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  UPS has committed to sourcing 40% of its ground fuel will be sourced from low carbon or alternative fuels by 2025; and

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  Walmart set a goal of an 18% emissions reduction in their own operations by 2025 and to work with suppliers to reduce emissions by 1 gigaton by 2030.

Hydrogen Fuel Cell and Battery Technology Momentum

        With the global push to eliminate ICE vehicles, battery-electric and fuel cell technologies stand out as the best alternatives to diesel. Both battery costs, a key cost competent of a BEV, and electricity prices, a key cost component in hydrogen fuel production, have decreased significantly over the past decade, and prices continue to fall. These cost reductions significantly improve the economics of BEVs and FCEVs.

        A January 2020 report published by the Hydrogen Council highlighted how policy and economic forces are converging, creating unprecedented momentum in the hydrogen sector. This momentum is buoyed by:

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  66 countries having announced net zero-emissions as a target by 2050;

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  Approximately 80% decrease in global average renewable energy prices since 2010; and

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  Expected 55 times growth in electrolysis capacity by 2025 compared to 2015.

Zero-Emission Vehicles Enabled by Significant Reduction in Battery Cost and Renewable Electricity Prices

        The majority of the cost of production of a BEV truck, and a major cost component of a FCEV truck, lie in the cost of the battery. As illustrated in a 2019 report by BloombergNEF, from 2010 to 2018, Lithium-Ion battery prices have fallen from $1,160 per kilowatt-hour ("kWh") to $176 per kWh, representing an 85% cost reduction. As investment in battery technology continues to increase as a result of OEMs allocating more capital to next-generation powertrain technology, this trend in battery cost reduction is expected to continue.

        That being said, vehicles that run on lithium-ion battery-electric power can experience battery capacity and performance loss over time, depending on the use and age of the battery. For example, depending on the battery chemistry of the specific cells inside a vehicle battery pack, after approximately 1,000 to 1,500 charge and discharge cycles, energy capacity retention is about 80%. In moderate weather conditions, a fully charged battery sitting idle can lose about 2% to 5% of its charge over a 30-day period. Also, as a battery ages, it loses approximately 2% of its energy capacity retention, year over year. We anticipate that the lithium-ion battery packs in our BEV and FCEV trucks will perform similar to these current industry standards.

        For hydrogen production, electricity costs account for approximately 75% to 85% of the total cost. Per Lazard's November 2019 Levelized Cost of Energy Analysis, the cost of producing renewable energy has dropped significantly since 2009. In 2009, the global average solar and wind levelized cost of energy was $359 per megawatt-hour ("MWh"), and $135 per MWh, respectively. In 2019, these costs were $40 per MWh for solar and $41 per MWh for wind, representing a cost reduction of 89% and 70%, respectively.

        Renewable energy prices are expected to continue to fall as production capacity is set to double from 2019 to 2024. This trend will further reduce renewable energy prices, which will drive the cost of hydrogen production even lower.

        According to Wood Mackenzie, in the U.S., the world's second-largest solar market, power purchase agreements ("PPAs") are now trending between $20 to $30 per MWh, and on a global scale, prices have been observed as low as $17 per MWh. Lower solar energy production cost is expected to allow us to produce renewable hydrogen at a cost that is competitive with existing diesel solutions.

Industry Focused on TCO

        In the highly competitive trucking industry, when choosing between truck models that meet their technical requirements, customers mainly base their purchasing decision on total cost of ownership ("TCO"). TCO is the total cost of owning the truck through its lifecycle, including lease cost or purchase payment, fuel cost, service, and maintenance. According to ACT Research, traditionally, TCO for diesel trucks (excluding driver wages, benefits, and insurance), is typically broken down into cost of fuel (approximately 50%), purchase or lease payments on truck (approximately 22%), and repairs and maintenance (approximately 28%).

        Historically, diesel fuel comprises 40% to 60% of TCO, depending on prevailing diesel fuel prices. With the incumbent ICE technology, fleet operators are also forced to accept volatility in their largest cost component, creating risk and uncertainty. Our bundled lease will provide customers TCO clarity for the first time in the industry's history.

Industry and Competition

        Competition in the Class 8 heavy-duty truck industry is intense and new regulatory requirements for vehicle emissions, technological advances, and shifting customer demands are causing the industry to evolve towards zero-emission solutions. We believe the primary competitive factors in the Class 8 market include, but are not limited to:

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  total cost of ownership (TCO);

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  product performance and uptime;

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  availability of charging or re-fueling network;

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  emissions profile;

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  vehicle quality, reliability and safety;

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  technological innovation;

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  improved vehicle operational visibility;

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  ease of autonomous capability development; and

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  service options.

        Similar to traditional OEMs in the passenger vehicle market, incumbent commercial transportation OEMs are burdened with legacy systems and the need to generate sufficient return on existing infrastructure, which has created a reluctance to embrace new zero-emission drivetrain technology. This reluctance creates opportunity for Nikola and has allowed us to gain a significant head start against our competition.

        However, we believe the global push for lower emissions combined with vast technological improvements in fuel cell and battery-electric powertrain technologies has awakened well-established OEMs to begin investing in zero-emission vehicle platforms.

BEV Competition

        Tesla, Daimler, Volvo, as well as other automotive manufactures, have announced their plans to bring Class 8 BEV trucks to the market over the coming years. Tesla announced its concept vehicle, the Tesla Semi, in November 2017. Daimler announced its plans for the eCascadia, which is the electric version of their flagship Freightliner Cascadia, in June 2018. Volvo announced plans to commercialize its BEV heavy-duty truck, the VNR Electric, in December 2018. Other competitors include BYD, who we believe is currently selling Class 8 BEV trucks, Peterbilt, XOS, and potentially Cummins.

FCEV Competition

        Due to higher barriers to entry, there are fewer competitors in the FCEV Class 8 market. However, Hyundai and Toyota have chosen to focus their efforts on FCEV as the powertrain of the future. Hyundai intends to enter the European market for medium-duty vehicles with their fuel cell truck, the Hyundai Xcient. In addition, others such as Hyundai have announced they plan to offer FCEV trucks and invest in hydrogen stations for refueling. Toyota is collaborating with Kenworth, an American manufacturer for medium- and heavy-duty Class 8 trucks, to jointly develop a hydrogen fuel cell heavy-duty truck, and Daimler and Volvo recently announced a proposed joint venture to develop fuel cell systems for heavy-duty trucks.

Competitors in Context

        Most of our current and potential competitors have greater financial, technical, manufacturing, marketing, and other resources than we do. They may be able to deploy greater resources to the design, development, manufacturing, distribution, promotion, sales, marketing and support of their electric and hydrogen fuel cell truck programs. Additionally, our competitors also have greater name recognition, longer operating histories, larger sales forces, broader customer and industry relationships, and other resources than we do.

        Although our competitors may have certain advantages we do not possess, we believe we are positioned to compete favorably. Although we do not have the same name recognition, or operating histories as our competition, we are free from the burden of legacy infrastructure and design. We believe we have the benefit of a head start and the advantage of beginning from a blank slate, which is critical when introducing revolutionary technology.

        We believe that one potential competitor, BYD, is currently selling Class 8 BEV trucks, while we believe other potential competitors are in various stages of rolling out their vehicles, including pilot programs and providing test vehicles to customers. We cannot provide assurances that our trucks will be among the first to market, or that competitors will not build hydrogen fueling stations that compete with our planned stations. Even if our trucks are first to market, we cannot assure you that customers will choose our vehicles over those of our competitors, or over diesel powered trucks.

Products

        As the commercial transportation sector transitions towards zero-emission solutions, we believe there will be a need to offer tailored solutions that meet the needs of each customer. Unlike the passenger vehicle market, where users typically return home each day, the commercial vehicle market contains multiple use cases often requiring vehicles to be out on the road for days, or weeks at a time. By offering both BEVs (for short-haul) and FCEVs (for medium- and long-haul), we believe Nikola is uniquely positioned to disrupt the commercial transportation sector by providing solutions that address the full range of customer needs.

        BEVs and FCEVs have identical e-Axles and similar truck designs, representing significant synergies in the manufacturing process between BEVs and FCEVs.

Our Zero-Emission Product Offerings

        We have developed an extensive portfolio of proprietary technologies that are embedded and integrated in our highly specialized BEV and FCEV zero-emission vehicles. In addition, we plan to leverage our zero-emission powertrain expertise to address transportation adjacencies as exemplified with our Powersports product offerings. Our principal vehicle offerings include:

Nikola Tre—Class 8 BEV & FCEV Truck

        The Nikola Tre Class 8 truck is based on the new S-WAY platform of Iveco, and integrates our truck technology, controls and infotainment. The cab-over design is desirable for city center applications due to shorter vehicle length, tighter turning radius and better visibility. In the U.S., the Nikola Tre BEV will be marketed for short-haul applications. In Europe, the Nikola Tre BEV will also be sold to the short-haul market. The Nikola Tre FCEV will be marketed to the European medium and long-haul markets.

        The BEV version of Nikola Tre will be the first to market, addressing the near-term market opportunity as this version does not require a roll-out of charging infrastructure. BEVs run on a fully electric drivetrain powered by rechargeable batteries. Nikola's BEV has an estimated range of 250 to 300 miles and is designed to address the short-haul market. During the initial roll-out, customers will be responsible for their own charging needs.

        Sales of the Nikola Tre BEV are expected to begin in 2021, addressing the near-term market opportunity, while sales for the European Nikola Tre FCEV is expected to start in 2023. All BEV sales will be made through direct sales to customers.

Nikola One and Two—Class 8 FCEV Trucks

        The Nikola One (Class 8 sleeper cab) and Nikola Two (Class 8 day cab) are Nikola's FCEV trucks that are primarily designed for medium and long-haul applications. The FCEV trucks allow Nikola to address the longer-term opportunity by combining Nikola's fuel cell technology and a network of hydrogen stations across the U.S.

        FCEVs use fuel cells on-board to convert hydrogen into electricity to power the electric motors which transmit power to the wheels. The fuel cell generates electricity through a chemical reaction, supplied from on-board tanks, and oxygen from the atmosphere. A much smaller battery (compared to our BEV) provides supplemental power to the drivetrain, and stores energy recovered during regenerative braking. The voltage and charge of the battery are maintained through a combination of power supplied from the fuel cell and energy captured through regenerative braking.

        Nikola's FCEVs have an estimated range of up to 400 to 750 miles, designed to address the medium and long-haul market. Our FCEVs will be leased to customers via a bundled lease where customers receive an FCEV truck, hydrogen fuel, and maintenance based on a fixed rate per mile, for 700 thousand miles, or 7 years (whichever comes first).

        We also expect that in the longer term as autonomous technologies relieve hours of service restrictions, FCEVs will be an ideal option for longer more continuous hauls.

        The Nikola Two will be marketed in the North American market, with initial production expected in the first quarter of 2023.

        Production plans for the Nikola One will be announced once we have established a robust refueling infrastructure.

Nikola Badger

        Recently we announced the Nikola Badger (the "Badger"), an advanced zero-emission FCEV/BEV hybrid pickup truck. Unlike anything on the market, the Badger is designed to target and exceed every electric or fossil fuel pickup in its class. At this time, we are focused on the production of its Class 8 heavy-duty vehicles and do not expect to develop production plans for the Badger unless we enter into a strategic partnership with an established OEM.

]

Powersports

        Our management team is primarily focused on the core semi-truck and hydrogen station programs. However, we believe that we can leverage our zero-emission powertrain expertise to address transportation adjacencies. Our Powersports product offerings provide significant benefits to our core semi-truck and hydrogen station programs, including branding halo, driving awareness of Nikola and our industry-defining technology, and R&D synergies on electric drivetrain, battery technology, and other core components. These offerings include a battery-electric recreational off-highway vehicle, the

Nikola NZT; a battery-electric military-grade off-highway vehicle, the Nikola Reckless; and a battery-electric sit-down watercraft, the Nikola Wav.

        Although we are currently focused on the production of Class 8 heavy-duty vehicles, we may choose to partner with an OEM or enter into a joint venture partnership to accelerate production of the Nikola Powersports product portfolio.

Nikola Hydrogen Stations

        In addition to building heavy-duty zero-emission trucks, Nikola is also developing fueling and charging stations in North America and Europe to support our FCEV fleet customers and to help capture first mover advantage with respect to next generation fueling infrastructure. Over the next 8 to 10 years, Nikola intends to collaborate with strategic partners to build up to 700 fueling and charging stations in North America and approximately 70 fueling and charging stations in Europe.

        Hydrogen will normally be produced on-site at each station via electrolysis. The electrolysis process occurs by passing electricity through water in an electrolyzer, thus breaking the water molecule into gaseous hydrogen and oxygen. Nikola's base station is expected to have a daily production capacity of 8,000 kg and will be capable of supporting approximately 210 FCEV trucks per day. Our stations are designed to be scalable to up to 40,000 kg per day of production, if needed. The stations are expected to contain at least 8 heavy-duty (for commercial trucks), and up to 4 light-duty vehicle, hydrogen fueling dispensers. Nikola also plans to install electric fast charging at most of our fueling stations to support BEVs.

First Test Station Installed at Nikola's Phoenix HQ

        Through our partnership with Nel ASA, a Norwegian hydrogen company ("Nel"), we have initiated the development of the hydrogen station infrastructure by completing our first 1,000 kg demo station in the first quarter of 2019 at our corporate headquarters in Phoenix, Arizona. The demo hydrogen station offers hydrogen storage and dispensing and serves as a model for future hydrogen stations.

Nikola Hydrogen Fueling Stations

Hydrogen Fuel Cell Ecosystem

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  Hydrogen fuel will be produced on-site and at scale, via electrolysis, or hydrogen fuel produced off-site via electrolysis and shipped to filling location.

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  Electricity input (grid, solar, wind, nuclear) will be purchased via long-term supply agreements where feasible.

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  The single-station strategy allows for maximum capital efficiency. Each station will be highly utilized from the start and is expected to generate substantial revenue and cash flow, which can be used to fund the development of future stations.

Hydrogen Station Rollout Strategy

California-First Hydrogen Station Strategy

        Our initial plan for the station rollout begins with an eight-ton pilot station accessible to the AB brewery in Van Nuys, California. From there, we then plan to build up to 10 to 12 additional stations in California. These stations will supply fuel for our launch customers in those geographies that have dedicated routes in California. California is offering incentives to build out our hydrogen fueling infrastructure and deploy zero-emissions vehicles, including opportunities for funding along major freeway corridors. We expect to rollout these stations in 2022-2023.

        After the California station build-out, we plan to opportunistically target other states offering incentives.

Single-Station Dedicated Route Strategy (Long-Term Strategy)

        After maximizing incentives offered by states, our strategy is to build hydrogen fueling stations one at a time along dedicated routes according to the needs of strategically selected customers. Nikola anticipates building up to 700 stations in North America. This overall strategy is designed to enable a capital-efficient roll-out of hydrogen stations, ensuring high utilization and predictability of demand, while allowing Nikola to also sell hydrogen to third-party purchasers.

        The layout and freight movement along our interstate system provides ample opportunities to expand our hydrogen station network in the U.S., as road freight is concentrated along the relatively few and significant corridors that form the National Highway Freight Network.

First Stations to Support Customers with Dedicated Routes

        Initially, our fueling and charging stations will be built to support carefully selected fleet customers who have dedicated routes along major interstate corridors. For example, we have chosen AB as a launch customer because they have dedicated freight routes between their twelve breweries and six distribution centers. The first stations will be built in Southern California and in Phoenix, Arizona to support AB's freight movements along Interstate 10 from their brewery in Van Nuys, California to their distribution center in Chandler, Arizona. Construction of an 8-ton pilot station accessible to AB's brewery in Van Nuys, California is expected to begin in the fourth quarter of 2020 and be completed by the fourth quarter of 2022.

EU Station Network Strategy

        The EU hydrogen station network will be built following a similar strategy. Several highly trafficked freight corridors exist in Europe, with logistics hubs in proximity to consumption centers, freight ports, and corridor crossroads. Nikola plans to strategically deploy hydrogen stations along the key corridors and logistical hubs to maximize the efficiency of station deployment. Ultimate station roll-out strategy and timing will also consider potential local incentives offered in the EU to ensure the most economically favorable EU station roll-out. We believe that a network of 70 to 90 hydrogen stations will provide approximately 85% coverage of Western European freight corridors.

Power Sourcing Strategy, and Over Time, 100% Zero-Emission Goal

        During Nikola's initial hydrogen station roll-out, we will source power based on the most economical power mix available at each hydrogen station. Over time, we intend to support each fueling station with 100% zero-emission power, if feasible. For example, where feasible, we will co-locate our stations accessible to solar, wind, and hydro-power generation facilities built, paid for, and operated by third-party partners. We expect to enter into a long-term PPAs with these renewable energy providers whenever practical.

Playing a Key Role in The Future of Energy Generation and Storage

        The steady off-peak demand load of Nikola's hydrogen stations, and our ability to have our power supply temporarily interrupted during peak power demand, makes Nikola a highly attractive customer for utilities, grid operators and other power providers. Our station model also provides the critical advantage of being able to take excess power generated during periods of low power demand. Given this power demand profile, and our ability to help optimize the energy grid, we believe we will have the opportunity to source power at prices below prevailing market rates.

        Given our ability to level out demand and store night-time and other off-peak energy that might otherwise go unused, we believe our hydrogen stations will provide critical solutions to the future of electric energy generation, transmission, and storage and help usher in the next generation of power supply.

Nikola's Service and Maintenance

        Nikola's bundled lease includes maintenance for its vehicles. Service and maintenance of an electric vehicle is expected to be lower than the traditional ICE vehicle which has been proven in the electric passenger vehicle market. Fewer parts and considerably reduced complexity of the key drivetrain components should result in fewer breakdowns and less preventive maintenance, leading to better uptime and lower maintenance cost to operators. Reduced downtime could also lead to increased revenue for fleets as asset productivity increases.

        A key requirement for our fleet customers is knowing there is an available service infrastructure for the maintenance and repair of our vehicles. Nikola is building a strong network of providers, a robust preventive maintenance program, as well as several levels of service depending on the complexity and type of maintenance required.

        Nikola's plans with respect to the service and maintenance of its vehicles is expected to include the following:

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  Electric vehicles have a system of sensors and controls that allow for precise monitoring of the vehicle and component operation performance. We will use this data to provide smart predictive maintenance, which will decrease downtime and costs by identifying a potential problem before it results in a breakdown.

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  Nikola will have the ability to provide over the air updates and software fixes when the vehicle is stopped. This can significantly reduce the time for repair and improve uptime.

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  In cases where a customer has their own maintenance infrastructure, we will identify and provide procedures for items that can be maintained at their shops. This could include procedures such as tire changes, wiper and windshield repair and brake servicing.

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  In cases where the customer does not have a maintenance infrastructure or for more complex items, Nikola is leveraging its exclusive partner Thompson Caterpillar for maintenance and warranty work. Customers will have access to an already established network of 800 service stations as well as the ability to deploy a mobile service model. We will also support our partners with technologies like augmented reality and web-enabled video to support technicians for very complex tasks or newly identified issues.

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  If a vehicle requires maintenance of a complex system such as the fuel cell or battery, some of those items can be swapped or replaced with relative ease. This allows us to repair the downed component in the background and minimize vehicle downtime. We are also planning to develop a network of trained technicians that can travel to a customer or service partner site as necessary.

Customers and Backlog

Target Customers

        Nikola targets large Class 8 fleet customers with established sustainability goals, as well as fleets operating along dedicated routes that are located in regions offering strong incentives for developing hydrogen infrastructure and/or delivering zero-emission vehicles.

BEV Customer Strategy

        The Nikola Tre BEV truck is designed for short-haul applications, making it ideal for urban metro, inner-city, local delivery, port operations, and drayage applications. Nikola's goal in first targeting large corporates is to establish early market share and strengthen brand identity.

        For BEVs, we expect that most early U.S. sales will be in states such as California or New York where incentive programs already exist.

FCEV Customer Strategy

        For the Nikola Two FCEV, Nikola is planning to develop and construct initial hydrogen stations in Arizona and California. Therefore, early customers will be located in these states, or have extensive transportation routes within or between them.

        We will also target dedicated fleets with either nationwide or significant regional distribution networks and dedicated route networks (i.e., where trucks operate between two fixed points, e.g., production plant and distribution hub) along highly trafficked freight corridors. This strategy allows for gradual, strategic, and capital-efficient development of the hydrogen infrastructure required to support FCEV trucks in operation. Nikola will expand the FCEV offering to the entire Class 8 truck market once the fueling infrastructure is sufficiently developed.

Customer Backlog

        The current backlog of over 14,000 FCEVs non-binding reservations represents more than two years of production and over $10 billion of potential revenue. The FCEV reservation book was frozen in the fall of 2019 in order for Nikola to focus on negotiating with strategic fleet partners for launch. Nikola does not hold deposits related to the FCEV orderbook. Nikola believes a significant portion of the existing backlog will be converted to binding orders, once we have fixed production dates for FCEV trucks as the majority of order book represents large corporate customers with over 100 or more trucks reserved. Additionally, Nikola will likely require a significant deposit to secure final orders at least six months prior to delivery.

        To date, the orderbook for the Nikola Tre BEV has not been publicly opened. Instead, Nikola is working to select its initial BEV customers strategically and is in advanced dialogue with several large blue-chip customers. Nikola will likely select one or two launch customers to participate in fleet testing and the initial production of the Nikola Tre BEV.

First Ever Zero-Emission Beer Run

        In November 2019, Nikola completed AB's first ever zero-emissions beer-run. The Nikola Two prototype FCEV delivered six pallets of Bud Light weighing approximately 15,000 pounds. The total load hauled, including the trailer, was approximately 27,000 pounds. The delivery was made on city streets and was a true commercial order where the beer was delivered to one of AB's distributors. AB's distributor then delivered the beer to the St. Louis Blues arena for consumption at that night's game.

Partnerships and Suppliers

        Nikola's vision will be realized through a revolutionary business model, groundbreaking R&D, disciplined execution, and world-class partnerships. Our business model is validated and supported by world-class strategic partnerships that significantly reduce execution risk, improve commercialization timeline, and provide a long-term competitive advantage. These world-class partners have accelerated our internal development, growth, and learning and have positioned us to revolutionize the transportation sector. We believe our partnerships help increase the depth and breadth of our competitive advantage as well.

        Our partnership philosophy is a recognition that the world's toughest challenges require bold solutions and a collaborative effort from multiple parties. Our goal is to provide zero-emission solutions to the transportation sector and to usher in next-generation grid solutions. With the help of our partners, we believe our chances of success are greatly improved. At Nikola, we are inspired by the knowledge that if we are successful, the whole world wins.

        The following contains a list of the world-class partners who have chosen to embark upon this journey with us. With their help, we plan to drive out emissions from the transportation sector.

Co-Development Partners

Iveco

        Iveco is a subsidiary of CNH Industrial, which designs, manufactures and distributes under the Iveco brand a wide range of light, medium and heavy commercial vehicles and off-road trucks with over 175,000 units sold annually. Iveco with its affiliates and joint ventures has significant manufacturing presence in Europe, as well as production facilities in Asia, Africa and Latin America, where it produces vehicles equipped with the latest technologies. Iveco can provide technical support in close proximity to their customers, the world over. Iveco is the European market leader in CNG/LNG alternative propulsion technologies for trucks.

        During fiscal year 2019, Legacy Nikola entered into an agreement with Iveco under which it will provide advisory services, including project coordination, drawings and documentation support, engineering support, vehicle integration, product validation support, purchasing, and the implementation of the Iveco World Class Manufacturing Methodology.

        Iveco and its affiliate, FPT Industrial, S.p.A., will provide engineering and manufacturing expertise to industrialize Nikola's BEV and FCEV trucks. In Europe, we established a joint venture with Iveco, and together, Nikola and Iveco are jointly developing cab-over BEV and hydrogen FCEV trucks for sale in the European market. In the U.S., Nikola will be responsible for manufacturing and production at our greenfield facility in Coolidge, Arizona.

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  North America Engineering and Production Alliance:  Iveco is providing $100.0 million of engineering and production support and access to intellectual property valued at $50.0 million to help bring Nikola trucks to the North American market. This alliance significantly de-risks Nikola's operational execution by leveraging the expertise and capabilities of one of the world's leading commercial vehicle manufacturers, and Nikola retains 100% of the North American business as a result.

  •
  Europe Joint Venture:  The Nikola and Iveco 50/50 European joint venture will leverage Iveco's engineering expertise and existing production and sales/service footprint. This joint venture allows Nikola to accelerate penetration into the attractive European market while minimizing execution risk and optimizing capital allocation and Nikola's management bandwidth.

        In addition to the manufacturing and production expertise, one of the key benefits of this partnership is Nikola's ability to leverage Iveco's existing assortment of parts, thereby decreasing our purchasing expenses.

Bosch

        Bosch is a leading global supplier of technology and services to automotive, industrial, energy, building technology, and consumer end-markets with approximately 410,000 employees and approximately $90 billion in annual revenue.

        With Bosch's assistance, we have re-imagined the commercial vehicle powertrain from the ground up. Bosch's rotor and stator expertise has enabled Nikola to move quickly on an aggressive path to bring its electric truck e-Axles to market. By utilizing advanced simulation technologies throughout the development process, from system layout to testing and validation, Nikola's trucks will launch with one of the most optimized and state-of-the-art system designs and vehicle controls in the mobility sector.

Other Key Industry Partners

Hanwha

        Hanwha is a world leader in renewable energy and solar panel manufacturing and is partnering with Nikola to assist Nikola in obtaining clean energy for its hydrogen fueling network. Hanwha Q Cells is Nikola's exclusive solar panel provider (to third-party solar farm developers), which will help generate the clean electricity that is critical to the production of renewable hydrogen.

Nel

        Nikola has partnered with Nel for the buildout of Nikola's hydrogen stations. Nel directly manufactures the most advanced hydrogen station components, including the electrolyzers, dispensing systems, and compressors.

AVL

        AVL is one of the world's largest independent companies for the development, simulation and testing of powertrains.

EDAG

        EDAG is a global engineering service provider to the commercial vehicle industry. EDAG provides Nikola cab and chassis engineering services.

WABCO

        WABCO is a leading global supplier of braking control components and air management systems to medium- and heavy-duty trucks. WABCO provides Nikola with industry-leading safety technologies including electronic braking systems, as well as traction and stability control technologies.

MERITOR

        Meritor is a leading global supplier of suspension and related components for heavy-duty trucks. Meritor provides Nikola with industry leading suspension technologies.

MAHLE

        Mahle is a leading global supplier of thermal management systems for heavy-duty trucks. Mahle provides Nikola with industry leading thermal management system technologies.

Manufacturing and Production

Leveraging Iveco's Excess Capacity for Initial Units

        We plan to produce and sell BEV and FCEV trucks in North America and Europe. Our joint venture with Iveco provides us with manufacturing capacity to build trucks for the U.S. market before the completion of our planned manufacturing plant in Coolidge, Arizona. Beginning in 2021, Nikola expects to utilize existing excess capacity at Iveco's Ulm, Germany plant to begin production of the Nikola Tre BEV for U.S. delivery. These first trucks will be imported into the U.S. to fulfill launch customer orders. Nikola will also build the Nikola Tre (both BEV and FCEV) for the EU market in Iveco's Ulm, Germany facility.

U.S. Production Facility

        In 2019, we acquired an approximately 400-acre parcel of real property in Coolidge, Arizona, which is located about 50 miles south of Phoenix, Arizona. The parcel is well suited for our planned greenfield manufacturing facility due to its proximity to the Interstate 10 highway, the Interstate 8 highway, and a railway spur that abuts the parcel.

        In the third quarter of 2020, we plan to begin construction of the initial phase of its approximately 1 million square foot battery-electric and hydrogen fuel cell electric truck manufacturing plant in Coolidge, Arizona.

Phase 1—Low Volume Production—up to 5,000 units per year:

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  Begin construction mid-2020

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  Warehouse space (approximately 100,000 - 150,000 square feet)

  •
  Low-volume production capacity (approximately 5,000 units per year)

  •
  Complete construction by the end of 2021

  •
  Commissioning and start-up with Nikola Tre BEV in production in Q1 2022

Phase 2—High Volume Production—up to 50,000 units per year:

  •
  Begin construction early-2021

  •
  Complete manufacturing facility (approximately 1,000,000 square feet)

  •
  High-volume production capacity (approximately 50,000 units per year)

  •
  Complete construction by the end of 2022

  •
  Commissioning and start-up with Nikola Two FCEV in production in Q1 2023

European Production

        We expect to utilize Iveco's excess capacity for the foreseeable future, giving us the ability to produce 5,000 - 10,000 units per year. The JV may seek to build a greenfield manufacturing facility, once we have sufficient hydrogen station network density in Europe to facilitate sales over 10,000 units per year. We anticipate national and local grants and loan support may be available to help fund a greenfield development in Europe.

Development Timeline

        The development timeline for our BEV and FCEV trucks has accelerated upon entering a production alliance with Iveco. This partnership provides us the benefit of leveraging Iveco's expertise, and the newly updated Class 8 S-WAY truck platform in the design, development, testing and validation of the Nikola Tre. By focusing initial development efforts on the BEV truck, we were able accelerated our go-to-market strategy by approximately 1-2 years.

BEV Development

        Key milestones in the commercialization of the Nikola Tre BEV truck are as follows:

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  Start of pilot builds in the first half of 2020

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  Showcasing of the BEV truck at the IAA commercial vehicles conference in Hannover, Germany in Fall of 2020

  •
  Start of production at Iveco's facility in Ulm, Germany for sale into the U.S. market in the second half of 2021

  •
  Start of production at our facility in Coolidge, Arizona for sale into the U.S. market in Q1 2022

  •
  Start of production of EU build at Iveco's facility in Ulm, Germany for sale into the EU market in Q1 2022

FCEV Development

        Key U.S. milestones in the commercialization of the Nikola Two FCEV (U.S.) and Nikola Tre FCEV (EU) trucks are as follows:

  •
  Nikola Two FCEV Beta engineering and development began in Q1 2020

  •
  Nikola Two FCEV start of pilot builds in Q3 2021

  •
  Nikola Two FCEV Gamma builds commence in the second half of 2022—low volume production on Nikola's Coolidge, Arizona manufacturing facility

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  Nikola Two FCEV start of production at our facility in Coolidge, Arizona for sale into the U.S. market in Q1 2023

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  Nikola Tre FCEV start of production at Iveco's facility in Ulm, Germany for sale into the EU market in the second half of 2023

Nikola Badger and Nikola Powersports

        At this time, we are focused on the production of Class 8 heavy-duty vehicles and do not expect to develop production plans for the Badger unless we enter into a strategic partnership with an established OEM. We may choose to partner with another OEM, or enter into a joint venture to accelerate production of the Nikola Powersports product portfolio.

Strategy

Management Team Focused on Execution and Efficient Capital Allocation

        Given the capital-intensive nature of our business model, we recognize efficient capital allocation will be an important determinant of our long-term success. Nikola's disciplined and creative approach to optimize capital allocation will allow us to execute on our ambitious business plan.

        Capital optimization measures include:

  •
  Nikola's strategic partnerships with world-class automotive suppliers to develop leading next-generation powertrain technology. Nikola's ability to leverage expertise from the most respected OEM and top-tier supplier brands has allowed us to accelerate the production of our product portfolio while minimizing development cost. Our joint venture with Iveco allows us to manufacture trucks, gain market share, and start generating revenue prior to building a greenfield manufacturing facility by utilizing Iveco's excess capacity.

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  Nikola's strategy to build its manufacturing facility in two phases.  Our multi-phased approach to building our greenfield production plant in the U.S. allows us to produce up to 5,000 units a year, with minimal investment, allowing us to generate revenue one full year before the completion of our fully scaled manufacturing facility.

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  Nikola's hydrogen station roll-out plan.  Our unique hydrogen station roll-out plan allows us to build stations in coordination with FCEV truck deliveries, providing Nikola with revenue and cash flow, which can be used to minimize the amount of outside capital needed during the buildout of our hydrogen station network.

Capture Early Mover Advantage

        Given the speed at which the BEV and FCEV truck market is transforming, Nikola has accelerated the production of our BEV truck to be early to market and expects to generate revenue by 2021. By being one of the first movers in the North American market, Nikola expects to capture a large percentage of customers and any applicable zero-emission vehicle related incentives, including incentives available to those that are early adopters of BEV technology.

Maintain Strategic Partnership Focus to Drive Execution

        Nikola's position as a pioneer in the market has attracted global leaders across Nikola's supply chain, creating an extensive network for us to leverage. Nikola's key partners include Iveco, AVL, Meritor, Bosch, WABCO, EDAG, Mahle, Nel, and others. Nikola believes the expertise and know-how of these partners broaden Nikola's executional capability, reduce time to market, and solidify Nikola's technological leadership. In addition, these leading suppliers and partners will also allow us to manufacture and deliver Nikola's products with high quality standards. For example, Nikola's partnership with Iveco provides us with flexibility, scalability, and speed to market, while product design, supply chain management, and quality control are managed by Nikola's engineering team. Additionally, this partnership has allowed us to enter the European market in a capital efficient manner, and years earlier than we originally anticipated. By entering into strategic partnerships, Nikola can reduce execution risk and increase speed to market, which provides a critical advantage as Nikola looks to execute upon our vision.

Leverage Hydrogen Station Dynamics to Transition Energy Future

        Nikola believes that the hydrogen station network, and the production and distribution of hydrogen, will provide a competitive advantage that drives sustained profitability and stockholder value over the long term. Nikola believes that hydrogen-powered Class 8 trucks will be the product of choice in the medium- and long-haul markets. As OEMs begin to widely adopt hydrogen fuel cell technology, and there will be a greater need for hydrogen distribution along key transportation routes, Nikola will be in a strong position to be the leading provider of hydrogen to commercial transportation companies. By owning the world's leading hydrogen station network, we anticipate playing a major role in the energy transformation of the future.

Continued Focus on Technological Innovations

        Nikola intends to continue to attract top talent to further enhance Nikola's talent pool and drive technological innovations. Additionally, Nikola plans to further enhance its battery and fuel cell technology to achieve better performance and shorten charging and fueling time, while increasing the range of its product portfolio.

Future Market Opportunities

Autonomous Driving

        Nikola's trucks are designed with autonomous driving in mind, which may provide revenue to Nikola in the future as well as potential cost savings to customers. All Nikola products will be built with a space claim for an autonomous hardware suite. Given the nature of our dedicated route customers, operating point-to-point interstate routes between our hydrogen stations, we believe Nikola's trucks provide the perfect testing environment for further development and advancement of autonomous technology. When the various regulatory agencies have approved some level of autonomy, we will consider a partnership with one of the autonomous software leaders to deploy its technology on our vehicles.

        Autonomous driving represents significant incremental revenue opportunities for Nikola as we could charge customers an additional fee for each mile driven autonomously. According to the U.S. Federal Motor Carrier Safety Association, in the U.S., truck drivers face total hours restrictions that do not allow them to operate their vehicles more than 11 hours a day. In the EU, drivers are generally restricted to 9 hours a day, according to the European Parliament. Autonomous driving will help achieve higher utilization by removing the limitations on how long a truck driver can operate.

        In addition to the incremental revenue opportunity for Nikola and the potential cost savings available to fleet operators as a result of autonomous technology, we believe autonomy will significantly improve safety and asset utilization which would increase the revenue generating potential for both Nikola and our customers.

Energy Optimization

        The global energy mix is in transition with more than 60% of new capacity coming from renewable energy sources, based on the Global Market Outlook for Solar Power provided by SolarPower Europe. The transition away from fossil fuel-based energy generation, such as coal, natural gas, etc., is beneficial to the environment, but is not without its challenges. As renewable energy makes up a greater share of the energy mix, daily energy production becomes more volatile, and the energy production curve becomes less predictable.

        With fossil-fuel based energy, demand peaks are typically addressed by burning natural gas in turbine-based power plants. With renewable energy, one does not have similar control over energy production, and instead the production curve is determined based on the daily solar cycle and weather patterns, which means daily energy production becomes more volatile. This increased volatility creates a distorted energy production curve, resulting in both predictable (e.g., the sun comes out every day) and unpredictable (e.g., the wind blows stronger on some days compared to others) surplus energy production capacity. This surplus energy typically goes unused, and in extreme cases must be traded away at zero or even negative revenue to the utility provider.

        Hydrogen production can be used to balance the grid by taking excess energy production and storing it for future use. Nikola can also help balance the grid by allowing utilities and power providers to interrupt hydrogen station electricity consumption during peak demand. Nikola's ability to turn excess energy into hydrogen may offer operators and energy providers the ability to increase revenue by selling us otherwise wasted off-peak generating capacity. Additionally, the ability to store unused energy in the form of hydrogen reduces the need for peak power generating plants that are typically costly to build and operate, and that historically are heavily underutilized. Instead, Nikola could potentially build excess hydrogen storage on-site, then sell excess hydrogen back to the grid during periods of peak demand.

Sales and Marketing

        Nikola takes an insight-driven, strategic approach to our go-to-market strategy. Across the product portfolio, Nikola is commissioning studies, conducting focus groups and gaining insight intended to focus sales and marketing efforts in a customer and partner-centric way and grounded on a foundation of zero-emissions.

Research and Development

        Our research and development activities take place out of our headquarters facility in Phoenix, Arizona and at our development partners' facilities located around the world.

        The primary areas of focus for research and development include, but are not limited to:

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  fuel cell;

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  battery pack and battery management systems (BMS);

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  vehicle controls;

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  infotainment;

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  e-Axle and inverter;

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  energy storage; and

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  hydrogen production, storage, and dispensing.

        Most of our current activities are focused on the research and development of the Nikola Tre BEV/FCEV and Nikola Two FCEV truck platforms. We work closely with our partners, including without limitation Iveco, Bosch, and AVL, to develop truck platforms and bring them to market.

        We have purchased equipment that will aid in the development, validation and testing of our powertrain, battery technology, and fuel cell technology. We expect our research and development expenses to increase for the foreseeable future as we continue to invest in research and development activities to expand our product offering for both the U.S. and the European markets.

Historical Revenue

        Our historical revenue is de minimis and relates exclusively to small scale solar installation projects. To date, these projects have been performed by two dedicated and licensed solar panel installation professionals in order for Nikola to gain general knowledge and expertise related to solar energy installation. Going forward, we do not expect these activities to generate meaningful revenue.

Intellectual Property

        Our success depends in part upon our ability to protect our core technology and intellectual property. We protect our intellectual property rights, both in the U.S. and abroad, through a combination of patent, trademark, copyright and trade secret protection, as well as confidentiality and invention assignment agreements with our employees and consultants. We seek to control access to, and distribution of, our proprietary information through non-disclosure agreements with our vendors and business partners. Unpatented research, development, know-how, and engineering skills make a vital contribution to our business, and we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property.

        As of March 1, 2020, Nikola owns or co-owns 11 issued U.S. patents, 5 issued foreign patents and has 55 pending or allowed patent applications. In addition, Nikola has 32 pending U.S. trademark applications and 32 pending foreign trademark applications. Nikola's patents and patent applications are directed to, among other things, vehicle and vehicle powertrain (including battery and fuel cell technology), hydrogen fueling, off-road vehicle, and personal watercraft technologies.

Headquarters and Manufacturing Facility

        In June 2019, we moved into our state-of-the-art headquarters and R&D facility in Phoenix, Arizona, which consists of more than 150,000 square feet and where we are capable of designing, building, and testing prototype vehicles in-house.

        In January 2019, we acquired an approximately 400-acre parcel of real property in Coolidge, Arizona, which is located about 50 miles south of Phoenix. The location of the parcel is well suited for a manufacturing facility due to the labor force in Pinal County and in nearby Phoenix, as well as the parcel's proximity to the Interstate 10 highway, the Interstate 8 highway, and a railway spur that abuts the parcel. In the second half of 2020, we plan to break ground on the initial phase of our 1 million square foot BEV and FCEV truck manufacturing plant. Construction of the manufacturing facility will be divided into two phases.

        Phase 1 is expected to begin in the third quarter or 2020 through the fourth quarter of 2021 and will be for low volume production with estimated production capacity of 5,000 units per year. Phase 2 of the construction is expected between the fourth quarter of 2021 and the fourth quarter of 2022, for purposes of high-volume production with estimated production capacity of 50,000 units per year.

Employees

        We pride ourselves on the quality of our lean and diverse team. We work to leverage partnerships and modulate hiring based on our product roadmap. As of March 2, 2020, we had 256 full-time employees based primarily in the greater Phoenix, Arizona area. A majority of our employees are engaged in research and development and related functions. We anticipate significant employee growth as we approach commercialization. Our targeted hires typically have significant experience working for well-respected original equipment manufacturers, automotive engineering firms and software companies. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing. None of our employees are either represented by a labor union or subject to a collective bargaining agreement.

Government Regulation and Credits

        Nikola operates in an industry that is subject to extensive environmental regulation, which has become more stringent over time. The laws and regulations to which we are subject govern, among others, water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; the protection of the environment, natural resources and endangered species; and the remediation of environmental contamination. We have been required to obtain and comply with the terms and conditions of multiple environmental permits, many of which are difficult and costly to obtain and could be subject to legal challenges. Compliance with such laws and regulations at an international, regional, national, provincial and local level is an important aspect of our ability to continue our operations.

        Environmental standards applicable to Nikola are established by the laws and regulations of the countries in which Nikola operates, standards adopted by regulatory agencies and the permits and licenses. Each of these sources is subject to periodic modifications and increasingly stringent requirements. Violations of these laws, regulations or permits and licenses may result in substantial civil and criminal fines, penalties, and possibly orders to cease the violating operations or to conduct or pay for corrective works. In some instances, violations may also result in the suspension or revocation of permits and licenses.

Vehicle Safety and Testing Regulation

        Our vehicles are subject to, and comply with, numerous regulatory requirements established by the National Highway Traffic Safety Administration ("NHTSA"), including applicable U.S. federal motor vehicle safety standards ("FMVSS"). As a manufacturer, we must self-certify that the vehicles meet or are exempt from all applicable FMVSSs before a vehicle can be imported into or sold in the U.S.

        There are numerous FMVSSs that apply to our vehicles. Examples of these requirements include:

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  Electronic Stability Control—performance and equipment requirements on heavy-duty vehicles to reduce crashes caused by rollover or by directional loss-of-control;

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  Air Brake Systems—performance and equipment requirements of air brake systems on heavy-duty vehicles to ensure safe braking performance under normal and emergency conditions;

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  Electric Vehicle Safety—limitations on electrolyte spillage, battery retention, and avoidance of electric shock following specified crash tests;

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  Flammability of Interior Materials—burn resistance requirements for materials used in the occupant compartment; and

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  Seat Belt Assemblies and Anchorages—performance and equipment requirements to provide effective occupant protection by restraint and reducing the probability of failure.

        The following FMVSSs do not apply to our vehicle, but we are incorporating the applicable components of the standards for additional safety performance:

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  Tire Pressure Monitoring System—performance requirements to warn the driver of significant under-inflation of tires resulting in safety problems;

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  Roof Crush Resistance—strength requirements for the occupant roof to prevent crushing of the roof into the occupant compartment in rollover crashes;

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  Minimum Sound Requirements for Hybrid and Electric Vehicles—performance requirements for sound to alert pedestrians that a commercial vehicle is in the immediate area; and

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  Crash Tests for High-Voltage and Hydrogen Fuel System Integrity—preventing electric shock from high voltage systems and fires that result from fuel spillage during and after motor vehicle crashes.

        In addition to the FMVSS requirements for heavy-duty vehicles, Nikola also designs our vehicles to meet the requirements of the Federal Motor Carrier Safety Administration ("FMCSA"), which has requirements for the truck and fleet owners. We also design to meet the requirements set forth in the Federal Motor Carrier Safety Regulations ("FMCSR") pertaining to the safety of the driver during operation of the vehicle.

        There are numerous FMCSRs that apply to our vehicles. Examples of these requirements include:

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  Step, Handhold and Deck Requirements—performance and equipment requirements to enhance the safety for entry, egress, and back of cab access of a heavy-duty vehicle.

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  Auxiliary Lamps—performance and placement requirements for lamps in addition to lamps that meet the requirements of FMVSS 108 Lamps, Reflective Devices and Associated Equipment.

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  Speedometer—performance and accuracy requirement for equipment indicating the vehicle speed. This includes both digital and analog displays.

        We are also required to comply with other NHTSA requirements and federal laws administered by NHTSA, including early warning reporting requirements regarding warranty claims, field reports, death and injury reports, foreign recalls, and owner's manual requirements.

        The vehicles we will offer for sale in Europe are subject to United Nations Economic Commission Europe ("UNECE") safety testing regulations. Many of those regulations, referred to as European Union Whole Vehicle Type Approval ("WVTA"), are different from the federal motor vehicle safety standards applicable in the U.S. and may require redesign and/or retesting. Our Nikola Tre BEV and Nikola Two vehicle currently meet specific NHTSA type approvals and we will commence with testing our vehicles for the WVTA to assure compliance with the UNECE requirements.

        We have found there are UNECE compliance requirements and UN Global Technical Regulations ("GTR") applicable to heavy-duty vehicles in Europe, which have not been developed for heavy-duty vehicles by NHTSA or FMCSA. We have implemented the UNECE standards for additional safety during driving operation. The following are some UNECE standards and GTRs applied to the Nikola Tre and Nikola Two.

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  Electromagnetic Compatibility & Interference—performance requirements for the prevention and interference of electromagnetic radiation which may cause disturbances in the drivability of the vehicles and other vehicles in the area.

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  Lane Departure Warning System—performance and testing requirements for a system that warns the driver of an unintentional drift of the vehicle out of its travel lane.

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  Electric Vehicle Safety—performance and testing requirements for BEVs during in-use and post-crash.

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  Hydrogen Fuel Cell Vehicle Safety—performance and testing requirements for hydrogen fuel cell vehicle during in-use and post-crash.

        The Nikola Tre and Nikola Two consist of many electronic and automated components and systems. Our vehicles are designed to comply with the International Standards Organization's ("ISO"), Functional Safety Standard. This standard addresses the integration of electrical systems and software and identifies the possible hazards caused by malfunctioning behavior of the safety-related electrical or electronic systems, including the interaction of these systems.

EPA Emissions & Certificate of Conformity

        The U.S. Clean Air Act requires that we obtain a Certificate of Conformity issued by the EPA and a California Executive Order issued by the California Air Resources Board ("CARB"), concerning emissions for our vehicles. A Certificate of Conformity is required for vehicles sold in states covered by the Clean Air Act's standards and an Executive Order is required for vehicles sold in states that have sought and received a waiver from the EPA to utilize California standards. CARB sets the California standards for emissions control for certain regulated pollutants for new vehicles and engines sold in California. States that have adopted the California standards as approved by EPA also recognize the Executive Order for sales of vehicles. There are currently four states which have adopted the California standard for heavy-duty vehicles.

        The Greenhouse Gas Rule was incorporated into the Clean Air Act on August 9, 2011. Since our vehicles have zero-emissions, Nikola is required to seek an EPA Certificate of Conformity for the Greenhouse Gas Rule, and a CARB Executive Order for the CARB Greenhouse Gas Rule. We expect to receive the Certificate of Conformity followed by an Executive Order for sales of the Nikola Tre in May 2021.

Battery Safety and Testing Regulation

        Our vehicles are designed to ISO standards for electrically-propelled vehicles in vehicle operational safety specifications and connecting to an external power supply. Additionally, we are incorporating other ISO battery system standards in our vehicles.

        Some of these standards include:

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  Conductive Charging—for on board charge electromagnetic requirements;

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  Battery Pack Enclosure Protection—degrees of protection of the electrical equipment within an enclosure from the effects due to the ingress of water; and

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  Testing Lithium-ion Traction Battery Packs and Systems—safety performance requirements during a variety of testing, like vibration, thermal cycling, overcharge, and loss of thermal control.

        Our battery pack conforms with mandatory regulations governing the transport of "dangerous goods," which includes lithium-ion batteries that may present a risk in transportation. The governing regulations, which are issued by the Pipeline and Hazardous Materials Safety Administration ("PHMSA"), are based on the UN Recommendations on the Safe Transport of Dangerous Goods Model Regulations, and related UN Manual Tests and Criteria. The regulations vary by mode of transportation when these items are shipped by ocean vessel, rail, truck, or by air.

        We are designing our battery packs to meet the compliance requirements of the UN Manual of Tests and Criteria demonstrating our ability to ship the vehicles and battery packs by any method.

        These tests include:

  •
  Altitude simulation—simulating air transport;

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  Thermal cycling—assessing cell and battery seal integrity;

  •
  Vibration—simulating vibration during transport;

  •
  Shock—simulating possible impacts during transport;

  •
  External short circuit—simulating an external short circuit; and

  •
  Overcharge—evaluating the ability of a rechargeable battery to withstand overcharging.

        The cells in our battery packs are composed mainly of lithium-ion.

        In addition, our battery packs include packaging for the lithium-ion cells. This packaging includes trace amounts of various hazardous chemicals whose use, storage and disposal is regulated under federal law.

Greenhouse Gas (GHG) Credits—U.S. Environmental Protection Agency

        In connection with the delivery and placement into service of our zero-emission vehicles under the Greenhouse Gas Rule, Nikola will earn tradable credits that under current laws and regulations can be sold. Under the EPA's Greenhouse Gas Rule, each BEV earns a credit multiplier of 4.5 and each hydrogen fuel cell electric vehicle earns a credit multiplier of 5.5 for use in the calculation of emission credits. Commercial vehicle manufacturers are required to ensure they meet the nitrogen oxide emission standard for each type of vehicle produced. This emission standard continues to lower the emission requirement over time, increasing the difficulty for conventional diesel vehicles to meet the standard. Until technology catches up for commercial vehicles, manufacturers of diesel trucks will need to purchase GHG credits to cover their emission deficit. The Greenhouse Gas Rule provides the opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Furthermore, the regulation does not limit the number of battery-electric and hydrogen fuel cell credits sold within the same commercial vehicle categories.

Greenhouse Gas Credits—California Air Resources Board

        California also has a greenhouse gas emissions standard which follows very closely to the EPA Greenhouse Gas Emissions Standard. The delivery and placement into service of our zero-emission vehicles in California under the Greenhouse Gas Rule will earn Nikola tradable credits that can be sold. Under CARB greenhouse gas regulations, each BEV will also earn a credit multiplier of 4.5 and each hydrogen fuel cell electric vehicle will earn a credit multiplier of 5.5 for use in the calculation of emission credits. Commercial vehicle manufacturers are required to ensure they meet the nitrogen oxide emission standard for each type of vehicle produced. This emission standard continues to lower the emission requirement over time, increasing the difficulty for conventional diesel vehicles to meet the standard.

        Until technology catches up for commercial vehicles, manufacturers of diesel trucks will need to purchase GHG credits to cover their emission deficit. The California timeline for reaching very low GHG emissions is more aggressive than the EPA. Commercial vehicle manufacturers will look to cover their emission deficits first for California. The Greenhouse Gas Rule provides an opportunity for the sale of excess credits to other manufacturers who apply such credits to comply with these regulatory requirements. Furthermore, the regulation does not limit the number of battery-electric and hydrogen fuel cell credits sold within the same commercial vehicle categories.

        Examples of other potential incentive and grant programs that either Nikola or its customers can apply for include:

  •
  Low Carbon Fuel Standard—The Low Carbon Fuel Standard was initially developed in California and is quickly gaining traction in other jurisdictions around the world. The goal is to reduce the well-to-wheel carbon intensity of fuels by providing both mandated reduction targets as well as tradeable/sellable credits.

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  Purchase Incentives—Both California and New York have active programs that provide "cash on the hood" incentives to customers that purchase zero-emission vehicles. In California, the Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project incentives reach as high as $165,000 for a Class 8 BEV and $315,000 for a Class 8 FCEV, and for the New York Truck Voucher Incentive Program NYTVIP, as high as $185,000 for a Class 8 BEV. Other states are considering developing similar programs.

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  Grant Programs—Government entities at all levels from federal, including DOE, state, (for example, CARB), local (for example, North Texas Council of Governments), have grant programs designed to increase and accelerate the development and deployment of zero-emission vehicles and infrastructure technologies.

Strategic Collaborations

Commercial Letter with Nimbus

        On March 2, 2020, Legacy Nikola entered into a Commercial Letter Agreement with Nimbus (the "First Nimbus Commercial Letter Agreement"). Under the First Nimbus Commercial Letter Agreement, Nikola may select an autonomous driving software and hardware package to be used on Nikola's trucks from any company, but Nikola agreed to use Nimbus' affiliates' autonomous driving components on Nikola's autonomy-equipped trucks, subject to certain pricing, quality, functionality, reliability deliverability and availability conditions.

        Pursuant to the First Nimbus Commercial Letter Agreement, Nikola is obligated to receive a quantity of services, including inverter and fuel cell power module development and system integration services, that result in a minimum payment to Nimbus and its affiliates. Nikola also agreed to negotiate in good faith toward a supply agreement with Nimbus, or an affiliate of Nimbus, for inverter development, fuel cell power module development and part supply. Nimbus agreed to abide by certain product specifications, delivery timelines, production quantities, efficiencies, pricing and prototypes within 30 days of receipt of a project proposal form Nikola, after which time, Nikola may source inverters from other suppliers.

European Alliance Agreement with CNHI/Iveco

        On February 28, 2020, Legacy Nikola entered into the Amended and Restated European Alliance Agreement with Iveco and, solely with respect to sections 9.5 and 16.18, CNHI (the "European Alliance Agreement"), whereby Nikola and CNHI/Iveco agreed to establish an entity for the purposes of developing and manufacturing battery-electric and hydrogen fuel cell electric heavy trucks in Europe. Pursuant to the European Alliance Agreement, Nikola and Iveco will contribute equal amounts of cash and in kind contributions necessary for each party to subscribe to 50% of the capital stock of the entity contemplated by the agreement, and the entity will be funded in accordance with the business plan through the contributions made by each party. CNHI shall also have the right to negotiate a license to use certain of Nikola's intellectual property in Europe for applications outside the entity.

        Such entity, Nikola Iveco Europe B.V. ("Nikola Iveco JV"), was established in April 2020. On April 9, 2020, a series of agreements was entered into among Legacy Nikola, Iveco and Nikola Iveco JV, including an Iveco Technology License Agreement, a Nikola Technology License Agreement, a European Supply Agreement and a North America Supply Agreement. Under the Iveco Technology License Agreement, Iveco granted Nikola Iveco JV a nonexclusive, royalty-free license under Iveco IP to deploy, through the term of the European Alliance Agreement, battery-electric heavy-duty trucks ("BEV") and hydrogen heavy-duty trucks ("FCEV") in Europe. Under the Nikola Technology License Agreement, Nikola granted Nikola Iveco JV a nonexclusive, royalty-bearing license under Nikola intellectual property to deploy, through the term of the European Alliance Agreement, BEVs and FCEVs in Europe.

        Under the European Supply Agreement, Nikola Iveco JV was granted certain exclusive rights by Iveco to produce and supply BEVs and FCEVs to Iveco in Europe, and under the North American Supply Agreement, Nikola Iveco JV was granted certain exclusive rights by Nikola to produce and supply BEVs and FCEVs to Nikola in North America. The European Supply Agreement runs concurrent with the term of the European Alliance Agreement. The North America Supply Agreement terminates upon the earlier of December 31, 2024 or the occurrence of certain other events, including two years following the date Nikola begins manufacturing BEVs and FCEVs in North America.

        The initial term of the European Alliance Agreement expires on December 31, 2030, with automatic renewals of ten-year periods unless terminated by either party with written notice received by the non-terminating party no later than December 31, 2029 for the initial term and no later than the end of the 7th year of any subsequent term.

CNHI Services Agreement with CNHI/Iveco

        On September 3, 2019, Legacy Nikola entered into the CNHI Services Agreement with CNHI and Iveco in conjunction with Legacy Nikola's Series D preferred stock financing. Under this agreement, Nikola issued to Iveco 13,498,921 shares of Series D preferred stock in exchange for a license valued at $50.0 million pursuant to an S-WAY Platform and Product Sharing Agreement, $100.0 million in-kind services, pursuant to a Technical Assistance Service Agreement (the "Technical Assistance Service Agreement") and $100.0 million in cash. The CNHI Services Agreement may be terminated by mutual agreement of the parties, or at the election of a non-breaching party upon the breach by the other of the CNHI Services Agreement, the S-WAY Platform Product Sharing Agreement, or the Technical Assistance Service Agreement if such breach has not been cured within thirty days of receipt of written notice. The CNHI Services Agreement may be also be terminated upon bankruptcy or insolvency proceedings against Nikola or CNHI/Iveco. Under the S-WAY Platform and Product Sharing Agreement, Nikola was granted a nonexclusive license to Iveco's intellectual property, technology and designs related to its latest European heavy-duty truck platform (the "S-WAY"). The license does not contain any power train related components, as we plan to use our proprietary electric drive system, but does include access to the semi-articulated and articulated versions of the S-WAY in the 4x2, 6x2 and 6x4 variants. The license also gives Nikola access to Iveco's parts and suppliers list related to the S-WAY and bears a seven-year royalty from the start of production of 1.25% on FCEVs and 1.00% on BEVs that incorporate a material portion of such licensed technology. This license agreement will continue in effect until terminated by mutual agreement of the parties, a non-curable breach has occurred or a bankruptcy related event of either party.

Master Agreement with Anheuser-Busch

        On February 22, 2018, Legacy Nikola entered into the Master Agreement—Tractors with AB (the "Master Agreement") whereby AB agreed to lease from Nikola hydrogen fueled tractors and related equipment to be used by AB for transportation and related services at certain AB locations. Pursuant to the Master Agreement, Nikola will provide maintenance and repairs for the leased equipment. The term of the Master Agreement commenced January 1, 2018, and remains available to cover future leases between the parties unless terminated by either party if either party defaults and fails to cure such default within thirty days, or unless terminated by AB with three hundred sixty days prior written notice to Nikola.

Supply Agreement with Nel

        On June 28, 2018, Legacy Nikola entered into the Supply Agreement for electrolyzers with Nel (the "Supply Agreement") whereby Nikola agreed to purchase electrolyzers from Nel. Pursuant to the Supply Agreement, Nikola will source electrolyzers exclusively from Nel in connection with the development and implementation of hydrogen-dispensing stations. Nikola's obligation to source electrolyzers from Nel expires on the date upon which enough electrolyzers have been ordered to produce a specified amount of hydrogen per day; the terms of the Supply Agreement remain in effect for five years following that date, unless terminated for default by either party (with such default subject to cure within sixty days).

Commercial Framework Agreement with Green Nikola Holdings

        On November 9, 2018, Legacy Nikola entered into the Commercial Framework Agreement with Green Nikola Holdings LLC ("GNH") (the "Framework Agreement") in connection with GNH's subscription for and purchase of Nikola shares. Pursuant to the Framework Agreement, GNH agreed to provide services to Nikola and Nikola agreed to make certain commitments to GNH ("Projects") pursuant to statements of work. The Framework Agreement is in effect until the expiration or termination of all Projects, or GNH reducing its equity position in Nikola below 50% percent of the number of shares acquired in November 2018. The Framework Agreement may be terminated by either party for cause (with thirty days to cure such breach), bankruptcy, or GNH may terminate the Framework Agreement if Nikola fails to render any payment due to GNH for more than sixty days or undergoes a change of control without the prior written consent of GNH.

Legal Proceedings

        From time to time, we may become involved in additional legal proceedings arising in the ordinary course of our business. We are currently not a party to any legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

MANAGEMENT

Executive Officers and Directors

        Nikola's directors and executive officers and their ages as of June 4, 2020 are as follows:

Name	Age	Position
Executive Officers
Trevor R. Milton	38	Executive Chairman
Mark A. Russell	57	President, Chief Executive Officer and Director
Kim J. Brady	56	Chief Financial Officer
Joseph R. Pike	38	Chief Human Resources Officer
Britton M. Worthen	46	Chief Legal Officer and Secretary
Non-Employee Directors
Stephen J. Girsky(1)(3)	58	Director
Sooyean Jin (a.k.a. Sophia Jin)(1)	41	Director
Michael L. Mansuetti(1)	54	Director
Gerrit A. Marx(2)(3)	44	Director
Lonnie R. Stalsberg(2)	69	Director
DeWitt C. Thompson, V(2)	47	Director
Jeffrey W. Ubben(3)	58	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

Executive Officers

        Trevor R. Milton.    Mr. Milton has served as Nikola's Executive Chairman since June 2020. Mr. Milton is the founder of Legacy Nikola, and served as its Chief Executive Officer from January 2014 to June 2020 and as Chairman of Legacy Nikola's board of directors from July 2017 to June 2020. We believe Mr. Milton is qualified to serve on the Board due to his experience serving as Legacy Nikola's Chief Executive Officer, President and Chairman of Legacy Nikola's board of directors.

        Mark A. Russell.    Mr. Russell has served as Nikola's President and Chief Executive Officer and a member of the Board since June 2020. Prior to that, Mr. Russell served as Mr. Russell has served as Legacy Nikola's President from February 2019 to June 2020 and as a member Legacy Nikola's board of directors from July 2019 to June 2020. From August 2018 to February 2019, Mr. Russell explored new opportunities. Prior to that, Mr. Russell served as President and Chief Operating Officer of Worthington Industries (NYSE: WOR) from August 2012 to August 2018. Mr. Russell received a B.I.S. in integrated studies from Weber State University and a juris doctor from Brigham Young University. We believe Mr. Russell is qualified to serve on the Board due to his extensive leadership and management experience at various public and private companies, including his experience serving as Legacy Nikola's President.

        Kim J. Brady.    Mr. Brady has served as Nikola's Chief Financial Officer since June 2020, and prior to that, served as Chief Financial Officer and Treasurer of Legacy Nikola from November 2017 to June 2020. Prior to joining Legacy Nikola, Mr. Brady served as senior managing director and partner of Solic Capital Management, LLC, a middle market financial advisory and principal investment firm, from 2012 to October 2017. Mr. Brady was co-head of Solic's Special Situations Fund that invested across all levels of capital structure. Mr. Brady received a bachelor's of science in management, finance and accounting from Brigham Young University and an MBA from Northwestern University's Kellogg Graduate School of Management.

        Joseph R. Pike.    Mr. Pike has served as Nikola's Chief Human Resources Officer since June 2020, and prior to that, served as Legacy Nikola's Chief Human Resources Officer from January 2018 to June 2020. Prior to joining Legacy Nikola, Mr. Pike served in various human resources positions at Vista Outdoor Inc., an outdoor sports and recreational products company, including as senior director of talent and as director of leadership and organizational development from June 2015 to January 2018. At H.J. Heinz Company, a food processing company which is now a part of Kraft Heinz Co (Nasdaq: KHC), Mr. Pike served in various capacities from March 2013 to June 2015, including as human resources business partner, head of talent management and organizational effectiveness and associate director of performance. Mr. Pike received a bachelor's degree in communications from Brigham Young University and a master's degree in public administration from the Brigham Young University Marriott School of Management.

        Britton M. Worthen.    Mr. Worthen has served as Nikola's Chief Legal Officer and Secretary since June 2020, and prior to that, served as Legacy Nikola's Chief Legal Officer and Secretary from October 2015 to June 2020. Prior to joining Nikola, Mr. Worthen was a partner at Beus Gilbert McGroder PLLC, a law firm, from May 2000 to September 2015. Mr. Worthen received a bachelor's degree in Asian studies from Brigham Young University and a juris doctor from Michigan Law School.

Non-Employee Directors

        Stephen J. Girsky.    Mr. Girsky served as VectoIQ's President, Chief Executive Officer and a director from January 2018 to June 2020, and continues to serve on the Board following the completion of the Business Combination. Mr. Girsky is a Managing Partner of VectoIQ, LLC, an independent advisory firm based in New York. Mr. Girsky has more than 30 years of experience working with corporate board executives, labor leaders, OEM leaders, suppliers, dealers and national policy makers. Mr. Girsky served in a number of capacities at General Motors Company (NYSE: GM) ("General Motors") from November 2009 until July 2014, including vice chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, global research & development and global purchasing and supply chain. Mr. Girsky also served on General Motors' board of directors following its emergence from bankruptcy in June 2009 until June 2016. Mr. Girsky currently serves on the boards of directors of United States Steel Corporation (NYSE: X), a steel producer, and Brookfield Business Partners Limited, the general partner of Brookfield Business Partners, L.P. (NYSE: BBU; TSX BBU.UN), a private equity company. Mr. Girsky received a bachelor's of science in mathematics from the University of California, Los Angeles and an MBA from Harvard University. We believe Mr. Girsky is qualified to serve on the Board based on his extensive leadership and business experience, including his experience as a director of numerous public companies, together with his background in finance and public company governance.

        Sooyean (Sophia) Jin.    Ms. Jin has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from May 2019 to June 2020. Ms. Jin has served as senior director of venture investments of Hanwha Holdings, a stage-agnostic investor representing Hanwha Corporation, since January 2019, and served as director of venture investment of Hanwha Holdings from January 2018 to December 2018. Prior to that, Ms. Jin held various positions at Hanwha Q CELLS America Inc., a global solar cell and module manufacturer, including director of corporate planning from July 2013 to June 2015 and director of head of marketing from July 2015 to December 2017. Ms. Jin received a bachelor's in business administration from Seoul National University and an MBA from the Stanford University Graduate School of Business. We believe Ms. Jin is qualified to serve on the Board due to her extensive experience with renewable energy companies.

        Michael L. Mansuetti.    Mr. Mansuetti has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from September 2019 to June 2020. Since July 2012, Mr. Mansuetti has been the President of Robert Bosch LLC, an automotive component supply company. Mr. Mansuetti received a bachelor's of science in mechanical engineering from Clemson University. We believe Mr. Mansuetti is qualified to serve on the Board due to his expertise in advanced manufacturing, operations, and management and extensive leadership experience.

        Gerrit A. Marx.    Mr. Marx has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from September 2019 to June 2020. Mr. Marx has served as Chief Executive Officer of Iveco, a commercial goods manufacturing company, since March 2019 and as President of commercial and specialty vehicles of CNHI (Nasdaq: CNHI), an industrial goods manufacturing company, since January 2019. Prior to joining CNHI, Mr. Marx served as an operating partner Bain Capital, a global private equity firm, from December 2012 to December 2018. Mr. Marx served as interim Chief Executive Officer of Wittur Holding GmbH, an elevator component manufacturing company, from May 2017 to March 2018 and as interim President of power tools of Apex Tool Group, LLC, a hand and power tool manufacturing company, from November 2014 to April 2015. Mr. Marx received a master's of engineering equivalent in mechanical engineering and an MBA equivalent from RWTH Aachen University, Germany, and a doctorate in business administration from Cologne University, Germany. We believe Mr. Marx is qualified to serve on the Board due to his extensive experience in the automobile industry as well has his experience in finance.

        Lonnie R. Stalsberg.    Mr. Stalsberg has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from July 2017 to June 2020. Since 1980, Mr. Stalsberg has served as President and Chief Executive Officer or ACE Recycle and Disposal, Inc., a waste management company. Mr. Stalsberg received a bachelor's of science in civil engineering from Washington State University. We believe Mr. Stalsberg is qualified to serve on the Board due to his leadership and business experience.

        DeWitt C. Thompson, V.    Mr. Thompson has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from July 2017 to June 2020. Mr. Thompson is Chairman and Chief Executive Officer of Thompson Machinery Commerce Corporation, a Caterpillar distributor in Tennessee and Mississippi, servicing heavy machinery, on-highway trucks, and power systems. He also serves as Chairman for Aries Clean Energy. Mr. Thompson founded PureSafety in 1999 and served as Chairman until the purchase of that company by Underwriters Laboratories in 2011. Mr. Thompson is also an owner and director of the Nashville Predators and sits on the board of directors for Wealth Access. He received his bachelor's of science degree from the engineering school at Vanderbilt University. We believe Mr. Thompson is qualified to serve on the Board due to his extensive experience in renewable energy and machinery.

        Jeffrey W. Ubben.    Mr. Ubben has served as a member of the Board since June 2020, and prior to that, a member of Legacy Nikola's board of directors from September 2019 to June 2020. In 2000, Mr. Ubben founded ValueAct Capital Management, L.P., a financial services company, where he has served as chairman. Mr. Ubben has served as a member of the boards of directors of numerous public and private companies, including The AES Corporation (NYSE: AES), an electrical power distribution company, since January 2018, Twenty-First Century Fox, Inc. (Nasdaq: TFCF and TFCFA), a multinational mass media corporation which was acquired by Walt Disney Co (NSYE: DIS) in March 2019, from November 2015 to April 2018, Willis Towers Watson plc (NYSE: WSH), a multinational risk management, insurance brokerage and advisory company ("Willis Towers"), from January 2016 to November 2017, Willis Group Holding plc, a subsidiary of Willis Towers, from July 2013 to January 2016 and Bausch Health Companies Inc. (NYSE: BHC), a pharmaceutical company, from October 2014 to August 2015. Mr. Ubben has a B.A. in economics and political science from Duke University and an MBA from the Kellogg School of Management at Northwestern University. We believe

Mr. Ubben is qualified to serve on the Board due to his extensive background in finance and experience with numerous public company boards.

Board Composition

        Nikola's business and affairs are organized under the direction of the Board. The Board consists of nine members. Trevor R. Milton serves as Executive Chairman of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to Nikola's management. The Board will meet on a regular basis and additionally as required.

        In accordance with the terms of the Bylaws, the Board is divided into three classes, Class I, Class II, and Class III, with members of each class serving staggered three-year terms; provided, however, that commencing with the 2030 annual meeting of stockholders, the classification of the Board shall cease, and all directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders. The Board is divided into the following classes:

  •
  Class I, which consists of Stephen J. Girsky, Michael L. Mansuetti and DeWitt C. Thompson, V, whose terms will expire at Nikola's annual meeting of stockholders in 2021;

  •
  Class II, which consists of Sophia Jin, Lonnie R. Stalsberg and Jeffrey W. Ubben, whose terms will expire at Nikola's annual meeting of stockholders in 2022; and

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  Class III, which consists of Gerrit A. Marx, Trevor R. Milton and Mark A. Russell, whose terms will expire at Nikola's annual meeting of stockholders in 2023.

        At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in Nikola's control or management. Nikola's directors may be removed for cause by the affirmative vote of the holders of at least a majority of Nikola's voting stock.

Director Independence

        The Board determined that each the directors on the Board, other than Trevor R. Milton and Mark A. Russell, qualify as independent directors, as defined under the listing rules of Nasdaq (the "Nasdaq listing rules"), and the Board consists of a majority of "independent directors," as defined under the rules of the SEC and the Nasdaq listing rules relating to director independence requirements. In addition, Nikola is subject to the rules of the SEC and the Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Role of the Board in Risk Oversight/Risk Committee

        One of the key functions of the Board is informed oversight of Nikola's risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the audit committee has the responsibility to consider and discuss Nikola's major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

        In connection with the Closing, the Board established an audit committee, a compensation committee, and a nominating and corporate governance committee and adopted a charter for each of these committees, which complies with the applicable requirements of the Nasdaq listing rules. We intend to comply with future requirements to the extent they will be applicable to us. Copies of the charters for each committee are available on the investor relations portion of Nikola's website.

Audit Committee

        Our audit committee consists of Stephen J. Girsky, Sophia Jin and Michael L. Mansuetti. The Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member's scope of experience and the nature of their prior and/or current employment.

        Mr. Girsky serves as the chair of the audit committee. The Board determined that Mr. Girsky qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the Board considered Mr. Girsky's formal education and previous experience in financial roles. Both Nikola's independent registered public accounting firm and management periodically will meet privately with our audit committee.

        The functions of this committee include, among other things:

  •
  evaluating the performance, independence and qualifications of Nikola's independent auditors and determining whether to retain Nikola's existing independent auditors or engage new independent auditors;

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  reviewing Nikola's financial reporting processes and disclosure controls;

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  reviewing and approving the engagement of Nikola's independent auditors to perform audit services and any permissible non-audit services;

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  reviewing the adequacy and effectiveness of Nikola's internal control policies and procedures, including the effectiveness of Nikola's internal audit function;

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  reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by Nikola;

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  obtaining and reviewing at least annually a report by Nikola's independent auditors describing the independent auditors' internal quality control procedures and any material issues raised by the most recent internal quality-control review;

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  monitoring the rotation of Nikola's independent auditor's lead audit and concurring partners and the rotation of other audit partners as required by law;

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  prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of Nikola's independent auditor;

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  reviewing Nikola's annual and quarterly financial statements and reports, including the disclosures contained in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," and discussing the statements and reports with Nikola's independent auditors and management;

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  reviewing with Nikola's independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of Nikola's financial controls and critical accounting policies;

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  reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by Nikola regarding accounting, internal accounting controls, auditing or other matters;

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  preparing the report that the SEC requires in Nikola's annual proxy statement;

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  reviewing and providing oversight of any related party transactions in accordance with Nikola's related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including Nikola's code of ethics;

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  reviewing Nikola's major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

  •
  reviewing and evaluating the audit committee charter biennially and recommending any proposed changes to the Board.

        The composition and function of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations. Nikola will comply with future requirements to the extent they become applicable to Nikola.

Compensation Committee

        Our compensation committee consists of Gerrit A. Marx, DeWitt C. Thompson, V and Lonnie R. Stalsberg. Mr. Marx serves as the chair of the compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq. The functions of the committee include, among other things:

  •
  reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

  •
  reviewing and approving the compensation and other terms of employment of Nikola's executive officers;

  •
  reviewing and approving performance goals and objectives relevant to the compensation of Nikola's executive officers and assessing their performance against these goals and objectives;

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  making recommendations to the Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Board;

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  reviewing and making recommendations to the Board regarding the type and amount of compensation to be paid or awarded to Nikola's non-employee board members;

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  reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

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  administering Nikola's equity incentive plans, to the extent such authority is delegated by the Board;

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  reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensation, perquisites and special or supplemental benefits for Nikola's executive officers;

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  reviewing with management Nikola's disclosures under the caption "Compensation Discussion and Analysis" in Nikola periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

  •
  preparing an annual report on executive compensation that the SEC requires in Nikola's annual proxy statement; and

  •
  reviewing and evaluating the compensation committee charter biennially and recommending any proposed changes to the Board.

        The composition and function of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. Nikola will comply with future requirements to the extent they become applicable to Nikola.

Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee consists of Jeffrey W. Ubben, Stephen J. Girsky and Gerrit A. Marx. The Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of Nasdaq. Mr. Ubben serves as the chair of our nominating and corporate governance committee. The functions of this committee include, among other things:

  •
  identifying, reviewing and making recommendations of candidates to serve on the Board;

  •
  evaluating the performance of the Board, committees of the Board and individual directors and determining whether continued service on the Board is appropriate;

  •
  evaluating nominations by stockholders of candidates for election to the Board;

  •
  evaluating the current size, composition and organization of the Board and its committees and making recommendations to the Board for approvals;

  •
  developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

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  reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends; and

  •
  reviewing periodically the nominating and corporate governance committee charter, structure and membership requirements and recommending any proposed changes to the Board.

        The composition and function of the nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations. Nikola will comply with future requirements to the extent they become applicable to us.

Compensation Committee Interlocks and Insider Participation

        None of the members of our compensation committee has ever been an executive officer or employee of Nikola. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serves as a member of the Board or our compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

        The Certificate of Incorporation limits our directors' liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

  •
  for any transaction from which the director derives an improper personal benefit;

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  for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  for any unlawful payment of dividends or redemption of shares; or

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  for any breach of a director's duty of loyalty to the corporation or its stockholders.

  •
  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of Nikola's directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Delaware law and the Bylaws provide that Nikola will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys' fees and disbursements) in advance of the final disposition of the proceeding.

        In addition, Nikola entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require Nikola to indemnify its directors and officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of Nikola's directors or officers or any other company or enterprise to which the person provides services at Nikola's request.

        Nikola maintains a directors' and officers' insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

        The Board adopted a Code of Business Conduct and Ethics (the "Code of Conduct") applicable to all of our employees, executive officers and directors. The Board also adopted a Code of Ethics for Senior Financial Officers (the "Code of Ethics") applicable to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions identified by the Board and other key management employees. The Code of Conduct is available on Nikola's website at www.nikolamotor.com. Information contained on or accessible through Nikola's website is not a part of this registration statement, and the inclusion of Nikola's website address in this registration statement is an inactive textual reference only. The audit committee of the Board is responsible for overseeing the Code of Conduct and the Code of Ethics and must approve any waivers of the Code of Conduct for employees, executive officers and directors and the Code of Ethics for senior financial officers. We expect that any amendments to the Code of Conduct and Code of Ethics, or any waivers of their requirements, will be disclosed on our website.

Director Compensation

        The Board designed the Company's non-employee director compensation program to reward directors for their contributions to the Company's success, align the director compensation program with stockholder interests and the Company's executive compensation program, and provide competitive compensation necessary to attract and retain high quality non-employee directors. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors.

        Under the non-employee director compensation program, the Company will reward directors entirely in the form of stock-based compensation, consisting of (i) for each non-employee director, an annual grant of a restricted stock unit award ("RSUs") under the Nikola Corporation 2020 Stock Incentive Plan (the "2020 Plan") for shares of Common Stock having a grant date fair market value of $200,000, to vest in full on the first anniversary of such grant date, subject to continued service through such vesting date and (ii) for the chair of each of the committees, an annual grant of RSUs with a value of $10,000, to vest in full on the first anniversary of such grant date, subject to continued service through such vesting date.

        The initial grant of such RSUs will be subject to approval by the Board as soon as practicable following the effective registration of the securities under the 2020 Plan on a Registration Statement on Form S-8. The calculation of the number of shares subject to the initial RSUs will be based upon an assumed value on the date of grant of $10.00 per share, and the RSUs will vest in full on the first anniversary of the Closing Date, subject to continued service through such vesting date.

        Subject to Board approval as soon as practicable following the effective registration of the securities under the 2020 Plan on a Registration Statement on Form S-8, subsequent grants of RSUs under the non-employee director compensation program will be automatically granted, on the next business day following the annual meeting of stockholders of the Company, commencing with the annual meeting of stockholders of the Company to be held in 2021. The calculation of the number of shares subject to such annual RSU grant will be based upon the average closing stock price of Common Stock over the 21-trading days prior to the grant date.

        Compensation under the director compensation program will be subject to the annual limits on non-employee director compensation set forth in the 2020 Plan. In addition, each equity award granted to the eligible directors under the director compensation program will vest in full immediately prior to the occurrence of a change in control (as defined in the 2020 Plan) to the extent outstanding at such time, subject to continued service through the closing of such change in control.

        The Company's policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services in their capacities as directors. The Company does not provide tax gross-up payments to members of the Board.

Director Nominations

        Our nominating and corporate governance committee recommends to the Board candidates for nomination for election at the annual meeting of the stockholders. The Bylaws also establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for a shareholder nomination to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder's notice.

        We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of directors considers character, integrity, judgment, leadership, diversity of backgrounds, age, gender, ethnicity, independence, skills, education, expertise, business acumen, professional experience, knowledge of or experience in the industry in which the Company operates in, understanding of the Company's business, the ability of the candidate to devote sufficient time and attention to the affairs of the Company, and the extent to which a particular candidate would fill a present or anticipated need on the Board.

EXECUTIVE COMPENSATION

        To achieve Nikola's goals, we have designed, and intend to modify as necessary, our compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share our philosophy and desire to work towards achieving these goals.

        We believe our compensation program should promote the success of the company and align executive incentives with the long-term interests of our stockholders. Legacy Nikola's compensation programs reflected its startup origins in that they consist primarily of salary and stock option awards. As we evolve, we intend to continue to evaluate our philosophy and compensation programs as circumstances require.

        This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

        Legacy Nikola's board of directors, with input from the Chief Executive Officer, has historically determined the compensation for Nikola's named executive officers. For the year ended December 31, 2019, Nikola's named executive officers were:

  •
  Trevor R. Milton, Chief Executive Officer

  •
  Mark A. Russell, President

  •
  Kim J. Brady, Chief Financial Officer

Summary Compensation Table

        The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Trevor R. Milton Chief Executive Officer	2019	266,000	0	0	0		266,000
Mark A. Russell President	2019	250,866	0	6,307,496	0		6,558,362
Kim J. Brady Chief Financial Officer	2019	250,000	0	0	12,451	(2)	262,451

(1)
The amounts in this column represent the aggregate grant-date fair value of awards granted to each named executive officer, computed in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 718. See Note 9 to Legacy Nikola's audited consolidated financial statements included elsewhere in this prospectus for a discussion of the assumptions made by Nikola in determining the grant-date fair value of Nikola's equity awards.

(2)
Pursuant to Mr. Brady's employment agreement, in connection with his relocation to Phoenix, Arizona, Nikola paid or reimbursed airfare and temporary living expenses in the amount of $8,395, plus a corresponding tax gross up payment of $4,056.

Narrative Disclosure to Summary Compensation Table

        For 2019, the compensation program for Nikola's named executive officers consisted of base salary and incentive compensation delivered in the form of stock option awards.

Base Salary

        Base salary is set at a level that is commensurate with the executive's duties and authorities, contributions, prior experience and sustained performance.

Cash Bonus

        We do not have any arrangements with our named executive officers providing for annual cash bonus awards.

2017 Stock Option Plan

        Stock options were granted to the named executive officers under the Nikola Corporation 2017 Stock Option Plan (the "2017 Plan"), which was approved by Legacy Nikola's board of directors on July 10, 2017 (the "Legacy Nikola Options"). 15,000,000 shares of Legacy Nikola common stock were initially reserved for issuance under the 2017 Plan, which reserve was subsequently increased to 33,829,336 shares. Legacy Nikola's board of directors administered the 2017 Plan and the awards granted under it.

        The 2017 Plan provides for the grant of incentive stock options, which qualify for favorable tax treatment to recipients under Section 422 of the Code and non-qualified stock options. Such awards may be granted to Nikola's employees, directors and consultants. Legacy Nikola Options were granted at a price not less than the fair market value on the date of grant and generally become exercisable between one and four years after the date of grant. The Legacy Nikola Options expire not more than 10 years from the date of grant.

        In connection with the Business Combination Agreement, each of the Legacy Nikola Options that was outstanding immediately prior to the Closing, whether vested or unvested, was converted into an option to purchase a number of shares of Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Legacy Nikola common stock subject to such option immediately prior to the Closing and (ii) the 1.901 (the "Exchange Ratio"), at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the Closing, divided by (B) the Exchange Ratio. All other provisions which govern either the exercise or the termination of Legacy Nikola Options remain the same.

2020 Stock Incentive Plan and 2020 Employee Stock Purchase Plan

        At Nikola's special meeting of stockholders held on June 2, 2020 in lieu of the 2020 annual meeting of stockholders (the "Special Meeting"), Nikola's stockholders approved the 2020 Plan and the 2020 ESPP. The 2020 Plan and the 2020 ESPP were previously approved, subject to stockholder approval, by the Board on May 6, 2020. The 2020 Plan and the 2020 ESPP became effective immediately upon the Closing.

Benefits and Perquisites

        We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified Section 401(k) plan for which we do not provide a match. We do not maintain any executive-specific benefit or perquisite programs.

Tax Gross-Ups

        In 2019, Nikola provided a tax gross up payment to Mr. Brady in connection with the reimbursement of qualified relocation expenses to offset his out of pocket costs for relocating to Arizona at Nikola's request.

Agreements with Named Executive Officers and Potential Payments Upon Termination or Change of Control

        On the Closing Date, we entered into individual amended and restated employment agreements with our named executive officers, which superseded their existing employment agreements. Details of the employment agreements are outlined below.

Agreement with Trevor R. Milton

        On June 3, 2020, Trevor R. Milton entered into an amended and restated employment agreement with the Company to serve as Executive Chairman of the Board. Mr. Milton's employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Milton's annual base salary is $1. Mr. Milton's employment agreement provides that he is eligible to participate in the Company's health and welfare benefit plans maintained for the benefit of Company employees. Mr. Milton has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program. Subject to Board approval, Mr. Milton is eligible to receive an annual time-vested stock award consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than $6,000,000 (based on an assumed stock value of $10.00 per share for the initial grant), subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 4,859,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. Mr. Milton's employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

        Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Milton's employment, the Company will engage Mr. Milton as a non-employee consultant for the period commencing on the termination date and ending on the second anniversary of the termination date. As consideration for his consulting services, the Company will pay Mr. Milton $10.0 million on each of the first and second anniversaries of the termination date. In the event of such Involuntary Termination and subject to Mr. Milton's delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a mutual non-disparagement covenant, all of Mr. Milton's unvested equity awards, including his performance-based stock award, will accelerate in full (and the post-termination exercise period for unexercised stock options will be extended until the earlier of (i) three years following his termination date or (ii) the remaining term of each such stock option), and Mr. Milton will be entitled to a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes.

Agreement with Mark A. Russell

        On June 3, 2020, Mark A. Russell entered into an amended and restated employment agreement with the Company to serve as President and Chief Executive Officer. Mr. Russell's employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Russell's annual base salary is $1. Mr. Russell's employment agreement provides that he is eligible to participate in the Company's health and welfare benefit plans maintained for the benefit of Company employees. Mr. Russell has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program.

Subject to Board approval, Mr. Russell is eligible to receive an annual time-vested stock award consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than $6,000,000 (based on an assumed stock value of $10.00 per share for the initial grant), subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 4,859,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the Effective Time, all unvested stock options then held by Mr. Russell vested in full. Mr. Russell's employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

        Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Russell's employment and subject to Mr. Russell's delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Russell will be entitled to receive: (1) a lump sum cash payment in an amount equal to $2,600,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Russell's performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the Board, Mr. Russell's performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Agreement with Kim J. Brady

        On June 3, 2020, Kim J. Brady entered into an amended and restated employment agreement with the Company to serve as Chief Financial Officer. Mr. Brady's employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Brady's annual base salary is $1. Mr. Brady's employment agreement provides that he is eligible to participate in the Company's health and welfare benefit plans maintained for the benefit of Company employees. Mr. Brady has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program. Subject to Board approval, Mr. Brady is eligible to receive an annual time-vested stock award consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than $3,200,000 (based on an assumed stock value of $10.00 per share for the initial grant), subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 2,591,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the Effective Time, all unvested stock options then held by Mr. Brady vested in full. Mr. Brady's employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

        Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Brady's employment and subject to Mr. Brady's delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Brady will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Brady's performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the Board, Mr. Brady's performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Retirement Benefits

        We provide a tax-qualified Section 401(k) plan for all employees, including the named executive officers. We do not provide a match for participants' elective contributions to the 401(k) plan, nor do we provide to employees, including the named executive officers, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.

Outstanding Equity Awards at 2019 Year End

        The following table presents information regarding outstanding equity awards held by Nikola's named executive officers as of December 31, 2019.

	Option Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Trevor R. Milton	—		—	—	—	—
Mark A. Russell	2/27/19	(1)	808,653	4,043,267	2.00	2/26/29
Kim J. Brady	2/21/18	(2)	1,338,817	1,338,817	2.00	12/20/28
	11/13/17	(3)	2,927,634	0	2.00	11/12/27

(1)
Option vests monthly over a 60-month period. In the event of a termination of Mr. Russell's employment, other than a termination by Nikola for cause or by Mr. Russell without good reason, option will accelerate and become fully vested and may be exercised for up to one year from the date of termination.

(2)
Option vests 50% on the first anniversary of the grant date, with the remainder vesting on the second anniversary of the grant date. In the event of a termination of Mr. Brady's employment, other than a termination by Nikola for cause or by Mr. Brady without good reason, option may be exercised for up to one year from the date of separation.

(3)
Option vests in full immediately upon commencement of his employment. In the event of a termination of Mr. Brady's employment, other than a termination by Nikola for cause or by Mr. Brady without good reason, option may be exercised for up to one year from the date of separation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled "Executive Compensation."

Private Placement

        On June 3, 2020, a number of purchasers (each, a "Subscriber") purchased from the Company an aggregate of 52,500,000 shares of Common Stock (the "PIPE Shares"), for a purchase price of $10.00 per share and an aggregate purchase price of $525.0 million, pursuant to separate subscription agreements (each, a "Subscription Agreement") entered into effective as of March 2, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing. ValueAct Spring Master Fund, L.P, which is affiliated with Jeffrey W. Ubben, a member of the Board, purchased 5,000,000 shares of Common Stock in the PIPE for a total purchase price of $50.0 million.

Stockholder Support Agreement

        On March 2, 2020, Legacy Nikola, the VectoIQ and certain Legacy Nikola stockholders entered into a Stockholder Support Agreement with the Company (the "Stockholder Support Agreement"), whereby certain Legacy Nikola stockholders agreed to vote all of their shares of Legacy Nikola's capital stock in favor of the approval and adoption of the Business Combination and related transactions. Additionally, such stockholders agreed not to transfer any of their shares of Legacy Nikola common stock and Legacy Nikola preferred stock (or enter into any arrangement with respect thereto) or enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

Indemnification Agreements

        Nikola entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and the Bylaws. These agreements, among other things, require Nikola to indemnify Nikola's directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Nikola's directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Nikola's request. For more information regarding these indemnification arrangements, see the section entitled "Management—Limitation on Liability and Indemnification of Directors and Officers." Nikola believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        The limitation of liability and indemnification provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit Nikola and its stockholders. A stockholder's investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Equity Financings

Series D Preferred Stock Financing

        From September 30, 2019 through March 12, 2020, Legacy Nikola sold an aggregate of 7,357,059 shares of Series D preferred stock at a purchase price of $18.52 per share or $19.01 if sold after the date of the Business Combination Agreement, for an aggregate purchase price of $136,278,508.64, pursuant to Legacy Nikola's Series D preferred stock financing. In connection with the Series D preferred stock financing, Legacy Nikola entered into a Series D preferred stock purchase agreement and the CNHI Services Agreement with CNHI and Iveco. Under these agreements, the Company issued to Iveco 13,498,921 shares of Series D preferred stock in exchange for a license valued at $50.0 million, $100.0 million in-kind services and $100.0 million in cash.

        In 2019, Legacy Nikola issued 2,699,785 shares of Series D preferred stock to Iveco in exchange for $50.0 million. Legacy Nikola also issued 2,699,785 shares of Series D preferred stock to Iveco in exchange for licensed Iveco technology and 431,996 shares of Series D preferred stock to Iveco in exchange for $8.0 million in in-kind services.

        In April 2020, Legacy Nikola issued an additional 2,699,784 shares of Series D preferred stock to CNHI and Iveco in exchange for approximately $50.0 million pursuant to the Series D preferred stock purchase agreement and 1,079,914 shares pursuant to the Technical Assistance Service Agreement as a payment for in-kind services provided in the first quarter of 2020 as well as prepayment for future services. Prior to the Effective Time, Legacy Nikola issued an additional 3,887,657 shares to Iveco as prepayment for additional services to be provided to Legacy Nikola during the remainder of 2020 and 2021 pursuant to the Technical Assistance Service Agreement.

        The following table summarizes purchases of Legacy Nikola's Series D preferred stock by related persons and their affiliated entities. None of Legacy Nikola's executive officers purchased shares of Series D preferred stock.

Stockholder	Shares of Series D Preferred Stock		Total Purchase Price
Iveco S.p.A.(1)	13,498,921	(3)	$250,000,016.92	(4)
ValueAct Spring Master Fund, L.P.(2)	809,936		$15,000,014.70

(1)
Gerrit A. Marx is a member of the Board and is affiliated with Iveco.

(2)
Jeffrey W. Ubben is a member of the Board and is affiliated with ValueAct Spring Master Fund, L.P.

(3)
Includes shares committed for issuance to Iveco on or prior to the Closing.

(4)
Includes a cash investment and value of services rendered and licenses granted pursuant to the CNHI Services Agreement.

Stockholder Agreement

        Legacy Nikola entered into a fourth amended and restated stockholder agreement dated September 30, 2019 ("Stockholder Agreement"), which granted rights to certain holders of its stock, including (i) M&M Residual, LLC is controlled by Legacy Nikola's Chief Executive Officer, Trevor R. Milton, (ii) OTW STL LLC, of which William Milton, previously a member of the Legacy Nikola's board of directors, is a member, (iii) WI Ventures, LLC, Nimbus Holdings LLC, Green Nikola Holdings LLC, and CNHI, each of which hold a beneficial ownership stake in Legacy Nikola that is greater than 5%, (iv) Thompson Nikola, LLC, Thompson Nikola II LLC, and Legend Capital Partners,

of which DeWitt C. Thompson, V, a member of the Board, is the president, (v) ValueAct Spring Master Fund, L.P. and VA Spring NM, LLC ("VA Spring"), which are affiliated with Jeffery W. Ubben, a member of the Board, (vi) Kim J. Brady, Legacy Nikola's Chief Financial Officer, (vii) Mark A. Russell, Legacy Nikola's President and (viii) T&M Residual, LLC, which is controlled by Trevor R. Milton and Mark A. Russell (collectively, the "Agreement Parties").

        Pursuant to the Stockholder Agreement, certain holders of Legacy Nikola's capital stock, including the Agreement Parties, and certain of Legacy Nikola's current and former service providers, agreed to vote in a certain way on certain matters, including with respect to the election of directors of Legacy Nikola. The Stockholder Agreement also provides the parties thereto with certain registration rights, pre-emptive rights, information and inspection rights, drag-along rights and rights of first offer, among other rights. This Stockholder Agreement terminated upon the consummation of the Business Combination.

Repurchase Agreements

        On March 2, 2020, in accordance with the redemption rights granted pursuant to that certain letter agreement by and between Legacy Nikola and Nimbus, dated August 3, 2018 (as amended, the "Nimbus Redemption Letter Agreement"), which gave Nimbus the right to sell back to Legacy Nikola a portion of its shares of Series B preferred stock and Series C preferred stock from time to time upon the consummation of future equity capital raises by Legacy Nikola, Legacy Nikola entered into a Series B preferred stock repurchase agreement with Nimbus, whereby Legacy Nikola agreed to repurchase 1,499,700 shares of Legacy Nikola's Series B preferred stock from Nimbus at a price of $16.67 per share for an aggregate repurchase price of $25.0 million. The parties agreed that the aggregate repurchase price constituted a credit towards the number of shares that Nimbus would otherwise be entitled to redeem under any letter agreement between Legacy Nikola and Nimbus.

        On September 3, 2019, in accordance with the redemption rights granted pursuant to the Nimbus Redemption Letter Agreement, Legacy Nikola entered into a Series B preferred stock repurchase agreement with Nimbus, whereby Legacy Nikola repurchased 1,880,984 shares of Legacy Nikola's Series B preferred stock from Nimbus at a price of $16.67 per share for an aggregate repurchase price of $31.4 million.

Commercial Agreements

Agreements with Nimbus

        On March 2, 2020, Legacy Nikola entered into a Commercial Letter Agreement with Nimbus, whereby Legacy Nikola agreed to use Nimbus' affiliates' autonomous driving components on Legacy Nikola's autonomy equipped trucks, subject to certain conditions, negotiate inverter development, fuel cell power module development and part supply with Nimbus, and obligate Legacy Nikola to receive services resulting in a minimum payment to Nimbus and its affiliates. Nimbus also agreed to terminate the Nimbus Redemption Letter Agreement as of the Effective Time of the Merger. We believe the terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

Agreements with Bosch Entities

        Legacy Nikola maintained commercial relationships with Robert Bosch, LLC ("Bosch"), Robert Bosch Battery Systems, LLC ("Bosch Battery") and Robert Bosch Automotive Steering, LLC ("Bosch Steering") (collectively with Bosch and Bosch Battery, the "Bosch Entities"). Robert Bosch GmbH is

the parent company of the Bosch Entities, and Nimbus is an affiliate of Robert Bosch GmbH. Since 2017, Legacy Nikola entered into the following agreements with the Bosch Entities:

  •
  an agreement with Bosch valued at $8.3 million, whereby Bosch agreed to develop and support Legacy Nikola's Vehicle Control Unit ("VCU") for both Legacy Nikola's UTV and Truck vehicle platforms;

  •
  an agreement with Bosch valued at $6.4 million to develop and provide motors for both the Truck and UTV vehicle platforms;

  •
  an agreement with Bosch valued at $5.7 million, whereby Bosch agreed to develop, build, test, and support Legacy Nikola's Fuel Cell System for Legacy Nikola's Alpha Nikola Two FCEV truck;

  •
  an agreement with Bosch Battery valued at $7.5 million, whereby Bosch Battery agreed to develop, build, test and support Legacy Nikola's battery pack for the Alpha Nikola Two FCEV truck;

  •
  an agreement with Bosch Steering valued at $3.3 million, whereby Bosch Steering agreed to develop the Servotwin Steering Gear and Electro-Hydraulic Steering Pump System ("EHPS") Legacy Nikola's Truck platforms; and

  •
  agreements with various Bosch Entities valued at $6.5 million in the aggregate, whereby the Bosch Entities develop vehicle components and provide vehicle level support in numerous areas, including functional safety, electrical architecture, body control module, cybersecurity, tank control unit, central gateway unit, anti-lock braking, and highly automated driving studies.

Agreements with CNHI/Iveco

        On September 30, 2019, Legacy Nikola entered into a European alliance agreement with CNHI and Iveco (the "European Alliance Agreement"), whereby Legacy Nikola and CNHI/Iveco agreed to establish an entity for the purposes of designing, developing, engineering and manufacturing pure electric and hydrogen heavy trucks in Europe. Iveco is a beneficial owner of more than 5% of our Common Stock and Gerrit A. Marx, a member of the Board, serves as president of commercial and specialty vehicles of CNHI. Pursuant to the European Alliance Agreement, Legacy Nikola and Iveco will contribute equal amounts of cash and in kind contributions necessary for each of party to subscribe to 50% of the capital stock of the entity contemplated by the agreement. The initial term of the European Alliance Agreement expires on December 31, 2030, with automatic renewals of ten-year periods unless terminated by either party with written notice received by the non-terminating party no later than December 31, 2029 for the initial term and no later than the end of the 7th year of any subsequent term. We believe the contribution and capitalization terms of this agreement are generally no less favorable to Legacy Nikola than those that could be obtained in similar transactions with unaffiliated third parties.

Services Agreement

        On December 14, 2016, Legacy Nikola entered into a Services Agreement with Thompson Truck Center, LLC ("Thompson") (the "Services Agreement"), whereby Legacy Nikola appointed Thompson as its exclusive distributor of certain repair services, distribution services and parts distribution services in Tennessee and Mississippi, subject to exceptions set forth in the Services Agreement. DeWitt C. Thompson, V, a director of Legacy Nikola, is the president of Thompson Truck Center, LLC. Under the Services Agreement, Nikola agreed to indemnify Thompson for any infringement arising out of Thompson's authorized use of Legacy Nikola's intellectual property along with standard indemnification provisions. Pricing under this agreement varies depending on the specifications set forth in any given purchase order for Legacy Nikola vehicles and vehicle parts. Thompson is entitled to an $8,000 commission fee for each Legacy Nikola vehicle Thompson sells to a third party, to hourly warranty services charges and to 120% of the cost of certain vehicle parts not provided by Legacy Nikola in connection with such warranty service repairs. We believe that the general commercial terms of this agreement, including with respect to pricing and commission fees, were generally consistent with comparable terms under our purchase orders or similar arrangements with other servicers and distributors, and were generally no less favorable to Legacy Nikola than those that could be obtained in similar types of transactions with unrelated third parties. The term of the Services Agreement continues until December 31, 2026, and automatically renews for successive five-year terms unless terminated by either party in writing at least six months prior to the end of the initial term or the then-current renewal term.

Transactions with Executive Officers

        Immediately following the Effective Time, pursuant to a redemption agreement, Nikola redeemed 7,000,000 shares of Common Stock from M&M Residual, LLC at a purchase price of $10.00 per share, payable in immediately available funds. M&M Residual, LLC is a Nevada limited liability company that is wholly owned by Trevor R. Milton, Legacy Nikola's Chief Executive Officer. The number of shares to be redeemed and the redemption price were determined and agreed upon during negotiations between the various parties to the Business Combination, including Mr. Milton and representatives of VectoIQ, Legacy Nikola and the Subscribers. This redemption was undertaken to allow Mr. Milton, the founder of Legacy Nikola, to attain some liquidity prior to his becoming an executive officer of a publicly traded entity and subject to lock-up restrictions, and it was approved by the disinterested directors of Legacy Nikola.

        Legacy Nikola reimbursed affiliates for reasonable travel related expenses incurred while conducting business on behalf of Legacy Nikola, including the use of private aircraft. Since January 2019, Legacy Nikola personnel occasionally used an aircraft leased to Legacy Nikola by Zero Emission Expedition LLC, which is owned by Trevor R. Milton, Legacy Nikola's Chief Executive Officer, for business related purposes. In 2019, Legacy Nikola reimbursed Zero Emission Expedition LLC $0.2 million in connection with Legacy Nikola personnel's use of Zero Emission Expedition LLC's aircraft. Legacy Nikola's business arrangement with Zero Emission Expedition LLC is continuing for Legacy Nikola's 2020 fiscal year. For the three months ended March 31, 2020, Legacy Nikola reimbursed $0.2 million to Zero Emission Expedition LLC.

        Trevor R. Milton, Legacy Nikola's Chief Executive Officer, paid Legacy Nikola $0.05 million, $0.3 million and $0.2 million for the provision of solar installation services for the three months ended March 31, 2020 and years ended 2019 and 2018, respectively. As of March 31, 2020, and December 31, 2019, Legacy Nikola recorded $0.03 and $0.05 million, respectively, outstanding in accounts receivable related to solar installation services from Mr. Milton. Legacy Nikola received no related party revenue during 2017 and recorded no related party accounts receivable outstanding as of December 31, 2018. Mr. Milton repaid any amounts outstanding as of December 31, 2019 in full as of February 6, 2020 and as of March 31, 2020 in full as of May 30, 2020.

        In December 2018, M&M Residual, LLC, a Nevada limited liability company owned by Trevor R. Milton, Legacy Nikola's Chief Executive Officer, issued 3,158,949 performance-based stock options (the "Performance Awards") pursuant to Legacy Nikola's Founder Stock Option Plan. The Performance Awards were issued to recognize the superior performance and contribution of specific employees of Legacy Nikola, including Mr. Milton's relatives, Travis Milton and Lance Milton, Britton M. Worthen, Legacy Nikola's Chief Legal Officer and Secretary and Joseph R. Pike, Legacy Nikola's Chief Human Resources Officer. M&M Residual, LLC owned the shares of Legacy Nikola common stock underlying the Performance Awards, which are considered to be issued by Legacy Nikola for accounting purposes. The Performance Awards were to vest based on Legacy Nikola's achievement of a liquidation event, such as a private sale or an initial public offering on a U.S. stock exchange. The weighted average grant date fair value of the Performance Awards was $1.19 for the year ended December 31, 2018. As of December 31, 2019, Performance Awards had not vested and the unrecognized stock-based compensation expense related to the option awards was $3.8 million. Stock-based compensation expense of $3.8 million was recognized upon close of the Business Combination and subsequent public listing of the Company as of June 3, 2020.

        On April 27, 2020, M&M Residual, LLC and an affiliate and VA Spring and an affiliate entered into two agreements under which M&M Residual, LLC agreed to transfer 315,624 shares of Legacy Nikola common stock valued at a price of $19.01 per share ($6,000,000 in total) to VA Spring, in exchange for the transfer of certain personal property to Trevor R. Milton, Legacy Nikola's Chief Executive Officer. M&M Residual, LLC is wholly owned by Mr. Milton and Jeffrey W. Ubben, a director of Legacy Nikola, is the managing member of VA Spring. The transaction was completed in May 2020.

        On May 18, 2020 and May 19, 2020, VA Spring purchased an aggregate of 2,356,655 shares of Legacy Nikola common stock from certain employees, advisors and former employees of Legacy Nikola at a purchase price of $19.01 per share of Legacy Nikola common stock, including shares purchased from the following executive officers: Mark A. Russell, Chief Executive Officer (200,000 shares), Trevor R. Milton, Executive Chairman (1,266,102 shares from M&M Residual, LLC which is controlled by Mr. Milton), Britton M. Worthen, Chief Legal Officer and Corporate Secretary (200,000 shares), Kim J. Brady, Chief Financial Officer (200,000 shares) and Joseph R. Pike, Chief Human Resources Officer (34,476 shares). Jeffrey W. Ubben, a member of the Board, is the managing member VA Spring.

        On June 2, 2020, T&M Residual, LLC, an entity owned by Mr. Milton and Mr. Russell and managed by Mr. Milton, transferred 14,109,607 shares of Legacy Nikola common stock to Mr. Milton, who then contributed the shares to M&M Residual, LLC, an entity wholly owned by Mr. Milton. In connection with such transfer, Mr. Milton was granted a proxy to vote the remaining shares of Common Stock held by T&M Residual, LLC until the earlier of June 2, 2023 or the earlier death or permanent disability of Mr. Milton. As part of the same transaction, Mr. Russell was appointed as the manager of T&M Residual, LLC.

Employment Agreements

        Effective as of June 3, 2020, we entered into individual amended and restated employment agreements with our executive officers, Trevor R. Milton, Mark A. Russell, Kim J. Brady, Joseph R. Pike and Britton M. Worthen, which superseded their existing employment agreements. Details of the employment agreements for the named executive officers are in the section entitled "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Agreements with Named Executive Officers and Potential Payments Upon Termination or Change of Control" and details of employment agreement with Messrs. Pike and Worthen are outlined below.

Agreement with Joseph R. Pike

        On June 3, 2020, Joseph R. Pike entered into an amended and restated employment agreement with the Company to serve as Chief Human Resources Officer. Mr. Pike's employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Pike's annual base salary is $1. Mr. Pike's employment agreement provides that he is eligible to participate in the Company's health and welfare benefit plans maintained for the benefit of Company employees. Mr. Pike has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program. Subject to Board approval, Mr. Pike is eligible to receive an annual time-vested stock award consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than $2,000,000 (based on an assumed stock value of $10.00 per share for the initial grant), subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 1,619,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the Effective Time, all unvested stock options then held by Mr. Pike vested in full. Mr. Pike's employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

        Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Pike's employment and subject to Mr. Pike's delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Pike will be entitled to receive: (1) a lump sum cash payment in an amount equal to $945,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Pike's performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the Board, Mr. Pike's performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Agreement with Britton M. Worthen

        On June 3, 2020, Britton M. Worthen entered into an amended and restated employment agreement with the Company to serve as Chief Legal Officer. Mr. Worthen's employment will continue until terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Worthen's annual base salary is $1. Mr. Worthen's employment agreement provides that he is eligible to participate in the Company's health and welfare benefit plans maintained for the benefit of Company employees. Mr. Worthen has declined to participate in any annual cash bonus program provided by the Company, without regard to his eligibility for any such program. Subject to Board approval, Mr. Worthen is eligible to receive an annual time-vested stock award consisting of RSUs for shares of Common Stock having a value on the date of grant of not less than $3,000,000 (based on an assumed stock value of $10.00 per share for the initial grant), subject to continued employment during a three-year cliff vesting schedule, and a performance-based stock award consisting of 2,428,000 RSUs which can be earned upon the achievement of pre-established share price milestones, subject to continued employment during a performance period that ends on the third anniversary of the Closing Date. As of the Effective Time, all unvested stock options then held by Mr. Worthen vested in full. Mr. Worthen's employment agreement contains customary confidentiality, non-solicitation and intellectual property assignment provisions.

        Pursuant to the employment agreement, in the event of an Involuntary Termination (as defined in the agreement) of Mr. Worthen's employment and subject to Mr. Worthen's delivery of an effective release of claims and ongoing compliance with certain post-termination restrictive covenants, including a two-year non-compete and non-solicit covenants and a non-disparagement covenant, Mr. Worthen will be entitled to receive: (1) a lump sum cash payment in an amount equal to $1,050,000, less applicable withholding taxes; (2) a lump sum cash payment equal to 18 months of COBRA benefits coverage, less applicable withholding taxes; (3) the acceleration in full of all unvested equity and equity-based awards, other than Mr. Worthen's performance-based award (and the post-termination exercise period for unexercised stock options will be extended to three years following his termination date); and (4) following certification by the Board, Mr. Worthen's performance-based stock award will vest in an amount based upon the achievement of the share price milestones prior to his termination date, pro-rated for the length of his employment during the performance period.

Related Person Transactions Policy

        The Board adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of "related person transactions." For purposes of our policy, a "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Nikola or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any "related person" has a material interest.

        Transactions involving compensation for services provided to Nikola as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of Nikola's voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

        Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of Nikola's voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to our general counsel and audit committee (or, where review by our audit committee would be inappropriate, to another independent body of the Board) for review. To identify related person transactions in advance, Nikola will rely on information supplied by Nikola's executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

  •
  the risks, costs, and benefits to Nikola;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the materiality and character of the related person's direct and indirect interest;

  •
  the related person's actual or apparent conflict of interest;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties.

        Our audit committee approves only those transactions that it determines are fair to us and in Nikola's best interests. All of the transactions described above were entered into prior to the adoption of such policy.

PRINCIPAL SECURITYHOLDERS

        The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of June 3, 2020, after giving effect to the Closing and the M&M Redemption, by:

  •
  each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the Common Stock;

  •
  each current named executive officer and director of the Company; and

  •
  all current executive officers and directors of the Company, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

        The beneficial ownership percentages set forth in the table below are based on 360,904,478 shares of Common Stock issued and outstanding as of June 3, 2020 and do not take into account the issuance of any shares of Common Stock upon the exercise of warrants to purchase up to 23,890,000 shares of Common Stock that remain outstanding.

        Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock %
Directors and Named Executive Officers:
Trevor R. Milton(1)(2)(3)	91,602,734	25.4
Mark A. Russell(3)(4)	49,774,487	13.5
Kim J. Brady(5)	10,275,414	2.8
Stephen J. Girsky(6)	1,754,354	*
Sophia Jin(7)	—	—
Michael L. Mansuetti(8)	—	—
Gerrit A. Marx(9)	—	—
Lon Stalsberg(10)	—	—
DeWitt C. Thompson, V(11)	21,593,927	6.0
Jeffrey W. Ubben(12)	20,362,024	5.6
Directors and Executive Officers as a Group (12 Individuals)(13)	206,194,063	52.0
Five Percent Holders:
M&M Residual, LLC(1)	91,602,734	25.4
T&M Residual, LLC(3)	39,876,497	11.0
Iveco S.p.A.(14)	25,661,448	7.1
Nimbus Holdings LLC(15)	23,081,451	6.4
Green Nikola Holdings, LLC(16)	22,130,385	6.1
WI Ventures, LLC(17)	19,048,020	5.3

*
Less than 1%.

(1)
Consists of 91,602,734 shares held by M&M Residual, LLC, which includes 3,158,949 shares subject to options held by certain employees pursuant to the Founder Stock Option Plan. M&M Residual, LLC is wholly-owned by Trevor A. Milton. Mr. Milton has sole voting and dispositive power over shares held by M&M Residual, LLC. Reflects the transfer of 1,266,102 shares of Legacy Nikola common stock to VA Spring, which occurred on May 18, 2020 and the transfer of 315,624 shares of Legacy Nikola common stock to VA Spring, which occurred on May 28, 2020. Also reflects the redemption of 7,000,000 shares of Legacy Nikola common stock at a purchase price of $10.00 per share, which occurred on June 3, 2020 immediately following the Closing. The business address of this stockholder is 4141 E Broadway Road, Phoenix, AZ 85040.

(2)
Does not include shares held by T&M Residual, LLC.

(3)
T&M Residual, LLC is owned by Trevor R. Milton and Mark A. Russell. Mr. Russell is the manager of T&M Residual, LLC, and has sole dispositive power over the shares held by T&M Residual, LLC. Mr. Milton has sole voting power over the shares held by T&M Residual, LLC. Reflects the transfer of 14,109,607 shares of Legacy Nikola common stock from T&M Residual, LLC to M&M Residual, LLC, which occurred on June 2, 2020. The business address of this stockholder is 4141 E Broadway Road, Phoenix, AZ 85040.

(4)
Consists of (i) 1,054,691 shares held by Mr. Russell, (ii) 39,876,497 shares held by T&M Residual, LLC and (iii) exercisable options of Mr. Russell to purchase 8,843,299 shares vesting within 60 days of June 3, 2020. Reflects the transfer of 200,000 shares of Legacy Nikola common stock to VA Spring, which occurred on May 18, 2020.

(5)
Includes exercisable options to purchase 10,275,414 shares vesting within 60 days of June 3, 2020. Reflects the transfer of 200,000 shares of Legacy Nikola common stock to VA Spring, which occurred on May 18, 2020.

(6)
Consists of (i) 11,449 shares and 1,441 shares underlying Warrants owned directly by Mr. Girsky and (ii) 1,561,459 shares and 180,005 shares underlying Warrants owned, as of June 3, 2020, by VectoIQ Holdings, LLC (the "Sponsor"). Mr. Girsky is the manager of the Sponsor and, as such, may be deemed to beneficially own all of the 4,586,132 shares and 525,909 shares underlying Warrants owned directly by the Sponsor as of June 3, 2020. Mr. Girsky disclaims the beneficial ownership securities held by the Sponsor except to the extent of his pecuniary interest therein (as described in clause (ii) of this footnote). The business address of this stockholder is 1354 Flagler Drive, Mamaroneck, New York 10543.

(7)
Does not include shares held by Green Nikola Holdings LLC. Ms. Jin is affiliated with Green Nikola Holdings LLC but has no voting or dispositive power over the shares held by Green Nikola Holdings LLC.

(8)
Does not include shares held by Nimbus Holdings LLC. Mr. Mansuetti is affiliated with Nimbus Holdings LLC but has no voting or dispositive power over the shares held by Nimbus Holdings LLC.

(9)
Does not include shares held by Iveco. Mr. Marx is affiliated with Iveco S.p.A. but has no voting or dispositive power over the shares held by Iveco.

(10)
Does not include 918,816 shares held by H2M NFund LLC. Mr. Stalsberg has an interest in H2M NFund LLC, but has no voting or dispositive power over these shares.

(11)
Consists of (i) 5,674,485 shares held by Thompson Nikola, LLC, (ii) 3,520,370 shares held by Thompson Nikola II, LLC, and (iii) 12,399,072 shares held by Legend Capital Partners, each of which Mr. Thompson has sole voting and dispositive power with respect to. As President of Thompson Nikola, LLC, Thompson Nikola II, LLC, and Legend

  Capital Partners, Mr. Thompson may be deemed to indirectly beneficially own shares held by such entities and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The business address of this stockholder is 1245 Bridgestone Blvd., LaVergne, TN 37086.

(12)
Consists of (i) 8,686,587 shares held by VA Spring and (ii) 6,675,437 shares beneficially owned by ValueAct Spring Master Fund, L.P., and reflects ValueAct Spring Master Fund, L.P.'s purchase of 5,000,000 shares at a price of $10.00 per share, pursuant to a private placement, which occurred on June 3, 2020. As the managing member of VA Spring, Mr. Ubben may be deemed to indirectly beneficially own shares held by VA Spring. Shares held by ValueAct Spring Master Fund, L.P. may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Mr. Ubben disclaims beneficial ownerships of securities held by VA Spring and ValueAct Spring Master Fund, L.P., except to the extent of his pecuniary interest therein. The business address of this stockholder is One Letterman Drive, Building D, Fourth Floor, San Francisco, CA 94129.

(13)
Consists of (i) 175,881,025 shares beneficially owned by the Company's current executive officers and directors, which include 489,636 shares held by M&M Residual, LLC that are subject to options held by certain executive officers pursuant to the Founder Stock Option Plan, (ii) exercisable options to purchase 24,131,592 shares vesting within 60 days of June 3, 2020, and (iii) 181,446 shares underlying Warrants that become exercisable 30 days after the Closing Date. Reflects the transfer of an aggregate of 1,900,578 shares of Legacy Nikola common stock held by executive officers to VA Spring, which occurred on May 18, 2020 and May 28, 2020.

(14)
Iveco is a wholly-owned subsidiary of CNHI. The business address of this stockholder is 25 St. James' Street, London, SW1A 1HA, United Kingdom.

(15)
Reflects the repurchase of 1,499,700 shares of Legacy Nikola's Series B preferred stock at a purchase price of $16.67 per share, which occurred immediately prior to the Closing. Nimbus Holdings LLC is 100% owned by Robert Bosch LLC. Robert Bosch LLC is 100% owned by Robert Bosch North America Corporation. Robert Bosch North America Corporation is 100% owned by Robert Bosch GmbH. Robert Bosch Industrietreuhand KG (equivalent to an LP) has a 92% voting interest in Robert Bosch GmbH (CEO: Volkmar Denner). Robert Bosch Industrietreuhand KG has two general partners: Franz Fehrenbach and Wolfgang Malchow who share voting and investment power. The business address of the stockholder is 38000 Hills Tech Drive, Farmington Hills, MI 48331.

(16)
Green Nikola Holdings LLC has two members, Hanwha General Chemical USA Corp. and Hanwha Energy USA Holdings Corp., which also share voting and investment power over the shares. The business address of this stockholder is 300 Frank W. Burr. Blvd., Suite 52, Teaneck, NJ 07666.

(17)
WI Ventures, LLC is a wholly-owned subsidiary of Worthington Steel of Michigan, Inc., which is a wholly-owned subsidiary of Worthington Industries, Inc. The business address of this stockholder is 200 West Old Wilson Bridge Road, Columbus, OH 43085.

 SELLING SECURITYHOLDERS

        The Selling Securityholders acquired the shares of our Private Warrants and our Common Stock from us in a private offering pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with the IPO and in connection with the PIPE. Pursuant to the Registration Rights and Lock-Up Agreement and the Subscription Agreements, we agreed to file a registration statement with the SEC for the purposes of registering for resale the Private Warrants (and Common Stock that may be issued upon exercise of the Private Warrants) and certain of the shares of our Common Stock issued to the Selling Securityholders pursuant to the Subscription Agreements.

        The following table sets forth, based on written representations from the Selling Securityholders, certain information as of June 4, 2020 regarding the beneficial ownership of our Common Stock and Private Warrants by the Selling Securityholders and the shares of Common Stock and Private Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on approximately 360,904,478 shares of Common Stock outstanding as of June 3, 2020. Information with respect to shares of Common Stock and Private Warrants owned beneficially after the offering assumes the sale of all of the shares of Common Stock and Private Warrants offered and no other purchases or sales of our Common Stock or Private Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Common Stock or Private Warrants, as applicable.

        We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.

        Up to 23,000,000 shares of Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
		Private Warrants Beneficially Owned Prior to Offering
	Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Number of Private Warrants Being Offered
Name of Selling Securityholder					Number	Percent	Number	Percent
Alyeska Master Fund, L.P.(2)	2,479,737	—	2,476,719	—	3,018	*	—	—
Alyeska Master Fund 3, L.P.(2)	23,281	—	23,281	—	—	—	—	—
Anna-Maria and Stephen Kellen Foundation, Inc.(3)	50,000	—	50,000	—	—	—	—	—
BEMAP Master Fund LTD(4)	487,805	—	487,805	—	—	—	—	—
Blackrock, Inc.(5)	500,000	61,661	500,000	61,661	—	—	—	—
BSMA Limited	500,000	—	500,000	—	—	—	—	—
CVI Investments, Inc.(6)	500,000	—	500,000	—	—	—	—	—
deWilde 2010 Venture Trust(7)	5,000	—	5,000	—	—	—	—	—
deWilde Family Trust(8)	45,000	—	45,000	—	—	—	—	—
Difesa Master Fund, LP(9)	30,000	—	30,000	—	—	—	—	—
Equity Trust Company, Custodian FBO James H. Dahl Roth IRA(10)	250,000	—	250,000	—	—	—	—	—
FIAM Target Date Blue Chip Growth Commingled Pool(11)	364,004	—	364,004	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund(11)	1,211,731	—	1,211,731	—	—	—	—	—
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund(11)	83,346	—	83,346	—	—	—	—	—
Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund(11)	248,871	—	248,871	—	—	—	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
		Private Warrants Beneficially Owned Prior to Offering
	Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Number of Private Warrants Being Offered
Name of Selling Securityholder					Number	Percent	Number	Percent
Fidelity Advisor Series VIII: Fidelity Advisor Global Capital Appreciation Fund(11)	50,000	—	50,000	—	—	—	—	—
Fidelity Blue Chip Growth Commingled Pool(11)	112,655	—	112,655	—	—	—	—	—
Fidelity Blue Chip Growth Institutional Trust(11)	10,296	—	10,296	—	—	—	—	—
Fidelity Growth Company Commingled Pool(11)	3,506,617	—	3,506,617	—	—	—	—	—
Fidelity Investment Trust: Fidelity Diversified International Commingled Pool(11)	838,077	—	838,077	—	—	—	—	—
Fidelity Investment Trust: Fidelity Diversified International Fund(11)	1,914,741	—	1,914,741	—	—	—	—	—
Fidelity Investment Trust: Fidelity Diversified International K6 Fund(11)	448,311	—	448,311	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(11)	293,998	—	293,998	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(11)	3,837,663	—	3,837,663	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(11)	861,721	—	861,721	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(11)	3,513,612	—	3,513,612	—	—	—	—	—
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(11)	333,977	—	333,977	—	—	—	—	—
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(11)	4,240	—	4,240	—	—	—	—	—
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(11)	661,216	—	661,216	—	—	—	—	—
Norges Bank (the Central Bank of Norway)	10,000,000	—	10,000,000	—	—	—	—	—
HBK Master Fund L.P.(12)	657,500	—	500,000	—	157,500	*	—	—
Hudson Bay Master Fund Ltd(13)	2,185,000	—	2,095,000	—	90,000	*	—	—
James H. Dahl	100,000	—	100,000	—	—	—	—	—
James R Gates Separate Property Revocable Trust(14)	50,000	—	50,000	—	—	—	—	—
K2 PSAM Event Fund Ltd(15)	52,500	—	52,500	—	—	—	—	—
Kepos Alpha Master Fund L.P.(16)	1,080,000	—	1,000,000	—	80,000	*	—	—
Key Square Capital Management, LLC(17)	2,000,000	—	2,000,000	—	—	—	—	—
Linden Capital L.P.(18)	1,000,000	—	1,000,000	—	—	—	—	—
Lumyna Funds-Lumyna-PSAM Global Event UCITS Fund(15)	1,025,000	—	1,025,000	—	—	—	—	—
Lumyna Specialist Funds—Event Alternative Fund(15)	297,500	—	297,500	—	—	—	—	—
Luxor Capital Partners Offshore, Ltd(19)	336,697	—	336,697	—	—	—	—	—
Luxor Capital Partners, LP(19)	509,341	—	509,341	—	—	—	—	—
Luxor Wavefront, LP(19)	153,962	—	153,962	—	—	—	—	—
Magnetar Constellation Fund II, Ltd(20)	374,140	—	374,140	—	—	—	—	—
Magnetar Constellation Master Fund, Ltd.(20)	1,104,150	—	1,104,150	—	—	—	—	—
Magnetar SC Fund Ltd(20)	258,100	—	258,100	—	—	—	—	—
Magnetar Structured Credit Fund, LP(20)	404,050	—	404,050	—	—	—	—	—
Magnetar Xing He Master Fund Ltd(20)	359,560	—	359,560	—	—	—	—	—
Michael Ashton Hudson ROTH IRA(21)	50,000	—	50,000	—	—	—	—	—
Monashee Pure Alpha SPV I LP(4)	219,512	—	219,512	—	—	—	—	—
Monashee Solitario Fund LP(4)	292,683	—	292,683	—	—	—	—	—
Northern Right Capital (QP), L.P.(22)	150,000	—	150,000	—	—	—	—	—
Northern Right Capital Management, L.P(22)	25,000	—	25,000	—	—	—	—	—
NRC Partners I, L.P.(22)	50,000	—	50,000	—	—	—	—	—
PSAM Worldarb Master Fund(15)	1,125,000	—	1,125,000	—	—	—	—	—
Riverview Group LLC(23)	564,275	—	500,000	—	64,275	*	—	—

					Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold		Private Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold
		Private Warrants Beneficially Owned Prior to Offering
	Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Number of Private Warrants Being Offered
Name of Selling Securityholder					Number	Percent	Number	Percent
The Ben Victor Weintraub 2012 Irrevocable Trust DTD 12-19-12(24)	3,000	—	3,000	—	—	—	—	—
The Jerald and Melody Howe Weintraub 2012 Irrevocable Trust DTD 12-19-12(24)	4,000	—	4,000	—	—	—	—	—
The Max Jacob Weintraub 2012 Irrevocable Trust DTD 12-19-12(24)	3,000	—	3,000	—	—	—	—	—
ValueAct Spring Master Fund, L.P.(25)(26)	11,675,437	—	5,000,000	—	6,675,437	1.84%	—	—
Variable Insurance Products Fund III: Growth Opportunities Portfolio(11)	204,924	—	204,924	—	—	—	—	—
Weintraub Capital Management Profit Sharing Plan FBO Jerald Weintraub(24)	1,500	—	1,500	—	—	—	—	—
Weintraub Capital Management Profit Sharing Plan FBO Nancy DeSchane(24)	3,000	—	3,000	—	—	—	—	—
Weintraub Capital Management, L.P.(24)	85,500	—	85,500	—	—	—	—	—
Cowen Investments II LLC(27)	1,900,774	296,667	—	296,667	1,900,774	*	—	—
Mary Chan	11,448	1,441	—	1,441	11,448	*	—	—
Mindy Luxenberg-Grant	11,447	1,440	—	1,440	11,447	*	—	—
Stephen J. Girsky(28)	1,572,903	1,441	—	1,441	1,572,903	*	—	—
Steve Shindler	11,448	1,441	—	1,441	11,448	*	—	—
VectoIQ Holdings, LLC(29)	4,586,132	525,909	—	525,909	4,586,132	1.27%	—	—
Total Shares	67,664,382	890,000	52,500,000	890,000	15,164,382		—

*
Less than 1%.

(1)
The amounts set forth in this column are the number of shares of Common Stock that may be offered by each Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.

(2)
Alyeska Investment Group, L.P., the investment manager of the Selling Securityholder, has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder.

(3)
Sole investment and sole voting power is delegated to Northern Right Capital Management, L.P. pursuant to an Investment Management Agreement.

(4)
Selling Securityholder is a fund affiliated with Monashee Investment Management LLC. Jeff Muller is the CCO of Monashee Investment Management LLC. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(5)
The registered holders of the referenced interests to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund L.P., HC NCBR FUND and The Obsidian Master Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such subsidiaries, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the interests held by the funds and accounts which are the registered holders of the referenced interests. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all interests held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Interests shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(6)
Heights Capital Management Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(7)
Marian J. Berg is Trustee of the deWilde 2010 Venture Trust.

(8)
Katherine August-deWilde and David deWilde are Trustees of the deWilde Family Trust.

(9)
Andrew Cohen is the Chief Investment Officer of Difesa Master Fund, LP.

(10)
Equity Trust Company is the Custodian of the James H. Dahl ROTH IRA.

(11)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act ("Fidelity Funds") advised by Fidelity Management & Research Company ("FMR Co"), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds' Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Boards of Trustees.

(12)
HBK Investments L.P., a Delaware limited partnership, has shared voting and dispositive power over the Registrable Securities pursuant to an Investment Management Agreement between HBK Investments L.P. and the Selling Securityholder. HBK Investments L.P. has delegated discretion to vote and dispose of the Registrable Securities to HBK Services LLC. The following individuals may be deemed to have control over HBK Investments L.P. and HBK Services LLC: Jamiel A. Akhtar, Richard L. Booth, David C. Haley, Jon L. Mosle III and Matthew Luth. Each of the HBK Services LLC and the individuals listed above disclaim beneficial ownership of any of the securities reported. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(13)
In addition to the shares listed above, as of June 12, 2020, Hudson Bay Master Fund, Ltd beneficially owns Public Warrants exercisable for 1,199,189 shares of Common Stock. Shares are held in a margin account and will be subject to rehypothecation upon registration for resale. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(14)
James R. Gates is the Trustee of the James R. Gates Separate Property Revocable Trust. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(15)
Controlled by P. Schoenfield Asset Management LP.

(16)
Mark Carhart is the Manager of Kepos Partners MM LLC, the Manager of Kepos Partners LLC, and a General Partner of the securityholder. Kepos Partners LLC is a General Partner of the securityholder. Mr. Carhart disclaims beneficial ownership of these securities.

(17)
Consists of (i) 287,600 shares held by Baldr King Fund Inc. (ii) 1,243,200 shares held by Key Square Master Fund LP (iii) 375,800 shares held by Key Square Master Fund II LP, and (iv) 93,400 shares held by Key Square Fund SPVI I LP. Key Square Capital Management, LLC is the investment manager of the aforementioned funds.

(18)
The shares directly held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the shares held by Linden Capital L.P.

(19)
Controlled by Christian Leone, principal of Luxor Capital Group, LP, the investment manager of Luxor Capital Partners Offshore, Ltd.

(20)
Magnetar Financial serves as investment adviser to the Selling Securityholder. In such capacity, Magnetar Financial exercises voting and investment power over the shares held for the accounts of this Selling Securityholder. Magnetar Capital Partners serves as the sole member and parent holding company of Magnetar Financial. Supernova Management is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Alec Litowitz.

(21)
Ashton Hudson is the beneficiary of the Michael Ashton Hudson Roth IRA.

(22)
Matthew Drapkin is the managing member of BC Advisors, LLC, which is the general partner of Northern Right Capital Management, L.P. Northern Right Capital Management, L.P. is the general partner of Northern Right Capital (QP) LP, and the general partner of NRC Partners I, LP. Mr. Drapkin disclaims beneficial ownership of shares held by Northern Right Capital (QP) LP and shares held by NRC Partners I, LP.

(23)
In addition to the shares listed above, 64,275 shares of the Common Stock is held by affiliates of the Selling Securityholder and pledged as collateral to secure margin loans. None of the registrable securities of the Company to be included in this Form S-1 have been so pledged.

(24)
Controlled by Jerald M. Weintraub, President of Weintraub Capital Management, L.P.

(25)
Consists of 11,675,437 shares beneficially owned by ValueAct Spring Master Fund, L.P., and may be deemed to be indirectly beneficially owned by (i) VA Partners I, LLC as General Partner of ValueAct Spring Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Spring Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Each reporting person listed herein disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

(26)
Jeffrey W. Ubben, a member of the management board of ValueAct Holdings GP, LLC, serves as a member of the Board.

(27)
Consists of (i) 1,900,774 shares of Common Stock and (ii) 296,667 shares underlying Private Warrants. RCG LV Pearl, LLC ("RCG LV Pearl") is the sole member of Cowen Investments II LLC ("Cowen Investments") and, in such capacity, exercises voting and investment power over the shares held by Cowen Investments and may be deemed to be the beneficial owner of the shares. Cowen Inc. ("Cowen" and, together with RCG LV Pearl and Cowen Investments, the "Cowen Entities") is the sole member of Cowen Investments and may be deemed to be the beneficial owner of the shares. As Chief Executive Officer of Cowen, Jeffrey Solomon may be deemed to share voting and investment power with respect to the shares held by the Cowen Entities. Mr. Solomon disclaims beneficial ownership of the shares held by Cowen Investments. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares, the Selling Securityholder did not have any agreements or understandings with any person to distribute such shares.

(28)
Consists of (i) 11,449 shares and 1,441 shares underlying Private Warrants owned directly by Mr. Girsky and (ii) 1,561,454 shares owned, as of June 3, 2020, by the Sponsor (does not include 180,000 shares underlying Private Warrants owned, as of June 3, 2020, by Sponsor). Mr. Girsky is the manager of the Sponsor and, as such, may be deemed to beneficially own all of the 4,586,132 shares and 525,909 shares underlying Warrants owned directly by the Sponsor as of June 3, 2020. Mr. Girsky disclaims the beneficial ownership securities held by the Sponsor except to the extent of his pecuniary interest therein (as described in clause (ii) of this footnote). The business address of this stockholder is 1354 Flagler Drive, Mamaroneck, New York 10543.

(29)
Consists of (i) 4,586,132 shares of Common Stock and (ii) 525,909 shares underlying Private Warrants. The securities held by the Sponsor are beneficially owned by Stephen J. Girsky, President and Chief Executive Officer and the manager of the Sponsor, who has sole voting and dispositive power over the shares held by the Sponsor. Mr. Girsky disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The Sponsor is in the process of dissolution and will be distributing its holdings to its members.

Certain Relationships with Selling Securityholders

Registration Rights and Lock-Up Agreement

        Certain persons and entities (the "Original Holders") holding shares of Common Stock initially purchased by the Sponsor and Cowen Investments II, LLC ("Cowen Investments" and, together with the Sponsor, the "Founders") in a private placement in connection with the IPO (the "Founder Shares") and VectoIQ Units purchased in a private placement in connection with the IPO (the "Private Units) and certain stockholders of Legacy Nikola (the "New Holders" and, collectively with the Original Holders, the "Holders") entered into the Registration Rights and Lock-Up Agreement. Pursuant to the terms of the Registration Rights and Lock-Up Agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that we file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register our securities held by such Holders. The Registration Rights and Lock-Up Agreement provides the Holders with "piggy-back" registration rights, subject to certain requirements and customary conditions.

        The Registration Rights and Lock-Up Agreement further provides for certain of our securities held by the Holders to be locked-up for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by the Original Holders will be locked-up for one year following the Closing, subject to earlier release if (i) the reported last sale price of our Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if we consummate a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of our stockholders having the right to exchange their shares of our Common Stock for cash, securities or other property. The securities held by the New Holders, other than certain entities controlled by Trevor R. Milton, Legacy Nikola's Chief Executive Officer, will be locked-up for 180 days after the Closing. The securities held by certain entities controlled by Trevor R. Milton will be locked up for one year following the Closing, except that they would be permitted to sell or otherwise transfer an aggregate of $70.0 million of our Common Stock commencing 180 days after the Closing.

Lock-Up Agreements

        In connection with the Closing, on June 3, 2020, the Company and certain stockholders of Legacy Nikola and executives of the Company (the "Legacy Holders") entered into a Lock-Up Agreement (each, a "Lock-Up Agreement"). The terms of the Lock-Up Agreements provide for the Common Stock held by the Legacy Holders to be locked-up for a period of 180 days after the Closing Date, subject to certain exceptions, with certain stockholders being allowed to sell a certain number shares after 30 days and 90 days, respectively.

VectoIQ Related Agreements

Founder Shares

        On February 15, 2018, the Founders purchased an aggregate of 5,750,000 shares of Common Stock, par value $0.0001, for an aggregate purchase price of $25,000, or approximately $0.004 per share. The Sponsor and Cowen Investments purchased 4,301,000 and 1,449,000 of the Founder Shares, respectively. In March 2018, the Sponsor transferred 15,000 Founder Shares to each of its initial director nominees. In April 2018, the Sponsor forfeited 435,606 Founder Shares and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (the "Anchor Investor") purchased 435,606 Founder Shares for an aggregate purchase price of $1,894, or approximately $0.004 per share. In May 2018, Cowen Investments forfeited 287,500 Founder Shares, which were subsequently purchased by the Sponsor and the Anchor Investor. Additionally, in May 2018, the Sponsor purchased 254,829 Founder Shares for an aggregate purchase price of $1,108, or approximately $0.004 per share, and the Anchor Investor purchased 32,671 Founder Shares for an aggregate purchase price of $142, or approximately $0.004 per share.

        The Founders and VectoIQ's officers and directors (the "VectoIQ Initial Stockholders") have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial business combination and (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which VectoIQ completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of VectoIQ's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        Simultaneously with the IPO, the Founders and Anchor Investor purchased an aggregate of 890,000 Private Units (including 90,000 Private Units in connection with the exercise of the over-allotment option) at a price of $10.00 per Private Unit ($8.9 million in the aggregate) in a private placement. Each Private Unit consists of one Private Share and one Private Warrant. Each Private Warrant entitles the holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. Proceeds from the Private Units were added to the proceeds from the IPO held in the Trust Account. If we do not complete an initial business combination within 24 months from the closing of our IPO, the proceeds from the sale of the Private Units held in trust will be part of the liquidating distribution to the Public Stockholders, and the Private Warrants will expire worthless. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Founders or their permitted transferees.

        The VectoIQ Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Units or the securities underlying the Private Units until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which VectoIQ completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the VectoIQ's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Forward Purchase Agreement

        A fund affiliated with P. Schoenfeld Asset Management LP, which is referred to as the "Forward Purchase Investor," is a member of the Sponsor and has entered into a contingent forward purchase agreement with VectoIQ (the "Forward Purchase Agreement"), which provides for the purchase by the Forward Purchase Investor of 2,500,000 forward purchase shares, plus one redeemable Warrant for each forward purchase share, for total gross proceeds of up to $25.0 million. The Forward Purchase Investor purchased 2,500,000 shares of Common Stock in the PIPE, and has no further right or obligation to purchase securities under the Forward Purchase Agreement. This issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Sponsor Arrangements

        On March 1, 2018, the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the IPO pursuant to a promissory note. Also, on March 1, 2018, Cowen Investments agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the IPO pursuant to a second promissory note on the same terms as the loan provided by the Sponsor. These loans are non-interest bearing and were repaid with the proceeds from the IPO.

        The Company entered into an agreement, commencing on the effective date of the IPO through the earlier of the Company's consummation of a business combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space and general administrative services.

        The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. VectoIQ's audit committee reviewed on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on VectoIQ's behalf.

Subscription Agreements

        On June 3, 2020, the Subscribers purchased from the Company an aggregate of 52,500,000 shares of Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $525.0 million, pursuant to Subscription Agreements entered into effective as of March 2, 2020. Pursuant to the Subscription Agreements, the Company gave certain registration rights to the Subscribers with respect to the PIPE Shares. The sale of PIPE Shares was consummated concurrently with the Closing.

        For further information regarding transactions between us and the Selling Securityholders, see the section entitled "Certain Relationships and Related Party Transactions."

DESCRIPTION OF SECURITIES

        The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Common Stock

        The Certificate of Incorporation authorizes the issuance of 600,000,000 shares of Common Stock, $0.0001 par value per share and 150,000,000 shares of undesignated preferred stock, $0.0001 par value per share. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable. As of June 3, 2020, there were approximately 360,904,478 shares of Common Stock and no shares of preferred stock of Nikola outstanding.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

        The Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Preferred Stock

        The Certificate of Incorporation provides, that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Nikola or the removal of existing management.

        The Company has no preferred stock outstanding as of the date hereof.

Warrants

        As of June 3, 2020, there were approximately 23,890,000 Warrants to purchase Common Stock outstanding, consisting of approximately 23,000,000 Public Warrants and approximately 890,000 Private Warrants held by VectoIQ's Founders. Each Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. The Warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation.

        Holders of our Public Warrants cannot pay cash to exercise of their Public Warrants unless we have an effective and current registration statement covering the issuance of the shares underlying such Warrants and a current prospectus relating thereto. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of our initial business combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement or a current prospectus, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. In no event will we be required to net cash settle any Warrant, or issue securities or other compensation in exchange for the Warrants in the event that we are unable to register or qualify the shares underlying the Warrants under the Securities Act or applicable state securities laws. In addition, any Private Warrants held by Cowen Investments will not be exercisable more than five years from May 15, 2018.

        The Private Warrants are identical to the Public Warrants underlying the VectoIQ Units sold in the IPO except that such Private Warrants will be exercisable for cash (even if a registration statement covering the issuance of the Warrant shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder's option, and will not be redeemable by us, in each case so long as they are still held by our Founders or their affiliates.

        Once the Warrants become exercisable, we may redeem the outstanding Warrants (excluding the Private Warrants):

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  in whole and not in part;

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  at a price of $0.01 per Warrant;

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  upon a minimum of 30 days' prior written notice of redemption, which we refer to as the 30-day redemption period; and

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  if, and only if, the last reported sale price of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Public Warrant holders.

        We will not redeem the Public Warrants unless a registration statement under the Securities Act covering the issuance of the Public Warrant shares underlying the Public Warrants to be so redeemed is then effective and a current prospectus relating to those Public Warrant shares is available throughout the 30-day redemption period, except if the Public Warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

        If the foregoing conditions are satisfied and we issue a notice of redemption, each Public Warrant holder may exercise his, her or its Public Warrants prior to the scheduled redemption date. However, the price of the shares of Common Stock may fall below the $18.00 trigger price (as adjusted) as well as the $11.50 exercise price (as adjusted) after the redemption notice is issued.

        If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a "cashless basis." In making such determination, our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of Warrant shares issuable upon exercise of outstanding Warrants. In such event, the holder would pay the exercise price by surrendering the Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of Warrant shares underlying the Warrants to be so exercised, and the difference between the exercise price of the Warrants and the fair market value by (y) the fair market value.

        A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

        If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Common Stock in connection with a proposed initial business combination or the approval of any amendment to the provisions of our amended and restated certificate of incorporation relating to our pre-initial business combination activity and related stockholders' rights, including the substance or timing of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within the required time period, (d) as a result of the repurchase of shares of Common Stock by us if the proposed initial business combination is presented to our stockholders for approval, or (e) in connection with the redemption of our Public Shares upon our failure to complete our initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

        If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

        Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in our amended and restated certificate of incorporation or as a result of the repurchase of shares of Common Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act)

of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant in order to determine and realize the option value component of the Warrant. This formula is to compensate the Warrant holder for the loss of the option value portion of the Warrant due to the requirement that the Warrant holder exercise the Warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

        The Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

        The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Lock-Up Restrictions

        Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled "Selling Securityholders—Certain Relationships with Selling Securityholders" for lock-up restrictions on our securities under the Registration Rights and Lock-Up Agreement and the Lock-Up Agreements.

Dividends

        We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

        The Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in the Bylaws. The Bylaws provide that special meetings of our stockholders may be called only by (i) a majority vote of our board of directors, (ii) our Secretary, at the request of our Chairman, (iii) our Executive Chairman, or (iv) the vote of the stockholders owning not less than twenty-five percent of our issued and outstanding stock; provided that our board of directors approves such stockholder request for a special meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our current bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder's notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior the anniversary of the date of our proxy statement provided in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder must be received by the secretary no later than the close of business on the latter of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. The Certificate of Incorporation and the Bylaws specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

        Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

        The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. The Certificate of Incorporation also requires the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act, and the stockholder bringing the suit will be deemed to have to service of process on such stockholder's counsel. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

        We do not opt out of Section 203 of the DGCL under the Certificate of Incorporation.

Limitation on Liability and Indemnification of Directors and Officers

        The Certificate of Incorporation limits our directors' liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

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  for any transaction from which the director derives an improper personal benefit;

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  for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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  for any unlawful payment of dividends or redemption of shares; or

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  for any breach of a director's duty of loyalty to the corporation or its stockholders.

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  If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company's directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

        Delaware law and the Certificate of Incorporation provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys' fees and disbursements) in advance of the final disposition of the proceeding.

        In addition, the Company has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company's directors or officers or any other company or enterprise to which the person provides services at the Company's request.

        The Company plans to maintain a directors' and officers' insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

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  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        Upon the Closing, the Company ceased to be a shell company.

        When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

        Persons who have beneficially owned restricted shares of our Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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  one percent (1%) of the total number of shares of Common Stock then outstanding; or

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  the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Transfer Agent, Warrant Agent and Registrar

        The transfer agent, warrant agent and registrar for our Common Stock and Warrants is Continental Stock Transfer & Trust Company.

Listing of Securities

        Our Common Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols "NKLA" and "NKLAW," respectively.

PLAN OF DISTRIBUTION

        We are registering the issuance by us of (i) up to 890,000 shares of Common Stock that are issuable upon the exercise of the Private Warrants by the holders thereof and (ii) up to 23,000,000 shares of Common Stock that are issuable upon the exercise of the Public Warrants by the holders thereof. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of (i) up to 53,390,000 shares of Common Stock (including up to 890,000 shares of Common Stock that may be issued upon exercise of the Private Warrants) and (ii) up to 890,000 Private Warrants.

        We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock to be offered and sold pursuant to this prospectus.

        We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders. The shares of Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term "Selling Securityholders" includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

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  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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  block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  an over-the-counter distribution in accordance with the rules of Nasdaq;

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  through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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  to or through underwriters or broker-dealers;

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  in "at the market" offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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  in privately negotiated transactions;

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  in options transactions;

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  through a combination of any of the above methods of sale; or

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  any other method permitted pursuant to applicable law.

        In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

        In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

        In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

        A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

        The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of our Common Stock purchased in this offering by a non-U.S. holder (as defined below). This summary does not address all aspects of U.S. federal income tax consequences relating thereto. This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, nor under U.S. federal gift and estate tax laws, except to the limited extent provided below. In general, a "non-U.S. holder" means a beneficial owner of our Common Stock (other than an entity treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

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  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in tax consequences different from those summarized below. The remainder of this summary assumes that a non-U.S. holder holds shares of our Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).This summary does not address all aspects of United States federal income tax consequences that may be relevant to non-U.S. holders in light of their particular circumstances, nor does it address any estate or gift tax consequences, except to the limited extent provided below, or any aspects of U.S. state, local or non-U.S. taxes. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities, commodities or currencies, "controlled foreign corporation," "passive foreign investment company," partnership or other pass-through entity for United States federal income tax purposes (or an investor in such a pass-through entity), person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, person that owns, or is deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), person using the accrual method of tax accounting subject to special tax rules under Section 451(b) of the Code, or person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

        If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

        In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder's Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder's adjusted tax basis in our Common Stock, the excess will be treated as gain from the disposition of our Common Stock (the tax treatment of which is discussed below under "—Gain on Disposition of Common Stock"). Any such distribution will also be subject to the discussion below under the heading "Additional Withholding Requirements."

        Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service ("IRS") Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

        Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder's holding period, if shorter) a "United States real property holding corporation" for United States federal income tax purposes and certain other conditions are met.

        A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

        Generally, a corporation is a "United States real property holding corporation" if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes. Even if we are or become a United States real property holding corporation, provided that our Common Stock is regularly traded on an established securities market, within the meaning of applicable Treasury regulations, our Common Stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding Common Stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Common Stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). No assurance can be provided that our Common Stock will be considered to be regularly traded on an established securities market for purposes of the rules described above.

Federal Estate Tax

        The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our Common Stock will be U.S.-situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent's country of residence provides otherwise. Investors are urged to consult their own tax advisors regarding the U.S. federal estate tax consequences of the ownership or disposition of our Common Stock.

Information Reporting and Backup Withholding

        Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

        Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as "FATCA"), a 30% United States federal withholding tax may apply to any dividends paid on our Common Stock paid to (i) a "foreign financial institution" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a "non-financial foreign entity" (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "—Dividends," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock

 LEGAL MATTERS

        The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

        The consolidated financial statements of Nikola Corporation (f/k/a VectoIQ Acquisition Corp.) at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of December 31, 2019 and 2018, for the year ended December 31, 2019 the period from January 23, 2018 (inception) to December 31, 2018 of VectoIQ Acquisition Corp. appearing in this prospectus and registration statement have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus and registration statement, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

CHANGE IN AUDITOR

        On June 3, 2020, the Board approved the engagement of Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for the year ending December 31, 2020. EY served as the independent registered public accounting firm of Legacy Nikola prior to the Business Combination. Accordingly, RSM US LLP ("RSM"), the Company's independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by EY as the Company's independent registered public accounting firm following completion of the Company's audit for the year ended December 31, 2019, which consists only of the accounts of the pre-business combination special purpose acquisition company.

        RSM's report on the Company's balance sheets as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2019 and for the period from January 23, 2018 (inception) to December 31, 2018, and the related notes to the financial statements (collectively, the "financial statements") did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the period from January 23, 2018 (inception) to December 31, 2019 and the subsequent period through March 31, 2020, there were no: (i) disagreements with RSM on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to RSM's satisfaction would have caused RSM to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the period from January 23, 2018 (inception) to December 31, 2018, and the interim period through March 31, 2020, the Company did not consult EY with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in

Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

        The Company has provided RSM with a copy of the disclosures made by the Company in response to Item 304(a) of Regulation S-K under the Exchange Act, and has requested that RSM furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from RSM is attached hereto as Exhibit 16.1.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Nikola's SEC filings, including this prospectus, over the Internet at the SEC's website at http://www.sec.gov.

        Our website address is www.nikolamotor.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

NIKOLA FINANCIAL STATEMENTS
Consolidated Balance Sheets as of March 31, 2020 (unaudited) and December 31, 2019	F-2
Consolidated Statements of Operations for the Three Months Ended March 31, 2019 and 2018 (unaudited)	F-3
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit for the Three Months Ended March 31, 2020 and 2019 (unaudited)	F-4
Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2020 (unaudited)	F-5
Notes to Consolidated Financial Statements for the Three Months Ended March 31, 2020 and 2019 (unaudited)	F-6
Report of Independent Auditors	F-24
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-25
Consolidated Statements of Operations for the years ended December 31, 2019, 2018, and 2017	F-26
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Deficit for the Years Ended December 31, 2019, 2018, and 2017	F-27
Consolidated Statements of Cash Flows for the Years Ended December 31, 2019, 2018, and 2017	F-28
Notes to Consolidated Financial Statements for the Years Ended December 31, 2019, 2018, and 2017	F-29
VECTOIQ FINANCIAL STATEMENTS
Condensed Balance Sheets as of March 31, 2020 (unaudited) and December 31, 2019	F-67
Condensed Statements of Operations for the three months ended March 31, 2020 and 2019 (unaudited)	F-68
Condensed Statement of Stockholders' Equity for the three months ended March 31, 2020 and 2019 (unaudited)	F-69
Condensed Statements of Cash Flows for the three months ended March 31, 2020 and 2019 (unaudited)	F-71
Notes to Condensed Financial Statements for the Three Months Ended March 31, 2020 and 2019 (unaudited)	F-72
Report of Independent Registered Public Accounting Firm	F-89
Balance Sheets as of December 31, 2019 and 2018	F-90
Statements of Operations for the Year Ended December 31, 2019 and for the Period from January 23, 2018 (inception) to December 31, 2018	F-91
Statements of Changes in Stockholders' Equity for the Year Ended December 31, 2019 and for the Period from January 23, 2018 (inception) to December 31, 2018	F-92
Statements of Cash Flows for the Year Ended December 31, 2019 and for the Period from January 23, 2018 (inception) to December 31, 2018	F-93
Notes to Financial Statements	F-94

NIKOLA CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$75,515	$85,688
Restricted cash	4,132	—
Accounts receivable, net	447	770
Prepaid in-kind services	13,269	—
Prepaid expenses and other current assets	7,842	4,423

Total current assets	101,205	90,881

Restricted cash and cash equivalents	—	4,144
Long-term deposits	14,540	13,223
Property and equipment, net	54,436	53,378
Intangible assets, net	62,497	62,513
Goodwill	5,238	5,238
Other assets	54	53

Total assets	$237,970	$229,430

Liabilities, redeemable convertible preferred stock and stockholders' deficit
Current liabilities
Accounts payable	7,783	4,499
Accounts payable due to related parties	285	614
Accrued expenses and other current liabilities	16,253	10,942
Accrued expenses due to related parties	791	483
Forward contract liability	1,324	—
Term note—current	4,100	—

Total current liabilities	30,536	16,538

Term note	—	4,100
Other long-term liabilities	12,024	12,212
Deferred tax liabilities, net	1,073	1,072

Total liabilities	43,633	33,922

Commitments and contingencies (Note 10)
Redeemable convertible preferred stock, $0.00001 par value, 129,651,920 shares authorized, 84,095,913 and 82,297,742 shares issued and outstanding as of March 31, 2020 and December 31, 2019 and aggregate liquidation preference of $429,972 and $396,670 as of March 31, 2020 and December 31, 2019	414,664	383,987
Stockholders' deficit
Common stock, $0.00001 par value, 237,000,000 shares authorized, 60,167,980 and 60,167,334 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	1	1
Additional paid-in capital	1,315	—
Accumulated deficit	(221,643)	(188,480)

Total stockholders' deficit	(220,327)	(188,479)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$237,970	$229,430

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$58	$124
Cost of revenues	43	62

Gross profit	15	62

Operating expenses:
Research and development	24,053	23,397
Selling, general, and administrative	7,978	6,501

Total operating expenses	32,031	29,898

Loss from operations	(32,016)	(29,836)
Other income (expense):
Interest income, net	64	333
Loss on Series A redeemable convertible preferred stock warrant liability	—	(593)
Loss on forward contract liability	(1,324)	—
Other income, net	114	1

Loss before income taxes	(33,162)	(30,095)

Income tax expense	1	2

Net loss	$(33,163)	$(30,097)

Net loss per share to common stockholders, basic and diluted	$(0.55)	$(0.50)

Weighted-average shares used to compute net loss per share to common stockholders, basic and diluted	60,167,749	60,166,667

NIKOLA CORPORATION
CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
(In thousands, except share data)
(Unaudited)

	Three Months Ended March 31, 2020
	Redeemable Convertible Preferred Stock
			Common Stock
					Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' (Deficit)
	Shares	Amount	Shares	Amount

Balance as of December 31, 2019	82,297,742	$383,987	60,167,334	$1	$—	$(188,480)	$(188,479)
Issuance of Series D redeemable convertible preferred stock, net of $2,651 issuance costs	718,257	10,677	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stock for in-kind contribution	1,079,914	20,000	—	—	—	—	—
Exercise of stock options	—	—	646	—	2	—	2
Stock-based compensation	—	—	—	—	1,313	—	1,313
Net loss	—	—	—	—	—	(33,163)	(33,163)

Balance as of March 31, 2020	84,095,913	414,664	60,167,980	$1	1,315	(221,643)	(220,327)

	Three Months Ended March 31, 2019
	Redeemable Convertible Preferred Stock
			Common Stock
					Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' (Deficit)
	Shares	Amount	Shares	Amount

Balance as of December 31, 2018	76,817,224	278,062	60,166,667	1	6,742	(98,565)	(91,822)
Stock-based compensation	—	—	—	—	1,153	—	1,153
Cumulative effect of ASU 2018-07 adoption	—	—	—	—	162	(162)	—
Net loss	—	—	—	—	—	(30,097)	(30,097)

Balance as of March 31, 2019	76,817,224	$278,062	60,167,667	$1	$8,057	$(128,824)	$(120,766)

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net loss	$(33,163)	$(30,097)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,351	196
Stock-based compensation	1,313	1,153
Revaluation of Series A redeemable convertible preferred stock warrant liability	—	593
Deferred income taxes	1	2
Non-cash in-kind services provided by related party	6,731	—
Loss on forward contract liability	1,324	—
Changes in operating assets and liabilities:
Accounts receivable, net	323	(55)
Prepaid expenses and other current assets	236	(386)
Accounts payable and accrued expenses and other current liabilities	(133)	1,261
Accounts payable due to related parties	(329)	(8,704)
Accrued expenses due to related parties	308	3,875
Other long-term liabilities	(9)	—

Net cash used in operating activities	(22,047)	(32,162)

Cash flows from investing activities
Purchases of property and equipment	(1,371)	(4,032)
Deposits for property and equipment	(68)	(1,791)
Cash paid towards build-to-suit lease	—	(4,040)

Net cash used in investing activities	(1,439)	(9,863)

Cash flows from financing activities
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs paid	12,963	—
Issuance costs paid for Business Combination and PIPE financing	(394)
Proceeds from the exercise of stock options	2	—
Proceeds from landlord of finance lease	889	—
Payments to landlord for finance lease	(159)	—

Net cash provided by financing activities	13,301	—

Net decrease in cash and cash equivalents and restricted cash	(10,185)	(42,025)
Cash and cash equivalents, including restricted cash, beginning of period	89,832	173,956

Cash and cash equivalents, including restricted cash, end of period	$79,647	$131,931

Supplementary cash flow disclosures:
Cash paid for interest	$216	$33
Cash interest received	$310	$—
Supplementary disclosures for noncash investing and financing activities:
Accrued purchases and deposits of property and equipment	$3,584	$8,457
Accrued Series D redeemable convertible preferred stock issuance costs	$6,868	$—
Non-cash prepaid in-kind services provided by related party in exchange for Series D redeemable convertible preferred stock	$13,269	$—
Accrued Business Combination and PIPE issuance costs	$4,263	$—

NIKOLA CORPORATION

Notes to Consolidated Financial Statements

(Unaudited)

1. BASIS OF PRESENTATION

(a)   Accounts and transactions have been eliminated.

        The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and pursuant to the regulations of the U.S. Securities and Exchange Commission ("SEC"). The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company's financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year. These consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of the Company as of and for the year ended December 31, 2019 and notes thereto included within this Registration Statement.

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated.

        All dollar amounts are in thousands, unless otherwise noted. Share and per share amounts are presented on a post-conversion basis for all periods presented, unless otherwise specified.

(b)   Funding Risks and Going Concern

        As an early stage growth company, Nikola's ability to access capital is critical. Management plans to raise additional capital through a combination of public equity, debt financings, strategic alliances, and licensing arrangements.

        Additional stock financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

        The Company's ability to access capital when needed is not assured and, if capital is not available to the Company when and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company's business, financial condition and results of operations.

        These financial statements have been prepared by management in accordance with GAAP and this basis assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

        As of the date of this report, the Company's existing cash resources and existing borrowing availability are sufficient to support planned operations for the next 12 months. As a result, management believes that its existing financial resources are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)   Comprehensive Loss

        Comprehensive loss includes all changes in equity during a period from non-owner sources. Through March 31, 2020, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented. The Company does not have any foreign currency translation adjustments as a component of other comprehensive loss through March 31, 2020, as the functional currency of all subsidiaries is the U.S. Dollar.

(b)   Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. The Company's cash is placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. The Company limits its concentration of risk in cash equivalents by diversifying its investments among a variety of industries and issuers. The Company has not experienced any credit loss relating to its cash equivalents.

(c)   Concentration of Supplier Risk

        The Company is not currently in the production stage and generally utilizes suppliers for outside development and engineering support. The Company does not consider any of its supplies to be critical to its research and development activities and does not believe that there is any significant supplier concentration risk during the periods ended March 31, 2020 and 2019.

(d)   Cash, Cash Equivalents and Restricted Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. Additionally, the Company considers investments in money market funds with a floating net asset value to be cash equivalents. As of March 31, 2020 and December 31, 2019, the Company had $75.5 million and $85.7 million of cash and cash equivalents, which included cash equivalents of $73.0 million of highly liquid investments at March 31, 2020 and December 31, 2019.

        As of March 31, 2020 and December 31, 2019, the Company had $4.1 million in an escrow account related to the securitization of the term loan. See Note 6 "Debt" for additional information on the Company's term loan.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to amounts presented in the consolidated statements of cash flows are as follows:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Cash and cash equivalents	$75,515	$85,688
Restricted cash—current	4,132	—
Restricted cash and cash equivalents—non-current	—	4,144

Cash, cash equivalents and restricted cash and cash equivalents	$79,647	$89,832

(e)   Prepaid In-kind Services

        The Company issues CNH Industrial N.V. ("CNHI") shares of Series D redeemable convertible preferred stock in exchange for in-kind technical assistance services. When shares are issued, the Company records prepaid in-kind services and amortizes the amount as services are received in research and development costs in the consolidated statement of operations.

(f)    Fair Value of Financial Instruments

        The carrying value and fair value of the Company's financial instruments are as follows:

	As of March 31, 2020
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Cash equivalents—money market	$73,010	—	—	$73,010
Restricted cash equivalents—money market	4,132	—	—	4,132
Liabilities
Forward contract liability	—	—	1,324	1,324

	As of December 31, 2019
	Level 1	Level 2	Level 3	Total
	(in thousands)
Assets
Cash equivalents—money market	$73,005	—	—	$73,005
Restricted cash equivalents—money market	4,144	—	—	4,144

        In September 2019, the Company entered into an agreement that required the Company to issue and the investor to purchase Series D redeemable convertible preferred stock at a fixed price in April 2020 (the "Forward Contract Liability"), which was accounted for as a liability. The liability was remeasured as of March 31, 2020 and the change in fair value was recognized in other income (expense) on the consolidated statements of operations. The Company settled the liability in April 2020

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

with the issuance of Series D redeemable convertible preferred stock. The change in fair value of the Forward Contract Liability was as follows:

(in thousands)
Estimated fair value at December 31, 2019	—
Change in fair value	$1,324

Estimated fair value at March 31, 2020	$1,324

        In determining the fair value of the Forward Contract Liability, estimates and assumptions impacting fair value included the estimated future value of the Company's Series D redeemable convertible preferred stock, discount rates and estimated time to liquidity. The following reflects the significant quantitative inputs used:

	As of
	March 31, 2020	December 31, 2019
Estimated future value of Series D redeemable convertible preferred stock	$19.01	$18.52
Discount rate	0.05%	1.56%
Time to liquidity (years)	0.03	0.3

(g)   Redeemable Convertible Preferred Stock

        The Company records shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The redeemable convertible preferred stock is recorded outside of stockholders' deficit on the consolidated balance sheets because the shares contain liquidation features that are not solely within the Company's control. The Company has elected not to adjust the carrying values of the redeemable convertible preferred stock to the liquidation preferences of such shares because of the uncertainty of whether or when such an event would occur. Subsequent adjustments to increase the carrying values to the liquidation preferences will be made only when it becomes probable that such a liquidation event will occur.

        On June 3, 2020, the Company and VectoIQ consummated the merger contemplated by that certain Business Combination Agreement, dated March 2, 2020, by and among the VectoIQ, and VCTIQ Merger Sub Corp., a wholly-owned subsidiary of VectoIQ incorporated in the State of Delaware (the "Business Combination"), with Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ. Immediately before the closing of the Business Combination, all shares of outstanding redeemable convertible preferred stock of the Company converted into shares of common stock of the Company (see Note 12 "Subsequent Events").

(h)   Recent Accounting Pronouncements

        As an emerging growth company ("EGC"), the Jumpstart Our Business Startups Act of 2012, as amended (the "JOBS Act"), allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

companies. The Company elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election. Upon completion of the Business Combination in June 2020 (see Note 12 "Subsequent Events"), the Company expects to no longer qualify as an EGC and will revise the adoption dates accordingly in subsequent filings.

        In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. These new leasing standards are effective for the Company beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the consolidated financial statements.

        In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the consolidated financial statements.

        In January 2020, the FASB issued ASU No. 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivative and Hedging (Topic 815), which addresses accounting for the transition into and out of the equity method and provides clarification of the interaction of rules for equity securities, the equity method of accounting, and forward contracts and purchase options on certain types of securities. ASU 2020-01 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the consolidated financial statements.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

3. BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Deferred stock issuance costs	$4,656	$—
Materials and supplies	1,859	1,872
Other current assets	1,327	2,551

Total prepaid expenses and other current assets	$7,842	$4,423

        Deferred stock issuance costs consist of specific incremental expenses directly attributable to the Business Combination and related PIPE investment. These expenses will offset proceeds received from the transactions in the second quarter of 2020.

Property and Equipment

        Property and equipment consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Machinery and equipment	$13,653	$13,483
Furniture and fixtures	1,404	1,228
Leasehold improvements	1,421	1,437
Software	2,575	1,909
Building	33,248	33,248
Construction-in-progress	5,567	4,264
Other	1,404	1,309

Property and equipment, gross	59,272	56,878
Less: accumulated depreciation and amortization	(4,836)	(3,500)

Total property and equipment, net	$54,436	$53,378

        Depreciation expense for the three months ended March 31, 2020 and 2019 was $1.3 million and $0.2 million, respectively.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

3. BALANCE SHEET COMPONENTS (Continued)

Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities consisted of the following at March 31, 2020 and December 31, 2019, respectively:

	As of
	March 31, 2020	December 31, 2019
	(in thousands)
Accrued payroll and payroll related expenses	$1,007	$1,385
Accrued stock issuance costs	10,761	4,695
Accrued outsourced engineering services	2,461	2,722
Other accrued expenses	1,341	1,480
Current portion of lease financing liability	683	660

Total accrued expenses and other current liabilities	$16,253	$10,942

4. INTANGIBLE ASSETS, NET

        The gross carrying amount and accumulated amortization of separately identifiable intangible assets are as follows:

	As of March 31, 2020
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	(79)	315
Licenses	50,150	(78)	50,072

Total intangible assets	$62,654	$(157)	$62,497

	As of December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	(71)	323
Licenses	50,150	(70)	50,080

Total intangible assets	$62,654	$(141)	$62,513

        Amortization expense for the three months ended March 31, 2020 and 2019 was immaterial.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

5. RELATED PARTY TRANSACTIONS

Related Party License and Service Agreements

        In September 2019, the Company entered into a Master Industrial Agreement (the "CNHI Services Agreement") and S-WAY Platform and Product Sharing Agreement (the "CNHI License Agreement") with CNHI and Iveco S.p.A ("Iveco"), in conjunction with the Company's Series D redeemable convertible preferred stock offering. Under these agreements, the Company will issue CNHI and Iveco 13,498,921 shares of Series D redeemable convertible preferred stock in exchange for a license valued at $50.0 million, $100.0 million in-kind services and $100.0 million in cash. CNHI is a related party to the Company as CNHI is represented by a member on the Company's board of directors. In February 2020, the Company and CNHI amended the Series D stock purchase agreement (the "Series D Purchase Agreement") for future sales and issuances of Series D redeemable convertible preferred stock to CNHI and its affiliates. The Company will issue CNHI and its affiliates the remaining previously committed shares of Series D redeemable convertible preferred stock in exchange for cash and in-kind service contributions by the second quarter of 2020.

        During the three months ended March 31, 2020, the Company issued 1,079,914 shares of Series D redeemable convertible preferred stock to Iveco in exchange for $20.0 million in-kind services, with $6.7 million of in-kind services recognized in research and development on the consolidated statements of operations and $13.3 million of prepaid in-kind services recognized on the consolidated balance sheets.

Related Party Aircraft Charter Agreement

        In 2019, the Company entered into an aircraft charter arrangement with the Company's Chief Executive Officer (the "CEO") to reimburse the CEO for the flight hours incurred for Company use on his personal aircraft. These flight hours are related to business travel by the CEO and other members of the Company's executive team to business meetings and trade conferences, as well as the CEO's commute between the Company's headquarters in Phoenix, Arizona and the CEO's residence in Utah. During the three months ended March 31, 2020 and 2019 the Company reimbursed $0.2 million and zero, respectively, to the CEO for the use of the CEO's aircraft. As of March 31, 2020 and December 31, 2019 the Company had $0.2 million and $0.03 million, respectively, outstanding in accounts payable and accrued expenses to the CEO for the use of the CEO's aircraft.

Related Party Revenue and Accounts Receivable

        During the three months ended March 31, 2020 and 2019 the Company recorded revenues of $47 thousand and $24 thousand, respectively, for the provision of solar installation services to the CEO. As of March 31, 2020 and December 31, 2019, the Company had $30 thousand and $51 thousand, respectively, outstanding in accounts receivable related to solar installation services from the CEO. Subsequent to March 31, 2020 the receivable was paid and there are no outstanding receivables remaining from the CEO.

Related Party Research and Development and Accounts Payable

        During the three months ended March 31, 2020 and 2019, the Company recorded research and development expenses of $0.9 million and $5.1 million, respectively, from a related party. As of

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

5. RELATED PARTY TRANSACTIONS (Continued)

March 31, 2020, the Company had $0.3 million of accounts payable due to related parties and $0.8 million of accrued expenses due to related parties. As of December 31, 2019, the Company had $0.6 million of accounts payable due to related parties and $0.5 million of accrued expenses due to related parties. Accounts payable and accrued expenses with related parties primarily consists of outside development and other research and development expenses.

Related Party Stock Options

        In December 2018, the CEO issued 3,158,949 performance-based stock options ("PSUs") to recognize the performance and contribution of specific employees. The underlying common stock of these option awards are owned by the CEO and are considered to be issued by the Company for accounting purposes. These performance-based stock options vest based on the Company's achievement of a liquidation event, such as a private sale or an initial public offering on a U.S. stock exchange. The weighted average grant date fair value of the performance-based stock options was $1.19 for the year ended December 31, 2018. As of March 31, 2020, these option awards have not vested and the unrecognized stock-based compensation expense related to these option awards is $3.8 million. Stock-based compensation expense of $3.8 million will be recognized upon close of the Business Combination and subsequent public listing of the Company in the second quarter of 2020.

Related Party Stock Repurchase

        In September 2019, in contemplation of Nikola's proposed Series D financing round, Nikola entered into an amendment of that certain letter agreement by and between Nikola and Nimbus Holdings LLC ("Nimbus"), dated August 3, 2018 (the "Nimbus Redemption Letter Agreement" and as amended, the "Nimbus Amendment"). Pursuant to the terms of the Nimbus Amendment and the Series B preferred stock repurchase agreement, Nikola agreed to repurchase 1,880,984 shares of Series B preferred stock held by Nimbus, at the share price of $16.67 which is equal to 90% of the share price in the Series D financing round of $18.52 per share. The number of shares to be repurchased exceeded five percent (5%) of the contemplated Series D round of financing. This was negotiated by Nikola in order to reduce the total number of shares of Series B preferred stock held by Nimbus, to such an extent that Nimbus would no longer be entitled to elect a member of the Company's board of directors as a result of Nimbus' Series B preferred stock holdings. The repurchase was completed in October 2019, for an aggregate repurchase amount of $31.4 million. The Nimbus Amendment also provided Nimbus with additional redemption rights based on various capital raise thresholds, none of which were met as of December 31, 2019.

        In March 2020, Nikola entered into an additional letter agreement with Nimbus in which Nimbus agreed to terminate the Nimbus Redemption Letter Agreement. Concurrently, Nikola entered into an agreement with Nimbus, whereby Nikola agreed to repurchase an additional 1,499,700 shares of Series B preferred shares from Nimbus at a share price of $16.67 for an aggregate repurchase price of $25.0 million. The parties agreed that the repurchase price constituted the price that Nimbus would otherwise be entitled to under the Nimbus Redemption Letter Agreement. The number of shares to be repurchased was negotiated by Nikola and Nimbus as a mechanism to compensate Nimbus for agreeing to relinquish its previous redemption rights granted in the Nimbus Redemption Letter Agreement. The repurchase occurred in conjunction with the Business Combination during the second quarter of 2020.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

6. DEBT

Term Note

        Debt consisted of a term note for $4.1 million as of March 31, 2020 and December 31, 2019.

        In January 2018, the Company entered into a term note with JP Morgan Chase where the Company borrowed $4.1 million to fund equipment purchases. The term note accrues interest at 2.43% per annum and is payable on or before January 31, 2019. The term note is secured by restricted cash.

        In February 2019, the Company amended the term note to extend its term by one year and increased the interest rate to 3.00% per annum. In February 2020, the Company amended the term note to extend its term for one year, to January 31, 2021. The term note accrues interest at a rate equal to the LIBOR rate for the applicable interest period multiplied by the statutory reserve rate as determined by the Federal Reserve Board. The term loan has a financial covenant that requires the Company to maintain a minimum amount of liquidity with JP Morgan Chase. As of March 31, 2020, the Company was in compliance with the financial covenant.

7. CAPITAL STRUCTURE

Shares Authorized and Outstanding

        As of March 31, 2020 the Company had authorized a total of 366,651,920 shares for issuance with 237,000,000 shares designated as common shares and 129,651,920 shares designated as preferred shares.

Redeemable Convertible Preferred Stock

        In January and March 2020, the Company raised $13.4 million through the issuance of 718,257 Series D redeemable convertible preferred stock at an $18.56 per share average, incurring $2.7 million of issuance costs. As such, the Company received aggregate net proceeds of $10.7 million. As of March 31, 2020, $2.2 million of the issuance costs is included in accrued liabilities on the consolidated balance sheet. The Company also issued an additional 1,079,914 shares of Series D redeemable convertible preferred stock for in-kind services valued at $20.0 million during the three months ended March 31, 2020.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

7. CAPITAL STRUCTURE (Continued)

        The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of March 31, 2020:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
	(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	5,606,671	3.00	16,774	17,661
Series B	4,904,050	4,904,050	7.73	37,908	37,908
Series C	25,145,519	25,145,519	8.59	209,000	216,000
Series D	53,995,680	8,439,673	18.52	148,982	156,303

Total convertible preferred stock	129,651,920	84,095,913		$414,664	$429,972

        The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of December 31, 2019:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
	(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	5,606,671	3.00	16,774	17,661
Series B	4,904,050	4,904,050	7.73	37,908	37,908
Series C	25,145,519	25,145,519	8.59	209,000	216,000
Series D	53,995,680	6,641,502	18.52	118,305	123,001

Total convertible preferred stock	129,651,920	82,297,742		$383,987	$396,670

        There have been no changes to various rights, privileges, and preferences to the holders of redeemable convertible preferred shares for the three months ended March 31, 2020.

        In conjunction with the Business Combination in June 2020, all shares of outstanding redeemable convertible preferred stock were converted into shares of common stock. See Note 12 "Subsequent Events" for further details on the transaction and share conversion.

8. STOCK-BASED COMPENSATION EXPENSE

Stock Option Plan

        The Nikola Corporation 2017 Stock Option Plan (the "2017 Plan") provides for the grant of incentive and nonqualified options to purchase the Company's common stock to select officers, key employees, directors, and consultants. Options are granted at a price not less than the fair market value

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

8. STOCK-BASED COMPENSATION EXPENSE (Continued)

on the date of grant and generally become exercisable between one and four years after the date of grant. Options generally expire ten years from the date of grant.

Common Stock Valuation

        The fair value of the common stock that underlies the stock options is determined by the board of directors based upon information available at the time of grant. Because there is no public market for the common stock, the Company's board of directors determined the fair value of the Company's common stock based on periodic valuation studies from an independent third-party valuation firm.

        In performing its valuation analysis, the valuation firm engaged in discussions with management, evaluated key milestone achievements, analyzed historical and forecasted financial statements and reviewed corporate documents. In addition, these valuation studies were based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation.

Stock Option Valuation

        The Company utilizes the Black-Scholes option pricing model for estimating the fair value of options granted, which requires the input of highly subjective assumptions.

        The Company calculates the fair value of each option grant on the grant date using the following assumptions:

        Expected Term—The Company uses the simplified method when calculating expected term due to insufficient historical exercise data.

        Expected Volatility—As the Company's shares are not actively traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

        Expected Dividend Yield—The dividend rate used is zero as the Company does not have a history of paying dividends on its common stock and does not anticipate doing so in the foreseeable future.

        Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

As of
	March 31, 2020	December 31, 2019
Exercise price	$6.81	$2.00 - $6.81
Risk-free interest rate	0.93% - 1.70%	1.44% - 2.65%
Expected term (in years)	5.3 - 6.3	5.0 - 6.3
Expected dividend yield	—	—
Expected volatility	83.6% - 84.8%	70.0% - 85.1%

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

8. STOCK-BASED COMPENSATION EXPENSE (Continued)

        The following table presents the impact of stock-based compensation expense on the consolidated statements of operations for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
Research and development	$359	$150
Selling, general, and administrative	954	1,003

Total stock-based compensation expense	$1,313	$1,153

        The unrecognized compensation cost of stock options as of March 31, 2020 was $12.8 million, which is expected to be recognized over the weighted average remaining service period of 3.2 years. As of March 31, 2020, there were 12,215,598 shares available for future issuance under the 2017 Plan. In connection with the Business Combination, certain stock option vesting periods were accelerated and the Company recorded an additional $8.1 million of expense during the second quarter of 2020.

Performance Based Stock Options

        As of March 31, 2020 and December 31, 2019 the outstanding PSUs issued by the Company were 2,710,934. No PSUs were granted in during the three months ended March 31, 2020. The 2,710,934 PSUs outstanding as of March 31, 2020 have a vesting condition based on the achievement of specified amounts of equity capital raised by the Company subsequent to the grant date. The performance-based provision was achieved for all of the outstanding performance-based award and the Company began recognizing expense related to these PSUs in 2018.

        The 2,710,934 PSUs outstanding as of March 31, 2020 do not include PSUs issued by a related party. See Note 5, "Related Party Transactions" for additional information regarding the related party PSUs.

Stock Option Activity

        Changes in stock options are as follows:

	Options	Weighted Average Exercise Price Per share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
				(in thousands)
Outstanding at December 31, 2019	21,048,742	$2.06	8.78	$99,999
Granted	597,258	6.81
Exercised	646	3.85
Cancelled	32,929	3.59

Outstanding at March 31, 2020	21,612,425	2.19	8.65	349,714

Vested and exercisable as of March 31, 2020	18,377,394	2.02	8.62	300,470

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

8. STOCK-BASED COMPENSATION EXPENSE (Continued)

        The weighted-average grant date fair value of stock options issued for the three months ended March 31, 2020 were $4.80. There were 646 stock options exercised during the three months ended March 31, 2020 and the total intrinsic value of stock options exercised is immaterial.

Related Party Performance-based Stock Options Activity

        In December 2018, the CEO issued 3,158,949 PSUs to certain employees. The weighted average exercise price per share was $2.00 and the weighted-average grant date fair value of these PSUs was $1.19. There were no PSUs issued by the CEO in the periods ended March 31, 2020 and December 31, 2019. As of March 31, 2020, the weighted average remaining contractual term of these PSUs is 8.75 years and the aggregate intrinsic value of these PSUs is $51.7 million. There were no PSUs vested or exercised as of March 31, 2020. All PSUs vested in conjunction with the Business Combination in June 2020.

9. INCOME TAXES

        To calculate the interim tax provision, at the end of each interim period the Company estimates the annual effective tax rate and applies that to its ordinary quarterly earnings. The effect of changes in the enacted tax laws or rates is recognized in the interim period in which the change occurs. The computation of the annual estimated effective tax rate at each interim period requires certain estimates and judgments including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in foreign jurisdictions, permanent differences between book and tax amounts, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, additional information is obtained, or the tax environment changes.

        Income tax expense was $1 thousand and $2 thousand for the three months ended March 31, 2020 and 2019, respectively. The effective income tax rate was nil for three months ended March 31, 2020 and 2019. The Company's effective tax rate differs from the U.S. statutory rate primarily due to a full valuation allowance against its net deferred tax assets where it is more likely than not that some or all of the deferred tax assets will not be realized.

10. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

        The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company that remains outstanding as of March 31, 2020.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

10. COMMITMENTS AND CONTINGENCIES (Continued)

Commitments and Contingencies on Land Conveyance

        In February 2019, the Company was conveyed 430 acres of land in Mesa, Arizona by Pinal Land Holdings, LLC ("PLH"). The purpose of the land conveyance was to incentivize the Company to locate their manufacturing facility in Mesa and provide additional jobs to the region. The Company is required to commence construction of the manufacturing facility within two years of February 2019 (the "Manufacturing Facility Commencement Deadline"), and is required to complete construction of their manufacturing facility within five years of February 2019 (the "Manufacturing Facility Deadline").

        Upon the earlier of the Manufacturing Facility Commencement Deadline or the commencement of construction, the Company will deposit $4.0 million in escrow to PLH. The amount in escrow will be returned to the Company upon completion of construction.

        If the Company fails to achieve the Manufacturing Facility Commencement Deadline, the Company has the option to extend the deadline for one year by providing written notice to PLH and paying PLH $0.5 million. In the event the Company fails to achieve extended deadline, PLH is entitled to either the $4.0 million security deposit, or to purchase the 430 acres of land from the Company at a price equal to out of pocket costs and expenses incurred by the Company prior to the Manufacturing Facility Commencement Deadline.

        If the Company fails to achieve the Manufacturing Facility Deadline, the Company may extend the completion deadline by paying PLH $0.2 million per month, until construction is completed (the "Monthly Payment Option"). The extension of the Manufacturing Facility Deadline beyond two years will require express written consent of PLH. If the Company does not exercise the Monthly Payment Option, fails to make timely payments on the Monthly Payment Option, or fails to complete construction by the extended Manufacturing Facility Deadline, PLH is entitled to either the $4.0 million security deposit or may reacquire the land and property at the appraised value to be determined by independent appraisers selected by the Company and PLH.

Contingent Fee for Advisory Services

        In January 2020, the Company entered into an agreement to obtain advisory services for the potential Business Combination. The fee for the services is contingent upon completion of the Business Combination. The Company considered the likelihood of the Business Combination consummating as probable and has accrued $3.0 million as of March 31, 2020.

Contingent Fee for Marketing Services

        In February 2020, the Company entered into an agreement with a consultant for the marketing of battery-electric vehicle ("BEV") / hydrogen fuel cell electric vehicle ("FCEV") hybrid pickup truck. Under the agreement, should the Company accept reservation fees from prospective customers to purchase one or more pickup trucks, for every $100 in reservation fees, the Company will issue 10 shares of common stock to the consultant for up to a maximum of 2,000,000 shares. The Company also agreed to reimburse the consultant up to $5.0 million in marketing costs. As of March 31, 2020 the Company has not started accepting reservation fees for the FCEV/BEV hybrid pickup truck.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

11. NET LOSS PER SHARE

        The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the three months ended March 31, 2020 and 2019.

	Three Months Ended March 31,
	2020	2019
	(in thousands, except share and per share data)
Numerator:
Net loss	$(33,163)	$(30,097)
Denominator:
Weighted average shares outstanding, basic and diluted	60,167,749	60,166,667

Net loss per share to common stockholder, basic and diluted	$(0.55)	$(0.50)

        Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

        The following weighted-average outstanding common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive.

	Three Months Ended March 31,
	2020	2019
Series AA redeemable convertible preferred stock	10,020,000	10,020,000
Series BB redeemable convertible preferred stock	29,980,000	29,980,000
Series A redeemable convertible preferred stock	5,606,672	4,888,671
Series B redeemable convertible preferred stock	4,904,050	6,785,034
Series C redeemable convertible preferred stock	25,145,520	25,145,519
Series D redeemable convertible preferred stock	7,203,860	—
Stock options, including performance stock options	15,904,649	—

Total	98,764,751	76,817,224

12. SUBSEQUENT EVENTS

        The Company evaluated subsequent events through June 8, 2020, the date at which the unaudited financial statements were available to be issued.

Business Combination and Share Conversion

        On June 3, 2020, the Company and VectoIQ consummated the merger contemplated by the business combination agreement, with Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ. Immediately prior to the closing of the Business Combination, all shares of outstanding

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

12. SUBSEQUENT EVENTS (Continued)

redeemable convertible preferred stock were automatically converted into an aggregate of 89.2 million shares of Nikola common stock. Upon consummation of the Business Combination each share of Nikola common stock issued and outstanding was canceled and converted into the right to receive the number of shares of common stock of VectoIQ (the "Per Share Merger Consideration") equal to the exchange ratio of 1.901 (the "Exchange Ratio").

        Upon the Closing of the Business Combination, VectoIQ's certificate of incorporation was amended and restated to increase the total number of authorized shares of all classes of capital stock to 750 million, of which 600 million shares shall be Common Stock, $0.0001 par value per share, and of which 150 million shares shall be Preferred Stock, $0.0001 par value per share.

        In connection with the execution of the Business Combination, VectoIQ entered into separate subscription agreements (each, a "Subscription Agreement") with a number of investors (each a "Subscriber"), pursuant to which the Subscribers agreed to purchase, and VectoIQ agreed to sell to the Subscribers, an aggregate of 52,500,000 shares of common stock (the "PIPE Shares"), for a purchase price of $10.00 per share and an aggregate purchase price of $525.0 million, in the PIPE. The PIPE investment closed simultaneously with the consummation of the Business Combination.

        The gross proceeds from the Business Combination and PIPE Shares totaled $763.2 million, incurring $52.3 million in transaction fees, for net proceeds of $710.9 million. Net proceeds excludes payments for the $70.0 million M&M Residual, LLC share redemption and the repurchase of Series B convertible redeemable preferred shares from Nimbus for $25.0 million.

        The Business Combination will be accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, VectoIQ will be treated as the "acquired" company for financial reporting purposes. This determination was primarily based on Nikola shareholders having a majority of the voting power of the combined company, Nikola comprising the ongoing operations of the combined company, Nikola comprising a majority of the governing body of the combined company, and Nikola's senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Nikola issuing stock for the net assets of VectoIQ, accompanied by a recapitalization. The net assets of VectoIQ will be stated at historical cost, with no goodwill or other intangible assets recorded.

Joint Venture

        In April 2020, the Company and Iveco entered into a series of agreements which established a joint venture in Europe, Nikola Iveco Europe B.V. The operations expected to be performed by the joint venture consist of the development and manufacturing of the BEV and FCEV trucks for the European market, as well as for the North American market while Nikola's greenfield manufacturing facility in Coolidge, Arizona is being completed. The operations of the joint venture are expected to commence in the third quarter of fiscal 2020.

        The agreements provide for a 50/50 ownership of the joint venture and a 50/50 allocation of the joint venture's production volumes and profits between Nikola and Iveco. Both parties are entitled to appoint an equal number of board members to the board of Nikola Iveco Europe B.V. Pursuant to the terms of the agreements, the Company and Iveco each contributed intellectual property licenses to their respective technology, and agreed to contribute approximately $8.0 million in cash for a 50.0%

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

(Unaudited)

12. SUBSEQUENT EVENTS (Continued)

interest in Nikola Iveco Europe B.V. The intellectual property licenses contributed to the joint venture by Nikola are related to intellectual property related to Nikola-developed BEV and FCEV technology for the use in the European market. Iveco contributed to the joint venture a license for the S-WAY technology for use in the European market.

        The Company is in the process of evaluating the joint venture under ASC Topic 810-10, Consolidations. The Company will complete the analysis and plans to disclose the accounting for the joint venture in its financial statements for the quarter ending June 30, 2020.

Borrowings

        In April 2020, the Company entered into a Note with JP Morgan Chase under the Small Business Administration Paycheck Protection Program established under Section 1102 of the Coronavirus Aid, Relief and Economic Security (CARES) Act, pursuant to which the Company borrowed $4.1 million (the "Note"). The Note accrues interest at rate of 0.98% per annum and matures in 24 months.

        On April 30, 2020, the Company returned the $4.1 million in proceeds from the Note to JP Morgan Chase, originally obtained under the Small Business Administration Paycheck Protection Program.

Series D Issuance

        In April 2020, the Company fulfilled the Forward Contract Liability and issued CNHI, a related party, 2,699,784 shares of Series D redeemable convertible preferred stock at a price of $18.52 resulting in gross proceeds of $50.0 million. In June 2020, the Company issued CNHI 3,887,658 shares of Series D redeemable convertible preferred stock for $72.0 million of prepaid in-kind services.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of Nikola Corporation

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of Nikola Corporation (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' deficit and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the U.S. Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company's auditor since 2018.

Phoenix, Arizona
March 13, 2020,
except for paragraphs 7 through 11 of Note 14, as to which the date is
May 1, 2020

NIKOLA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$85,688	$160,653
Restricted cash	—	9,103
Accounts receivable, net	770	7
Prepaid expenses and other current assets	4,423	3,479

Total current assets	90,881	173,242

Restricted cash and cash equivalents	4,144	4,200
Long-term deposits	13,223	6,826
Property and equipment, net	53,378	19,286
Intangible assets, net	62,513	12,576
Goodwill	5,238	5,238
Other assets	53	265

Total assets	$229,430	$221,633

Liabilities, redeemable convertible preferred stock and stockholders' deficit
Current liabilities
Accounts payable	4,499	6,562
Accounts payable due to related parties	614	9,935
Accrued expenses and other current liabilities	10,942	3,619
Accrued expenses due to related parties	483	—
Series A redeemable convertible preferred stock warrant liability	—	617

Total current liabilities	16,538	20,733

Term note	4,100	4,100
Other long-term liabilities	12,212	9,639
Deferred tax liabilities, net	1,072	921

Total liabilities	33,922	35,393

Commitments and contingencies (Note 12)
Redeemable convertible preferred stock, $0.00001 par value, 129,651,920 shares authorized, 82,297,742 and 76,817,224 shares issued and outstanding as of December 31, 2019 and 2018, aggregate liquidation preference of $396,670 and $285,941 as of December 2019 and 2018	383,987	278,062
Stockholders' deficit
Common stock, $0.00001 par value, 237,000,000 shares authorized, 60,167,334 and 60,166,667 shares issued and outstanding as of December 31, 2019 and 2018	1	1
Additional paid-in capital	—	6,742
Accumulated deficit	(188,480)	(98,565)

Total stockholders' deficit	(188,479)	(91,822)

Total liabilities, redeemable convertible preferred stock and stockholders' deficit	$229,430	$221,633

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Years Ended December 31,
	2019	2018	2017
Revenues	$482	$173	$486
Cost of revenues	271	50	304

Gross profit	211	123	182

Operating expenses:
Research and development	67,514	58,374	11,615
Selling, general, and administrative	20,692	12,238	5,849

Total operating expenses	88,206	70,612	17,464

Loss from operations	(87,995)	(70,489)	(17,282)
Other income (expense):
Interest income (expense), net	1,456	686	(814)
(Loss) gain on Series A redeemable convertible preferred stock warrant liability	(3,339)	3,502	(975)
Other income (expense), net	1,373	6	(59)

Loss before income taxes	(88,505)	(66,295)	(19,130)

Income tax expense (benefit)	151	(2,002)	(1,574)

Net loss	$(88,656)	$(64,293)	$(17,556)
Premium paid on repurchase of redeemable convertible preferred stock	(16,816)	(166)	—

Net loss attributable to common stockholders, basic and diluted	$(105,472)	$(64,459)	$(17,556)

Net loss attributable per share to common stockholders, basic and diluted	$(1.75)	$(1.07)	$(0.29)

Weighted-average shares used to compute net loss attributable per share to common stockholders, basic and diluted	60,166,799	60,166,667	60,053,425

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

(in thousands, except share data)

	Redeemable Convertible Preferred Stock
			Common Stock
					Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount

Balance as of December 31, 2016	44,213,338	$14,640	60,000,000	$1	$261	$(16,716)	$(16,454)
Issuance of Series A redeemable convertible preferred stock	339,999	974	—	—	—	—	—
Exercise of Series A redeemable convertible preferred stock warrants	333,334	1,000	—	—	—	—	—
Issuance of Series B redeemable convertible preferred stock	5,692,108	44,000	—	—	—	—	—
Issuance of common stock for Alternative Power Systems, Inc. acquisition	—	—	166,667	—	147	—	147
Issuance of Series B redeemable convertible preferred stock for Free Form Factory, Inc. acquisition	1,610,390	12,448	—	—	—	—	—
Stock-based compensation	—	—	—	—	2,657	—	2,657
Net loss	—	—	—	—	—	(17,556)	(17,556)

Balance as of December 31, 2017	52,189,169	73,062	60,166,667	1	3,065	(34,272)	(31,206)

Issuance of Series C redeemable convertible preferred stock, net of $7,000 issuance costs	25,145,519	209,000	—	—	—	—	—
Repurchase of Series B redeemable convertible preferred stock	(517,464)	(4,000)	—	—	(166)	—	(166)
Stock-based compensation	—	—	—	—	3,843	—	3,843
Net loss	—	—	—	—	—	(64,293)	(64,293)

Balance as of December 31, 2018	76,817,224	278,062	60,166,667	1	6,742	(98,565)	(91,822)

Issuance of Series D redeemable convertible preferred stock, net of $4,700 issuance costs	3,509,721	60,305	—	—	—	—	—
Issuance of Series D redeemable convertible preferred stock for in-kind contribution	3,131,781	58,000	—	—	—	—	—
Exercise of Series A redeemable convertible preferred stock warrants	720,000	2,160	—	—	3,956	—	3,956
Repurchase of Series B redeemable convertible preferred stock	(1,880,984)	(14,540)	—	—	(15,719)	(1,097)	(16,816)
Exercise of stock options	—	—	667	—	1	—	1
Stock-based compensation	—	—	—	—	4,858	—	4,858
Cumulative effect of ASU 2018-07 adoption	—	—	—	—	162	(162)	—
Net loss	—	—	—	—	—	(88,656)	(88,656)

Balance as of December 31, 2019	82,297,742	$383,987	60,167,334	$1	$—	$(188,480)	$(188,479)

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net loss	$(88,656)	$(64,293)	$(17,556)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,323	625	412
Stock-based compensation	4,858	3,843	2,657
Non-cash interest income	—	(298)	—
Revaluation of Series A redeemable convertible preferred stock warrant liability	3,339	(3,502)	975
Deferred income taxes	151	(2,002)	(1,574)
Non-cash in-kind services provided by related party	8,000	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(763)	47	(54)
Prepaid expenses and other current assets	157	(2,588)	(770)
Accounts payable and accrued expenses and other current liabilities	(528)	6,643	683
Accounts payable due to related parties	(9,321)	8,478	1,457
Accrued expenses due to related parties	483	—	—
Other long-term liabilities	(670)	(972)	194

Net cash used in operating activities	(80,627)	(54,019)	(13,576)

Cash flows from investing activities
Cash paid for acquisitions, net of cash acquired	—	(350)	(476)
Issuance of related party note receivable	—	(2,500)	—
Purchases of property and equipment	(14,703)	(2,969)	(1,366)
Deposits for property and equipment	(6,397)	(6,186)	(640)
Cash paid towards build-to-suit lease	(18,202)	(3,405)	—

Net cash used in investing activities	(39,302)	(15,410)	(2,482)

Cash flows from financing activities
Proceeds from issuance of Series A redeemable convertible preferred stock	—	—	974
Proceeds from related parties for issuance of Series B redeemable convertible preferred stock	—	—	34,000
Proceeds from issuance of Series B redeemable convertible preferred stock	—	—	10,000
Proceeds from related parties for issuance of Series C redeemable convertible preferred stock, net of $7,000 issuance costs	—	195,000	—
Proceeds from issuance of Series C redeemable convertible preferred stock	—	14,000	—
Proceeds from related parties for issuance of Series D redeemable convertible preferred stock	65,000	—	—
Proceeds from the exercise of stock options	1	—	—
Proceeds from the exercise of Series A redeemable convertible preferred stock warrants	2,160	—	1,000
Proceeds from issuance of notes payable	—	—	2,930
Proceeds from issuance of term note	—	4,100	—
Repayment of notes payable	—	—	(3,312)
Repurchase of Series B redeemable convertible preferred stock from related parties, net	(31,356)	(1,368)	—

Net cash provided by financing activities	35,805	211,732	45,592

Net increase in cash and cash equivalents and restricted cash and cash equivalents	(84,124)	142,303	29,534
Cash and cash equivalents, including restricted cash and cash equivalents, beginning of period	173,956	31,653	2,119

Cash and cash equivalents, including restricted cash and cash equivalents, end of period	$89,832	$173,956	$31,653

Supplementary cash flow disclosures:
Cash paid for interest	$96	$96	$877
Cash interest received	$1,437	$484	$—
Cash paid for income taxes, net of refunds	$2	$—	$—
Supplementary disclosures for noncash investing and financing activities:
Non-cash interest received related to related party notes	$—	$298	$—
Non-cash settlement of related party note receivable	$—	$2,500	$—
Accrued purchases of property and equipment	$1,094	$1,781	$450
Property acquired through build-to-suit lease	$3,243	$9,287	$—
Non-cash acquisition of license from related parties	$50,000	$—	$—
Non-cash Series C redeemable convertible preferred stock issuance costs	$—	$2,001	$—
Accrued Series D redeemable convertible preferred stock issuance costs	$4,695	$—	$—
Non-cash in-kind services provided by related party in exchange for Series D redeemable convertible preferred stock	$8,000	$—	$—

See accompanying notes to consolidated financial statements.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

        Nikola Corporation ("Nikola" or the "Company") is a designer and manufacturer of battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen stations.

        The Company is also developing a network of hydrogen fueling stations to meet hydrogen fuel demand for its customers. Fueling related activities will be conducted through the Company's wholly-owned subsidiary, Nikola Energy.

        The Company also develops electric vehicle solutions for military and outdoor recreational applications through its wholly-owned subsidiary, Nikola Powersports.

        The Company was formed as a Limited Liability Company ("LLC") in Nevada on May 18, 2012 under the name Bluegentech LLC and was converted from an LLC to a Delaware corporation through an LLC conversion ("LLC Conversion"), which became effective on July 11, 2017.

        Share and per share amounts are presented on a post-conversion basis for all periods presented, unless otherwise specified.

(a)
Basis of Presentation

        The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") and pursuant to the regulations of the U.S. Securities and Exchange Commission ("SEC").

(b)
Funding Risks and Going Concern

        As an early stage growth company, Nikola's ability to access capital is critical. Management plans to raise additional capital through a combination of public equity, debt financings, strategic alliances, and licensing arrangements.

        Additional stock financing may not be available on favorable terms and could be dilutive to current stockholders. Debt financing, if available, may involve restrictive covenants and dilutive financing instruments.

        The Company's ability to access capital when needed is not assured and, if capital is not available to the Company when, and in the amounts needed, the Company could be required to delay, scale back, or abandon some or all of its development programs and other operations, which could materially harm the Company's business, financial condition and results of operations.

        These financial statements have been prepared by management in accordance with GAAP and this basis assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. These financial statements do not include any adjustments that may result from the outcome of this uncertainty.

        As of March 13, 2020, the Company's existing cash resources and existing borrowing availability are sufficient to support planned operations for the next 12 months. As a result, management believes that its existing financial resources are sufficient to continue operating activities for at least one year past the issuance date of the financial statements.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)
Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany accounts and transactions have been eliminated.

(b)
Comprehensive Loss

        Comprehensive loss includes all changes in equity during a period from non-owner sources. Through December 31, 2019, there are no components of comprehensive loss which are not included in net loss; therefore, a separate statement of comprehensive loss has not been presented. The Company does not have any foreign currency translation adjustments as a component of other comprehensive loss through December 31, 2019, as the functional currency of all subsidiaries is the U.S. Dollar.

(c)
Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of revenue and expenses during the reporting period. The Company's most significant estimates and judgments involve valuation of the Company's stock-based compensation, including the fair value of common stock, the valuation of warrant liabilities, the valuation of the redeemable convertible preferred stock tranche liability and estimates related to the Company's build-to-suit lease. In addition, estimates and assumptions are used for the accounting for business combinations, including the fair values and useful lives of acquired assets and assumed liabilities. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates.

(d)
Fiscal Periods

        The Company's fiscal year begins on January 1 and ends of December 31. The Company refers to the fiscal years as "fiscal year 2019", "fiscal year 2018" and "fiscal year 2017".

(e)
Segment Information

        Under Accounting Standards Codification ("ASC 280"), Segment Reporting, operating segments are defined as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker ("CODM"), in deciding how to allocate resources and in assessing performance. The Company has three components, the truck business unit, energy business unit and Powersports business unit. The truck business unit is developing and commercializing hydrogen-electric and battery-electric semi-trucks that provide environmentally friendly, cost effective solutions to the long-haul trucking sector. The energy business unit is developing and constructing a network of hydrogen fueling stations to meet hydrogen fuel demand for its customers. The Powersports business unit is developing electric vehicle solutions for military and outdoor recreational applications. To date, the Company has not entered into production for the above-mentioned business units. Therefore, the Company's chief executive officer, who is also the CODM, makes decisions and manages the Company's operations as a single operating segment for purposes of allocating resources and evaluating financial performance.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        All long-lived assets are maintained in, and all losses are attributable to, the United States of America.

(f)
Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents and accounts receivable. The Company's cash is placed with high-credit-quality financial institutions and issuers, and at times exceed federally insured limits. The Company limits its concentration of risk in cash equivalents by diversifying its investments among a variety of industries and issuers. The Company has not experienced any credit loss relating to its cash equivalents. The Company performs periodic credit evaluations of its customers and generally does not require collateral.

(g)
Concentration of Supplier Risk

        The Company is not currently in the production stage and generally utilizes suppliers for outside development and engineering support. The Company does not consider any of their supplies to be critical to their research and development activities and does not believe that there is any significant supplier concentration risk during the years ended December 31, 2019, 2018, or 2017.

(h)
Cash, Cash Equivalents and Restricted Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents. Additionally, the Company considers investments in money market funds with a floating net asset value to be cash equivalents. As of December 31, 2019 and December 31, 2018 the Company had $85.7 million and $160.7 million of cash and cash equivalents, which included cash equivalents of $73.0 million and $151.6 million highly liquid investments at December 31, 2019 and December 31, 2018, respectively.

        As of December 31, 2019, the Company had $4.1 million in an escrow account related to the securitization of a term loan. As of December 31, 2018, the Company had $13.3 million in an escrow account related to the build-out of the Phoenix, Arizona headquarters facility and the securitization of the term loan. These balances are classified as restricted cash on the consolidated balance sheet.

        The reconciliation of cash and cash equivalents and restricted cash and cash equivalents to amounts presented in the consolidated statements of cash flows are as follows:

	As of December 31,
	2019	2018
	(in thousands)
Cash and cash equivalents	$85,688	$160,653
Restricted cash—current	—	9,103
Restricted cash and cash equivalents—non-current	4,144	4,200

Cash, cash equivalents and restricted cash and cash equivalents	$89,832	$173,956

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)
Fair Value of Financial Instruments

        The Company's financial instruments consist of cash and cash equivalents, restricted cash and cash equivalents, accounts receivables, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities, term loan, the redeemable convertible preferred stock warrant liability and the redeemable convertible preferred stock tranche liability. The assets and liabilities that were measured at fair value on a recurring basis are cash equivalents, restricted cash equivalents, the redeemable convertible preferred stock warrant liability and the redeemable convertible preferred stock tranche liability. The Company believes that the carrying values of the remaining financial instruments approximate their fair values. The Company applies fair value accounting in accordance with ASC 820, Fair Value Measurements for valuation of financial instruments. ASC 820 provides a framework for measuring fair value under GAAP that expands disclosures about fair value measurements, establishes a fair value hierarchy, and requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three levels of the fair value hierarchy are summarized as follows:

  Level 1—Fair value is based on observable inputs such as quoted prices for identical assets or liabilities in active markets.

  Level 2—Fair value is determined using quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active or are directly or indirectly observable.

  Level 3—Fair value is determined using one or more significant inputs that are unobservable in active markets at the measurement date, such as an option pricing model, discounted cash flow, or similar technique.

        The carrying value and fair value of the Company's financial instruments are as follows:

	As of December 31, 2019 (in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents—money market	$73,005	—	—	$73,005
Restricted cash equivalents—money market	4,144	—	—	4,144

	As of December 31, 2018 (in thousands)
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents—money market	$151,628	—	—	$151,628
Restricted cash equivalents—money market	4,200	—	—	4,200
Liabilities
Series A redeemable convertible preferred stock warrant liability	—	—	617	617

        The Series A redeemable convertible preferred stock warrant liability is remeasured at the end of every period and carried at fair value. The estimated fair value of the Series A redeemable convertible

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

preferred stock warrant liability as of December 31, 2018 and 2017 was determined using the Black-Scholes option pricing model. The Black-Scholes option pricing model calculated fair value is subjective and is affected by certain key inputs to the valuation model, which are disclosed in the table below. As the Black-Scholes option pricing model estimates the fair value of the Series A redeemable convertible preferred stock warrant liability using certain inputs, Series A redeemable convertible preferred stock warrants are considered a Level 3 fair value measurement.

        All Series A redeemable convertible preferred stock warrants were exercised at the end of 2019. Prior to the exercise of the warrants, the Company remeasured the Series A redeemable convertible preferred stock warrant liability and recognized a loss of $3.3 million for the year ended December 31, 2019. This loss is included as a component of other income (expense) on the consolidated statements of operations. Upon exercise of the warrants, the Company reclassified the warrant liability to additional paid-in capital on the consolidated balance sheets.

        The following table provides a reconciliation of the activity between the issuance date and ending balances for the Series A redeemable convertible preferred stock warrant liability measured at fair value.

Redeemable Convertible Preferred Stock Warrant Liability (in thousands)
Estimated fair value at December 31, 2016	$3,098
Issuance of additional Series A redeemable convertible preferred stock warrants	46
Change in estimated fair value	975

Estimated fair value at December 31, 2017	4,119

Gain on warrant expiration	(2,834)
Change in estimated fair value	(668)

Estimated fair value at December 31, 2018	617

Change in estimated fair value	3,339
Exercise of Series A redeemable convertible preferred stock warrants	(3,956)

Estimated fair value at December 31, 2019	$—

        The following table represents significant unobservable inputs used in determining the fair value of the redeemable convertible preferred stock warrant liability:

	Years Ended December 31,
	2019	2018	2017
Risk-free interest rate	1.48% - 2.41%	2.63%	1.39% - 1.89%
Expected term (in years)	0 - 0.75	1	0.3 - 2.0
Expected dividend yield	—	—	—
Expected volatility	70%	70%	75%

        The Company determined that its obligation to issue, and the Company's investors' obligation to purchase, additional shares of Series D redeemable convertible preferred stock at a fixed price in a

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

subsequent tranche ("Subsequent Sale") following the initial closing of the Series D preferred stock financing represented a freestanding financial instrument (the "Series D Forward Liability"). This obligation will be remeasured prior to the issuance of the subsequent tranche, and at each subsequent reporting period with changes in fair value for each reporting period recognized in other income (expense) on the consolidated statements of operations (see Note 6). The obligation was not material at inception of the Subsequent Sale in September 2019, and at December 31, 2019.

        The Series D Forward Liability was valued as a forward contract. The fair value of the obligation was determined using a present value calculation. In determining the fair value of the Series D Forward Liability, estimates and assumptions impacting fair value included the estimated future value of the Company's Series D preferred stock, discount rates and estimated time to liquidity. The Company determined the per share future value of the Series D preferred shares by back-solving to the initial proceeds of the Series D financing. The following reflects the significant quantitative inputs used in the valuation of the Series D Forward Liability:

Year ended December 31, 2019
Estimated future value of Series D redeemable convertible preferred stock	$18.52
Discount rate	1.56%
Time to liquidity (years)	0.3
(j)
Property and Equipment

        Property and equipment is stated at cost less accumulated depreciation. Repair and maintenance costs are expensed as incurred. Depreciation is recorded on a straight-line basis over each asset's estimated useful life.

Property and Equipment	Useful life (years)
Machinery and equipment	2 - 20 years
Furniture and fixtures	5 - 10 years
Leasehold improvements	Shorter of useful life or lease term
Software	2 - 3 years
Building	12 years
(k)
Leases

        The Company records rent expense on a straight-line basis over the life of the lease. In cases where there is a free rent period or future fixed rent escalations, the Company records a deferred rent liability. Additionally, the receipt of any lease incentives is recorded as a deferred rent liability which is amortized over the lease term as a reduction of rent expense. Building improvements made with the lease incentives or tenant allowances are capitalized as leasehold improvements and included in property and equipment in the balance sheets.

        The leasing arrangement for the Company's headquarters in Phoenix, Arizona required the Company to be involved in the construction of the building, therefore, the Company was considered the owner of the leased assets for accounting purposes during the construction period. During fiscal 2018 and 2019, the Company recorded project construction costs paid or reimbursed by the landlord as

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

construction in progress and a corresponding build-to-suit lease liability. Upon the construction completion in September 2019, the construction in progress asset was reclassified to property and equipment and construction period liability was reclassified to financing liability, within accrued expenses and other current liabilities and other long-term liabilities. Rent payments allocated to debt service are being recorded to amortize the financing obligation using the effective interest method.

(l)
Business Combinations

        The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed, and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired licenses, trade names, in process research and development ("R&D"), useful lives and discount rates. Management's estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded in the consolidated statement of operations.

(m)
Goodwill, Intangible Assets with Indefinite Useful Lives, and Other Intangible Assets

        The Company records goodwill when consideration paid in a purchase acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. Goodwill is not amortized, but rather is tested for impairment annually or more frequently if facts and circumstances warrant a review. The Company has determined that there is a single reporting unit for the purpose of goodwill impairment tests, which are performed annually. For purposes of assessing the impairment of goodwill, the Company performs a qualitative analysis on December 31, each year to determine if events or changes in circumstances indicate the fair value of the reporting unit is less than its carrying value.

        Factors considered which could trigger a further impairment review include, but are not limited to, significant under-performance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company's overall business strategy, and significant industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based on the existence of one or more of the above indicators, recoverability is determined by comparing the carrying amount of the asset to net future undiscounted cash flows that the asset is expected to generate. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair-market value of the asset.

        There was no impairment of goodwill for the years ended December 31, 2019, 2018 and 2017.

        Other intangible assets, consisting of licenses, in-process R&D and trademarks, are stated at cost less accumulated amortization. In-process R&D has an indefinite useful life until completion of the related R&D efforts and will subsequently be amortized over an estimated useful life. All other intangible assets have been determined to have finite lives and are amortized on a straight-line basis over their estimated remaining economic lives.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Trademarks are amortized over twelve years and included in research and development expense, or selling, general, and administrative expense within the consolidated statements of operations. Licenses are amortized over five to seven years and included in selling, general, and administrative expense within the consolidated statements of operations.

        For intangible assets acquired in a non-monetary exchange, the estimated fair value of the shares transferred are used to establish their recorded values.

        External costs incurred to renew or extend the term of the identifiable intangible assets are capitalized and amortized over the estimated useful life.

Goodwill and Intangible Assets	Amortization Period
In-process R&D	Indefinite
Trademarks	12 years
Licenses	5 - 7 years
Goodwill	Indefinite
(n)
Impairment of Long-Lived Assets and Definite-lived Intangible Assets

        The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The events and circumstances we monitor and consider include significant decreases in the market price of similar assets, significant adverse changes to the extent and manner in which the asset is used, an adverse change in legal factors or business climate, an accumulation of costs that exceed the estimated cost to acquire or develop a similar asset, and continuing losses that exceed forecasted costs. The Company assesses the recoverability of these assets by comparing the carrying amount of such assets or asset group to the future undiscounted cash flow it expects the assets or asset group to generate. The Company recognizes an impairment loss if the sum of the expected long-term undiscounted cash flows that the long-lived asset is expected to generate is less than the carrying amount of the long-lived asset being evaluated. An impairment charge would then be recognized equal to the amount by which the carrying amount exceeds the fair value of the asset.

        There was no impairment of long-lived assets, including definite-lived intangible assets, recorded for the years ended December 31, 2019, 2018 and 2017.

(o)
Income Taxes

        The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

        A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Due to the Company's lack of earnings history, the net deferred tax assets have been fully offset by a valuation allowance as of December 31, 2019 and 2018. Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the more likely than not threshold for financial statement recognition and measurement.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        On December 22, 2017, the U.S. enacted significant changes to U.S. tax law following the passage and signing of H.R. 1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution of the Budget for Fiscal Year 2018" (the "Tax Act"). The Tax Act permanently reduced the U.S. federal corporate tax rate from a maximum 35% to 21%, eliminated corporate Alternative Minimum Tax, modified rules for expensing capital investment, limited the deduction of interest expense for certain companies, modified rules related to net operating losses, and had international tax consequences for companies that operate abroad. Most of the changes introduced in the Tax Act were effective beginning on January 1, 2018. The SEC staff issued Staff Accounting Bulletin No. 118 (SAB 118) to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Cuts and Jobs Act (2017 Tax Act). SAB 118 provides a measurement period that should not extend beyond one year from the 2017 Tax Act enactment date for companies to complete the accounting for the income tax effects of certain elements of the 2017 Tax Act. In accordance with SAB 118, the Company has recognized the provisional tax impacts related to the remeasurement of deferred tax assets and liabilities and included these amounts in its financial statements for the year ended December 31, 2017. The accounting for the income tax effects of the 2017 Tax Act is considered complete at December 31, 2018, with no material changes to the provisional amounts. See Note 11, "Income Taxes" for additional discussion.

(p)
Stock-based Compensation

Employees

        The Company recognizes the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. The Company recognizes stock-based compensation cost and reverses previously recognized costs for unvested options in the period forfeitures occur. The Company determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the fair value of common stock, expected price volatility of common stock, expected term, risk-free interest rates, and expected dividend yield.

Non-Employees

        The Company recognizes the cost of stock-based awards granted to non-employees based on grant-date fair value as determined by the Black-Scholes option pricing model. The Company believes that the fair value of the stock options is more reliably measured than the fair value of the services received. Compensation expense is recognized as services are performed and vesting conditions are met. The calculated fair-value of these awards are remeasured at each balance sheet date. As of January 1, 2019, the Company adopted ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, and the equity-classified non-employee awards will no longer be required for remeasurement at the reporting date.

(q)
Redeemable Convertible Preferred Stock

        The Company records shares of redeemable convertible preferred stock at their respective fair values on the dates of issuance, net of issuance costs. The redeemable convertible preferred stock is

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

recorded outside of stockholders' deficit on the consolidated balance sheets because the shares contain liquidation features that are not solely within the Company's control. The Company has elected not to adjust the carrying values of the redeemable convertible preferred stock to the liquidation preferences of such shares because of the uncertainty of whether or when such an event would occur. Subsequent adjustments to increase the carrying values to the liquidation preferences will be made only when it becomes probable that such a liquidation event will occur.

(r)
Redeemable Convertible Preferred Stock Warrant Liability

        The Company has issued freestanding warrants to purchase shares of its Series A redeemable convertible preferred stock that are classified outside of permanent equity. As such these warrants were recorded at fair value, and subject to remeasurement at each balance sheet date until the earlier of the exercise of the warrants or the completion of a liquidation event, including the completion of an initial public offering. Upon exercise, the redeemable convertible preferred stock warrant liability was reclassified to additional paid-in capital.

(s)
Revenue Recognition

        To date, the Company's revenues are derived primarily from solar installation services, which are generally completed in less than one year.

        The Company's customer contracts contain a single performance obligation, which is the solar installation service. The transaction price in the Company's customer contracts is fixed. Revenue for solar installation contracts is generally recognized over time as the services are rendered to the customer based on the extent of progress towards completion of the performance obligation. Under this method, progress of contracts is measured by actual costs incurred in relation to the Company's best estimate of total estimated costs, which are reviewed and updated routinely for contracts in progress. The cumulative effect of any change in estimate is recorded in the period when the change in estimate is determined.

(t)
Cost of Revenues

        Cost of revenues includes materials, labor, and other direct costs related to solar installation projects. The Company recognizes cost of revenues in the period that revenues are recognized.

(u)
Research and Development Expense

        Research and development expense consist of outsourced engineering services, allocated facilities costs, depreciation, internal engineering and development expenses, materials, labor and stock-based compensation related to development of the Company's products and services. Research and development costs are expensed as incurred.

(v)
Selling, General, and Administrative Expense

        Selling, general, and administrative expense consist of personnel costs, allocated facilities expenses, depreciation and amortization, travel, and marketing costs.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(w)
Advertising Expense

        Advertising expense was $2.9 million, $0.2 million and $0.3 million for the years ended December 31, 2019, 2018 and 2017, respectively.

(x)
Other Income

        Other income primarily consists of grant income received from the government. Grant income is recognized as income over the periods necessary to match the income on a systematic basis to the costs that it is intended to compensate.

(y)
Net Loss Per Share

        Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The Company considers all series of its redeemable convertible preferred stock to be participating securities. Net loss is attributed to common stockholders and participating securities based on their participation rights. Net loss attributable to common stockholders is not allocated to the redeemable convertible preferred stock as the holders of the redeemable convertible preferred stock do not have a contractual obligation to share in any losses.

        Under the two-class method, basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period.

        Diluted earnings per share attributable to common stockholders adjusts basic earnings per share for the potentially dilutive impact of redeemable convertible preferred stock, stock options, restricted stock units and warrants. As the Company has reported losses for all periods presented, all potentially dilutive securities including redeemable convertible preferred stock, stock options, restricted stock units and warrants, are antidilutive and accordingly, basic net loss per share equals diluted net loss per share.

(z)
Recent Accounting Pronouncements

        As an emerging growth company ("EGC"), the Jumpstart Our Business Startups Act ("JOBS Act") allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act until such time the Company is no longer considered to be an EGC. The adoption dates discussed below reflect this election.

        In February 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. In July 2018, ASU 2018-10, Codification Improvements to Topic 842, Leases, was issued to provide more detailed guidance and additional clarification for implementing ASU 2016-02. Furthermore, in July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, which provides an optional transition method in addition to the existing modified retrospective transition method by allowing a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. These new leasing standards are effective for the Company

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

beginning January 1, 2021, with early adoption permitted. The Company is currently evaluating the effect of the adoption of this guidance on the consolidated financial statements.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the consolidated financial statements.

        In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company's financial statements and does not expect it to have a material impact on the consolidated financial statements.

(aa)
Recently Adopted Accounting Pronouncements

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers, an updated standard on revenue recognition. This ASU superseded the revenue recognition requirements in Accounting Standards Codification Topic 605, Revenue Recognition, and most industry-specific guidance. ASU 2014-09 provides enhancements to the quality and consistency of how revenue is reported while also improving comparability in the financial statements of companies reporting using GAAP and International Financial Reporting Standards. The core principle of the new standard is for companies to recognize revenue to depict the transfer of goods or services to customers in amounts that reflect the consideration to which the company expects to be entitled in exchange for those goods or services. In doing so, companies may be required to use more judgment and make more estimates than under current authoritative guidance.

        On January 1, 2019, the Company adopted the guidance under the modified retrospective method. The adoption of the guidance did not have a material impact on the Company's consolidated financial statements.

        In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment, to simplify the test for goodwill impairment by removing Step 2. An entity will, therefore, perform the goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognizing an impairment charge for the amount by which the carrying amount exceeds the fair value, not to exceed the total amount of goodwill allocated to the reporting unit. An entity still has the option to perform a qualitative assessment to determine if the quantitative impairment test is necessary. The ASU is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted. Adoption of the ASU is prospective. The Company early adopted the ASU on January 1, 2019. The ASU did not have a material impact on the Company's consolidated financial statements.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, to align the accounting for share-based payment awards issued to employees and nonemployees, particularly with regard to the measurement date and the impact of performance conditions. The new guidance requires equity-classified share-based payment awards issued to nonemployees to be measured on the grant date, instead of being re-measured through the performance completion date under the current guidance. For public entities, ASU 2018-07 is effective for fiscal years beginning after December 15, 2018, and early adoption is permitted. The Company chose to early adopt ASU 2018-07 effective for its financial statements starting January 1, 2019 by recording the cumulative impact through an increase in additional paid-in capital and corresponding decrease in accumulated deficit of $0.2 million.

3. BALANCE SHEET COMPONENTS

Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consisted of the following at December 31, 2019 and 2018, respectively:

	As of December 31,
	2019	2018
	(in thousands)
Materials and supplies	$1,872	$2,869
Other current assets	2,551	610

Total prepaid expenses and other current assets	$4,423	$3,479

        Materials and supplies consist of battery cells, solar panels and other miscellaneous components, and are expensed to research and development expense when consumed.

Property and Equipment

        Property and equipment consist of the following at December 31, 2019 and 2018, respectively:

	As of December 31,
	2019	2018
	(in thousands)
Machinery and equipment	$13,483	$6,312
Furniture and fixtures	1,228	61
Leasehold improvements	1,437	706
Software	1,909	143
Building	33,248	12,693
Construction-in-progress	4,264	—
Other	1,309	611

Property and equipment, gross	56,878	20,526
Less: accumulated depreciation and amortization	(3,500)	(1,240)

Total property and equipment, net	$53,378	$19,286

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

3. BALANCE SHEET COMPONENTS (Continued)

        Depreciation expense for the years ended December 31, 2019, 2018 and 2017 was $2.3 million, $0.6 million and $0.4 million, respectively.

        Deposits on equipment are classified from long-term deposits to property and equipment upon receipt or transfer of title of the related equipment.

        During the year ended December 31, 2019, the Company was conveyed 430 acres of land in the city of Coolidge, Arizona at no cost. See Note 12 "Commitments and Contingencies" for additional information regarding the land conveyance.

Accrued Expenses and Other Current Liabilities

        Accrued expenses and other current liabilities consisted of the following at December 31, 2019 and 2018, respectively:

	As of December 31,
	2019	2018
	(in thousands)
Accrued payroll and payroll related expenses	$1,385	$362
Accrued stock issuance costs	4,695	—
Accrued outsourced engineering services	2,722	2,096
Other accrued expenses	1,480	1,161
Current portion of lease financing liability	660	—

Total accrued expenses and other current liabilities	$10,942	$3,619

4. BUSINESS COMBINATIONS

Acquisition of Alternative Power Systems, Inc.

        In August 2017, the Company completed the acquisition of Alternative Power Systems, Inc. ("APS"), a solar energy solutions company with expertise in solar installation services. The APS acquisition provides business licenses, knowledge, and expertise related to solar panel installations that is expected to be used to further the development of Nikola's solar-powered hydrogen fueling stations and to provide the Company with general knowledge and expertise related to solar energy installation. The total purchase consideration for the APS acquisition, as of the date of the acquisition is as follows:

Purchase Price
(in thousands)
Cash	$450
Common stock (valued at $0.88/share)	146

Total purchase price	$596

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

4. BUSINESS COMBINATIONS (Continued)

        The acquisition was accounted for as a business combination. The following table summarizes the tangible and intangible assets acquired and the allocation of purchase price as of the date of acquisition:

	Purchase Price	Estimated Useful Life
	(in thousands)
Machinery and equipment	$25	5 years
License	150	5 years
Goodwill	421	Indefinite

Total purchase price	$596

        The goodwill recognized as part of the transaction was generated by intangible assets that did not qualify for separate recognition.

Acquisition of Free Form Factory, Inc.

        In November 2017, the Company acquired 100% of the voting interest of Free Form Factory, Inc. ("FFF") by acquiring all outstanding shares. FFF is a personal watercraft start-up that has developed a unique thermoforming manufacturing process. The FFF acquisition provides technology, specialized knowledge, and expertise related to a manufacturing process that will be used by Nikola to produce recreational vehicle components. The total purchase consideration for the FFF acquisition, as of the date of the acquisition is as follows:

Purchase Price
(in thousands)
Cash	$377
Series B redeemable convertible preferred stock (valued at $7.73/share)	12,448
Assumption of debt	26
Assumption of other liabilities	72
Deferred tax liabilities	4,498

Total purchase price	$17,421

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

4. BUSINESS COMBINATIONS (Continued)

        The acquisition was accounted for as a business combination. The following table summarizes the tangible and intangible assets acquired and the allocation of purchase price as of the date of acquisition:

	Purchase Price	Estimated Useful Life
	(in thousands)
Plant, property and equipment	$101	5 years
Trademarks	394	12 years
In-process R&D	12,110	Indefinite
Goodwill	4,816	Indefinite

Total purchase price	$17,421

        The goodwill recognized as part of the transaction was generated by intangible assets that did not qualify for separate recognition.

5. INTANGIBLE ASSETS, NET

        The gross carrying amount and accumulated amortization of separately identifiable intangible assets are as follows:

	As of December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	71	323
Licenses	50,150	70	50,080

Total intangible assets	$62,654	$141	$62,513

	As of December 31, 2018
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in thousands)
In-process R&D	$12,110	$—	$12,110
Trademarks	394	38	356
Licenses	150	40	110

Total intangible assets	$12,654	$78	$12,576

        Amortization expense for the years ended December 31, 2019, 2018, and 2017 was $63 thousand, $63 thousand and $15 thousand, respectively.

        As part of the Series D financing, the Company was granted a non-exclusive and non-transferable license to intellectual property used in the Iveco S-WAY Platform and Product, which is the cab over engine truck manufactured by Iveco S.p.A ("Iveco"), a wholly-owned subsidiary of CNH Industrial N.V. ("CNHI"), the Company's Series D major investor. The material rights under the license agreement

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

5. INTANGIBLE ASSETS, NET (Continued)

include the non-exclusive use of the S-WAY key technology to manufacture, distribute and service BEV and FCEV trucks and related components in the United States, and the ability to grant the use of the key technology to the Company's North American sub-suppliers. The Company intends to utilize the license solely in North America for the development of BEV and FCEV trucks. The fair value of the license was determined to be $50.0 million. In exchange for the license, the Company issued 2,699,785 shares of Series D redeemable convertible preferred stock to CNHI and its affiliates. The Company will amortize the license using a straight-line method over a 7-year useful life, beginning at the start of commercial production, as it reflects the period over which the sales of BEV and FCEV trucks utilizing Iveco S-WAY platform are expected to contribute to the Company's cash flows. As of December 31, 2019, the Company has not started amortizing the license. The Company expects to place the license in use in fiscal year 2021.

        Estimated amortization expense for all intangible assets subject to amortization in future years is expected to be:

Years Ended December 31,	(in thousands)
2020	$63
2021	6,015
2022	7,196
2023	7,176
2024	7,176
Thereafter	22,777

Total	$50,403

6. RELATED PARTY TRANSACTIONS

Related Party License and Service Agreements

        In September 2019, the Company entered into a Series D stock purchase agreement ("Series D Purchase Agreement"), Master Industrial Agreement ("CNHI Services Agreement") and S-WAY Platform and Product Sharing Agreement ("CNHI License Agreement") with CNHI and Iveco in conjunction with the Company's Series D redeemable convertible preferred stock offering. Under these agreements, the Company will issue CNHI and Iveco 13,498,921 shares of Series D redeemable convertible preferred stock in exchange for a license valued at $50.0 million, $100.0 million in-kind services and $100.0 million in cash. CNHI and its affiliates are related parties to the Company as CNHI is represented by a member on the Company's board of directors.

        In 2019, the Company issued 2,699,785 shares of Series D redeemable convertible preferred stock to CNHI in exchange for $50.0 million. Additionally, the Company issued 2,699,785 shares of Series D redeemable convertible preferred stock to Iveco in exchange for the licensed Iveco technology and 431,996 shares of Series D redeemable convertible preferred stock to Iveco in exchange for $8.0 million in-kind services. These in-kind services were recognized in research and development on the consolidated statements of operations.

        Concurrently, the Company agreed to enter into a forward sale agreement with CNHI whereby an additional 2,699,784 shares of Series D redeemable convertible preferred stock will be issued to CNHI in April 2020 at a price of $18.52 for an aggregate cash investment amount of $50.0 million. Such funds

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

6. RELATED PARTY TRANSACTIONS (Continued)

will remain in escrow until such time as they are to be released to the Company at the closing of the transaction. The Company determined that its obligation to issue, and CNHI's obligation to purchase, additional shares of Series D redeemable convertible preferred stock at a fixed price in a subsequent tranche following the initial closing of the Series D preferred stock financing represented a freestanding financial instrument. The fair value of the Series D Forward Liability was not material at inception in September 2019, and when remeasured at December 31, 2019. The Company will continue to adjust the Series D Forward Liability for changes in the estimated fair value until the settlement of the Series D Forward Liability. Any changes in fair value will be recognized on the consolidated statements of operations.

        In addition, the Company will issue 4,967,572 Series D redeemable convertible preferred stock periodically in 2020 in exchange for $92.0 million in in-kind services provided by CNHI and Iveco.

        Once the Company commences production of semi-trucks to be sold or transferred to third parties, the Company is obligated to pay Iveco a royalty of 1.25% on the Company's fuel cell semi-truck revenues and a royalty of 1.00% on the Company's battery electric semi-truck revenues, arising from any sale, lease or transfer of the Company's semi-truck products, vehicles, components, spare-parts and any related services, over a period of seven years. As of December 31, 2019, no royalty payments have been incurred.

Related Party Aircraft Charter Agreement

        In 2019, the Company entered into an aircraft charter arrangement with the Company's CEO to reimburse the CEO for the flight hours incurred for Company use on his personal aircraft. These flight hours are related to business travel by the CEO and other members of the executive team to business meetings and trade conferences, as well as the CEO's commute between the Company's headquarters in Phoenix, Arizona and the CEO's residence in Utah. Approximately $0.2 million was reimbursed to the CEO by the Company for the use of the CEO's aircraft in 2019.

Related Party Revenue

        The CEO paid the Company $0.3 million and $0.2 million for the provision of solar installation services in 2019 and 2018, respectively. There was no related party revenue during fiscal year 2017.

Related Party Accounts Receivable

        As of December 31, 2019, the Company had $51 thousand outstanding in accounts receivable related to solar installation services from the CEO. No related party accounts receivable were outstanding as of December 31, 2018.

Related Party Accounts Payable

        As of December 31, 2019, the Company had $0.6 million of accounts payable due to related parties and $0.5 million of accrued expenses due to related parties. As of December 31, 2018, the Company had $9.9 million of accounts payable due to related parties. Accounts payable with related parties primarily consists of outside development and other research and development expenses.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

6. RELATED PARTY TRANSACTIONS (Continued)

Related Party Stock Options

        In December 2018, the CEO issued 3,158,949 performance-based stock options to recognize the superior performance and contribution of specific employees. The underlying common stock of these option awards are owned by the CEO and are considered to be issued by the Company for accounting purposes. These performance-based stock options vest based on the Company's achievement of a liquidation event, such as a private sale or an initial public offering on a U.S. stock exchange. The weighted average grant date fair value of the performance-based stock options was $1.19 for the year ended December 31, 2018. As of December 31, 2019, these option awards have not vested and the unrecognized stock-based compensation expense related to these option awards is $3.8 million.

Related Party Stock Repurchase

        In August 2018, concurrently with the Series C preferred stock financing, Nikola entered into the Nimbus Redemption Letter Agreement with Nimbus, a related party. Pursuant to the terms of the Nimbus Redemption Letter Agreement, Nimbus received the right but not the obligation to sell back to Nikola its shares of Series B preferred stock and Series C preferred stock, with any such repurchases applying first to Series B preferred stock, in an amount equal to the value of up to five percent (5%) of the aggregate size of each of Nikola's subsequent equity financing rounds. The shares elected to be repurchased by Nimbus were to be purchased by Nikola at a share price equal to 90% of the share price in the applicable subsequent financing round.

        In November 2018, the Company repurchased 517,464 Series B redeemable convertible preferred stock from the CEO at $8.05 per share for a total purchase price of $4.2 million. The repurchased redeemable convertible preferred stock was retired immediately thereafter. The payment of $4.2 million was net against the CEO's $2.5 million promissory note with the Company. The CEO also paid $0.3 million interest on the promissory note, therefore, the net payment to the CEO as a result of the stock repurchase was $1.4 million.

        In September 2019, in contemplation of Nikola's proposed Series D financing round, Nikola entered into an amendment of the Nimbus Redemption Letter Agreement with Nimbus (the "Amendment"). Pursuant to the terms of the Amendment and the Series B preferred stock repurchase agreement, Nikola agreed to repurchase 1,880,984 shares of Series B preferred stock held by Nimbus, at the share price of $16.67 which is equal to 90% of the share price in the Series D financing round of $18.52 per share. The number of shares to be repurchased exceeded five percent (5%) of the contemplated Series D round of financing. This was negotiated by Nikola in order to reduce the total number of shares of Series B preferred stock held by Nimbus, to such an extent that Nimbus would no longer be entitled to elect a member of the Company's board of directors as a result of Nimbus' Series B preferred stock holdings. The repurchase was completed in October 2019, for an aggregate repurchase amount of $31.4 million. The Amendment also provided Nimbus with additional redemption rights based on various capital raise thresholds, none of which have been met as of December 31, 2019.

        In March 2020, Nikola entered into an additional letter agreement with Nimbus in which Nimbus agreed to terminate the Nimbus Redemption Letter Agreement. Concurrently, Nikola entered into an agreement with Nimbus, whereby Nikola agreed to repurchase an additional 1,499,700 shares of Series B preferred shares from Nimbus at a share price of $16.67 for an aggregate repurchase price of $25.0 million. The parties agreed that the repurchase price constituted the price that Nimbus would otherwise be entitled to under the Nimbus Redemption Letter Agreement. The number of shares to be

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

6. RELATED PARTY TRANSACTIONS (Continued)

repurchased was negotiated by Nikola and Nimbus as a mechanism to compensate Nimbus for agreeing to relinquish its previous redemption rights granted in the Nimbus Redemption Letter Agreement.

Related Party Loans

        In May 2017, a director loaned the Company $1.1 million to help fund the Company's operations. The original term of the note was one year; however, the note was prepaid after the Company received Series B redeemable convertible preferred stock funding in September 2017. In connection with this loan, the Company recognized a total of $0.2 million in interest expense related to interest and fees.

        In May 2017, a third-party controlled by a director loaned the Company $0.3 million to help fund the Company's operations. The note was repaid in May 2017 with $30 thousand of interest.

        In June 2017, a director loaned the Company $0.7 million to help fund the Company's operations. The note was repaid in September 2017 with $60 thousand of interest.

        In March 2018, the Company entered into a promissory note with the CEO. The CEO borrowed $2.5 million from the Company. The promissory note was secured by the CEO's ownership interest in the Company and was repaid in November 2018. Total interest paid to the Company related to this note was $57 thousand. In addition to the interest paid to the Company on the promissory note, the CEO also paid the company $0.2 million of additional interest in November 2018 in order to reduce the overall interest paid related to the 2014 - 2017 revolving line of credit provided to the Company by the CEO.

Related Party Line of Credit

        Throughout the Company's history, the Company's CEO has provided the company a revolving line of credit by contributing cash to the company or paying certain business expenses on the Company's behalf. This revolving line of credit had no scheduled interest payments, no contractual rate of interest, and no fixed term. Borrowings under the revolving line of credit began in October 2014, and in September 2017, the balance was repaid in full. The Company borrowed and repaid principal of $2.5 million over the life of the revolving line of credit in connection with the termination of the line of credit in 2017. The Company made interest payments of $0.5 million over the life of the loan.

Related Party Convertible Notes Payable

        In March 2017, the Company issued $0.4 million of non-recourse convertible promissory notes to two unrelated third parties to help fund the Company's operations. The value of the conversion feature was immaterial to the Company's financial statements. The notes paid interest at 12% per annum and contained a conversion feature whereby at maturity, the noteholder had the option to receive common stock, in lieu of cash consideration, for up to 25% of outstanding principal and 100% of accrued interest.

        In September 2017, all of the outstanding convertible notes were repaid. Noteholders elected to fully exercise their conversion option and therefore received 40,000 common shares in lieu of $0.1 million of principal repayment and $20 thousand in accrued interest. In accordance with the terms of the note, new shares were not issued by the Company directly, but rather were transferred from the CEO's common equity holdings. In December 2017, the Company paid $0.1 million to the CEO to compensate him for the common shares transferred to settle the convertible note.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

7. DEBT

        Notes payable consisted of the following as of December 31, 2019 and 2018, respectively:

	As of December 31,
	2019	2018
	(in thousands)
Term note	$4,100	$4,100

Total debt	$4,100	$4,100

Term Note

        In January 2018, the Company entered into a term note with JP Morgan Chase where the Company borrowed $4.1 million to fund equipment purchases. The term note accrues interest at 2.43% per annum and is payable on or before January 31, 2019. The term note is secured by cash.

        In February 2019, the Company amended the term note to extend its term by one year and increased the interest rate to 3.00% per annum. The amended term note is secured by restricted cash. In February 2020, the Company amended the term note to extend its term for one year, to January 31, 2021. The term loan has a financial covenant that requires the Company to maintain a minimum amount of liquidity with the bank. As of December 31, 2019, the Company was in compliance with the financial covenant.

8. CAPITAL STRUCTURE

LLC Conversion

        On July 10, 2017, the Company converted from a limited liability company into a Delaware corporation and changed the Company's name from Bluegentech LLC to Nikola Corporation. In connection with the LLC Conversion, all of the Company's outstanding membership units were converted into shares of common stock and redeemable convertible preferred stock. Upon the LLC Conversion, each then-outstanding membership unit was converted into 10,000 shares of common stock or redeemable convertible preferred stock, with a par value $0.00001 per share.

Shares Authorized and Outstanding

        As of December 31, 2019 the Company had authorized a total of 366,651,920 shares for issuance with 237,000,000 shares designated as common shares and 129,651,920 shares designated as preferred shares.

Redeemable Convertible Preferred Stock

        In July 2015, the Company raised $2.0 million through the issuance of 4,000 LLC membership units to a seed investor (the "Seed Investor").

        In December 2015, a related party investor purchased 2,998 of the 4,000 LLC membership units in a transaction that did not involve the Company. Upon the LLC conversion, the Seed Investor's remaining 1,002 units were converted into 10,020,000 shares of Series AA redeemable convertible

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

8. CAPITAL STRUCTURE (Continued)

preferred stock. Also, upon the LLC Conversion, the 2,998 units purchased by the related party investor were converted into 29,980,000 shares of Series BB redeemable convertible preferred stock.

        From December 2015 to January 2017, the Company closed several rounds of Series A preferred stock funding. The Company raised $13.6 million through the issuance of approximately 452 LLC Preferred Units at $30,000 per unit. Upon the LLC Conversion, the LLC Preferred Units were converted into 4,523,337 shares of Series A redeemable convertible preferred stock. In fiscal year 2017, the Company issued 339,999 shares of Series A redeemable convertible preferred stock for proceeds of $1.0 million. There were no issuance costs incurred. In addition, 333,334 redeemable convertible preferred stock warrants were exercised for an equal number of Series A redeemable convertible preferred stock.

        In September 2017, the Company completed the initial closing of its Series B redeemable preferred stock financing in which it raised $34.0 million. The Company raised an additional $10.0 million in a subsequent round of Series B redeemable convertible preferred stock in December 2017, resulting in an aggregate of $44.0 million gross proceeds raised through the sale and issuance of 5,692,108 Series B redeemable convertible preferred stock at $7.73 per share. There were no issuance costs incurred with respect to the issuance of these Series B redeemable convertible preferred stock.

        In August 2018, the Company completed the initial closing of its Series C financing in which it raised $100.0 million. The Company raised an additional $116.0 million in subsequent closings through December 2018, resulting in an aggregate of $216.0 million raised through the sale and issuance of 25,145,519 Series C redeemable convertible preferred stock at $8.59 per share. The Company incurred $7.0 million in issuance costs, of which $2.0 million was non-cash and issued in Series C redeemable convertible preferred stock. As such, the Company received aggregate net proceeds of $209.0 million.

        In November 2018, the Company repurchased 517,464 shares of Series B redeemable convertible preferred stock at $8.05 per share for a total purchase price of $4.2 million related to this transaction. The repurchased redeemable convertible preferred stock was retired immediately thereafter. The repurchase price in excess of the carrying value of redeemable convertible preferred stock of $0.2 million was recorded as a reduction to additional paid-in capital, while the carrying value of the shares repurchased was recorded as a reduction to redeemable convertible preferred stock. For the computation of net loss per share for the year ended December 31, 2018, the repurchase price in excess of the carrying value of the redeemable convertible preferred stock of $0.2 million is reflected as a decrease to net loss attributable to common stockholders (see Note 13).

        In September and October 2019, the Company completed the initial closing of its Series D redeemable convertible preferred stock financing in which an aggregate of 3,509,721 Series D redeemable convertible preferred stock was issued at $18.52 per share. The Series D financing resulted in gross proceeds of $65.0 million, incurring $4.7 million in issuance costs. As such, the Company received aggregate net proceeds of $60.3 million. As of December 31, 2019, the $4.7 million issuance costs is included in accrued expenses and other current liabilities. The Company also received a license valued at $50.0 million and in-kind services valued at $8.0 million from the sale and issuance of an additional 3,131,781 shares of Series D redeemable convertible preferred stock.

        In October 2019, the Company repurchased 1,880,984 shares of Series B redeemable convertible preferred stock at $16.67 per share for an aggregate purchase price of $31.4 million. The repurchased redeemable convertible preferred stock was retired immediately thereafter. The repurchase price in

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

8. CAPITAL STRUCTURE (Continued)

excess of the carrying value of redeemable convertible preferred stock of $16.8 million was recorded as a reduction to additional paid-in capital and accumulated deficit, while the carrying value of the shares repurchased was recorded as a reduction to redeemable convertible preferred stock. For the computation of net loss per share for the year ended December 31, 2019, the repurchase price in excess of the carrying value of the redeemable convertible preferred stock of $16.8 million is reflected as a decrease to net loss attributable to common stockholders (see Note 13).

        Prior to the exercise of the Series A redeemable convertible preferred stock warrants, the Company remeasured the liability and recognized the loss as a component of other income (expense) on the consolidated statements of operations. The Company recorded the exercise of the warrants by reclassifying the liability to additional paid-in capital.

        In December 2019, Series A redeemable convertible preferred stock warrants were exercised for 720,000 shares of Series A redeemable convertible preferred stock at a price of $3.00 per share, resulting in aggregate proceeds of $2.2 million.

        The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of December 31, 2019:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
	(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	5,606,671	3.00	16,774	17,661
Series B	4,904,050	4,904,050	7.73	37,908	37,908
Series C	25,145,519	25,145,519	8.59	209,000	216,000
Series D	53,995,680	6,641,502	18.52	118,305	123,001

Total convertible preferred stock	129,651,920	82,297,742		$383,987	$396,670

        The following table summarizes the shares authorized, issued, and outstanding, price per share, net carrying value, and liquidation preference of the redeemable convertible preferred stock of the Company as of December 31, 2018:

	Shares Authorized	Shares Issued and Outstanding	Price per Share	Net Carrying Value	Liquidation Preference
	(in thousands, except share and per share data)
Series AA	10,020,000	10,020,000	$0.05	$501	$526
Series BB	29,980,000	29,980,000	0.05	1,499	1,574
Series A	5,606,671	4,886,671	3.00	14,614	15,393
Series B	6,785,034	6,785,034	7.73	52,448	52,448
Series C	25,145,519	25,145,519	8.59	209,000	216,000

Total convertible preferred stock	77,537,224	76,817,224		$278,062	$285,941

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

8. CAPITAL STRUCTURE (Continued)

        The holders of redeemable convertible preferred shares have various rights, privileges and preferences as follows:

Conversion

        Redeemable convertible preferred shares are convertible at any time and at the option of the holder into that number of fully-paid and non-assessable common shares determined by dividing the original issue price of the redeemable convertible preferred shares by the conversion price in effect on the date of conversion (currently a 1:1 ratio), subject to adjustments for stock dividends, combinations and similar events and anti-dilution events.

        Upon the earlier of (i) the closing of the sale of common shares to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (a) in which the price per share is equal to at least $23.15 (subject to adjustment for stock splits and the like) or (ii) the written consent of the holders of at least a majority of the then outstanding shares of Series A redeemable convertible preferred stock, Series B redeemable convertible preferred stock, Series C redeemable convertible preferred stock and Series D redeemable convertible preferred stock, voting as a single class, then all outstanding preferred shares shall automatically be converted into common shares at the then applicable conversion price.

Dividends

        Redeemable convertible preferred shares are entitled to a dividend only when and if declared by the Company's board of directors. The Company shall not declare, pay or set aside any dividends on any other class or series of capital stock unless the outstanding preferred shares first receive, or simultaneously receive, a dividend on each outstanding preferred share. No dividends have been declared to date as of December 31, 2019.

Voting

        On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding preferred shares are entitled to vote their preferred shares as if they had been converted to common. With respect to voting for the board of directors, the holders of Series AA redeemable convertible preferred stock and Series BB redeemable convertible preferred stock voting together as a class, are entitled to elect two directors of the Company. The holders of Series A redeemable convertible preferred stock voting as a separate class, are entitled to elect one director of the Company. The holders of Series C redeemable convertible preferred stock voting as a separate class, are entitled to elect two directors of the Company. The holders of Series D redeemable convertible preferred stock voting as a separate class, are entitled to elect one director of the Company. The holders of common stock voting together as a class, are entitled to elect three directors of the Company.

Liquidation

        The Series D redeemable convertible preferred stock have a senior liquidation preference to the Series C redeemable convertible preferred stock, which have liquidation preference to the Series B redeemable convertible preferred stock, which have liquidation preference to the Series A redeemable

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

8. CAPITAL STRUCTURE (Continued)

convertible preferred stock, the Series BB redeemable convertible preferred stock, the Series AA redeemable convertible preferred stock. The Series BB redeemable convertible preferred shares and Series AA redeemable convertible preferred stock are referenced herein as the Series Seed redeemable convertible preferred stock. The Series A redeemable convertible preferred stock and the Series Seed redeemable convertible preferred stock have liquidity preference to the common shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

        If upon liquidation, dissolution or winding up of the Company, the assets available for distribution are not sufficient to pay Series D redeemable convertible preferred shareholders the full amount they are entitled, the Series D redeemable convertible preferred shareholders shall share, in accordance with their specific share class rights, any distribution proportionally.

        After the preferential payments satisfy the Series D redeemable convertible preferred stock, Series C redeemable convertible preferred stock are eligible for any remaining distributions until they are fully satisfied which requires a distribution for an amount equal to 100% of the original issue price of the Series C share class and if applicable, an amount equal to any dividends declared but unpaid thereon.

        After the Series C share class is fully satisfied, the Series B redeemable convertible preferred shares are eligible for any remaining distributions until they are fully satisfied which requires a distribution for an amount equal to 100% of the original issue price of the Series B share class and if applicable, an amount equal to any dividends declared but unpaid thereon.

        After the Series B share class is fully satisfied, the Series A redeemable convertible preferred shares and Series Seed redeemable convertible preferred shares are eligible for any remaining distributions until they are fully satisfied which requires a distribution for an amount equal to 105% of the original issue price of the Series A share class and the original issue price of the Series Seed share class and if applicable, an amount equal to any dividends declared but unpaid thereon.

        If upon any such liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of a security class, proceeds are to be distributed pro-rata based on ownership of the share class.

        After the distribution of the preferential amounts to preferred shareholders, the remaining assets of the Company shall be distributed pro-rata among the Series C share class and common share class based on the number of shares held by each such holder, treating all securities as if they had converted to common shares.

Redemption

        The Company's preferred shares are not redeemable at the option of the holders. However, the holders of preferred shares may request that the Company redeem all outstanding preferred shares in accordance with their liquidation preferences in the event of a deemed liquidation event in which the Company does not effect a dissolution of the Company under Delaware General Corporation Law within 90 days after such deemed liquidation event. Deemed liquidation events are defined to include (i) a merger or consolidation in which the Company is a constituent party, (ii) sale or transfer of substantially all of the Company's assets, or (iii) a "change in control" transaction in which current stockholders' control less than 50% of the voting power of the entity resulting from the transaction. Accordingly, these shares are considered contingently redeemable and are classified as temporary equity

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

8. CAPITAL STRUCTURE (Continued)

on our consolidated balance sheets and in the statement of redeemable convertible preferred stock and stockholders' deficit. We recognize changes in the redemption value of the redeemable convertible preferred stock when a deemed liquidation event becomes probable. Any adjustment to the carrying amount of the applicable class of redeemable convertible preferred stock is recorded as a deemed dividend from additional paid-in-capital or an adjustment of the accumulated deficit to equal the redemption value at the end of each reporting period. The shares of redeemable convertible preferred stock have not been accreted as of December 31, 2019 as a deemed liquidation event is not probable of occurring.

        Certain Series B and Series C redeemable convertible preferred stock issued to a related party had additional redemption rights as of December 31, 2019. See Note 6 "Related Party Transactions" for more details.

Series A Redeemable Convertible Preferred Stock Warrants

        In February 2016, the Company issued 3,340,550 warrants exercisable into Series A redeemable convertible preferred stock at a price of $3.00 per share. These warrants were originally set to expire in August 2017, however the term related to these warrants was extended through March 2018. During 2017, 333,334 of these warrants were exercised and the remaining 3,007,216 went unexercised and expired in March 2018, resulting in a gain on expiration of the warrants of $2.8 million, which was recorded in the consolidated statements of operations.

        In December 2016 and March 2017 the Company issued 670,000, and 50,000 warrants, respectively, which were exercisable into Series A redeemable convertible preferred stock at a price of $3.00 per share. These warrants were originally set to expire in January 2018, however the term of these warrants was extended through December 2019. All of the warrants were exercised on December 31, 2019.

9. STOCK-BASED COMPENSATION EXPENSE

Stock Option Plan

        The Nikola Corporation 2017 Stock Option Plan (the "2017 Plan") provides for the grant of incentive and nonqualified options to purchase the Company's common stock to select officers, key employees, directors, and consultants. Options are granted at a price not less than the fair market value on the date of grant and generally become exercisable between one and four years after the date of grant. Options generally expire ten years from the date of grant.

2017 Stock Option Exchange

        On July 11, 2017, the Company commenced a voluntary employee stock option exchange program (the "2017 Exchange") to permit the Company's eligible employees to exchange some or all of their eligible membership units ("Original Units") for stock options. All 21 eligible employees participated in the stock option exchange whereby 100% of original units were converted into stock options issued under the 2017 Plan.

        In accordance with the terms and conditions of the 2017 Exchange, on July 11, 2017, the Company exchanged all Original Unit grants for stock options with an exercise price of $3.00 per share. In addition to the exchange, an aggregate of 3,323,300 newly issued options with an exercise price of $3.00 were issued to offset the potential loss of value resulting from the exchange. In general, 25% of the new options vest on the anniversary of the grant date, with the remaining 75% vesting ratably each month over the next 36 months.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

9. STOCK-BASED COMPENSATION EXPENSE (Continued)

        The incremental fair value of the new options over the Original Units is recognized as stock-based compensation expense. On the date of the exchange, the fair value of the new options exceeded the fair value of the original units by $1.5 million of which $0.7 million was recognized in the consolidated statements of operations in 2017.

2018 Stock Option Modification

        On October 17, 2018, the Company commenced a voluntary employee stock option modification program (the "2018 Modification") to modify the strike price of certain employee options that were granted as part of the 2017 Exchange. Under the 2018 Modification the strike price of all stock options subject to the modification was changed from $3.00 to $2.00 to reflect the grant date fair value for each award based on a third-party 409(a) valuation dated August 3, 2018. All 62 eligible employees participated in the stock option exchange whereby 100% of Original Units were modified as described herein. As a result, 100% of the options issued as part of the 2017 Exchange were cancelled in favor of awards granted on October 17, 2018 with a strike price of $2.00 per share, appropriately reflecting grant date fair value.

        The incremental fair value of the new options is recognized as stock-based compensation expense. On the date of the exchange, the fair value of the new options exceeded the fair value of old options by $2.3 million, of which $1.7 million was recognized in the consolidated statements of operations in 2018. The Company will recognize the remaining unrecognized compensation cost related to the 2018 Modification over the requisite service period of the new options.

Common Stock Valuation

        The fair value of the common stock that underlies the stock options is determined by the board of directors based upon information available at the time of grant. Because there is no public market for the common stock, the Company's board of directors determined the fair value of the Company's common stock based on periodic valuation studies from an independent third-party valuation firm.

        In performing its valuation analysis, the valuation firm engaged in discussions with management, evaluated key milestone achievements, analyzed historical and forecasted financial statements and reviewed corporate documents. In addition, these valuation studies were based on a number of assumptions, including industry, general economic, market and other conditions that could reasonably be evaluated at the time of the valuation.

Stock Option Valuation

        The Company utilizes the Black-Scholes option pricing model for estimating the fair value of options granted, which requires the input of highly subjective assumptions.

        The Company calculates the fair value of each option grant on the grant date using the following assumptions:

  Expected Term—The Company uses the simplified method when calculating expected term due to insufficient historical exercise data.

  Expected Volatility—As the Company's shares are not actively traded, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

9. STOCK-BASED COMPENSATION EXPENSE (Continued)

  Expected Dividend Yield—The dividend rate used is zero as the Company does not have a history of paying dividends on its common stock and does not anticipate doing so in the foreseeable future.

  Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

	Years Ended December 31,
	2019	2018	2017
Exercise price	$2.00 - $6.81	$2.00	$3.00
Risk-free interest rate	1.44% - 2.65%	2.26% - 3.04%	0.83% - 2.10%
Expected term (in years)	5.0 - 6.3	4.6 - 6.2	5.0 - 6.1
Expected dividend yield	—	—	—
Expected volatility	70.0% - 85.1%	70.0%	75.0% - 85.0%

        The following table presents the impact of stock-based compensation expense on the consolidated statements of operations for the years ending December 31, 2019, 2018 and 2017, respectively:

	Years Ended December 31,
	2019	2018	2017
Research and development	$653	$513	$323
Selling, general, and administrative	4,205	3,330	2,334

Total stock-based compensation expense	$4,858	$3,843	$2,657

        The unrecognized compensation cost of stock options as of December 31, 2019 was $11.8 million, which is expected to be recognized over the weighted average remaining service period of 3.1 years. As of December 31, 2019, there were 12,779,652 shares available for future issuance under the 2017 Plan.

Performance Based Stock Option Grants

        As of December 31, 2019, 2018, and 2017, the outstanding performance-based options ("PSUs") issued by the Company were 2,710,934, 2,960,934 and 3,260,934, respectively. No PSUs were granted in fiscal year 2019. The 2,710,934 PSUs outstanding as of December 31, 2019 have a vesting condition based on the achievement of specified amounts of equity capital raised by the Company subsequent to the grant date. These PSUs generally vest in equal amounts at the one-year and two-year anniversary of the performance achievement date.

        As of December 31, 2018, the performance-based provision was achieved for all of the outstanding performance-based award and the Company began recognizing expense related to these PSUs in 2018. The Company recognized stock-based compensation expense of $1.7 million, $1.1 million, and zero in the years ended December 31, 2019, 2018, and 2017, respectively related to these PSUs, which is recognized in selling, general, and administrative on the consolidated statements of operations.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

9. STOCK-BASED COMPENSATION EXPENSE (Continued)

        The 2,710,934 and 2,960,934 PSUs outstanding as of December 31, 2019 and 2018, respectively, does not include PSUs issued by a related party. See Note 6, "Related Party Transactions" for additional information regarding the related party PSUs.

Option Activity

        Changes in stock options are as follows:

	Options	Weighted Average Exercise Price Per share	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
				(in thousands)
Outstanding at December 31, 2016	1,856,930	$3.00	9.74	$—
Granted	11,675,962	3.00
Exercised	—	—
Cancelled	3,927,167	3.00

Outstanding at December 31, 2017	9,605,725	$3.00	9.35	$—
Granted	13,567,883	2.00
Exercised	—	—
Cancelled	9,605,725	3.00

Outstanding at December 31, 2018	13,567,883	$2.00	9.54	$24,720
Granted	7,655,639	2.16
Exercised	667	2.00
Cancelled	174,113	2.01

Outstanding at December 31, 2019	21,048,742	$2.06	8.78	$99,999

Vested and exercisable as of December 31, 2019	18,136,494	$2.00	8.77	$87,211

        The option activity above does not include the PSUs issued by the related party. The weighted-average grant date fair value of stock options issued for the years ended December 31, 2019, 2018 and 2017 were $1.42, $0.75 and $0.47, respectively.

        There were 667 stock options exercised during the year ended December 31, 2019 and the total intrinsic value of stock options exercised is immaterial. There were no stock options exercised during the years ended December 31, 2018 and 2017. The fair value of awards vested in 2019, 2018 and 2017 was $4.3 million, $4.0 million and $5.1 million, respectively.

Related Party Performance-Based Stock Options Activity

        In December 2018, M&M Residual, LLC, a Nevada limited liability company owned by Trevor R. Milton, Nikola's CEO issued 3,158,949 PSUs to certain employees. The weighted average exercise price per share was $2.00 and the weighted-average grant date fair value of these PSUs was $1.19. There were no PSUs issued by the CEO in the years ended December 31, 2019 and December 31, 2017. As of December 31, 2019, the weighted average remaining contractual term of these PSUs is 9 years and the aggregate intrinsic value of these PSUs is $15.2 million. There were no PSUs vested or exercised as of December 31, 2019.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

10. RETIREMENT SAVINGS PLAN

        The Company sponsored a savings plan available to all eligible employees, which qualifies under Section 401(k) of the Internal Revenue Code. Employees may contribute to the plan amounts of their pre-tax salary subject to statutory limitations. The Company does not currently offer a company match and has not provided a match for the years ended December 31, 2019, 2018 and 2017.

11. INCOME TAXES

        A provision (benefit) for income taxes of $0.2 million, ($2.0) million and ($1.6) million has been recognized for the years ended December 31, 2019, 2018 and 2017, respectively, related primarily to changes in indefinite-lived intangible and goodwill deferred tax liabilities.

        The components of the provision for income taxes for the years ended December 31, 2019, 2018 and 2017 consisted of the following:

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Current tax provision
State	$1	$1	$—

Total current tax provision	1	1	—

Deferred tax provision
Federal	43	(1,963)	(1,550)
State	107	(40)	(24)

Total deferred tax provision	150	(2,003)	(1,574)

Total income tax provision/(benefit)	$151	$(2,002)	$(1,574)

        Since inception, through July 11, 2017, the Company was a Delaware LLC and elected to file as a partnership for federal and state income tax purposes. Taxable losses from inception through July 11, 2017 were allocated to the members in accordance with the LLC operating agreement. Accordingly, income taxes were not provided for any period prior to July 11, 2017, as those losses were included in the members' federal income tax returns. On July 11, 2017, the Company converted from a Delaware LLC to a Delaware corporation, and filed a corporate income tax return for the period July 11, 2017 through December 31, 2017. For tax purposes, the Company elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective July 11, 2017. Therefore, the Company was subject to federal and state income taxes beginning July 11, 2017.

        On December 22, 2017, the U.S. enacted significant changes to U.S. tax law following the passage and signing of H.R. 1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution of the Budget for Fiscal Year 2018" (the "Tax Act"). Most of the changes introduced in the Tax Act were effective beginning on January 1, 2018. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. As of December 31, 2017, the Company re-measured the applicable deferred tax assets and liabilities based on the newly enacted rates and recorded a benefit of $1.6 million for the year ended December 31, 2017.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

11. INCOME TAXES (Continued)

        In conjunction with the Tax Act, the SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118") to address the application of GAAP in situations when a public or private company does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. Based on this guidance, the Company computed provisional amounts for the tax impacts related to the revaluation of deferred tax assets and liabilities and included these amounts in its consolidated financial statements for the year ended December 31, 2017. During 2018, the Company completed its accounting for the Tax Act which resulted in no material changes to the provisional amounts.

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Tax at statutory federal rate	$(18,586)	$(13,922)	$(6,504)
State tax, net of federal benefit	(4,649)	(2,419)	(453)
Stock-based compensation	556	161	129
Research and development credits	(5,915)	—	(233)
Effect of U.S. tax law change	—	—	1,150
Entity classification change	—	—	(2,830)
Nontaxable partnerships	—	—	1,498
Other	915	1	4
Change in valuation allowance	27,830	14,177	5,665

Provision (benefit) for income taxes	$151	$(2,002)	$(1,574)

        Deferred tax assets (liabilities) as of December 31, 2019 and 2018 consisted of the following:

	As of December 31,
	2019	2018
	(in thousands)
Deferred tax assets:
Federal and state income tax credits	$6,334	$426
Net operating loss carryforward	41,444	19,914
Start-up costs capitalized	1,157	1,147
Stock-based compensation	1,816	1,245
Tenant allowance	3,075	—
Accrued expenses and other	104	227

Total deferred tax assets	53,930	22,959
Valuation allowance	(47,672)	(19,842)

Deferred tax assets, net of valuation allowance	6,258	3,117
Deferred tax liabilities:
Intangible assets	(3,277)	(2,974)
Property and equipment	(4,053)	(1,064)

Total deferred tax liabilities	(7,330)	(4,038)

Deferred tax liabilities, net	$(1,072)	$(921)

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

11. INCOME TAXES (Continued)

        In accordance with ASC 740-10, the deferred tax assets are reduced by a valuation allowance if it is not more likely than not that some portion or all the deferred tax assets will be realized. The realization of deferred tax assets can be affected by, among other things, the nature, frequency, and severity of current and cumulative losses, forecasts of future profitability, the length of statutory carryforward periods, the Company's experience with utilizing operating losses and tax credit carryforwards by jurisdiction, and tax planning alternatives that may be available.

        The Company performed an analysis of the reversal of the deferred tax liabilities, and then considered the overall business environment, and the outlook for future years. The Company determined that it is not more likely than not that the benefit from deferred tax assets net of the reversal of certain deferred tax liabilities will be realized. In recognition of this risk, the Company recorded valuation allowances of $47.7 million and $19.8 million at December 31, 2019 and 2018, respectively. The increase in the valuation allowance for the years ended December 31, 2019 and 2018 was primarily due to increase in operating loss carryforwards.

        At December 31, 2018, the Company had federal net operating loss carryforwards of $11.2 million that begin to expire in 2037 and $150.3 million that have an indefinite carryforward period. The Company has combined state net operating loss carryforwards of $194.0 million at December 31, 2019, that begin to expire in 2032. The utilization of some of these net operating losses may also be subject to annual limitations due to ownership change rules under the Internal Revenue Code Sections 382 and 383. The Company has tax credits of $7.5 million at December 31, 2019, which if unused will begin to expire in 2031 for state and 2037 for federal tax purposes. The following table reflect changes in the unrecognized tax benefits:

	Years Ended December 31,
	2019	2018	2017
	(in thousands)
Gross amount of unrecognized tax benefits as of the beginning of the year	$140	$140	$—
Additions based on tax positions related to the current year	292	—	140

Gross amount of unrecognized tax benefits as of the end of the year	$432	$140	$140

        Effective July 11, 2017, the Company adopted the provisions of ASC Topic 740, Income Taxes. ASC Topic 740 provides that a tax benefit from an uncertain tax position may be recognized when it is more-likely-than-not that the position will be sustained in a court of last resort, based on the technical merits. If more-likely-than-not, the amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination, including compromise settlements. For tax positions not meeting the more-likely-than-not threshold, no tax benefit is recorded.

        As of December 31, 2019, 2018, and 2017, the Company had $0.4 million, $0.1 million, and $0.1 million, respectively, of gross unrecognized tax benefits, related to research and experimental tax credits. The Company had no unrecognized tax benefits as of December 31, 2019, which, if recognized, would affect the annual effective tax rate, due to the full valuation allowance on the deferred tax assets. The Company does not expect a significant change to the amount of unrecognized tax benefits to occur within the next 12 months.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

11. INCOME TAXES (Continued)

        The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties at December 31, 2019 or 2018, and has not recognized interest or penalties during the years ended December 31, 2019 and 2018, since there was no reduction in income taxes paid due to uncertain tax positions.

        The Company files income tax returns in the United States, Arizona, California, and Utah. As of December 31, 2019, the earliest year subject to examination is 2017 for federal and state tax purposes. In addition, due to the Company's tax attribute carryforwards, tax authorities will continue to have the ability to adjust loss and tax credit carryforwards even after the statute expires on the year in which the attributes were originally claimed.

12. COMMITMENTS AND CONTINGENCIES

Legal Proceedings

        The Company is subject to legal and regulatory actions that arise from time to time in the ordinary course of business. The assessment as to whether a loss is probable or reasonably possible, and as to whether such loss or a range of such loss is estimable, often involves significant judgment about future events. In the opinion of management, there was not at least a reasonable possibility the Company may have incurred a material loss with respect to loss contingencies for asserted legal and other claims. However, the outcome of litigation is inherently uncertain. There is no material pending or threatened litigation against the Company that remains outstanding as of December 31, 2019.

Salt Lake City Lease Agreement

        The Company was obligated under a lease agreement for office space and warehouse space, with payments ranging from $14 thousand to $15 thousand per month throughout the lease term. This lease expired in October 2018. In connection with this lease, the Company was also obligated to pay its proportionate share of the operating expenses and real estate taxes of the facilities.

        Rent expense under this operating lease was zero, $0.1 million and $0.1 million for the years ended December 31, 2019, 2018, and 2017, respectively.

Phoenix Headquarters Lease Agreement

        In February 2018, the Company entered into a non-cancellable lease agreement and purchase option for a headquarters and R&D facility in Phoenix, Arizona. The term of the lease is 141 months commencing in September 2018 and ending in June 2030. The Company also has the option to extend the lease for two additional five-year periods. During the first 36 months of lease, the Company has the option to purchase the building for a price of between $23.7 million and $25.1 million depending on the time of purchase from the lease commencement date.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

12. COMMITMENTS AND CONTINGENCIES (Continued)

        If the purchase option is not exercised, total future minimum lease payments over the term of the lease are as follows:

Years Ended December 31,	Lease Payments
(in thousands)
2020	$1,739
2021	1,792
2022	1,846
2023	1,900
2024	1,954
Thereafter	11,712

Total	$20,943

        In June 2018, the Company began construction on several significant building expansion and improvement projects in-order to meet the Company's requirements. Construction on the Company's headquarters was substantially completed in the third quarter of 2019 and the related asset was placed in service in September 2019.

        Because the Company was involved in certain aspects of the construction per the terms of the lease, the Company was deemed the owner of the building for accounting purposes during the construction period. Accordingly, as of December 31, 2019 the Company recorded a build-to-suit lease asset of $33.2 million in property and equipment, net, which includes building costs paid by the Company of $20.8 million, with a $11.7 million financing liability recorded in other non-current liabilities and $0.7 million liability recorded in accrued liabilities on the consolidated balance sheet.

Chandler Lease Agreement

        In July 2018, the Company entered into a 12-month lease agreement for a temporary workspace in Chandler, Arizona while the Company's headquarters underwent improvements. The Company exited the lease in June 2019.

        Rent expense under this lease was $0.1 million, $0.1 million and zero for the years ended December 31, 2019, 2018, and 2017, respectively.

Purchase Commitments

        The Company enters into commitments under non-cancelable or partially cancellable purchase orders or vendor agreements in the normal course of business. The following tables presents the Company's commitments and contractual obligations as of December 31, 2019:

	Payments due by period as of December 31, 2019
	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
	(in thousands)
Purchase obligations	$8,659	$5,920	$2,489	$250	$—

	$8,659	$5,920	$2,489	$250	$—

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

12. COMMITMENTS AND CONTINGENCIES (Continued)

Commitments and Contingencies on Land Conveyance

        In February 2019, the Company was conveyed 430 acres of land in the city of Coolidge, Arizona by Pinal Land Holdings, LLC ("PLH"). The purpose of the land conveyance was to incentivize the Company to locate their manufacturing facility in Coolidge and provide additional jobs to the region. The Company is required to commence construction of the manufacturing facility within two years of February 2019 (the "Manufacturing Facility Commencement Deadline"), and is required to complete construction of their manufacturing facility within five years of February 2019 (the "Manufacturing Facility Deadline").

        Upon the earlier of the Manufacturing Facility Commencement Deadline or the commencement of construction, the Company will deposit $4.0 million in escrow to PLH. The amount in escrow will be returned to the Company upon completion of construction.

        If the Company fails to achieve the Manufacturing Facility Commencement Deadline, the Company has the option to extend the deadline for one year by providing written notice to PLH and paying PLH $0.5 million. In the event the Company fails to achieve extended deadline, PLH is entitled to either the $4.0 million security deposit, or to purchase the 430 acres of land from the Company at a price equal to out of pocket costs and expenses incurred by the Company prior to the Manufacturing Facility Commencement Deadline.

        If the Company fails to achieve the Manufacturing Facility Deadline, the Company may extend the completion deadline by paying PLH $0.2 million per month, until construction is completed. The extension of the Manufacturing Facility Deadline beyond two years will require express written consent of PLH. If the Company does not exercise the Monthly Payment Option, fails to make timely payments on the Monthly Payment Option, or fails to complete construction by the extended Manufacturing Facility Deadline, PLH is entitled to either the $4.0 million security deposit or may reacquire the land and property at the appraised value to be determined by independent appraisers selected by the Company and PLH.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

13. NET LOSS PER SHARE

        The following table sets forth the computation of the basic and diluted net loss per share attributable to common stockholders for the years ended December 31, 2019, 2018, and 2017.

	Years Ended December 31,
	2019	2018	2017
	(in thousands, except share and per share data)
Numerator:
Net loss	$(88,656)	$(64,293)	$(17,556)
Less: Premium on repurchase of redeemable convertible preferred stock	(16,816)	(166)	—

Net loss attributable to common stockholder, basic and diluted	$(105,472)	$(64,459)	$(17,556)

Denominator:
Weighted average shares outstanding, basic and diluted	60,166,799	60,166,667	60,053,425

Net loss per share attributable to common stockholder, basic and diluted	$(1.75)	$(1.07)	$(0.29)

        Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share for all periods as the inclusion of all potential common shares outstanding would have been anti-dilutive.

        The following weighted-average outstanding common stock equivalents were excluded from the computation of diluted net loss per share attributable to common stockholders for the periods presented because including them would have been anti-dilutive.

	Years Ended December 31,
	2019	2018	2017
Series AA redeemable convertible preferred stock	10,020,000	10,020,000	10,020,000
Series BB redeemable convertible preferred stock	29,980,000	29,980,000	29,980,000
Series A redeemable convertible preferred stock	4,888,645	4,886,672	4,664,288
Series B redeemable convertible preferred stock	6,321,230	7,223,106	1,792,060
Series C redeemable convertible preferred stock	25,145,520	6,787,759	—
Series D redeemable convertible preferred stock	1,565,136	—	—
Stock options, including performance stock options	6,282,120	—	—
Series A redeemable convertible preferred stock warrants	116,559	—	—
Restricted stock units	—	—	904,767

Total	84,319,210	58,897,537	47,361,115

14. SUBSEQUENT EVENTS

        In connection with the issuance of the December 31, 2019 audited financial statements, subsequent events were evaluated through May 1, 2020.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

14. SUBSEQUENT EVENTS (Continued)

        In the first fiscal quarter of 2020, the Company closed subsequent tranches of its Series D preferred stock financing in which it raised an additional $13.3 million.

        In February 2020, the Company extended its term note with JP Morgan Chase. See Note 7, "Debt" to these consolidated financial statements for additional details.

        In February 2020, the Company and CNHI amended the Series D Purchase Agreement for future sales and issuances of Series D redeemable convertible preferred stock to CNHI and its affiliates. The Company will issue CNHI and its affiliates the remaining previously committed shares of Series D redeemable convertible preferred stock in exchange for cash and in-kind services by the second quarter of 2020.

        In February 2020, the Company entered into an agreement with a consultant for the marketing of FCEV/BEV hybrid pickup truck. Under the agreement, should the Company accept reservation fees from prospective customers to purchase one or more pickup trucks, for every $100 in reservation fees, the Company will issue 10 shares of common stock to the consultant for up to a maximum of 2,000,000 shares. The Company also agreed to reimburse the consultant up to $5.0 million in marketing costs.

        In March 2020, the Company entered into a business combination agreement (the "Business Combination") with VectoIQ Acquisition Corp ("VectoIQ") , where the Company will merge with a subsidiary of VectoIQ, with Nikola surviving the merger as a wholly-owned subsidiary of VectoIQ.

        In March 2020, the Company agreed to repurchase 1,499,700 shares of Series B redeemable convertible preferred stock from a related party at $16.67 per share for an aggregate purchase price of $25.0 million upon the earliest to occur of the Business Combination or the sale of additional shares of Series D redeemable convertible preferred stock of at least $50.0 million. In addition, the Company entered into a commercial side letter with the same related party whereby the Company agreed to pay a minimum of $50.0 million for outside engineering services over a five year period. This agreement modified and replaced the Nimbus Redemption Letter Agreement the Company had with the related party. Concurrently, the agreement terminated the redemption rights held by the related party. See Note 6, "Related Party Transactions" for more details.

        In April 2020, the Company and Iveco entered into a series of agreements which established a joint venture in Europe, Nikola Iveco Europe B.V. The operations expected to be performed by the joint venture consist of the development and manufacturing of the BEV and FCEV trucks for the European market, as well as for the North American market while Nikola's greenfield manufacturing facility in Coolidge, Arizona is being completed. The operations of the joint venture are expected to commence in the third quarter of fiscal 2020.

        The agreements provide for a 50/50 ownership of the joint venture and a 50/50 allocation of the joint venture's production volumes and profits between Nikola and Iveco. Both parties are entitled to appoint an equal number of board members to the board of Nikola Iveco Europe B.V. Pursuant to the terms of the agreements, the Company and Iveco each contributed intellectual property licenses to their respective technology, and agreed to contribute approximately $8.0 million in cash for a 50.0% interest in Nikola Iveco Europe B.V. The intellectual property licenses contributed to the joint venture by Nikola are related to intellectual property related to Nikola-developed BEV and FCEV technology for the use in the European market. Iveco contributed to the joint venture a license for the S-WAY technology for use in the European market.

NIKOLA CORPORATION

Notes to Consolidated Financial Statements (Continued)

14. SUBSEQUENT EVENTS (Continued)

        The Company is in the process of evaluating the joint venture under ASC Topic 810-10, Consolidations. The Company will complete the analysis and plans to disclose the accounting for the joint venture in its financial statements for the quarter ending June 30, 2020.

        In April 2020, the Company entered into a Note with JP Morgan Chase under the Small Business Administration Paycheck Protection Program established under Section 1102 of the Coronavirus Aid, Relief and Economic Security (CARES) Act, pursuant to which the Company borrowed $4.1 million. The Note accrues interest at rate of 0.98% per annum and matures in 24 months.

        On April 30, 2020, the Company returned the $4.1 million in proceeds from the Note to JP Morgan Chase, originally obtained under the Small Business Administration Paycheck Protection Program.

VectoIQ Acquisition Corp.

Condensed Balance Sheets

	March 31, 2020 (Unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$1,150,163	$751,640
Prepaid expenses and other current assets	7,813	23,438

Total current assets	1,157,976	775,078

Non-current assets:
Cash and cash equivalents held in Trust account	238,377,571	10,316
Investments held in Trust account	—	238,372,960

Total assets	$239,535,547	$239,158,354

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$139,452	$80,042
Accrued liabilities	79,911	244,644
Accrued income tax payable	694,852	408,275
Note payable	422,000	—

Total current liabilities	1,336,215	732,961

Deferred tax liability	—	101,521

Total liabilities	1,336,215	834,482
Commitments and Contingencies
Common shares subject to possible redemption, 22,509,588 and 22,552,141 shares at redemption value of $10.36 at March 31, 2020 and December 31, 2019	233,199,331	233,323,871

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,130,412 and 7,087,859 shares issued and outstanding (excluding 22,509,588 and 22,552,141 shares subject to possible redemption) at March 31, 2020 and December 31, 2019, respectively	713	709

Additional paid-in capital	4,999,288	4,999,292
Retained earnings	—	—

Total stockholders' equity	5,000,001	5,000,001

Total Liabilities and Stockholders' Equity	$239,535,547	$239,158,354

See accompanying notes to condensed financial statements.

VectoIQ Acquisition Corp.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2020	2019
Expenses:
General and administrative expenses	$698,512	$254,228

Loss from operations	(698,512)	(254,228)

Other income:
Investment income in Trust account	759,028	1,350,021

Income before income tax expense	60,516	1,095,793
Income tax expense	185,056	286,002

Net (loss) income	$(124,540)	$809,791

Weighted average shares outstanding, basic and diluted	29,640,000	29,640,000

Basic and diluted net (loss) income per share	$(0.00)	$0.03

See accompanying notes to condensed financial statements.

VectoIQ Acquisition Corp.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the three months ended March 31, 2020

(Unaudited)

	Common stock
			Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
	Shares	Amount
Balance at December 31, 2019	7,087,859	$709	$4,999,292	$—	$5,000,001
Common stock subject to possible redemption	42,553	4	(4)	124,540	124,540
Net loss	—	—	—	(124,540)	(124,540)

Balance at March 31, 2020	7,130,412	$713	$4,999,288	$—	$5,000,001

See accompanying notes to condensed financial statements.

VectoIQ Acquisition Corp.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the three months ended March 31, 2019

(Unaudited)

	Common stock
			Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
	Shares	Amount
Balance at December 31, 2018	6,808,970	$681	$3,086,285	$1,913,035	$5,000,001
Common stock subject to possible redemption	(80,177)	(8)	(809,783)	—	(809,791)
Net income	—	—	—	809,791	809,791

Balance at March 31, 2019	6,728,793	$673	$2,276,502	$2,722,826	$5,000,001

See accompanying notes to condensed financial statements.

VectoIQ Acquisition Corp.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2020	2019
Cash Flows from operating activities:
Net (loss) income	$(124,540)	$809,791
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Investment income earned on marketable securities held in Trust account	(507,040)	(1,350,021)
Deferred income taxes	(101,521)	98,273
Change in operating assets and liabilities:
Decrease in prepaid expenses	15,625	15,625
Decrease in accounts payable and accrued liabilities	(105,323)	(57,312)
Increase in accrued income tax payable	286,577	187,729

Net cash used in operating activities	(536,222)	(295,915)

Cash flows from investing activities:
Purchases of investments held in Trust account	—	(236,038,264)
Maturities of marketable securities held in Trust account	238,880,000	236,000,000

Net cash provided by (used in) investing activities	238,880,000	(38,264)

Cash Flows from financing activities:
Proceeds from note payable	422,000	—

Net cash provided by financing activities	422,000	—

Net change in cash and cash and equivalents held in Trust account	238,765,778	(334,179)
Cash and cash equivalents held in Trust account—beginning of period	761,956	1,216,579

Cash and cash equivalents held in Trust account—end of period	$239,527,734	$882,400

See accompanying notes to condensed financial statements.

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements

(Unaudited)

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        VectoIQ Acquisition Corp. (the "Company") was incorporated in Delaware on January 23, 2018. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization reorganization or similar business combination with one or more businesses (the "Initial Business Combination"). Although the Company is not limited to a particular industry or sector for purposes of consummating an Initial Business Combination, the Company intends to focus its search on the industrial technology, transportation and smart mobility industries. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

        In the opinion of management, the unaudited condensed consolidated financial statements furnished in this Registration Statement on Form S-1 include all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. All such adjustments are of a normal recurring nature.

        As of March 31, 2020, the Company had not commenced operations. All activity for the period from January 23, 2018 (inception) through March 31, 2020 relates to the Company's formation and its initial public offering described below, and since the closing of its initial public offering, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents and investments from the proceeds derived from its initial public offering. The Company has a December 31 year end.

        The Company's sponsor is VectoIQ Holdings, LLC, a Delaware limited liability company (the "Sponsor").

        The registration statement for the Company's initial public offering was declared effective May 15, 2018. On May 18, 2018, the Company consummated an initial public offering of 20,000,000 units (each, a "Unit" and collectively, the "Units") at $10.00 per Unit, which is discussed in Note 3. Simultaneously with the closing of the initial public offering, the Company consummated the sale of 800,000 units (each, a "Private Placement Unit" and collectively, the "Private Placement Units") at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, Cowen Investments, LLC (collectively with the Sponsor, the "Founders") and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the "Anchor Investor").

        Following the closing of the initial public offering on May 18, 2018, an amount of $202,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the initial public offering and the Private Placement Units was placed in a trust account ("Trust Account") which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

        On May 24, 2018, the underwriters notified the Company of their exercise of the over-allotment option in full and, on May 29, 2018, purchased 3,000,000 additional Units (the "Additional Units") at $10.00 per Additional Unit upon the closing of the over-allotment option, generating total gross

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

proceeds of $30,000,000. On May 29, 2018, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 90,000 Private Units at $10.00 per additional Private Unit (the "Additional Private Units"), generating total gross proceeds of $900,000. Following the closing of the over-allotment option, an additional $30,300,000 ($10.10 per Unit) was placed in the Trust Account, resulting in $232,300,000 ($10.10 per Unit) held in the Trust Account.

        Transaction costs amounted to $5,244,622, consisting of $4,600,000 of underwriting fees, including underwriting fees resulting from the exercise of the underwriters' over-allotment, and $644,622 of initial public offering costs.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete its Initial Business Combination with one or more target businesses having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the Initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

        The Company will provide its holders of the outstanding shares of its common stock, par value $0.0001, sold in the initial public offering (the "public stockholders") with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of an Initial Business Combination either (i) in connection with a stockholder meeting called to approve the Initial Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." The Company will proceed with an Initial Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if a stockholder vote is held to approve such transaction, only if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation"), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission ("SEC") and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the initial public offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination or any amendment to the provisions of the Company's Amended and Restated Certificate of Incorporation relating to its pre-Initial Business Combination activity and related stockholders' rights.

        Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the common stock sold in the initial public offering, without the prior consent of the Company.

        The Company's Founders, officers and directors (the "initial stockholders") have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company's obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

        If the Company does not consummate a Business Combination by May 18, 2020 (the "Combination Period"), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $100,000 of interest to pay dissolution expenses, and taxes that were not previously released from the trust and paid), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account (or potentially less in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company's indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors (other than the Company's independent auditors), service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

        On March 2, 2020, the Company entered into a business combination agreement (the "Business Combination Agreement") with VCTIQ Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Nikola Corporation, a Delaware corporation ("Nikola"), pursuant to which the Company will effect a business combination with Nikola (the "Proposed Transaction"). See Note 3 for further discussion of the Proposed Transaction.

Going Concern

        In connection with the Company's assessment of going concern considerations in accordance with Financial Accounting Standard Board's Accounting Standards Update ("ASU") 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern", management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. Management plans to address this uncertainty through the consummation of a Business Combination. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 18, 2020.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

        Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

        This may make comparison of the Company's financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net (Loss) Income Per Common Share

        Net (loss) income per common share is computed by dividing net (loss) income applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. As of March 31, 2020 and December 31, 2019, the Company had outstanding warrants to purchase 23,890,000 shares of common stock. These shares were excluded from the calculation of diluted net (loss) income per share of common stock because their inclusion would have been anti-dilutive. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts and a trust account held at financial institutions, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of March 31, 2020 and December 31, 2019, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet due to their short-term nature.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

        The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents held in Trust Account

        The Company considers all short-term investments with an original maturity of three months or less when purchased to be that are held in the Trust Account to be cash equivalents. As of March 31, 2020, the cash equivalents held in the Trust Account were held in 30-day U.S. Treasury bills. As of December 31, 2019, the cash equivalents held in the Trust Account were held in money market funds.

Investments held in Trust Account

        As of March 31, 2020 ,the Company had no investments held in the Trust Account. As of December 31, 2019, the assets held in the Trust Account were held in 90-day U.S. Treasury bills.

Common stock subject to possible redemption

        The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 "Distinguishing Liabilities from Equity." Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) is classified as temporary equity. At all other times, common stock is classified as stockholders' equity. The Company's common stock features certain redemption rights that are considered to be outside of the Company's control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders' equity section of the Company's condensed balance sheet.

Offering costs

        Offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the initial public offering.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2020 or

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of March 31, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

        The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company has recorded deferred tax liabilities relating to expenses deferred for income tax purposes as of March 31, 2020 and December 31, 2019 amounting to $0 and $101,521, respectively.

Recent Accounting Pronouncements

        The Company's management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company's financial statements.

Coronavirus (COVID-19) Pandemic.

        On March 11, 2020 the World Health Organization declared the novel strain of coronavirus ("COVID-19") a global pandemic and recommended containment and mitigation measures worldwide. As the Company is located in New York, the Company is currently under a shelter-in-place mandate and many of our business partners are similarly impacted. The global outbreak of COVID-19 continues to rapidly evolve, and the extent to which COVID-19 may impact the Company's business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in the United States and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease. The Company continues to vigilantly monitor the situation with its primary focus on the health and safety of its business partners.

NOTE 3—PROPOSED BUSINESS COMBINATION

Business Combination Agreement

        Pursuant to the Business Combination Agreement, at the closing of the Proposed Transaction (the "Closing"), Merger Sub will be merged with and into Nikola (the "Merger"), with Nikola surviving the Merger as a wholly-owned direct subsidiary of the Company. Immediately prior to the effective time of the Merger (the "Effective Time"), Nikola will cause the shares of Nikola's preferred stock issued and outstanding immediately prior to the Effective Time to be automatically converted into shares of Nikola common stock, and each converted share of Nikola preferred stock will no longer be outstanding and will cease to exist. At the Effective Time, by virtue of the Merger, all shares of Nikola common stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of the Company's common stock equal to the exchange ratio of 1.901 set forth in the Business Combination Agreement (the "Exchange Ratio").

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 3—PROPOSED BUSINESS COMBINATION (Continued)

Each Nikola stock option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of the Company's common stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Nikola common stock subject to such option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

        The Closing is subject to certain conditions, including but not limited to the approval of the Company's stockholders and Nikola's stockholders of the Business Combination Agreement. The Business Combination Agreement may also be terminated by either party under certain circumstances. Nikola has agreed to customary "no shop" obligations subject to a customary "fiduciary out," and Nikola would be required to pay a termination fee in the amount of $82 million if the Business Combination Agreement is terminated under certain circumstances.

        The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions contained in the Business Combination Agreement. Because the Company and Nikola have determined that the Closing will not occur on or before May 18, 2020, the Company has called a special meeting of its stockholders to request approval to extend the date by which the Company must complete an Initial Business Combination from May 18, 2020 to July 31, 2020, as described below.

Stockholder Support Agreement

        Also on March 2, 2020, certain stockholders of Nikola holding the votes necessary to approve the Proposed Transaction entered into a Stockholder Support Agreement with the Company (the "Stockholder Support Agreement"), pursuant to which such stockholders agreed to vote all of their shares of Nikola capital stock in favor of the approval and adoption of the Proposed Transaction. Additionally, such stockholders agreed not to (i) transfer any of their shares of Nikola capital stock (or enter into any arrangement with respect thereto) or (ii) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

Registration Rights and Lock-Up Agreement

        Pursuant to the Business Combination Agreement and as a condition to the Closing, the Company, certain persons and entities holding the Founder Shares and Private Placement Units (the "Original Holders") and certain stockholders of Nikola (the "New Holders" and, collectively with the Original Holders, the "Holders") will enter into a Registration Rights and Lock-Up Agreement at the Closing (the "Registration Rights and Lock-Up Agreement"). Pursuant to the terms of the Registration Rights and Lock-Up Agreement, the Company will be obligated to file a registration statement to register the resale of certain securities of the Company held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company's securities held by

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 3—PROPOSED BUSINESS COMBINATION (Continued)

such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with "piggy-back" registration rights, subject to certain requirements and customary conditions.

        The Registration Rights and Lock-Up Agreement further provides for the securities of the Company held by the Holders to be locked-up for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by the Original Holders will be locked-up for one year following the Closing, subject to earlier release if (i) the reported last sale price of the Company's common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if the Company consummates a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property. The securities held by the New Holders, other than certain entities controlled by Trevor Milton, the current Chief Executive Officer of Nikola, will be locked-up for 180 days after the Closing. The securities held by certain entities controlled by Trevor Milton will be locked up for one year following the Closing, except that they would be permitted to sell or otherwise transfer an aggregate of $70.0 million shares of the Company's common stock commencing 180 days after the Closing.

Subscription Agreements

        In connection with the execution of the Business Combination Agreement, effective as of March 2, 2020, the Company entered into separate subscription agreements (each, a "Subscription Agreement") with a number of investors (each a "Subscriber"), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 52,500,000 shares of the Company's common stock (the "PIPE Shares"), for a purchase price of $10.00 per share and an aggregate purchase price of $525 million, in a private placement (the "PIPE").

        The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transaction. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

        Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscribers, including the Company's agreement that, within 45 calendar days after the Closing (the "Filing Deadline"), the Company will file with the SEC a registration statement registering the resale of the PIPE Shares (the "Resale Registration Statement"), and will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. Under certain circumstances described in the Subscription Agreements, including if the Resale Registration Statement has not been filed with the SEC by the Filing Deadline, additional payments by the Company may be assessed with respect to the PIPE Shares The additional payments by the Company would accrue on the applicable registrable securities at a rate of 0.5% of the aggregate purchase price paid for such registrable securities per month, subject to certain terms and limitations (including a cap of 5.0% of the aggregate purchase price).

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 3—PROPOSED BUSINESS COMBINATION (Continued)

Registration Statement

        On March 13, 2020, the Company filed a registration statement on Form S-4 with respect to the Proposed Transaction. The Form S-4 was declared effective on May 8, 2020. The Company has set May 8, 2020 as the record date for the special meeting in lieu of an annual meeting of the Company's stockholders to approve the Proposed Transaction and related matters, and has set June 2, 2020 as the date for such meeting.

        The Company has called a special meeting of its stockholders, scheduled to be held on May 12, 2020, to request approval to amend the Company's amended and restated certificate of incorporation to extend the date by which the Company must complete an Initial Business Combination from May 18, 2020 to July 31, 2020, in order to allow the Company more time to complete the Proposed Transaction.

NOTE 4—INITIAL PUBLIC OFFERING

        Pursuant to the initial public offering, the Company sold 23,000,000 Units (including 3,000,000 Units subject to the underwriters' over-allotment option) at a price of $10.00 per Unit. Each Unit consists of one share of common stock (such shares of common stock included in the Units sold in the initial public offering, the "Public Shares"), and one redeemable warrant (each such warrant included in the Units sold in the initial public offering, a "Public Warrant"). Each Public Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 12 months from the closing of the initial public offering or 30 days after the completion of the Initial Business Combination. The Public Warrants will expire on the fifth anniversary of the Company's completion of an Initial Business Combination, or earlier upon redemption or liquidation. As of March 31, 2020 and December 31, 2019, the Company had 23,890,000 warrants outstanding.

        The Company is accounting for its warrants and the forward purchase agreement (as defined below) under ASC 815 and is including them in Shareholders' Equity.

        No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of the Initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement or a current prospectus, exercise Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

        The Private Warrants (as defined below) are identical to the Public Warrants underlying the Units sold in the initial public offering, except that the Private Warrants and the common stock issuable upon exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers'

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 4—INITIAL PUBLIC OFFERING (Continued)

permitted transferees and Private Warrants held by Cowen Investments LLC will not be exercisable more than five years after the effective date of the registration statement related to the initial public offering in accordance with FINRA Rule 5110(f)(2)(G)(i). If the Private Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

        The Company may call the Public Warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon a minimum of 30 days' prior written notice of redemption; and

  •
  if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which VectoIQ sends the notice of redemption to the warrant holders.

        If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a "cashless basis," as described in the warrant agreement.

        The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company's assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 5—RELATED PARTY TRANSACTIONS

Founder Shares

        On February 15, 2018, the Founders purchased an aggregate of 5,750,000 shares (the "Founder Shares") of the Company's common stock, par value $0.0001, for an aggregate purchase price of $25,000, or approximately $0.004 per share. The Sponsor and Cowen Investments purchased 4,301,000 and 1,449,000 of the Founder Shares, respectively. In March 2018, the Sponsor transferred 15,000 Founder Shares to each of its initial director nominees. In April 2018, the sponsor forfeited 435,606 Founder Shares and the Anchor Investor purchased 435,606 Founder Shares for an aggregate purchase price of $1,894, or approximately $0.004 per share. In May 2018, Cowen Investments forfeited 287,500 Founder Shares, which were subsequently purchased by the Sponsor and the Anchor Investor. Additionally, in May 2018, the Sponsor purchased 254,829 Founder Shares for an aggregate purchase price of $1,108, or approximately $0.004 per share, and the Anchor Investor purchased 32,671 Founder Shares for an aggregate purchase price of $142, or approximately $0.004 per share.

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 5—RELATED PARTY TRANSACTIONS (Continued)

        The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the Initial Business Combination and (B) subsequent to the Initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

        Simultaneously with the initial public offering, the Founders and Anchor Investor purchased an aggregate of 890,000 Private Placement Units (including 90,000 Private Placement Units in connection with the exercise of the over-allotment option) at a price of $10.00 per Private Placement Unit ($8,900,000 in the aggregate) in a private placement. Each Private Placement Unit consists of one share of common stock (such shares of common stock included in the Private Placement Units, the "Private Shares") and one redeemable warrant (each, a "Private Warrant"). Each Private Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6). Proceeds from the Private Placement Units were added to the proceeds from the initial public offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in trust will be part of the liquidating distribution to the public stockholders, and the Private Warrants will expire worthless. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Founders or their permitted transferees.

        The Founders and the Company's officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units or the securities underlying the Private Placement Units until the earlier to occur of: (A) one year after the completion of the Initial Business Combination and (B) subsequent to the Initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        A fund affiliated with P. Schoenfeld Asset Management LP, which is referred to as the "forward purchase investor," is a member of the Sponsor and has entered into a contingent forward purchase agreement with the Company (the "forward purchase agreement") which provides for the purchase by the forward purchase investor of 2,500,000 forward purchase shares, plus one of the Company's redeemable warrants for each forward purchase share, for total gross proceeds of up to $25,000,000. These shares and warrants will be purchased in a private placement to close simultaneously with the consummation of the Company's Initial Business Combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 5—RELATED PARTY TRANSACTIONS (Continued)

        While the Company may elect to have the forward purchase investor purchase no securities under the contingent forward purchase agreement, if the Company requests that the forward purchase investor purchase securities and the forward purchase investor defaults on such purchase or the forward purchase investor exercises its right of refusal contained in the forward purchase agreement, the forward purchase investor will forfeit up to all of its ownership interest in the Sponsor related to Founder Shares, and the Sponsor will have the right to redeem the forward purchase investor's remaining ownership interest in the Sponsor at the original purchase price.

Related Party Loans

        On March 12, 2020, Cowen Investments II, LLC agreed to loan the Company an aggregate of up to $422,000 to cover expenses related to the Proposed Business Combination pursuant to a promissory note (the "Promissory Note"). The Promissory Note is non-interest bearing and is due in full on the earlier of September 12, 2020 or the date the Company completes or terminates the Business Combination Agreement. As of March 31, 2020, the Company had an outstanding balance of $422,000 under the Promissory Note. As of December 31, 2019, there was no related party loan outstanding.

        In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company funds as may be required ("Working Capital Loans"). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender's discretion, up to $1,500,000 of such Working Capital Loans may be convertible into additional units of the post Business Combination entity at a price of $10.00 per unit. The securities would be identical to the Private Placement Units. To date, the Company had no borrowings under the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

Administrative Support Agreement

        The Company entered into an agreement, commencing on the effective date of the initial public offering through the earlier of the Company's consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space and general administrative services. The Company accrued $30,000 and $195,000 for office space and general administrative services as of March 31, 2020 and December 31, 2019, respectively. During the three months ended March 31, 2020, the Company paid $195,000 for office space and general administrative services included in general and administrative expenses in the condensed statement of operations.

        The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company's audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company's behalf.

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 6—COMMITMENTS & CONTINGENCIES

Registration Rights

        Pursuant to a registration rights agreement entered into on May 15, 2018, the Founders, anchor investor, and the Company's executive officers, directors and director nominees and their permitted transferees will be entitled to demand that the Company register for resale the Founder Shares, the Private Placement Units and underlying securities and any securities issued upon conversion of Working Capital Loans. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the Company's consummation of the Initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, Cowen Investments may not exercise its demand and "piggyback" registration rights after five and seven years, respectively, after the effective date of the initial public offering and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

        The Company engaged the underwriters as advisors in connection with its Business Combination pursuant to a business combination marketing agreement. Pursuant to that agreement, the Company will pay such advisors a cash fee for such services upon the consummation of an Initial Business Combination in an amount equal to 3.5% of the gross proceeds of the initial public offering, including any proceeds from the full or partial exercise of the over-allotment option.

NOTE 7—STOCKHOLDERS' EQUITY

        Common Stock—The Company is currently authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of March 31, 2020 and December 31, 2019, there were 29,640,000 shares of common stock issued and outstanding including 22,509,588 and 22,552,141 shares subject to redemption, respectively.

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. As of March 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

NOTE 8—INVESTMENT VALUATION

        FASB ASC 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Company's investments and requires additional disclosure about fair value. Fair value is an estimate of the price the Company would receive to sell an asset or pay to transfer a liability in an orderly arm's length transaction between market participants at the measurement date and sets out a fair value hierarchy. The valuation hierarchy is based upon the transparency of inputs used to measure fair value. In accordance with

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 8—INVESTMENT VALUATION (Continued)

U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

  Level 1: Quoted prices (unadjusted) are available in active markets for identical investments as of the reporting date. The types of financial instruments in Level 1 include listed equities and listed derivatives. The Company's investments in the Trust Account are 30-day U.S. government treasury bills and therefore are level 1 investments, since the Company is able to value the investments based on quoted prices in an active market.

  Level 2: Pricing inputs are other than quoted prices in active markets for identical investments, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Financial instruments in this category generally include corporate bonds and loans, less liquid and restricted equity securities, certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

  Level 3: Pricing inputs include those that are generally less observable or unobservable and include situations where there is little, if any, market activity for the investment. Financial instruments in this category generally include equity and debt positions in private companies. Fair value for these investments is determined using valuation methodologies that consider a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local markets conditions, current and projected operating performance, and financing transactions subsequent to the acquisition of the investment. The inputs into the determination of fair value require significant management judgment. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

        Upon the closing of the initial public offering and the private placement, a total of $202,000,000 was deposited into the Trust Account at May 18, 2018. In connection with the exercise of the overallotment option, an additional $30,300,000 was deposited. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

        The proceeds of the Trust account were invested in in 30-day U.S. government treasury bills maturing in April 2020 as of March 31, 2020, yielding interest of approximately (.025%). The Company considers all short-term investments with an original maturity of three months or less when purchased to be that are held in the Trust Account to be cash equivalents.

        As of December 31, 2019, the proceeds of the Trust Account were invested in U.S. government treasury bills maturing in February 2020, yielding interest of approximately 1.5%. The Company

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 8—INVESTMENT VALUATION (Continued)

classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, "Investments—Debt and Equity Securities." Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2019 condensed balance sheets and adjusted for the amortization or accretion of premiums or discounts.

        The following tables present information about the Company's assets that are measured on a recurring basis as of March 31, 2020 and December 31, 2019 and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company's permitted investments at March 31, 2020 and December 31, 2019 consist of U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

	Carrying value at March 31, 2020	Gross Unrealized Holding Gain	Quoted Prices in Active Markets (Level 1)
Assets:
Cash	$384,710	$—	$384,710
Cash equivalents	237,992,861	—	237,992,861

Total	$238,377,571	$—	$238,377,571

	Carrying value at December 31, 2019	Gross Unrealized Holding Gain	Quoted Prices in Active Markets (Level 1)
Assets:
Cash	$10,316	$—	$10,316
U.S. government treasury bills	238,372,960	5,702	238,378,662

Total	$238,383,276	$5,702	$238,388,978

        Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the three months ended March 31, 2020 or 2019.

NOTE 9—INCOME TAXES

        The Company's financial statements include total net income before taxes of $60,516 and $1,095,793 for the three months ended March 31, 2020 and 2019. The Company made no tax payments

VectoIQ Acquisition Corp.

Notes to Condensed Financial Statements (Continued)

(Unaudited)

NOTE 9—INCOME TAXES (Continued)

during the three months ended March 31, 2020 and 2019. The income tax provision consists of the following:

	For the three months ended March 31,
	2020	2019
Federal:
Current	$230,470	$151,046
Deferred	(81,710)	79,070

State and Local:
Current	56,107	36,683
Deferred	(19,811)	19,203

Income tax provision	$185,056	$286,002

        The table below presents the Company's deferred income taxes as of:

	March 31, 2020	December 31, 2019
Deferred tax asset (liability):
Unrealized gains on marketable securities	$—	$(101,521)
Start-up costs	357,750	241,613
Less: Valuation Allowance	(357,750)	(241,613)

Deferred tax liability	$—	$(101,521)

        The Company files income tax returns in the U.S. federal jurisdiction and in New York and is subject to examination by the taxing authorities. The Company considered New York to be a significant state tax jurisdiction. Its income tax returns are open for audit for tax years 2018 and forward.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of VectoIQ Acquisition Corp.

Opinion on the Financial Statements

        We have audited the accompanying balance sheets of VectoIQ Acquisition Corp. (the Company) as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2019 and for the period from January 23, 2018 (inception) to December 31, 2018, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from January 23, 2018 (inception) to December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company will undergo mandatory liquidation on May 18, 2020 if a business combination is not consummated and subsequent dissolution. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company's auditor since 2018.

New York, New York
March 6, 2020

VectoIQ Acquisition Corp.

BALANCE SHEETS

	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$751,640	$1,168,600
Prepaid expenses and other current assets	23,438	62,500

Total current assets	775,078	1,231,100

Non-current assets:
Cash held in Trust account	10,316	47,979
Investments held in Trust account	238,372,960	235,243,004
Prepaid insurance	—	23,438

Total assets	$239,158,354	$236,545,521

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$80,042	$1,462
Accrued liabilities	244,644	275,000
Accrued income tax payable	408,275	572,869

Total current liabilities	732,961	849,331

Deferred tax liability	101,521	102,777

Total liabilities	834,482	952,108
Commitments and Contingencies
Common shares subject to possible redemption, 22,552,141 and 22,831,030 shares at redemption value of $10.36 and $10.10 at December 31, 2019 and 2018, respectively	233,323,871	230,593,412

Stockholders' Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2019 and 2018	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 7,087,859 and 6,808,970 shares issued and outstanding (excluding 22,552,141 and 22,831,030 shares subject to possible redemption) at December 31, 2019 and 2018, respectively	709	681
Additional paid-in capital	4,999,292	3,086,285
Retained earnings	—	1,913,035

Total stockholders' equity	5,000,001	5,000,001

Total Liabilities and Stockholders' Equity	$239,158,354	$236,545,521

See accompanying notes to financial statements.

VectoIQ Acquisition Corp.

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2019	For the period from January 23, 2018 (inception) to December 31, 2018
Expenses:
General and administrative expenses	$910,209	$402,302

Loss from operations	(910,209)	(402,302)

Other income:
Investment income in Trust account	5,033,038	2,990,983

Income before income tax expense	4,122,829	2,588,681

Income tax expense	1,392,370	675,646

Net income	$2,730,459	$1,913,035

Weighted average share outstanding, basic and diluted	29,640,000	22,643,542

Basic and diluted net income per share	$0.09	$0.08

See accompanying notes to financial statements.

VectoIQ Acquisition Corp.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the period from January 23, 2018 (Inception) to December 31, 2019

	Common stock
			Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
	Shares	Amount
Balance at January 23, 2018 (Inception)	—	$—	$—	$—	$—
Issuance of common stock to initial stockholders on February 15, 2018	5,750,000	575	24,425	—	25,000
Issuance of common stock to private placement stockholders on May 18, 2018 at $10 per share	800,000	80	7,999,920	—	8,000,000
Issuance of common stock to public shareholders on May 18, 2018 at $10 per share net of underwriting discount and offering expenses	20,000,000	2,000	195,353,378	—	195,355,378
Issuance of common stock to private placement stockholders on May 29, 2018 at $10 per share	90,000	9	899,991	—	900,000
Issuance of common stock to public shareholders on May 29, 2018 at $10 per share net of underwriting discount of $600,000	3,000,000	300	29,399,700	—	29,400,000
Common stock subject to possible redemption	(22,831,030)	(2,283)	(230,591,129)	—	(230,593,412)
Net income	—	—	—	1,913,035	1,913,035

Balance at December 31, 2018	6,808,970	681	3,086,285	1,913,035	5,000,001

Common stock subject to possible redemption	278,889	28	1,913,007	(4,643,494)	(2,730,459)
Net income	—	—	—	2,730,459	2,730,459

Balance at December 31, 2019	7,087,859	$709	$4,999,292	$—	$5,000,001

See accompanying notes to financial statements.

VectoIQ Acquisition Corp.

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2019	For the period from January 23, 2018 (inception) to December 31, 2018
Cash flow from operating activities:
Net income	$2,730,459	$1,913,035
Adjustments to reconcile net income to net cash used in operating activities:
Investment income earned on marketable securities held in Trust account	(5,033,038)	(2,990,983)
Deferred income taxes	(1,256)	102,777
Changes in operating assets and liabilities:
Decrease (increase) in prepaid expenses	62,500	(85,938)
Decrease in accounts payable and accrued liabilities	48,224	276,462
(Decrease) increase in accrued income tax payable	(164,594)	572,869

Net cash used in operating activities	(2,357,705)	(211,778)

Cash flows from investing activities:
Purchases of investments held in Trust account	(947,314,918)	(466,922,021)
Maturities of marketable securities held in Trust account	949,218,000	234,670,000

Net cash provided by (used in) investing activities	1,903,082	(232,252,021)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	—	233,680,378
Proceeds from note payable	—	120,000
Payments on notes payable	—	(120,000)

Net cash provided by financing activities	—	233,680,378

Net (decrease) increase in cash and cash held in Trust account	(454,623)	1,216,579
Cash and cash held in Trust account—beginning of period	1,216,579	—

Cash and cash held in Trust account—end of period	$761,956	$1,216,579

See accompanying notes to financial statements.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        VectoIQ Acquisition Corp. (the "Company") was incorporated in Delaware on January 23, 2018. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization reorganization or similar business combination with one or more businesses (the "Business Combination"). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on the industrial technology, transportation and smart mobility industries. The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

        As of December 31, 2019, the Company had not commenced operations. All activity for the period from January 23, 2018 (inception) through December 31, 2019 relates to the Company's formation and its initial public offering described below, and since the closing of its initial public offering, a search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents and investments from the proceeds derived from its initial public offering. The Company has a December 31 year end.

        The Company's sponsor is VectoIQ Holdings, LLC, a Delaware limited liability company (the "Sponsor").

        The registration statement for the Company's initial public offering was declared effective May 15, 2018. On May 18, 2018, the Company consummated an initial public offering of 20,000,000 units (each, a "Unit" and collectively, the "Units") at $10.00 per Unit, which is discussed in Note 3. Simultaneously with the closing of the initial public offering, the Company consummated the sale of 800,000 units (each, a "Private Placement Unit" and collectively, the "Private Placement Units") at a price of $10.00 per Private Placement Unit in a private placement to the Sponsor, Cowen Investments, LLC (collectively with the Sponsor, the "Founders") and certain funds and accounts managed by subsidiaries of BlackRock, Inc. (collectively, the "Anchor Investor").

        Following the closing of the initial public offering on May 18, 2018, an amount of $202,000,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the initial public offering and the Private Placement Units was placed in a trust account ("Trust Account") which was invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

        On May 24, 2018, the underwriters notified the Company of their exercise of the over-allotment option in full and, on May 29, 2018, purchased 3,000,000 additional Units (the "Additional Units") at $10.00 per Additional Unit upon the closing of the over-allotment option, generating total gross proceeds of $30,000,000. On May 29, 2018, simultaneously with the sale of the Additional Units, the Company consummated the sale of an additional 90,000 Private Units at $10.00 per additional Private Unit (the "Additional Private Units"), generating total gross proceeds of $900,000. Following the closing of the over-allotment option, an additional $30,300,000 ($10.10 per Unit) was placed in the Trust Account, resulting in $232,300,000 ($10.10 per Unit) held in the Trust Account.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

        Transaction costs amounted to $5,244,622, consisting of $4,600,000 of underwriting fees, including underwriting fees resulting from the exercise of the underwriters' over-allotment, and $644,622 of initial public offering costs.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of the initial public offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete its initial Business Combination with one or more target businesses having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

        The Company will provide its holders of the outstanding shares of its common stock, par value $0.0001, sold in the initial public offering (the "public stockholders") with the opportunity to redeem all or a portion of their Public Shares (as defined below in Note 3) upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.10 per Public Share). These Public Shares are recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if a stockholder vote is held to approve such transaction, only if a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation"), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission ("SEC") and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transactions is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the initial public offering in favor of a Business Combination. In addition, the VectoIQ Initial Stockholders (as defined below) have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

completion of a Business Combination or any amendment to the provisions of the Company's Amended and Restated Certificate of Incorporation relating to its pre-initial business combination activity and related stockholders' rights.

        Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the common stock sold in the initial public offering, without the prior consent of the Company.

        The Company's Founders, officers and directors (the "VectoIQ Initial Stockholders") have agreed not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company's obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares of common stock in conjunction with any such amendment.

        If the Company does not consummate a Business Combination by May 18, 2020 (the "Combination Period"), it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (less up to $100,000 of interest to pay dissolution expenses, and taxes that were not previously released from the trust and paid), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company's remaining stockholders and the Company's board of directors, dissolve and liquidate, subject in each case to the Company's obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        The VectoIQ Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the VectoIQ Initial Stockholders should acquire Public Shares in or after the initial public offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.10 per share initially held in the Trust Account (or potentially less in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company's indemnity of the underwriters of the initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors (other than the Company's independent auditors), service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern

        In connection with the Company's assessment of going concern considerations in accordance with Financial Accounting Standard Board's Accounting Standards Update ("ASU") 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern", management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company's ability to continue as a going concern. Management plans to address this uncertainty through the consummation of a Business Combination. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after May 18, 2020.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

        Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

        This may make comparison of the Company's financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Net Income Per Common Share

        Net income per common share is computed by dividing net income applicable to common stockholders by the weighted average number of shares of common stock outstanding during the

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

period, plus to the extent dilutive the incremental number of shares of common stock to settle warrants, as calculated using the treasury stock method. At December 31, 2019 and 2018, the Company had outstanding warrants to purchase 23,890,000 shares of common stock, respectively. These shares were excluded from the calculation of diluted net income per share of common stock because their inclusion would have been anti-dilutive. As a result, diluted net income per common share is the same as basic net income per common share for the periods presented.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts and a trust account held at financial institutions, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2019 and 2018, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet due to their short-term nature.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

        The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Cash held in Trust Account

        At December 31, 2019 and 2018, the assets held in the Trust Account were held in 90-day U.S. Treasury bills.

Common stock subject to possible redemption

        The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 "Distinguishing Liabilities from Equity." Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) is classified as temporary equity. At all other times, common stock is classified as stockholders' equity. The Company's common stock features certain

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

redemption rights that are considered to be outside of the Company's control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders' equity section of the Company's balance sheet.

Offering costs

        Offering costs consist of underwriting, legal, accounting, and other expenses incurred through the balance sheet date that are directly related to the initial public offering.

Income Taxes

        The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 and 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 and 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

        The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company has recorded deferred tax liabilities relating to expenses deferred for income tax purposes as of December 31, 2019 and 2018 amounting to $101,521 and $102,777, respectively. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 ("Tax Reform") was signed into legislation. As part of the legislation, the U.S. corporate income tax rate was reduced from 35% to 21%, among other changes.

Recent Accounting Pronouncements

        The Company's management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company's financial statements.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 3—INITIAL PUBLIC OFFERING

        Pursuant to the initial public offering, the Company sold 23,000,000 Units (including 3,000,000 Units subject to the underwriters' over-allotment option) at a price of $10.00 per Unit. Each Unit consists of one share of common stock (such shares of common stock included in the Units sold in the initial public offering, the "Public Shares"), and one redeemable warrant (each such warrant included in the Units sold in the initial public offering, a "Public Warrant"). Each Public Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment, at any time commencing on the later of 12 months from the closing of the initial public offering or 30 days after the completion of the initial Business Combination. The Public Warrants will expire on the fifth anniversary of the Company's completion of an initial Business Combination, or earlier upon redemption or liquidation. As of December 31, 2019 and 2018, the Company had 23,890,000 warrants outstanding, respectively.

        The Company is accounting for its warrants and the forward purchase agreement (as defined below) under ASC 815 and is including them in Shareholders' Equity.

        No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of the shares issuable upon exercise of the Public Warrants is not effective within 90 days from the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement or a current prospectus, exercise Public Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

        The Private Warrants (as defined below) are identical to the Public Warrants underlying the Units sold in the initial public offering, except that the Private Warrants and the common stock issuable upon exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers' permitted transferees and Private Warrants held by Cowen Investments LLC will not be exercisable more than five years after the effective date of the registration statement related to the initial public offering in accordance with FINRA Rule 5110(f)(2)(G)(i). If the Private Warrants are held by someone other than the initial shareholders or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

        The Company may call the Public Warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon a minimum of 30 days' prior written notice of redemption; and

  •
  if, and only if, the last reported closing price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 3—INITIAL PUBLIC OFFERING (Continued)

        If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a "cashless basis," as described in the warrant agreement.

        The exercise price and number of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrant shares. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company's assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 4—RELATED PARTY TRANSACTIONS

Founder Shares

        On February 15, 2018, the Founders purchased an aggregate of 5,750,000 shares (the "Founder Shares") of the Company's common stock, par value $0.0001, for an aggregate purchase price of $25,000, or approximately $0.004 per share. The Sponsor and Cowen Investments purchased 4,301,000 and 1,449,000 of the Founder Shares, respectively. In March 2018, the Sponsor transferred 15,000 Founder Shares to each of its initial director nominees. In April 2018, the sponsor forfeited 435,606 Founder Shares and the Anchor Investor purchased 435,606 Founder Shares for an aggregate purchase price of $1,894, or approximately $0.004 per share. In May 2018, Cowen Investments forfeited 287,500 Founder Shares, which were subsequently purchased by the Sponsor and the Anchor Investor. Additionally, in May 2018, the Sponsor purchased 254,829 Founder Shares for an aggregate purchase price of $1,108, or approximately $0.004 per share, and the Anchor Investor purchased 32,671 Founder Shares for an aggregate purchase price of $142, or approximately $0.004 per share.

        The VectoIQ Initial Stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement Units

        Simultaneously with the initial public offering, the Founders and Anchor Investor purchased an aggregate of 890,000 Private Placement Units (including 90,000 Private Placement Units in connection with the exercise of the over-allotment option) at a price of $10.00 per Private Placement Unit ($8,900,000 in the aggregate) in a private placement. Each Private Placement Unit consists of one share of common stock (such shares of common stock included in the Private Placement Units, the "Private Shares") and one redeemable warrant (each, a "Private Warrant"). Each Private Warrant entitles the

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 4—RELATED PARTY TRANSACTIONS (Continued)

holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 6). Proceeds from the Private Placement Units were added to the proceeds from the initial public offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units held in trust will be part of the liquidating distribution to the public stockholders, and the Private Warrants will expire worthless. The Private Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Founders or their permitted transferees.

        The Founders and the Company's officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Units or the securities underlying the Private Placement Units until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last sale price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        A fund affiliated with P. Schoenfeld Asset Management LP, which is referred to as the "forward purchase investor," is a member of the Sponsor and has entered into a contingent forward purchase agreement with the Company (the "forward purchase agreement") which provides for the purchase by the forward purchase investor of 2,500,000 forward purchase shares, plus one of the Company's redeemable warrants for each forward purchase share, for total gross proceeds of up to $25,000,000. These shares and warrants will be purchased in a private placement to close simultaneously with the consummation of the Company's initial business combination. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

        While the Company may elect to have the forward purchase investor purchase no securities under the contingent forward purchase agreement, if the Company requests that the forward purchase investor purchase securities and the forward purchase investor defaults on such purchase or the forward purchase investor exercises its right of refusal contained in the forward purchase agreement, the forward purchase investor will forfeit up to all of its ownership interest in the Sponsor related to Founder Shares, and the Sponsor will have the right to redeem the forward purchase investor's remaining ownership interest in the Sponsor at the original purchase price.

Related Party Loans

        On March 1, 2018, the Sponsor agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the initial public offering pursuant to a promissory note. Also, on March 1, 2018, Cowen Investments, LLC agreed to loan the Company an aggregate of up to $100,000 to cover expenses related to the initial public offering pursuant to a second promissory note on the same terms as the loan provided by the Sponsor. These loans are non-interest bearing and were repaid with the proceeds from the initial public offering. At December 31, 2019 and 2018, there is no related party loan outstanding.

        In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 4—RELATED PARTY TRANSACTIONS (Continued)

not obligated to, loan the Company funds as may be required ("Working Capital Loans"). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender's discretion, up to $1,500,000 of such Working Capital Loans may be convertible into additional units of the post Business Combination entity at a price of $10.00 per unit. The securities would be identical to the Private Placement Units. To date, the Company had no borrowings under the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.

Administrative Support Agreement

        The Company entered into an agreement, commencing on the effective date of the initial public offering through the earlier of the Company's consummation of a Business Combination and its liquidation, to pay the Sponsor a total of $10,000 per month for office space and general administrative services. At December 31, 2019 and 2018, the Company accrued $195,000 and $75,000 for office space and general administrative services, respectively.

        The Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company's behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company's audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company's behalf.

NOTE 5—COMMITMENTS & CONTINGENCIES

Registration Rights

        Pursuant to a registration rights agreement entered into on May 15, 2018, the Founders, anchor investor, and the Company's executive officers, directors and director nominees and their permitted transferees will be entitled to demand that the Company register for resale the Founder Shares, the Private Placement Units and underlying securities and any securities issued upon conversion of Working Capital Loans. The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the Company's consummation of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements, but the registration rights agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the registration rights agreement. Notwithstanding the foregoing, Cowen Investments may not exercise its demand and "piggyback" registration rights after five and seven years,

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 5—COMMITMENTS & CONTINGENCIES (Continued)

respectively, after the effective date of the initial public offering and may not exercise its demand rights on more than one occasion.

Business Combination Marketing Agreement

        The Company engaged the underwriters as advisors in connection with its Business Combination pursuant to a business combination marketing agreement. Pursuant to that agreement, the Company will pay such advisors a cash fee for such services upon the consummation of an initial Business Combination in an amount equal to 3.5% of the gross proceeds of the initial public offering, including any proceeds from the full or partial exercise of the over-allotment option.

NOTE 6—STOCKHOLDERS' EQUITY

        Common Stock—The Company is currently authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. As of December 31, 2019 and 2018, there were 29,640,000 shares of common stock issued and outstanding including 22,552,141 and 22,831,030 shares subject to redemption, respectively.

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. As of December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

NOTE 7—INVESTMENT VALUATION

        FASB ASC 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Company's investments and requires additional disclosure about fair value. Fair value is an estimate of the price the Company would receive to sell an asset or pay to transfer a liability in an orderly arm's length transaction between market participants at the measurement date and sets out a fair value hierarchy. The valuation hierarchy is based upon the transparency of inputs used to measure fair value. In accordance with U.S. GAAP, investments measured and reported at fair value are classified and disclosed in one of the following categories:

  Level 1: Quoted prices (unadjusted) are available in active markets for identical investments as of the reporting date. The types of financial instruments in Level 1 include listed equities and listed derivatives. The Company's investments in the Trust Account are 90-day U.S. government treasury bills and therefore are level 1 investments, since the Company is able to value the investments based on quoted prices in an active market.

  Level 2: Pricing inputs are other than quoted prices in active markets for identical investments, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. Financial instruments in this category generally include corporate bonds and loans, less liquid and restricted equity securities, certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 7—INVESTMENT VALUATION (Continued)

  Level 3: Pricing inputs include those that are generally less observable or unobservable and include situations where there is little, if any, market activity for the investment. Financial instruments in this category generally include equity and debt positions in private companies. Fair value for these investments is determined using valuation methodologies that consider a range of factors, including but not limited to the price at which the investment was acquired, the nature of the investment, local markets conditions, current and projected operating performance, and financing transactions subsequent to the acquisition of the investment. The inputs into the determination of fair value require significant management judgment. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

        Upon the closing of the initial public offering and the private placement, a total of $202,000,000 was deposited into the Trust Account at May 18, 2018. In connection with the exercise of the overallotment option, an additional $30,300,000 was deposited. All proceeds in the Trust Account may be invested in either U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, and that invest solely in U.S. government treasury obligations.

        The proceeds of the Trust Account were invested in U.S. government treasury bills maturing in February 2020 and February 2019 at December 31, 2019 and 2018, respectively, yielding interest of approximately 2.0% The Company classifies its U.S. government treasury bills and equivalent securities as held-to-maturity in accordance with FASB ASC 320, "Investments—Debt and Equity Securities." Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity U.S. government treasury bills are recorded at amortized cost on the accompanying December 31, 2019 and 2018 balance sheets and adjusted for the amortization or accretion of premiums or discounts.

        The following tables present information about the Company's assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. Since all of the Company's permitted investments at December 31, 2019 and 2018 consist of U.S. government treasury bills, fair values of its investments are determined by Level 1 inputs utilizing quoted prices (unadjusted) in active markets for identical assets or liabilities as follows:

	Carrying value at December 31, 2019	Gross Unrealized Holding Gain	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash held in Trust account	$10,316	$—	$10,316
U.S. government treasury bills	238,372,960	5,702	238,378,662

Total	$238,383,276	$5,702	$238,388,978

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 7—INVESTMENT VALUATION (Continued)

	Carrying value at December 31, 2018	Gross Unrealized Holding Loss	Quoted Price Prices in Active Markets (Level 1)
Assets:
Cash held in Trust account	$47,979	$—	$47,979
U.S. government treasury bills	235,243,004	(31,784)	235,211,220

Total	$235,290,983	$(31,784)	$235,259,199

        Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the years ended December 31, 2019 and 2018.

NOTE 8—INCOME TAXES

        The Company's financial statements include total net income before taxes of $4,122,829 and $2,588,681 for the years ended December 31, 2019 and 2018. The income tax provision consists of the following:

	December 31, 2019	December 31, 2018
Federal:
Current	$991,989	$460,929
Deferred	(1,256)	82,694
State and Local:
Current	401,637	111,940
Deferred	—	20,083

Income tax provision	$1,392,370	$675,646

        Reconciliations of the differences between the provision for income taxes and income taxes at the statutory U.S. federal income tax rate is as follows:

	2019
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$865,932	21.00%
State taxes, net of federal benefit	211,707	5.14%
Effect of prior year underaccrual	73,118	1.77%
Change in Valuation Allowance	241,613	5.86%

Total Income Tax Provision	$1,392,370	33.77%

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 8—INCOME TAXES (Continued)

	2018
	Amount	Percent of Pretax Income
Current tax at U.S. statutory rate	$543,623	21.00%
State taxes, net of federal benefit	132,023	5.10%

Total Income Tax Provision	$675,646	26.10%

        The components of deferred tax liabilities as of December 31, 2019 and 2018 are as follows:

	December 31, 2019	December 31, 2018
Deferred tax asset (liability):
Unrealized gains on marketable securities	$(101,521)	$(155,578)
Start-up costs	241,613	52,801
Less: Valuation Allowance	(241,613)	—

Deferred tax liability	$(101,521)	$(102,777)

        The Company files income tax returns in the U.S. federal jurisdiction and in New York and is subject to examination by the taxing authorities. The Company considered New York to be a significant state tax jurisdiction. Our income tax returns are open for audit for tax years 2018 and forward.

NOTE 9—SUBSEQUENT EVENTS

Proposed Business Combination

Business Combination Agreement

        On March 2, 2020, the Company entered into a business combination agreement (the "Business Combination Agreement") with VCTIQ Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Sub"), and Nikola Corporation, a Delaware corporation ("Nikola"), pursuant to which the Company will effect a business combination with Nikola (the "Proposed Transaction").

        Pursuant to the Business Combination Agreement, at the closing of the Proposed Transaction (the "Closing"), Merger Sub will be merged with and into Nikola (the "Merger"), with Nikola surviving the Merger as a wholly-owned direct subsidiary of the Company. Immediately prior to the effective time of the Merger (the "Effective Time"), Nikola will cause the shares of Nikola's preferred stock issued and outstanding immediately prior to the Effective Time to be converted into shares of Nikola common stock, and each converted share of Nikola preferred stock will no longer be outstanding and will cease to exist. At the Effective Time, by virtue of the Merger, all shares of Nikola common stock issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of the Company's common stock equal to the exchange ratio of 1.901 set forth in the Business Combination Agreement (the "Exchange Ratio"). Each Nikola stock option that is outstanding immediately prior to the Effective Time, whether vested or unvested, will be converted into an option to purchase a number of shares of the Company's common stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Nikola common stock

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 9—SUBSEQUENT EVENTS (Continued)

subject to such option immediately prior to the Effective Time and (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

        The Closing is subject to certain conditions, including but not limited to the approval of the Company's stockholders and Nikola's stockholders of the Business Combination Agreement. The Business Combination Agreement may also be terminated by either party under certain circumstances. Nikola has agreed to customary "no shop" obligations subject to a customary "fiduciary out," and Nikola would be required to pay a termination fee in the amount of $82 million if the Business Combination Agreement is terminated under certain circumstances.

        The Closing will occur as promptly as practicable, but in no event later than three business days following the satisfaction or waiver of all of the closing conditions contained in the Business Combination Agreement. If, by May 1, 2020, the Company and Nikola determine that the Closing is unlikely to be consummated on or before May 18, 2020, then the Company will take all actions necessary to obtain the approval of its stockholders to extend its deadline to consummate its initial Business Combination to a date after such date but prior to August 31, 2020 in accordance with the Company's amended and restated certificate of incorporation.

Stockholder Support Agreement

        Also on March 2, 2020, certain stockholders of Nikola holding the votes necessary to approve the Proposed Transaction entered into a Stockholder Support Agreement with the Company (the "Stockholder Support Agreement"), pursuant to which such stockholders agreed to vote all of their shares of Nikola capital stock in favor of the approval and adoption of the Proposed Transaction. Additionally, such stockholders agreed not to (i) transfer any of their shares of Nikola capital stock (or enter into any arrangement with respect thereto) or (ii) enter into any voting arrangement that is inconsistent with the Stockholder Support Agreement.

Registration Rights and Lock-Up Agreement

        Pursuant to the Business Combination Agreement and as a condition to the Closing, the Company, certain persons and entities holding the Founder Shares and Private Placement Units (the "Original Holders") and certain stockholders of Nikola (the "New Holders" and, collectively with the Original Holders, the "Holders") will enter into a Registration Rights and Lock-Up Agreement at the Closing (the "Registration Rights and Lock-Up Agreement"). Pursuant to the terms of the Registration Rights and Lock-Up Agreement, the Company will be obligated to file a registration statement to register the resale of certain securities of the Company held by the Holders. In addition, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that the Company file a registration statement on Form S-3 (or on Form S-1 if Form S-3 is not available) to register the Company's securities held by such Holders. The Registration Rights and Lock-Up Agreement will also provide the Holders with "piggy-back" registration rights, subject to certain requirements and customary conditions. The Registration Rights and Lock-Up Agreement does not provide for the payment of any cash penalties by the Company if it fails to satisfy any of its obligations under the Registration Rights and Lock-Up Agreement.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2018

NOTE 9—SUBSEQUENT EVENTS (Continued)

        The Registration Rights and Lock-Up Agreement further provides for the securities of the Company held by the Holders to be locked-up for a period of time following the Closing, as described below, subject to certain exceptions. The securities held by the Original Holders will be locked-up for one year following the Closing, subject to earlier release if (i) the reported last sale price of the Company's common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing or (ii) if the Company consummates a liquidation, merger, stock exchange or other similar transaction after the Closing which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property. The securities held by the New Holders, other than certain entities controlled by Trevor Milton, the current Chief Executive Officer of Nikola, will be locked-up for 180 days after the Closing. The securities held by certain entities controlled by Trevor Milton will be locked up for one year following the Closing, except that they would be permitted to sell or otherwise transfer an aggregate of $70.0 million shares of the Company's common stock commencing 180 days after the Closing.

Subscription Agreements

        In connection with the execution of the Business Combination Agreement, effective as of March 2, 2020, the Company entered into separate subscription agreements (each, a "Subscription Agreement") with a number of investors (each a "Subscriber"), pursuant to which the Subscribers agreed to purchase, and the Company agreed to sell to the Subscribers, an aggregate of 52,500,000 shares of the Company's common stock (the "PIPE Shares"), for a purchase price of $10.00 per share and an aggregate purchase price of $525 million, in a private placement (the "PIPE").

        The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transaction. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

        Pursuant to the Subscription Agreements, the Company granted certain registration rights to the Subscribers, including the Company's agreement that, within 45 calendar days after the Closing (the "Filing Deadline"), the Company will file with the SEC a registration statement registering the resale of the PIPE Shares (the "Resale Registration Statement"), and will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof. Under certain circumstances described in the Subscription Agreements, including if the Resale Registration Statement has not been filed with the SEC by the Filing Deadline, additional payments by the Company may be assessed with respect to the PIPE Shares The additional payments by the Company would accrue on the applicable registrable securities at a rate of 0.5% of the aggregate purchase price paid for such registrable securities per month, subject to certain terms and limitations (including a cap of 5.0% of the aggregate purchase price)

PART II
Information Not Required in Prospectus

Item 13.    Other Expenses of Issuance and Distribution.

        The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee		$565,774
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.    Indemnification of Directors and Officers.

        Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

        The registrant has entered into indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law and its charter and its bylaws.

        The registrant also maintains a general liability insurance policy, which will cover certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.    Exhibits.

Exhibit No.		Description
2.1	+	Business Combination Agreement by and among VectoIQ Acquisition Corp., VCTIQ Merger Sub Corp., and Nikola Corporation, dated March 2, 2020 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on March 3, 2020).
3.1		Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 8, 2020).
3.2		Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on June 8, 2020).
4.1		Form of Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 8, 2020).
4.2		Form of Warrant of the Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 8, 2020).
4.3
Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, dated May 15, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on May 21, 2018).
4.4		Registration Rights and Lock-Up Agreement by and among VectoIQ Acquisition Corp. and certain stockholders of VectoIQ Acquisition Corp., dated June 3, 2020 (included as Exhibit A to Exhibit 2.1).
4.5		Form of Lock-Up Agreement by and between the Company and certain stockholders, dated June 3, 2020 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed on June 8, 2020).
4.6		Lock-Up Agreement by and between the Company and WI Ventures LLC, dated June 3, 2020 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed on June 8, 2020).
5.1		Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.1
Form of Subscription Agreement by and between the Company and certain purchasers, dated March 2, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 3, 2020).
10.2
Form of Subscription Agreement by and between the Company and entities affiliated with Fidelity Management & Research Company, dated June 3, 2020 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 8, 2020).
10.3	#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on June 8, 2020).
10.4	#	Nikola Corporation 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on June 8, 2020).
10.5	#
Forms of Stock Option Agreement, Notice of Exercise, Stock Option Grant Notice, Restricted Stock Unit Agreement, and Restricted Stock Agreement under the Nikola Corporation 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the S-4).

Exhibit No.		Description
10.6	#	Nikola Corporation 2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on June 8, 2020).
10.7	#
Employment Agreement by and between Nikola Corporation and Trevor R. Milton, dated July 13, 2016 (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-4 (File No. 333-237179) (as amended, the "S-4")).
10.8	#	Offer Letter from Nikola Corporation to Mark A. Russell, dated February 8, 2019 (incorporated by reference to Exhibit 10.8 to the S-4).
10.9	#	Offer Letter from Nikola Corporation to Kim J. Brady, dated October 17, 2017 (incorporated by reference to Exhibit 10.9 to the S-4).
10.10	#	Offer Letter from Nikola Corporation to Joseph R. Pike, dated January 1, 2018 (incorporated by reference to Exhibit 10.10 to the S-4).
10.11	#	Offer Letter from Nikola Corporation to Britton M. Worthen, dated March 26, 2019 (incorporated by reference to Exhibit 10.11 to the S-4).
10.12	#	Executive Employment Agreement by and between the Company and Trevor R. Milton, dated June 3, 2020 (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on June 8, 2020).
10.13	#	Executive Employment Agreement by and between the Company and Mark A. Russell, dated June 3, 2020 (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed on June 8, 2020).
10.14	#	Executive Employment Agreement by and between the Company and Kim J. Brady, dated June 3, 2020 (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on June 8, 2020).
10.15	#	Executive Employment Agreement by and between the Company and Joseph R. Pike, dated June 3, 2020 (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed on June 8, 2020).
10.16	#
Executive Employment Agreement by and between the Company and Britton M. Worthen, dated June 3, 2020 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed on June 8, 2020).
10.17	#	Nikola Corporation 2017 Stock Option Plan, dated July 10, 2017 (incorporated by reference to Exhibit 10.6 to the S-4).
10.18	#	Redemption Agreement by and between the Company and M&M Residual, LLC, dated June 3, 2020 (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed on June 8, 2020).
10.19		Lease Agreement by and between DARED 90 LLC and Nikola Corporation, dated February 13, 2018 (incorporated by reference to Exhibit 10.12 to the S-4).
10.20	*
Master Industrial Agreement by and among Nikola Corporation, CNH Industrial N.V. and Iveco S.p.A., dated September 3, 2019, as amended by Amendment to Master Industrial Agreement, dated December 26, 2019, Second Amendment to Master Industrial Agreement, dated January 31, 2020, and Third Amendment to Master Industrial Agreement, dated February 28, 2020 (incorporated by reference to Exhibit 10.13 to the S-4).

Exhibit No.		Description
10.21	*	Amended and Restated European Alliance Agreement by and between Nikola Corporation, Iveco S.p.A., and solely with respect to Sections 9.5 and 16.18, CNH Industrial N.V., dated February 28, 2020 (incorporated by reference to Exhibit 10.14 to the S-4).
10.22	*	Commercial Letter by and among VectoIQ Acquisition Corp., Nikola Corporation and Nimbus Holdings LLC, dated March 2, 2020 (incorporated by reference to Exhibit 10.15 to Form S-4).
10.23	*	Master Agreement by and between Anheuser-Busch, LLC and Nikola Corporation (formerly Nikola Motor Company, LLC), dated February 22, 2018 (incorporated by reference to Exhibit 10.16 to the S-4).
10.24		Commercial Framework Agreement by and between Nikola Corporation and Green Nikola Holdings LLC, dated November 9, 2018 (incorporated by reference to Exhibit 10.17 to the S-4).
10.25	*	Supply Agreement by and between Nel ASA and Nikola Corporation (formerly Nikola Motor Company, LLC), dated June 28, 2018 (incorporated by reference to Exhibit 10.18 to the S-4).
10.26	*	European Supply Agreement by and among Nikola Iveco Europe B.V., IVECO S.p.A. and Nikola Corporation, dated April 9, 2020 (incorporated by reference to Exhibit 10.23 to the S-4).
10.27	*
North American Supply Agreement by and among Nikola Iveco Europe B.V., Nikola Corporation, and solely with respect to Sections 2, 4.2, 4.8 and 6.2.2, Iveco S.p.A., dated April 9, 2020 (incorporated by reference to Exhibit 10.24 to the S-4).
10.28	*	Technical Assistance Service Agreement by and between Nikola Corporation and Iveco S.p.A., dated April 9, 2020 (incorporated by reference to Exhibit 10.25 to the S-4).
10.29	*	S-Way Platform and Product Sharing Contract by and between Nikola Corporation and Iveco S.p.A., dated April 9, 2020 (incorporated by reference to Exhibit 10.26 to Form S-4).
10.30	*
Nikola Technology Licence Agreement by and among Nikola Iveco Europe B.V., Nikola Corporation, and solely with respect to Sections 4.3, 4.4, 4.5 and 4.6, Iveco S.p.A., dated April 9, 2020 (incorporated by reference to Exhibit 10.27 to the S-4).
10.31	*
Iveco Technology Licence Agreement by and among Nikola Iveco Europe B.V., Iveco S.p.A., and solely with respect to Sections 4.3, 4.4, 4.5, and 4.6, Nikola Corporation, dated April 9, 2020 (incorporated by reference to Exhibit 10.28 to the S-4).
16.1		Letter from RSM US LLP to the SEC, dated June 5, 2020 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on June 8, 2020).
21.1		List of Subsidiaries.
23.1		Consent of RSM US LLP, independent registered public accounting firm of VectoIQ Acquisition Corp.
23.2		Consent of Ernst & Young LLP, independent registered public accounting firm of Nikola Corporation.
23.3		Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1		Power of Attorney (included on the signature page hereof).

Exhibit No.	Description
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

+
The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

#
Indicates management contract or compensatory plan or arrangement.

*
Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona on June 15, 2020.

NIKOLA CORPORATION
/s/ Mark A. Russell
Name:	Mark A. Russell
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Russell and Kim J. Brady, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Mark A. Russell Mark A. Russell	President, Chief Executive Officer and Director (Principal Executive Officer)	June 15, 2020
/s/ Kim J. Brady Kim J. Brady	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2020
/s/ Trevor R. Milton Trevor R. Milton	Executive Chairman	June 15, 2020
/s/ Stephen J. Girsky Stephen J. Girsky	Director	June 15, 2020
/s/ Soo Yean (Sophia) Jin Soo Yean (Sophia) Jin	Director	June 15, 2020

Signature	Title	Date

/s/ Michael L. Mansuetti Michael L. Mansuetti	Director	June 15, 2020
/s/ Gerrit A. Marx Gerrit A. Marx	Director	June 15, 2020
/s/ Lonnie R. Stalsberg Lonnie R. Stalsberg	Director	June 15, 2020
/s/ DeWitt C. Thompson, V DeWitt C. Thompson, V	Director	June 15, 2020
/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director	June 15, 2020